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As filed with the Securities and Exchange Commission on June 14, 2002

Registration No. 333-84886

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE TITAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	711	95-2588754
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3033 Science Park Road
San Diego, CA 92121-1199
(858) 552-9500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Nicholas J. Costanza, Esq.
General Counsel
THE TITAN CORPORATION
3033 Science Park Road
San Diego, CA 92121-1199
(858) 552-9500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

BARBARA L. BORDEN, ESQ. DEYAN P. SPIRIDONOV, ESQ. COOLEY GODWARD LLP 4401 Eastgate Mall San Diego, California 92121 Telephone: (858) 550-6000	JAY D. ROSENBLUM, ESQ. DANIEL C. OPPERMAN, ESQ. SUTIN, THAYER & BROWNE APC 6565 Americas Parkway, N.E., Suite 1000 Albuquerque, New Mexico 87110 (505) 883-2500

Approximate date of commencement of proposed sale to the public:

        With respect to the shares of Registrant's common stock to be issued in the merger as described herein, as soon as practicable after this Registration Statement becomes effective and upon consummation of the transactions described in the enclosed prospectus.

        With respect to the shares of Registrant's common stock to be offered for resale by the selling securityholder, from time to time after the effectiveness of this Registration Statement and after consummation of the transactions described in the enclosed prospectus.

        If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box. /X/

        If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS OF THE TITAN CORPORATION	PROXY STATEMENT OF SCIENCE & ENGINEERING ASSOCIATES, INC.

Dear Shareholders:

        We are pleased to report that the boards of directors of Science & Engineering Associates, Inc. and The Titan Corporation have unanimously approved a merger agreement which provides for the merger of a Titan subsidiary into Science & Engineering Associates. As a result of the proposed merger, Science & Engineering Associates will become a wholly owned subsidiary of Titan. If we complete the proposed merger, you will become a stockholder of Titan and your shares of Science & Engineering Associates common stock will be converted into the right to receive shares, and cash in lieu of fractional shares, of Titan common stock.

        If the average closing price for Titan common stock for the twenty trading days prior to the satisfaction of the last closing condition for the merger is between $18.00 per share and $24.00 per share, Titan has agreed to issue at the closing of the merger shares of Titan common stock with aggregate value of $71,725,000. You will receive shares of Titan common stock and cash in lieu of fractional shares with actual value of $54.21 for each share of common stock of Science & Engineering Associates you own, assuming that prior to the merger there are 1,323,197 shares of Science & Engineering Associates common stock outstanding.

        If the average closing price for Titan common stock is less than $18.00 per share, Titan has agreed to issue at the closing of the merger 3,984,722 shares of Titan common stock to the shareholders of Science & Engineering Associates. Assuming that prior to the merger there are 1,323,197 shares of Science & Engineering Associates common stock outstanding, Science & Engineering Associates common stock that you own will be converted into the right to receive 3.01144 shares of Titan common stock. Because the exchange ratio of 3.01144 will be fixed, the value you will receive for your shares of Science & Engineering common stock will vary. As a result, you will receive Titan shares of common stock and cash in lieu of fractional shares with value of $54.18 or lower. The lower the Titan trading price is below $18.00 per share, the lower will be the value of the Titan shares and cash in lieu of fractional shares you could receive in the merger. However, if the average closing price for Titan common stock is less than $15.00 per share, if Science & Engineering Associates has elected to terminate the merger agreement, and if Titan has chosen the fixed value election, in exchange for each share of Science & Engineering Associates common stock you own you will receive Titan shares of common stock and cash in lieu of fractional shares with value equal to $45.17, assuming that prior to the merger there are 1,323,197 shares of Science & Engineering Associates common stock outstanding.

        If the average closing price for Titan common stock is more than $24.00 per share, Titan has agreed to issue at the closing of the merger 2,988,541 shares of Titan common stock to the shareholders of Science & Engineering Associates. Assuming that prior to the merger there are 1,323,197 shares of Science & Engineering Associates common stock outstanding, each share of Science & Engineering Associates common stock that you own will be converted into the right to receive 2.25858 shares of Titan common stock. Because the exchange ratio of 2.25858 will be fixed, the value you will receive for your shares of Science & Engineering common stock will vary. As a result, you will receive Titan shares of common stock and cash in lieu of fractional shares with value of $54.23 or higher. The higher the Titan trading price is above $24.00 per share, the higher will be the value of the Titan shares and cash in lieu of fractional shares you could receive in the merger. However, if the average closing price for Titan common stock is more than $27.00 per share, if Titan has elected to terminate the merger agreement, and if Science & Engineering Associates has chosen the fixed value election, in exchange for each share of Science & Engineering Associates common stock you own you will receive Titan shares of common stock and cash in lieu of fractional shares with value equal to $60.98, assuming that prior to the merger there are 1,323,197 shares of Science & Engineering Associates common stock outstanding.

        If the merger were completed on June 13, 2002, the date of this prospectus/proxy statement, the average closing price of Titan common stock would have been $21.2845 per share, and assuming that there are 1,323,197 shares of Science & Engineering Associates common stock outstanding, the exchange ratio in the merger would have been 2.5467. As a result, in exchange for each share of Science & Engineering Associates common stock you own you would have received Titan shares of common stock and cash in lieu of fractional shares with value of $54.21. The actual number of shares of Titan common stock and the value of the consideration to be received by you in the merger may vary from the value of the consideration on the date of this proxy statement/prospectus depending on the average closing price of Titan common stock for the 20 trading days prior to the merger and the actual number of shares of Science & Engineering Associates outstanding immediately prior to the merger. Upon completion of the merger Titan will announce in a press release the actual number of shares of Titan common stock and the value of the consideration to be received by Science & Engineering Associates in the merger.

        After careful consideration, the Science & Engineering Associates board of directors unanimously approved and adopted the merger agreement and the merger, and the other transactions contemplated by the merger agreement. The Science & Engineering Associates board of directors determined that the merger is in the best interests of Science & Engineering Associates shareholders.

        The proposed merger is more fully described in the accompanying prospectus/proxy statement. Titan's common stock is listed on the New York Stock Exchange under the trading symbol "TTN." On June 13, 2002, the last sale price of shares of Titan's common stock on the New York Stock Exchange was $19.41 per share.

        We are asking Science & Engineering Associates shareholders to approve the merger, the merger agreement, the related escrow agreement, and the termination of Science & Engineering Associates stock and option benefits plans at a special meeting to be held on      , 2002, at Science & Engineering Associates' headquarters, located at 6100 Uptown Boulevard NE, Suite 700, Albuquerque, New Mexico 87110. You may vote on the proposal at the special meeting either in person or by using the enclosed proxy card. Your vote is very important. We appreciate your consideration of this matter.

        We encourage you to read this prospectus/proxy statement carefully. In particular, you should review the matters discussed under the caption "Risk Factors" beginning on page 19 before completing your proxy card.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Titan securities to be issued in the merger or passed upon the adequacy or accuracy of this prospectus/proxy statement. Any representation to the contrary is a criminal offense.

        Whether or not you plan to attend the special meeting, please vote as soon as possible to make sure that your shares are represented at the special meeting. You may vote your shares by completing, signing, dating and returning the enclosed proxy card as promptly as possible and, in any event, no later than      , 2002 in the enclosed postage-prepaid envelope.

Sincerely,

James D. Cramer, Ph.D. Chairman

        This prospectus/proxy statement is dated      , 2002, and is first being mailed on or about      , 2002.

SCIENCE & ENGINEERING ASSOCIATES, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

        The special meeting of shareholders of Science & Engineering Associates, Inc. will be held at Science & Engineering Associates' headquarters, located at 6100 Uptown Boulevard NE, Suite 700, New Mexico 87110, on [•], 2002, at 10:00 a.m., local time, for the following purposes:

  1.
  To consider, vote upon and approve a proposal to approve the Agreement and Plan of Merger and Reorganization by and among The Titan Corporation, a Delaware Corporation, Thunderbird Acquisition, Inc., a New Mexico Corporation, and Science & Engineering Associates, Inc., a New Mexico Corporation, dated as of February 23, 2002, to approve the related escrow agreement, and to approve the Plan of Merger between Thunderbird Acquisition, Inc. and Science & Engineering Associates, Inc. pursuant to which Science & Engineering Associates, Inc. will become a wholly owned subsidiary of The Titan Corporation;

  2.
  To consider, vote upon and approve the termination of the following Science & Engineering Associates, Inc.'s stock and options benefits plans: SEA 401(k) Employee Stock Ownership Plan; Second Amended and Restated SEA Payroll Deduction Stock Purchase Plan; SEA Employee Stock Purchase Plan; Science & Engineering Associates, Inc. Vesting Stock Bonus Plan; First Amended and Restated Science & Engineering Associates, Inc. 1997 Incentive Stock Option And Nonqualified Stock Option Plan; and

  3.
  To consider, vote upon and approve such other matters which may properly come before the special meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the prospectus/proxy statement that accompanies this notice.

        Science & Engineering Associates Inc.'s board of directors has fixed the close of business on March 20, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at this special meeting and at any adjournment or postponement thereof.

        All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign, and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have returned your proxy, you may still vote in person if you attend the meeting.

        Only shareholders of record as of the close of business on March 20, 2002 will be entitled to vote at the special meeting and any adjournment thereof. As of that time, there were 1,044,928 shares of Science & Engineering Associates Inc.'s common stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the special meeting. Each shareholder of record as of that date is entitled to one vote for each share of common stock held by each shareholder. Science & Engineering Associates Inc.'s bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against and abstentions will each be counted as present for purposes of determining the presence of a quorum.

By Order of the Board of Directors of Science & Engineering Associates, Inc.

James D. Cramer, Ph.D. Chairman
Albuquerque, New Mexico
[•], 2002

REFERENCES

        This document incorporates important business and financial information about Titan from documents filed with the Securities and Exchange Commission that have not been included in or delivered with this document. This information is available at the Internet website that the Securities and Exchange Commission maintains at http://www.sec.gov, as well as from other sources.

        You may also request copies of these documents from Titan, without charge, upon written or oral request to:

The Titan Corporation
Investor Relations
3033 Science Park Road
San Diego, California 92121-1199
Attn: Rochelle R. Bold, Vice President, Investor Relations
(858) 552-9500

        In order to receive timely delivery of the documents, you must make your request no later than      , 2002.

        See also "Where You Can Find More Information," on page 123 of this prospectus/proxy statement.

QUESTIONS AND ANSWERS ABOUT THE PROPOSED TRANSACTION	i
SUMMARY	1
MARKET PRICE AND DIVIDEND INFORMATION	12
THE TITAN CORPORATION SELECTED HISTORICAL FINANCIAL DATA	13
SCIENCE & ENGINEERING ASSOCIATES, INC. SELECTED HISTORICAL FINANCIAL DATA	15
SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA	16
COMPARATIVE PER SHARE DATA	17
RISK FACTORS	19
Risks Related to the Transaction	19
Risks Related to Indemnification Claims	20
Risks Related to Titan's Business	21
THE SCIENCE & ENGINEERING ASSOCIATES SPECIAL MEETING	30
Date, Time and Place	30
Matters to be Considered at the Special Meeting	30
Board of Directors Recommendation	30
Record Date	30
Quorum	31
Shareholders Entitled to Vote	31
Vote Required	31
Voting Agreements	31
Proxies	32
Revocability of Proxies	32
Dissenters' Rights	32
Solicitation of Proxies and Expenses	33
THE MERGER	34
Background of the Merger	34
Science & Engineering Associates' Reasons for the Merger; Recommendation of the Science & Engineering Associates Board of Directors	36
Opinion of Financial Advisor to Science & Engineering Associates	38
Titan's Reasons for the Merger	46
Interests of Certain Persons in the Merger	47
Management of Titan After the Merger	49
Material U.S. Federal Income Tax Consequences	49
Accounting Treatment	53
Regulatory Approvals	53
Certain Securities Laws Considerations	54
Dissenters' Rights	54
Relationships Between Titan and Science & Engineering Associates	55
Stock Ownership Following the Merger	56
CERTAIN TERMS OF THE MERGER AGREEMENT	57
General	57
The Completion of the Merger	57
Manner and Basis of Converting Shares of Science & Engineering Associates Common Stock in the Merger	57
The Exchange Ratio	57
Earn Out Payment	61
Treatment of Options to Purchase Science & Engineering Associates Common Stock	63
Dissenters' Rights	63
Representations and Warranties	63
Conduct of Science & Engineering Associates' Business Prior to Completion of the Merger	65

No Solicitation	67
Special Meeting	68
Additional Covenants of the Parties	68
Conditions to the Merger	69
Indemnification	72
Termination of the Merger Agreement	73
Amendments to the Merger Agreement	76
Termination Fee; Expenses	76
The Science & Engineering Associates Shareholders' Representative	77
CERTAIN OTHER AGREEMENTS	78
Voting Agreements	78
Escrow Agreement	79
TITAN—RECENT DEVELOPMENTS	81
INFORMATION RELATING TO SCIENCE & ENGINEERING ASSOCIATES	82
Overview	82
Services	82
Products	83
Customers	83
Employees	84
Proprietary Rights and Intellectual Property	84
Research and Development Efforts	84
Government Contracts	84
Backlog	85
Manufacturing	86
Environmental	86
Competition	86
Properties	87
Legal Proceedings	87
SCIENCE & ENGINEERING ASSOCIATES MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	88
Background	88
Results of Operations	88
Liquidity and Capital Resources	89
SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS OF SCIENCE & ENGINEERING ASSOCIATES	91
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA	93
DESCRIPTION OF TITAN CAPITAL STOCK	101
Common Stock	101
Preferred Stock	102
Cumulative Convertible Preferred Stock	102
Convertible Trust Preferred Securities	102
Preferred Share Purchase Rights	103
Section 203 of the Delaware General Corporation Law	107
Transfer Agent and Registrar	107
COMPARISON OF TITAN STOCKHOLDER AND SCIENCE & ENGINEERING ASSOCIATES SHAREHOLDER RIGHTS	108
General	108
Capitalization	108
Size of Board of Directors	109
Classification of the Board of Directors	109
Nomination of Directors	109
General Voting Rights	110
Cumulative Voting	111
Removal of Directors	111

Filling Vacancies on the Board of Directors	112
Interested Director Transactions	112
Indemnification of Officers and Directors	113
Limitation of Liability of Directors	115
Right to Call Special Shareholder and Stockholder Meetings	115
Shareholder and Stockholder Action by Consent	116
Shareholder and Stockholder Proposal Procedures	116
Amendments to Articles of Incorporation and Certificate of Incorporation	117
Amendments to Bylaws	118
Vote Required for Merger	118
Statutory Protection Against Takeovers	118
Dissenters' Rights	119
Shareholder and Stockholder Statutory Liability	119
Distributions	120
Restrictions on Sale and Transfer of Common Stock	120
Preemptive Rights	121
Shareholder and Stockholder Rights Plans	121
LEGAL MATTERS	121
EXPERTS	121
WHERE YOU CAN FIND MORE INFORMATION	123
FINANCIAL STATEMENTS OF SCIENCE & ENGINEERING ASSOCIATES, INC.	F-1
ANNEX A: AGREEMENT AND PLAN OF MERGER AND REORGANIZATION	A-1
ANNEX B: FORM OF ESCROW AGREEMENT	B-1
ANNEX C: FORM OF VOTING AGREEMENT	C-1
ANNEX D: MORGAN KEEGAN FAIRNESS OPINION	D-1
ANNEX E: DISSENTERS' RIGHTS	E-1
ANNEX F: SCIENCE & ENGINEERING ASSOCIATES, INC. EMPLOYEE STOCK PLAN AMENDMENTS	F-1
ANNEX G: MEMORANDUM TO SCIENCE & ENGINEERING ASSOCIATES, INC. OPTIONHOLDERS	G-1

QUESTIONS AND ANSWERS ABOUT THE PROPOSED TRANSACTION

Q:
What are Titan and Science & Engineering Associates proposing?

        A:    Titan and Science & Engineering Associates have entered into a merger agreement, pursuant to which Science & Engineering Associates will become a wholly owned subsidiary of Titan if the merger is approved by the Science & Engineering Associates shareholders and other conditions are satisfied.

Q:
Does the board of directors of Science & Engineering Associates recommend voting in favor of the merger?

        A:    Yes. After careful consideration, Science & Engineering Associates' board of directors unanimously recommended that its shareholders vote in favor of the merger, the merger agreement, the related escrow agreement, and the termination of the Science & Engineering Associates stock and option benefits plans.

Q:
What is the vote required by the Science & Engineering Associates shareholders in order to approve the merger?

        A:    The affirmative vote of a majority of the shares of Science & Engineering Associates common stock outstanding on the date of the special meeting, is required to approve and adopt the merger, the merger agreement, the related escrow agreement and termination of the Science & Engineering Associates stock and option benefits plans. Executive officers and directors of Science & Engineering Associates who collectively hold in excess of a majority of the common stock needed to approve the merger have entered into voting agreements with Titan to vote in favor of the merger, the merger agreement, the related escrow agreement and termination of the Science & Engineering Associates stock and option benefits plans so all matters are expected to receive the requisite shareholder approval.

Q:
What will I receive in exchange for my shares of Science & Engineering Associates common stock?

        A:    In exchange for your shares of Science & Engineering Associates common stock, Science & Engineering Associates shareholders will receive shares of Titan common stock. If the average closing price of Titan common stock for the twenty trading days prior to the satisfaction of the last condition to the merger is between $18.00 and $24.00 per share, Titan has agreed to pay Science & Engineering Associates shareholders an aggregate of $71,725,000 in Titan common stock or approximately $54.21 per share of Science & Engineering Associates common stock assuming that no earn-out payments are made. Titan has also agreed to pay up to approximately $2.85 per share in Titan common stock or cash if Science & Engineering Associates achieves defined revenue and earnings levels during an earn-out period. The price per share assumes that 1,323,197 shares of Science & Engineering Associates common stock are outstanding immediately prior to the merger. The actual number of shares outstanding may vary based upon option exercises by SEA option holders. As a result, Science & Engineering Associates shareholders will receive the same value for their shares of SEA common stock regardless of the stock market fluctuations of Titan's common stock within the range of $18.00 to $24.00 per share.

        If, however, the average closing price for Titan common stock is less than $18.00 per share, each share of Science & Engineering Associates common stock will be converted into the right to receive approximately 3.01144 shares of Titan common stock. Also, if the average closing price for Titan common stock is more than $24.00 per share, each share of Science & Engineering Associates common stock that you own will be converted into the right to receive approximately 2.25858 shares of Titan common stock. The exchange ratios assume that 1,323,197 shares of SEA common stock are

i

outstanding. Because the exchange ratio is fixed when the twenty-day average closing price of Titan common stock rises above $24.00 per share or falls below $18.00 per share, Science & Engineering Associates shareholders could receive value for their shares of common stock higher or lower than $54.21 per share as the twenty-day average closing price of Titan common stock rises above $24.00 per share or falls below $18.00 per share, respectively. Titan will not issue any fractional shares of common stock in connection with the merger. Science & Engineering Associates shareholders will instead receive cash for any fractional shares otherwise issuable to them. For a complete description of the exchange ratio, please see "Certain Terms of the Merger Agreement—The Exchange Ratio."

        Each Science & Engineering Associates shareholder of record as of immediately prior to the effective time of the merger will also be eligible to receive additional shares of Titan common stock or cash, at the election of Titan, as an earn out payment in the event Science & Engineering Associates meets certain revenue goals during the first 12 months following the closing of the merger. For a more detailed discussion of the earn out, please see "Certain Terms of the Merger Agreement—Earn Out Payment."

Q:
How can I find out the final exchange ratio?

        A:    We will notify you by issuing a press release announcing the final exchange ratio and filing that press release with the Securities and Exchange Commission. Science & Engineering Associates shareholders can call Titan at any time toll free at (800)       for the 20 day average price of Titan's common stock and the exchange ratio that would be in effect based on that price. For a table illustrating examples of Titan average closing prices, the resulting exchange ratios and illustrations of the approximate value you would receive for your Science & Engineering Associates shares, please see "Certain Terms of the Merger Agreement—The Exchange Ratio" beginning on page 57. Titan will not issue any fractional shares of common stock in connection with the merger. Science & Engineering Associates shareholders will instead receive cash for any fractional shares otherwise issuable to them.

Q:
Will the board of directors of Science & Engineering Associates resolicit shareholder approval if the average closing price of Titan common stock to less than $15.00 per share and it decides to exercise its right to terminate the merger agreement under the collar arrangement?

        A:    No. Under the merger agreement Science & Engineering Associates has the right to terminate the merger agreement if the average closing price of Titan common stock is less than $15.00 per share, subject to an election that Titan may make so long as the average price exceeds $10.00 per share. The board of directors of Science & Engineering Associates will have the authority to decide whether to exercise the termination right under the merger agreement. The board of directors would exercise its fiduciary duties in determining if the exercise of this right would be in the best interest of the shareholders of Science & Engineering Associates by considering all relevant facts and circumstances at the time, including the then current market price of Titan common stock, the financial condition and prospects of Science & Engineering Associates, the financial condition and prospects of Titan, the strategic alternatives for Science & Engineering Associates and the general economic conditions in the industry.

Q:
Is Titan holding back in an escrow account any shares of Titan common stock issuable to Science & Engineering Associates shareholders?

        A:    Yes. Of the shares to be issued by Titan in the merger, shares with value of $3,775,000 will be placed in escrow. The number of shares of Titan common stock to be placed in the escrow account will equal $3,775,000 divided by the average closing sales price of Titan common stock over the 20 trading-day period used to calculate the exchange ratio. The collar used to determine the exchange ratio will have no effect on the number of escrow shares. These escrow shares will serve as security for the indemnification rights of Titan under the merger agreement. The number of escrow shares may be

ii

offset to pay for expenses incurred by Science & Engineering Associates in connection with the merger that exceed $250,000 in the aggregate. In addition, Titan may also have the right to offset indemnification claims against any earn-out payment, which may have a total value of up to $3,775,000 or the earn-out payment may be added to the escrow account and ultimately used to satisfy claims. If Titan makes indemnification claims against Science & Engineering Associates which result in all of the escrow shares withheld at closing being returned to Titan, the number of shares of Titan common stock that you will receive pursuant to the merger will be reduced by approximately 5.3%, or approximately $2.85 per share of Science & Engineering common stock. If Titan makes claims against the earn-out payments, assuming a maximum earn-out, the value of Titan common stock or cash you receive would be reduced by approximately $2.85 per share, assuming that 1,323,197 shares of Science & Engineering common stock are outstanding as of the closing and assuming that the average 20-day closing price of Titan common stock is $20.00 per share.

Q:
What is the purpose of the escrow account?

        A:    If Titan is entitled to indemnification under the merger agreement, Titan will take back shares of Titan common stock deposited in the escrow account.

Q:
When will Science & Engineering Associates shareholders receive the shares of Titan common stock held in the escrow account?

        A:    The shares of Titan common stock deposited in the escrow account will be held in escrow until the latest of (i) the payment date for any earn out amounts, (ii) the completion of the first audit of Titan and its subsidiaries following the merger, and (iii) the final resolution of any claims made against the escrow account. After the deduction of any amounts owed to Titan for indemnification claims, any remaining escrow shares will be distributed pro rata to the Science & Engineering Associates shareholders. However, upon the expiration of the escrow period if, in the good faith judgment of Titan, there is a reasonable likelihood that it or any of its affiliates will incur damages for which an indemnitee could reasonably be expected to be entitled to indemnification under the merger agreement, Titan may withhold shares in the amount of the expected damages for up to two years.

Q:
Are there risks I should consider in deciding whether to vote for the merger?

        A:    Yes. In evaluating the merger, you should carefully consider the factors discussed in the section entitled "Risk Factors" beginning on page 19.

Q:
What do I need to do now?

        A:    After carefully reading and considering the information contained in this document, please fill out, date and sign your proxy card. Then mail your signed proxy card in the enclosed postage-prepaid envelope as soon as possible so that your shares may be represented at the special meeting. If you do not include instructions on how to vote your properly signed proxy card, your shares will be voted FOR approval of the merger, the merger agreement, the related escrow agreement, and the termination of the stock and option benefits plans of Science & Engineering Associates.

Q:
Can I change my vote after I have mailed my signed proxy card?

        A:    Yes. You can change your vote at any time before your proxy is voted at the special meeting in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. If you choose either of these methods, you must submit your notice of revocation or your new proxy card to the attention of Sheila J. Miller, the corporate secretary of Science & Engineering Associates. Third, you can attend the special meeting and vote in person. Simply attending the special meeting, however, will not revoke your proxy.

iii

Q:
What are the tax consequences to me of the merger?

        A:    The Science & Engineering Associates shareholders should generally not recognize any gain or loss upon the receipt of the Titan common stock in the merger, except possibly with respect to cash received in lieu of fractional shares and the right to receive earn out payments as described below. Please read carefully the discussion in "The Merger—Material U.S. Federal Income Tax Consequences" beginning on page 49 below.

Q:
Should I send in my stock certificates now?

        A:    No. Science & Engineering Associates will send you Titan's written instructions on how to exchange your stock certificates nearer to the time of completion of the merger.

Q:
If I hold Science & Engineering Associates stock options, how will my stock options be treated?

        A:    Pursuant to the terms of the merger agreement, Titan is not required to close the merger unless all outstanding options have been exercised or terminated. Until the completion of the merger, you may elect to exercise any of your Science & Engineering Associates stock options, in whole or in part, whether vested or unvested, for cash or through a net exercise. To the extent you elect to exercise your Science & Engineering Associates options, you will receive Science & Engineering Associates common stock which, assuming the merger is completed, will be exchanged for the right to receive Titan common stock. Please read carefully the discussion in "Certain Terms of the Merger Agreement—Treatment of Options to Purchase Science & Engineering Associates Common Stock" on Page 63.

Q:
When do you expect the merger to be completed?

        A:    Assuming that Science & Engineering Associates and Titan satisfy or waive all of the other conditions to closing contained in the merger agreement, the merger will occur within five days after the date on which the last of the conditions to closing has been satisfied or waived. Titan and Science & Engineering Associates currently expect to complete the merger during the third quarter of 2002.

Q:
Where can I find more information about Titan and Science & Engineering Associates?

        A:    You can find more information about Titan and Science & Engineering Associates as described in the section entitled "Where You Can Find More Information," on page 123 of this prospectus/proxy statement.

Q:
Whom should I contact if I have questions about the merger?

        A:    If you have more questions about the merger, you should contact:

SCIENCE & ENGINEERING ASSOCIATES, INC.
 6100 Uptown Boulevard
Suite 700
Albuquerque, New Mexico 87110
Attention: Douglas K. Chandler
Phone Number: (505) 884-2300
Email: dchandler@seabase.com

iv

SUMMARY

        This summary highlights selected information from this prospectus/proxy statement and may not contain all of the information that is important to you. You should carefully read this entire document and the other documents to which this document refers you or that are incorporated by reference herein in order to understand fully the merger. See "Where You Can Find More Information" on page 123. The merger agreement is attached as Annex A to this prospectus/proxy statement. Titan and Science & Engineering Associates encourage you to read the merger agreement as it is the legal document that governs the merger. Page references are included in the parentheses below to direct you to a more detailed description in this prospectus/proxy statement of the topics presented in this summary.

        All references in this document to Titan's common stock include the associated preferred share purchase rights. See the Section entitled "Description of Titan Capital Stock—Preferred Share Purchase Rights" on page 103.

Forward-Looking Information

        All statements included or incorporated by reference into this prospectus/proxy statement or made by management of Titan or Science & Engineering Associates, other than statements of historical fact regarding Titan or Science & Engineering Associates, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act, and are subject to the safe harbor created by the Securities Litigation Reform Act of 1995. Examples of forward-looking statements include statements regarding Titan's, Science & Engineering Associates' or the combined company's future financial results, operating results, business strategies, projected costs, products and competitive positions, and plans and objectives of management for future operations. In some cases, you can identify forward-looking statements by terminology, such as "may," "will," "intends," "should," "would," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. Similarly, statements that describe our plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference from Titan's most recent Annual Report on Form 10-K, Titan's Current Report on Form 8-K filed on March 25, 2002 and Titan's quarterly reports on Form 10-Q for the quarters ended subsequent to Titan's filing of such Annual Report on Form 10-K with the Securities and Exchange Commission, or SEC, as well as any amendments thereto reflected in subsequent filings with the SEC. These forward-looking statements are based largely on Titan's expectations and projections about future events and future trends affecting the business of Titan, Science & Engineering Associates or the combined company, and so are subject to risks and uncertainties, including the risks and uncertainties set forth under "Risk Factors," that could cause actual results to differ materially from those anticipated as of the date of this prospectus, the date of documents incorporated by reference into this prospectus that include forward-looking statements, or the date of any applicable prospectus supplement. In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance and you should not use Titan's historical performance to anticipate results or future period trends. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this prospectus or the date of any applicable prospectus supplement or the date of documents incorporated by reference into this prospectus that include forward-looking statements.

The Companies

  The Titan Corporation
  3033 Science Park Road
  San Diego, California 92121-1199
  Telephone: (858) 552-9500

        Titan provides comprehensive information and communications solutions and services to the United States Department of Defense, Intelligence agencies and other federal government customers in the growing government information technology market. Titan also creates, builds and launches technology-based businesses primarily in information communication markets. Titan's government business, Titan Systems also serves as Titan's engine, providing Titan with government-funded research and development activities that generate technology and intellectual property that often form the foundation for Titan's commercial technology applications and new businesses as well as cash flow to fund those businesses. Titan has developed and continues to develop new businesses, like its SureBeam and Titan Wireless businesses, from the broad portfolio of technologies, intellectual property and expertise that Titan has created and continues to create as part of its work under government contracts and its self-funded research and development program. In addition, Titan's existing commercial businesses sometimes generate technologies that can be developed into other new businesses.

        Titan has worked under government contracts totaling in excess of $2.0 billion in revenues since 1981. Titan's government contracts generally permit Titan to retain intellectual property rights in commercial applications of technologies developed under those contracts. Titan has also supplemented its internally developed portfolio with technologies, intellectual property and expertise through strategic acquisitions of other government information technology companies. Titan's strategy is to be the premier provider of information and communications solutions and services to the U.S. defense intelligence and civilian government and allied governments. In addition, Titan's strategy is to leverage its intellectual property portfolio by creating commercial technology applications or individual businesses that can be monetized through either an initial public offering of a subsidiary, a complete spin-off to Titan's stockholders, an outright sale of a business, or a technology license or sale.

        Titan has organized its business into four segments that reflect the specific markets and industries in which it operates: Titan Systems, SureBeam (discontinued for financial reporting purposes), Titan Wireless and Cayenta (discontinued for financial reporting purposes). In addition, Titan's Technologies segment develops commercial applications and businesses for technologies created or acquired by Titan.

        Titan Systems provides information technology and communications solutions, services and products for defense, intelligence, and other U.S. and allied government agencies.

        Titan Wireless provides satellite-based and wireless-based communication services and systems that provide cost-effective voice, facsimile, data, Internet and network communications services in developing countries.

        Cayenta is a total services provider of information technology services and software applications for its customers' businesses functions primarily for two markets: manufacturing and logistics and retail.

        SureBeam provides electronic food irradiation systems and services. On October 17, 2001, Titan announced that its board of directors had adopted a formal plan to spin off SureBeam to Titan's stockholders through a tax-free stock dividend as soon as practicable following receipt of a favorable ruling by the Internal Revenue Service and receipt of all third party consents. For more information, see "Summary—Recent Developments" on page 3 of this proxy statement/prospectus.

        Titan's Technology segment develops commercial applications and businesses using technologies created or acquired by Titan. Titan currently has several new businesses in development, including businesses in which Titan has applied for patent protection for the underlying technology.

        Titan maintains a site on the Internet at www.titan.com. The contents of this website are not part of this prospectus/proxy statement.

Recent Developments

        During the first quarter of 2002, Titan decided to sell some of its commercial information technology operations within its Cayenta segment, its AverCom business and within its Titan Technologies segment, formerly known as the Emerging Technologies and Businesses segment, in order to allow Titan's management to focus on operations with the most near term growth opportunities. As a result, Titan reorganized its segments and is now reporting Cayenta's federal government operations in the Titan Systems segment and its remaining continuing operations in its Titan Technologies segment. Those commercial information technologies that are held for sale are now reflected as discontinued operations for financial reporting purposes. Titan has restated its financial statements for the year ended December 31, 2001 as a result of the discontinuation of these operations and the reorganization of its segments.

        On May 23, 2002, Titan entered into a new $485 million senior secured credit facility with a syndicate of commercial banks. The new facility was used in part to refinance outstanding indebtedness under Titan's preceding $425 million credit facility. The new credit facility is secured by substantially all of Titan's and its subsidiaries' assets, including its subsidiaries' capital stock, and guaranteed by substantially all of its subsidiaries, other than SureBeam and foreign operations. Upon the closing of the acquisition of Science & Engineering Associates, Titan will be required to pledge its capital stock in Science & Engineering Associates and Science & Engineering Associates will be obligated to guaranty the credit facility.

        The $485 million credit facility is comprised of a $350 million senior term loan facility and a six-year, up to $135 million senior revolving credit facility. All term loans mature on June 30, 2009 and amortize quarterly beginning with the quarter ending September 30, 2002 through the quarter ending June 30, 2008 in an amount equal to 0.25% of the original principal amount of the term loan, and thereafter in an amount equal to 23.5% of the original principal amount of the term loan for the quarters ending September 30, 2008 through June 30, 2009. Under the term loan facility and the revolving credit facility, Titan has the option to borrow at the bank's base rate or at adjusted LIBOR plus, in each case, an applicable margin based on the ratio of Titan's total debt to EBITDA, or earnings before interest and taxes and depreciation and amortization. The credit agreement contains financial covenants that fluctuate over time. These financial covenants currently set maximum debt to EBITDA limits of 3.50 to 1 and require Titan to maintain minimum interest coverage of at least 2.75 to 1 and minimum fixed charge coverage of at least 1.2 to 1. These financial covenants also currently require Titan to maintain minimum net worth of $475 million.

        On May 23, 2002, Titan announced that it received a private letter ruling from the Internal Revenue Service indicating that the proposed distribution of SureBeam stock to Titan stockholders will be tax-free to Titan and Titan stockholders for United States federal income tax purposes. Titan's board of directors has not yet established a record date nor the anticipated distribution date for the distribution of SureBeam shares to Titan stockholders. Titan expects that the spin-off will occur during the third quarter of 2002. Shareholders of Science & Engineering Associates will be eligible to receive any distribution of SureBeam stock only if the merger with Titan is consummated prior to the record date for the distribution and the shareholders continue to hold shares of Titan common stock on both the record date and the distribution date.

  Thunderbird Acquisition, Inc.
  c/o The Titan Corporation
  3033 Science Park Road
  San Diego, California 92121-1199
  Telephone: (858) 552-9500

        Thunderbird Acquisition, Inc. is a wholly-owned subsidiary of Titan and was incorporated on February 8, 2002, in the State of New Mexico. Thunderbird Acquisition, Inc. has not engaged in any operations and exists solely to effect and otherwise facilitate the merger. Therefore, although Thunderbird Acquisition, Inc. will be a party to the merger, when we discuss the transaction in this prospectus/proxy statement, we generally refer only to Titan.

  Science & Engineering Associates, Inc.
  6100 Uptown Boulevard
  Suite 700
  Albuquerque, New Mexico 87110
  Telephone: (505) 884-2300

        Science & Engineering Associates' primary business is in the area of providing services under contracts with government agencies, national laboratories, defense contractors and commercial clients. Science & Engineering Associates provides services in areas related to information technology, defense, computers, energy, security and environmental concerns. Science & Engineering Associates has developed tools for the analysis of security at nuclear facilities and airports, designed a management and workflow system for electronically handling invoices, developed a system for analysis of soil samples for various elements, developed an ultra-compact laser designed for use as a non-lethal weapon by security personnel, developed a system for reducing costs and increasing efficiency in managing computer networks, and invented technology for remote analysis of pipes for radioactive contamination. Historically, Science & Engineering Associates' primary business has been in the area of providing services under contracts with government agencies such as the Information Technology Center of the United States Navy, United States Air Force and the Department of Energy; national laboratories such as Sandia National Laboratories in Albuquerque, New Mexico; defense contractors such as Logicon RDA in Arlington, Virginia; and commercial clients. Currently, the majority of Science & Engineering Associates' business growth has been in the area of providing outsourcing services at customers' jobsites.

The Merger (Page 34)

        Titan and Science & Engineering Associates are proposing a business combination transaction in which Thunderbird Acquisition, Inc., will merge with and into Science & Engineering Associates, with Science & Engineering Associates as the surviving corporation. As a result of the merger, Science & Engineering Associates will become a wholly-owned subsidiary of Titan and Science Engineering Associates shareholders will become stockholders of Titan.

The Merger Consideration (Page 57)

        Under the terms of the merger agreement, upon completion of the merger, each outstanding share of Science & Engineering Associates common stock will be converted into the right to receive shares of Titan common stock.

        If the average closing price of Titan common stock for the twenty trading days prior to the satisfaction of the last condition to the merger is between $18.00 and $24.00 per share, Titan has agreed to pay Science & Engineering Associates shareholders an aggregate of $71,725,000 in Titan common stock or approximately $54.21 per share of Science & Engineering Associates common stock, assuming that 1,323,197 shares of Science & Engineering Associates common stock are outstanding immediately prior to the merger and assuming that no earn-out payments are made. The table below shows the exchange ratio and the value into which each share of Science & Engineering Associates common stock would be converted in the merger, if the average closing price of Titan common stock ranged from $18.00 to $24.00. The table illustrates that if the average closing price of Titan common stock ranged from $18.00 to $24.00, the exchange ratio will vary but the value per share of Science & Engineering Associates common stock will be fixed and will remain unchanged. As a result, Science & Engineering Associates shareholders are assured to receive the same value for their shares of common stock regardless of the stock market fluctuations of Titan's common stock within the range of $18.00 to $24.00 per share.

Titan Average Closing Price Per Share	Value of Merger Consideration Per Share of Science & Engineering Associates Stock	Exchange Ratio
$24.00	$54.21	2.25875
$23.00	$54.21	2.35696
$22.00	$54.21	2.46409
$21.00	$54.21	2.58142
$20.00	$54.21	2.71050
$19.00	$54.21	2.85315
$18.00	$54.21	3.01167

        If, however, the average closing price for Titan common stock is less than $18.00 per share, each share of Science & Engineering Associates common stock will be converted into the right to receive 3.01144 shares of Titan common stock. Also, if the average closing price for Titan common stock is more than $24.00 per share each share of Science & Engineering Associates common stock that you own will be converted into the right to receive 2.25858 shares of Titan common stock. These exchange ratios assume that there are 1,323,197 shares of Science & Engineering Associates common stock outstanding prior to the merger. Because the exchange ratio is fixed when the twenty-day average closing price of Titan common stock rises above $24.00 per share or falls below $18.00 per share, Science & Engineering Associates shareholders could receive value for their shares of common stock higher or lower than $54.21 per share as the twenty-day average closing price of Titan common stock rises above $24.00 per share or falls below $18.00 per share, respectively.

        However, if the average closing price for Titan common stock is less than $15.00 per share and the merger agreement in not terminated you will receive Titan shares of common stock and cash in lieu of fractional shares with value equal to $45.17 for each share of Science & Engineering Associates you own. Also, if the average closing price for Titan common stock is more than $27.00 per share and the merger agreement is not terminated you will receive Titan shares of common stock and cash in lieu of fractional shares with value equal to $60.98 for each share of Science & Engineering Associates you own. These prices per share assume that there are 1,323,197 shares of Science & Engineering Associates common stock outstanding prior to the merger.

        Immediately after the merger becomes effective, the former holders of Science & Engineering Associates common stock will hold in the aggregate approximately 5.2% of the shares of Titan common stock outstanding. This percentage is based upon 77,212,053 shares of Titan common stock outstanding as of May 31, 2002 and assumes the issuance of an aggregate of 3,984,722 shares of Titan common stock to the Science & Engineering Associates shareholders in the merger).

        No fractional shares will be issued in the merger. Science & Engineering Associates shareholders that otherwise would receive fractional shares will instead receive cash in an amount equal to the fractional shares they otherwise would have received, multiplied by the average closing sales price of Titan common stock as reported on the New York Stock Exchange, over the 20 trading days prior to date on which the last condition precedent to the closing of the merger is satisfied or waived.

        The shareholders of record of Science & Engineering Associates as of the effective time of the merger may also be eligible to receive Titan common stock as an earn out payment pursuant to the merger agreement. In the event Science & Engineering Associates has revenues of at least $70,000,000 and earnings before income tax and before any benefit allowance equal to at least 7% of those revenues during the twelve-month period commencing on the first day of the month immediately following the month in which the merger closes then each shareholder of Science & Engineering Associates shall be entitled to receive an additional payment in cash or stock, at the election of Titan. The maximum aggregate earn out payment may not exceed $3,775,000, or approximately $2.85 per share of Science & Engineering Associates common stock and is subject to reduction for indemnification claims under the merger agreement.

Treatment of Options to Purchase Science & Engineering Associates Common Stock (Page 63)

        After the effective date of the merger agreement and prior to the closing of the merger, Science & Engineering Associates intends to arrange for the exercise of all Science & Engineering Associates stock options by all option holders who desire to exercise Science & Engineering Associates stock options. It is a condition to Titan's obligation to close the merger, that all options must be exercised or terminated at closing. The options will become fully vested as of the closing and may be exercised in whole or in part, for cash or through a net exercise. The options by their terms do not terminate if not exercised at closing. The exercise of stock options will be effective immediately prior to the closing of the merger.

Stockholder Rights (Page 108)

        Currently, your rights as a Science & Engineering Associates shareholder are governed by New Mexico law and Science & Engineering Associates' articles of incorporation and bylaws. However, Titan stockholder rights are governed by Delaware law and Titan's certificate of incorporation and bylaws. After the merger, you will become a Titan stockholder and your rights will be governed by Delaware law and Titan's certificate of incorporation and bylaws.

The Special Meeting (Page 30)

        Science & Engineering Associates will hold a special meeting of shareholders on      , 2002, at 10:00 a.m., local time, at 6100 Uptown Boulevard, Suite 700, Albuquerque, New Mexico 87110. At the special meeting, Science & Engineering Associates will ask its shareholders to consider and vote upon a proposal to approve the merger agreement, the related escrow agreement, the termination of the stock option benefits plans, and the merger.

The Record Date (Page 30)

        Only holders of Science & Engineering Associates common stock at the close of business on March 20, 2002 will receive notice of and may vote at the Science & Engineering Associates special meeting. On that date, there were 321 holders of record holding 1,044,928 shares of Science & Engineering Associates common stock. Science & Engineering Associates shareholders are entitled to one vote per share of common stock held on the record date.

Required Vote for the Merger (Page 31)

        The affirmative vote of the holders of a majority of the outstanding shares of Science & Engineering Associates common stock is required to approve the merger, the merger agreement, the related escrow agreement and the termination of the stock and option benefits plans of Science & Engineering Associates. No approval by the Titan stockholders is required in order to consummate the merger.

        All of Science & Engineering Associates' directors and certain of its executive officers, who together are the beneficial owners of approximately 57.8% of Science & Engineering Associates' outstanding common stock on a fully diluted basis, and approximately 52.4% as of the record date, have agreed to vote their shares in favor of the merger agreement, the related escrow agreement, the merger, and related matters pursuant to the terms of voting agreements and irrevocable proxies so each of these matters is expected to receive the requisite shareholder approval.

        Such parties have entered into the voting agreements in order to induce Titan to enter into the merger agreement. The voting agreements could prevent other companies from trying or proposing to combine with or to acquire Science & Engineering Associates.

Science & Engineering Associates Board Unanimously Recommends That You Approve the Merger, the Merger Agreement, the Related Escrow Agreement, and the Amendments to and Termination of the Stock and Option Benefits Plans (Page 36)

        The Science & Engineering Associates board believes that the merger and the transactions contemplated by the merger are in your best interest and has unanimously approved the merger, the merger agreement, the related escrow agreement, and the termination of the stock and option benefits plans. The Science & Engineering Associates board of directors unanimously recommends that Science & Engineering Associates shareholders vote FOR approval of the merger, the merger agreement, the related escrow agreement and the termination of the Science & Engineering Associates stock and option benefits plans.

Opinion of Morgan Keegan (Page D-1)

        Morgan Keegan furnished an opinion to Science & Engineering Associates as to the fairness of the consideration to be received by the Science & Engineering Associates shareholders in connection with the merger, from a financial point of view. The full text of the Morgan Keegan opinion, which sets forth the assumptions made, general procedures followed, matters considered and limitations on the scope of the review undertaken by Morgan Keegan in rendering its opinion, is attached hereto as Annex D. We urge you to read the opinion carefully and in its entirety.

Conditions to the Merger (Page 69)

        To complete the merger, a number of conditions must be satisfied. These include, among others:

  •
  holders of a majority of the outstanding shares of Science & Engineering Associates common stock must have approved the merger, the merger agreement, the related escrow agreement and the termination of the Science & Engineering Associates stock and option benefits plans;
  •
  the New York Stock Exchange must have authorized for listing the Titan common stock issuable in the merger;
  •
  there must not be any action by any governmental entity or law challenging or preventing the merger;
  •
  clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, must have been obtained;
  •
  each of the parties must have performed each of its covenants and obligations contained in the merger agreement, and each of the representations and warranties of the parties contained in the merger agreement must generally be true and correct except as would not in the aggregate have a material adverse effect on the party making such representations (for purposes of determining the accuracy of a party's representations and warranties in the aggregate, all qualifications regarding material adverse effects and other materiality and knowledge qualifications contained in each individual representation or warranty shall be disregarded);
  •
  the counsel for each of Titan and Science & Engineering Associates must have rendered legal opinions stating that the merger should qualify as a reorganization under the Internal Revenue Code;

  •
  the stock and option benefits plans of Science & Engineering Associates must have been terminated, as required by Titan;
  •
  the holders of no more than 5% of the outstanding shares of Science & Engineering Associates common stock shall have available to them their dissenters' rights;
  •
  all Science & Engineering Associates options must have been exercised or terminated; and
  •
  the guarantee by Science & Engineering Associates in favor of the Whitney National Bank shall have been terminated or amended as provided in the merger agreement.

        Titan or Science & Engineering Associates, as applicable, may waive the conditions to completion of the merger to the extent that a waiver would be permitted by law.

Termination of the Merger Agreement (Page 73)

        The merger agreement may be terminated and abandoned by:

  •
  the mutual written consent of Titan and Science & Engineering Associates;
  •
  either Titan or Science & Engineering Associates, if the merger has not occurred on or prior to August 1, 2002;
  •
  either Titan or Science & Engineering Associates, if the shareholders of Science & Engineering Associates do not approve the merger, the merger agreement or the related escrow agreement;
  •
  either Titan or Science & Engineering Associates, if any of the other party's representations and warranties were materially inaccurate as of the date of the merger agreement or any subsequent date through the date of the closing of the merger, or if the other party materially breaches any of its covenants contained in the merger agreement; provided, however, that neither party may terminate the merger agreement for the reasons set forth in this paragraph if the inaccuracy or breach is curable, unless the other party fails to cure such inaccuracy or breach within 15 days after receiving written notice of such inaccuracy or breach;
  •
  either Titan or Science & Engineering Associates, if the other party's representations or warranties were materially inaccurate or have become materially inaccurate or the other party has breached a covenant contained in the merger agreement, unless the breach or inaccuracy is cured within 15 days;
  •
  either Titan or Science & Engineering Associates, if any final and nonappealable governmental order prohibits the merger;
  •
  Titan, if Science & Engineering Associates fails to take certain required actions or if Science & Engineering Associates takes certain prohibited actions;
  •
  Science & Engineering Associates, if Titan elects not to terminate following a breach by Science & Engineering Associates, if the merger has not occurred by October 1, 2002;
  •
  Science & Engineering Associates, if the average closing price of Titan's common stock for the 20 trading-day period used to calculate the exchange ratio falls below $15.00 once all conditions to closing are satisfied or waived, unless Titan makes a fixed value election; provided that Titan cannot make the election if the average price is less than $10.00; or
  •
  Titan, if the average closing price of Titan's common stock for the 20 trading-day period used to calculate the exchange ratio is above $27.00 once all conditions to closing are satisfied or waived, unless Science & Engineering Associates makes a fixed value election.

Indemnification of Titan (Page 72)

        Subject to the limitations contained in the merger agreement, Titan is entitled to indemnification if it suffers losses due to any breaches of the representations, warranties, covenants or obligations of

Science & Engineering Associates contained in the merger agreement, any demands made by Science & Engineering Associates shareholders, third-party expenses, or other specified matters, including pending legal proceedings, discussed under "Information Relating to Science & Engineering Associates—Legal Proceedings." The indemnification rights of Titan are generally limited to a return of the shares of Titan common stock deposited into escrow and a reduction in payment of earn out amounts, if any. Titan may seek remedies against all or some of the former Science & Engineering Associates shareholders in the event of any fraud or intentional misrepresentation, or in the event of misrepresentations relating to Science & Engineering Associates' capitalization. Under the escrow agreement, Titan may not bring any indemnification claims after the expiration of the escrow period.

Escrow of Shares of Titan Common Stock (Page 79)

        Of the shares to be issued by Titan in the merger, Titan will deliver to the escrow agent the number of shares of Titan common stock equal to $3,775,000 divided by the average closing sales price of the shares of Titan common stock used to calculate the exchange ratio. However, the collar used to calculate the exchange ratio will not effect the number of escrow shares. These escrow shares and the earn out payment, if any, before it is paid, will serve as security for the indemnification rights of Titan under the merger agreement. The escrow account and the earnout payment, if any, will be the sole and exclusive source of recovery of Titan for any indemnification claims, except Titan may seek remedies against all or some of the former Science & Engineering Associates shareholders in the event of any fraud or intentional misrepresentation, or in the event of misrepresentations relating to Science & Engineering Associates' capitalization. Any escrow shares remaining in the escrow account after the expiration of the escrow period will be issued to the former shareholders of Science & Engineering Associates; provided that the escrow agent will retain sufficient shares in the escrow account to cover any claims that remain unresolved as of such time. Mr. Robert Savoie has been named the Science & Engineering Associates shareholders' representative with respect to matters relating to the escrow agreement and will have broad authority to act as the agent and attorney-in-fact for Science & Engineering Associates' shareholders on any matters concerning the escrow account. Reasonable fees and expenses incurred by Mr. Savoie as representative of the Science & Engineering Associates shareholders will be paid out of the escrow account.

No Other Negotiations (Page 67)

        Until the merger is completed or the merger agreement is terminated, Science & Engineering Associates has agreed not to directly or indirectly solicit, participate in discussions or consider or enter into any contract regarding any acquisition transaction, such as a merger other than this merger, an acquisition of all or a substantial portion of Science & Engineering Associates' assets, or a liquidation or dissolution. Science & Engineering Associates is a New Mexico corporation, and there is no relevant New Mexico case or statutory law which would require the board of directors of Science & Engineering Associates to discuss or consider any acquisition proposals superior to the current proposal from Titan. However, if a superior acquisition proposal were presented to the board of directors of Science & Engineering Associates, the board of directors could conclude, after considering all relevant facts and circumstances at the time, that the exercise of its fiduciary duties would require it to consider or investigate further the terms of that superior acquisition proposal.

Expenses Related to the Merger (Page 76)

        Generally, each party will bear its own fees and expenses, other than any termination fee, related to the merger. However, Titan and Science & Engineering Associates are required to share equally certain fees and expenses, other than attorneys' fees, such as those incurred in connection with filings pursuant to the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended. Under circumstances specified in the merger agreement, Titan is entitled to be reimbursed for all of its reasonably documented fees and expenses, up to $1,000,000, incurred in connection with the merger by Science & Engineering Associates if the agreement is terminated.

Termination Fee (Page 76)

        The merger agreement requires Science & Engineering Associates to pay Titan a termination fee equal to $3.5 million in cash as well as expenses if the merger agreement is terminated under certain circumstances.

Titan Common Stock Is Freely Transferable by Non-Affiliates (Page 54)

        Titan common stock issued in the merger will be freely transferable by you immediately following the merger unless you are deemed to be an "affiliate" of Science & Engineering Associates under applicable federal securities laws. Generally, "affiliates" include directors, executive officers and persons holding more than 10% of Science & Engineering Associates' outstanding common stock.

Material U.S. Federal Income Tax Consequences (Page 49)

        Completion of the merger is conditioned upon the receipt of opinions from Cooley Godward LLP and Sutin, Thayer & Browne APC that the merger will qualify as a "reorganization" under the Internal Revenue Code. As a result of the merger's qualification as a reorganization, no gain or loss will generally be recognized for federal income tax purposes by Science & Engineering Associates shareholders upon exchange of their Science & Engineering Associates common stock in the merger (except with respect to any cash received in the merger in lieu of any fractional shares of Titan common stock and the right to receive earn out payments).

        This tax treatment may not apply to certain Science & Engineering Associates shareholders or certain shares of Science & Engineering Associates common stock, including shareholders who are non-U.S. persons or dealers in securities and shares of Science & Engineering Associates common stock acquired in compensatory transactions.

        The above described tax opinions and tax treatment of the merger depend on, among other things, some facts that will not be known before the completion of the merger. In addition, the tax treatment regarding the right to receive earn out payments is uncertain. Science & Engineering Associates shareholders are urged to carefully read the discussion in the section entitled "The Merger—Material U.S. Federal Income Tax Consequences" beginning on page 49 of this prospectus/proxy statement. That discussion includes a summary of the material U.S. federal income tax consequences of the merger in the event that the merger does not qualify as a reorganization.

        Tax Aspects of the Merger Are Complicated, and the Tax Consequences of the Merger to You Will Depend on the Facts of Your Own Situation. You Should Consult Your Own Tax Advisor to Fully Understand the Tax Consequences of the Exchange Offer and the Merger to You.

Dissenters' Rights (Page 54)

        New Mexico law provides Science & Engineering Associates shareholders with dissenters' rights in the merger. One of the conditions to Titan's obligation to complete the merger is that the beneficial holders of no more than 5% of Science & Engineering Associates' outstanding common stock shall have available to them their statutory dissenters' rights.

Science & Engineering Associates' Reasons for the Merger (Page 36)

        Science & Engineering Associates' reasons for entering into the merger agreement and a number of factors considered by Science & Engineering Associates' board of directors in determining whether to enter into the merger are described below.

  •
  the strategic fit and overall compatibility of management, employees and business philosophies, strategies and technologies of the two companies;
  •
  the current and prospective economic and competitive environments facing Science & Engineering Associates;
  •
  the belief that the merger will provide Science & Engineering Associates with the management, technical and financial resources to grow more quickly;
  •
  the fact that the outstanding shares of Titan common stock are, and the shares of such stock to be received in exchange for Science & Engineering Associates common stock will be, actively traded on the New York Stock Exchange and, as a result, enjoy greater liquidity than the shares of Science & Engineering Associates common stock, which are not regularly traded in any organized market; and
  •
  the treatment of the merger as a reorganization for tax purposes, which would allow Science & Engineering Associates shareholders flexibility in their personal tax-planning.

The Voting Agreements (Page 78)

        As of February 23, 2002, certain shareholders of Science & Engineering Associates entered into voting agreements with Titan in connection with the merger. Taken together, these Science & Engineering Associates shareholders beneficially owned approximately 57.8% of the outstanding shares of Science & Engineering Associates common stock as of the record date on a fully diluted basis and approximately 52.4% of the outstanding shares as of the record date. Pursuant to the voting agreement, the Science & Engineering Associates shareholders agreed to vote their shares of Science & Engineering Associates common stock FOR approval of the merger, the merger agreement, the related escrow agreement and the termination of the Science & Engineering Associates stock and option benefits plans. Each of these shareholders also has granted an irrevocable proxy and a power of attorney to Titan to vote their shares FOR approval of the merger, the merger agreement, the related escrow agreement and the termination of the Science & Engineering Associates stock and option benefits plans.

Interests of Science & Engineering Associates' Officers and Directors in the Merger (Page 47)

        When you consider Science & Engineering Associates' board of directors' unanimous recommendation that Science & Engineering Associates shareholders approve the merger, you should be aware that some Science & Engineering Associates officers and directors may have interests in the merger that may be different from, or in addition to, their interests as shareholders of Science & Engineering Associates. See the section entitled "The Merger—Interests of Certain Persons in the Merger" on page 47 of this prospectus/proxy statement.

Accounting Treatment (Page 53)

        Titan will account for the merger as a purchase for financial reporting purposes.

Regulatory Approvals (Page 53)

        Titan and Science & Engineering Associates have determined that a filing of a notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is required in connection with the merger. Under the provisions of the HSR Act, the merger may not be consummated until specified waiting period requirements of that Act have been satisfied. On March 18, 2002, Titan and Science & Engineering Associates filed the required notification reports with the Department of Justice and the Federal Trade Commission under the HSR Act.

MARKET PRICE AND DIVIDEND INFORMATION

        Titan common stock is listed on the New York Stock Exchange under the symbol "TTN." The following table shows, for the periods indicated, the reported high and low trading prices for shares of Titan common stock on the New York Stock Exchange Composite Tape for the quarters indicated.

	Titan Common Stock
	Low	High
Calendar Year 2000
First Quarter	$32.50	$60.50
Second Quarter	25.31	55.50
Third Quarter	15.38	44.56
Fourth Quarter	11.13	21.81
Calendar Year 2001
First Quarter	$15.75	$25.49
Second Quarter	13.20	25.15
Third Quarter	16.24	22.48
Fourth Quarter	17.82	29.01
Calendar Year 2002
First Quarter	$17.00	$25.10
Second Quarter (through June 13, 2002)	$19.00	$23.45

        Science & Engineering Associates common stock is not publicly traded. In the opinion of Science & Engineering Associates management, due to a lack of an active market for shares of Science & Engineering Associates common stock, transactions in Science & Engineering Associates common stock of which Science & Engineering Associates is aware are not frequent enough to constitute representative prices. The board of directors of Science & Engineering Associates periodically sets the price of Science & Engineering Associates in connection with the grant of stock awards. On December 14, 2001, the board of directors of Science & Engineering Associates set the price of its common stock at $37.28 per share.

        According to Titan, there were, as of May 31, 2002, approximately 77,212,053 shares of Titan common stock outstanding, held by approximately 3,695 stockholders of record. On June 13, 2002, the most recent practicable date prior to the filing of this prospectus/proxy statement, the closing sale price per share of Titan common stock on the New York Stock Exchange Composite tape was $19.41 per share.

        Titan has not paid any cash dividends during the periods presented. Science & Engineering Associates has not paid cash dividends in the past. Both Titan and Science & Engineering Associates currently intend to retain future earnings to fund the development and growth of their businesses and not to pay any cash dividends in the foreseeable future.

THE TITAN CORPORATION SELECTED HISTORICAL FINANCIAL DATA

(In Thousands, Except Per Share Data)

        Titan derived the following information from its audited consolidated financial statements as of and for the years ended December 31, 1997 through 2001. The following information should be read in conjunction with Titan's historical consolidated financial statements and related notes incorporated by reference in this prospectus/proxy statement.

	Year Ended December 31,
	2001	2000	1999	1998	1997
Statement of Operations Data:
Revenues	$1,084,407	$941,213	$768,648	$532,236	$381,763

Costs and expenses:
Cost of revenues	819,589	708,119	584,436	395,492	295,925
Selling, general and administrative expense	190,969	167,672	122,425	86,968	58,262
Valuation allowance for accounts receivable	—	10,000	—
Gain on sale of IPivot	—	(2,140)	(41,788)
Research and development expense	11,101	9,624	6,681	5,590	7,466
Acquisition and integration related charges and other	30,371	28,820	13,102	9,891	8,510

Total costs and expenses	1,052,030	922,095	684,856	497,941	370,163

Operating profit	32,377	19,118	83,792	34,295	11,600
Interest expense	(36,672)	(35,627)	(18,676)	(11,808)	(8,081)
Interest income	1,798	3,568	1,341	718	1,121

Income (loss) from continuing operations before income taxes, minority interests, extraordinary loss and cumulative effect of change in accounting principle	(2,497)	(12,941)	66,457	23,205	4,640
Income tax provision (benefit)	3,752	(4,918)	25,313	9,184	4,088

Income (loss) from continuing operations before minority interests, extraordinary loss and cumulative effect of change in accounting principle	(6,249)	(8,023)	41,144	14,021	552
Minority interests	4,729	2,566	—	—	—

Income (loss) from continuing operations before extraordinary loss and cumulative effect of change in accounting principle	(1,520)	(5,457)	41,144	14,021	552
Loss from discontinued operations, net of taxes	(97,094)	(8,527)	(3,387)	(12,566)	(19,657)

Income (loss) before extraordinary loss and cumulative effect of change in accounting principles	(98,614)	(13,984)	37,757	1,455	(19,105)
Extraordinary loss from early extinguishments of debt, net of taxes	—	(4,744)	—	(19,474)	—

Net income (loss)	(98,614)	(18,728)	37,757	(18,019)	(19,105)
Dividend requirements on preferred stock	(690)	(692)	(695)	(778)	(875)

Net income (loss) applicable to common stock	$(99,304)	$(19,420)	$37,062	$(18,797)	$(19,980)

Basic earnings (loss) per share:
Income (loss) from continuing operations	$(0.09)	$(0.16)	$0.86	$0.32	$(0.01)
Loss from discontinued operations, net of taxes	(1.67)	(0.18)	(0.07)	(0.30)	(0.53)
Extraordinary loss from early extinguishments of debt, net of taxes	—	(0.09)	—	(0.47)	—

Net income (loss)	$(1.76)	$(0.43)	$0.79	$(0.45)	$(0.54)

Weighted average shares	58,793	52,717	47,094	41,657	37,139

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$(0.09)	$(0.16)	$0.76	$0.31	$(0.01)
Loss from discontinued operations, net of taxes	(1.67)	(0.19)	(0.06)	(0.29)	(0.53)
Extraordinary loss from early extinguishments of debt, net of taxes	—	$(0.09)	—	(0.45)	—

Net income (loss)	$(1.76)	$(0.44)	$0.70	$(0.43)	$(0.54)

Weighted average shares	58,793	52,717	54,136	43,172	37,189

Other Data:
Depreciation and amortization	$30,671	$26,743	$19,628	$12,618	$10,619
Capital expenditures	24,419	41,756	13,601	9,145	9,191
Preferred dividends	690	692	695	778	875
	As of December 31,
	2001	2000	1999	1998	1997
Balance Sheet Data:
Cash and cash equivalents	$28,957	$27,291	$13,469	$13,868	$18,757
Property and equipment, net	99,115	75,482	42,447	38,010	32,013
Total assets	1,460,402	964,071	627,550	369,923	233,336
Lines of credit, long-term	317,187	260,625	215,987	98,215	7,833
Other long-term debt	48,068	38,265	14,302	36,796	42,057
Company obligated mandatory redeemable convertible preferred securities	250,000	250,000	—	—	—
Stockholders' equity	496,958	167,416	166,348	98,440	74,892

SCIENCE & ENGINEERING ASSOCIATES, INC. SELECTED HISTORICAL FINANCIAL DATA

(In Thousands, Except Per Share Data)

        Science & Engineering Associates derived the following information from its audited consolidated financial statements as of and for the years ended April 30, 1997 through 2001 and unaudited consolidated financial statements as of and for the nine months ended January 31, 2001 and 2002. The following information should be read in conjunction with Science & Engineering Associates' historical consolidated financial statements and related notes contained elsewhere in this prospectus/proxy statement.

        The summary consolidated statement of income data for the nine months ended January 31, 2001 and 2002 and the consolidated balance sheet data as of January 31, 2002 are unaudited but include, in the opinion of management, all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of such data. Results for the nine months ended January 31, 2002 are not necessarily indicative of the results which may be expected for any other interim periods or for the year as a whole.

	Fiscal Years Ended April 30,					Nine Months Ended January 31,
	2001	2000	1999	1998	1997	2002	2001
						(Unaudited)
Statement of Income Data:
Revenues	$67,957	$48,882	$18,902	$17,685	$16,476	$61,592	$49,383

Cost and expenses:
Cost of revenues	48,236	34,503	9,822	8,969	8,901	44,030	34,180
Selling, general and administrative	14,731	11,218	8,091	7,722	6,597	13,171	11,368
Research and development	164	96	58	9	5	256	129

Operating Income	4,826	3,065	931	985	973	4,135	3,706
Interest income	112	49	10	62	81	24	102
Interest expense	53	95	80	13	9	62	15

Income from continuing operations before income taxes	4,885	3,019	861	1,034	1,045	4,097	3,793
Provision for income taxes	2,021	1,233	357	435	533	1,933	1,710

Net income	$2,864	$1,786	$504	$599	$512	$2,164	$2,083

Other Data:
Depreciation and amortization	$299	$322	$358	$416	$284	$180	$211
Capital expenditures	176	332	269	572	426	110	125
	As of April 30,					As of January 31,
	2001	2000	1999	1998	1997	2002	2001
Balance Sheet Data:
Cash and cash equivalents	$104	$353	$241	$99	$963	$1,021	$459
Property and equipment, net	633	718	687	780	627	842	632
Total assets	27,783	15,208	5,652	5,551	5,727	23,227	23,460
Stockholders' Equity	7,156	4,738	1,993	2,359	3,206	8,265	6,736

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

        The following tables show summarized unaudited pro forma financial data giving effect to the proposed acquisition of Science & Engineering Associates, Inc. by Titan and after giving effect to Titan's acquisitions of Datron Systems Incorporated, BTG, Inc., GlobalNet, Inc. and Jaycor, Inc. in each case, as if it had occurred on January 1, 2001. The following summary should be read in conjunction with Unaudited Pro Forma Condensed Combined Financial Data and the related notes thereto included in this prospectus/proxy statement on pages 86 through 93.

	Year Ended December 31, 2001	Three Months Ended March 31, 2002
	(In Thousands, Except Per Share Data)
Pro Forma Condensed Combined Statement of Operations Data:
Total revenues	$1,570,659	$397,483
Loss from continuing operations	$(33,389)	$(6,649)
Basic loss per share from continuing operations	$(0.52)	$(0.08)
Diluted loss per share from continuing operations	$(0.52)	$(0.08)
As of March 31, 2002
(In Thousands)
Pro Forma Condensed Combined Balance Sheet Data:
Cash, cash equivalents and short-term investments	$28,090
Total assets	$1,668,975
Line of credit, long-term	$298,750
Other long-term debt	$51,959
Total stockholders' equity	$680,202

        The following table shows how the purchase price paid by Titan for its acquisitions of Datron, BTG, GlobalNet and Jaycor was calculated.

	TTN Shares Issued	Average TTN Price	Value of Titan Stock Issued	Value of Titan Stock Options Issued	Cash Paid	Total Purchase Price
Datron	2,300,000	$19.544	$44,900	$4,000	$0	$48,900
BTG	4,024,100	$24.814	$99,900	$12,200	$23,400	$135,500
GlobalNet	1,452,800	$19.37	$28,100	$800	$0	$28,900
Jaycor	4,919,500	$20.24	$99,600	$0	$0	$99,600

        The following table shows how the purchase price paid by Tital for its acquisitions of Datron, BTG, GlobalNet and Jaycor was allocated.

	Datron	BTG	GlobalNet	Jaycor
Cash	—	$23.4 million	—	—
Titan stock issued	$44.9 million	$99.9 million	$28.1 million	$99.6 million
Stock options assumed	$4.0 million	$12.2 million	$0.8 million	—
Total Consideration	$48.9 million	$135.5 million	$28.9 million	$99.6 million
Net assets (liabilities) assumed	$15.9 million	$(15.5) million	$(18.9) million	$56.8 million
Total allocation of excess of fair value over assets acquired	$33.0 million	$150.5 million	$47.8 milliion	$42.8 million
Total allocation:
Goodwill	$27.4 million	$141.8 million	$47.8 million	$38.9 million
Deferred compensation	—	0.5 million	—	—
Backlog	1.0 million	1.7 million	—	$0.7 million
Customer relationships	3.2 million	5.5 million	—	1.3 million
Strategic relationships	—	1.0 million	—
Patents & trademarks	1.4 million	—	—	1.9 million

COMPARATIVE PER SHARE DATA

        The following table shows (1) the pro forma net income and book value per share of Titan common stock after giving effect to the recent acquisitions of Datron, BTG, GlobalNet and Jaycor and the proposed acquisition of Science & Engineering Associates as if each had occurred on January 1, 2001 and the historical net income and book value per share of Science & Engineering Associates common stock in comparison with the unaudited pro forma net income and book value per share after giving effect to the proposed transaction as if it had occurred on January 1, 2001 and (2) the equivalent unaudited pro forma net income and book value per share attributable to the shares of Titan common stock issuable in connection with the acquisition of Science & Engineering Associates. The following table also shows (1) and (2) above after giving effect to the recent acquisitions of Datron, BTG, GlobalNet and Jaycor. The number of shares issuable has been calculated based on an assumed Titan closing price per share of $18.00. At this assumed closing price per share, the exchange ratio would be 2.906. Accordingly, assuming that 1,371,000 shares are exchangeable in the merger, Titan would issue approximately 3,985,000 shares of its common stock in the merger.

        Please note that these numbers are estimates only. The actual exchange ratio will not be fixed until the close of business on the trading day before the completion of the merger, and the actual number of Titan shares issuable in the merger may be greater or less than these numbers. For more information, please see the section of this prospectus/proxy statement captioned "Certain Terms of the Merger Agreement—Manner and Basis of Converting Shares of Science & Engineering Associates Common Stock in the Merger" on page 57.

        The following information should be read in conjunction with (1) the separate audited historical consolidated financial statements and related notes of Titan incorporated by reference in this prospectus/proxy statement and (2) the separate audited historical financial statements and related notes of Science & Engineering Associates included in this prospectus/proxy statement. The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations that would have resulted if the transaction had been completed as of the assumed dates or of the results that will be achieved in the future.

        None of Titan, Datron, BTG, GlobalNet, Jaycor or Science & Engineering Associates has paid any cash dividends on their common stock during the period presented.

        The following table reflects the impact of the proposed acquisition of Science & Engineering Associates, after giving effect to the recent acquisitions of Datron, BTG, Jaycor and GlobalNet:

	Latest Fiscal Year	Three Months Ended March 31, 2002
Pro Forma Titan(1):
Basic net loss per share	$(1.87)	(0.63)
Diluted net loss per share	$(1.87)	(0.62)
Book value per share(2)	$8.17	7.84
Historical SEA:
Basic net income (loss) per share	$2.82	$0.37
Diluted net income (loss) per share	$2.05	$0.27
Book value per share(2)	$7.90	$8.27
Unaudited Pro Forma Combined—Titan(3):
Pro forma basic net loss per Titan share	$(1.76)	(0.61)
Pro forma diluted net loss per Titan share	$(1.74)	(0.61)
Pro forma book value per Titan share at December 31, 2001(2)	$8.66	$8.62
Unaudited Equivalent Pro Forma Combined—SEA(4):
Pro forma basic net loss per SEA share	$(5.12)	(1.77)
Pro forma diluted net loss per SEA share	$(5.06)	(1.77)
Pro forma book value per SEA share at January 31, 2002(2)	$25.18	$25.06

(1)
Titan pro forma income information for its latest fiscal year is for the year ended December 31, 2001 combined with Datron's income information for the eight month period from January 1, 2001 through the date of acquisition of August 4, 2001, with BTG's income information for the eleven month period from January 1, 2001 through the date of acquisition of November 27, 2001, with GlobalNet's income information for the year ended December 31, 2001, and with Jaycor's income information for the year ended January 31, 2002.

(2)
The historical book value per share is computed by dividing stockholders' equity by the number of shares of common stock outstanding at the end of each period. The pro forma book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of common stock outstanding at the end of each period.

(3)
The pro forma combined net loss per Titan share is computed by combining the net income (loss) for Titan pro forma with the proposed acquisition of Science & Engineering Associates, and any pro forma adjustments and dividing the sum by the pro forma weighted average number of shares of common stock and equivalents outstanding during the period. The pro forma shares are computed based upon the estimated assumed exchange ratio of 2.906 for the proposed Science & Engineering Associates acquisition.

(4)
The amounts for equivalent pro forma combined per Science & Engineering Associates share are calculated by multiplying the amounts for pro forma combined per Titan share by 2.906.

RISK FACTORS

        You should consider the following matters in deciding whether to vote in favor of the merger. You should consider these matters in connection with the other information that Titan has included or incorporated by reference into this prospectus/proxy statement. If any of the risks or uncertainties described below actually occur, Titan's business, results of operations and financial condition could be materially and adversely affected. In that case, the trading price of Titan's common stock could decline.

Risks Related to the Transaction

The value of the shares of Titan common stock to be received by Science & Engineering Associates shareholders in the transaction may be less than the value calculated for the exchange ratio.

        If the average closing price for Titan common stock is less than $18.00 per share or more than $24.00 per share, the ratio upon which your shares of Science & Engineering Associates stock are exchanged will be higher or lower than the exchange ratio would be if it were based on the then current value of Titan common stock which means you may not be able to realize $54.21 per share through an immediate sale of Titan common stock. In recent years, the stock market has experienced extreme price and volume fluctuations. These market fluctuations may adversely affect the market price of Titan common stock. The market price of Titan common stock upon and after completion of the merger could be lower than the market price on the date of the merger agreement or the current market price. You should obtain recent market quotations of Titan common stock before you vote in favor of the merger.

Failure to retain key employees could diminish the benefits of the transaction to Titan and thereby adversely affect the price of Titan common stock you receive and your ability to obtain the earnout payments.

        The successful combination of Titan and Science & Engineering Associates, as well as the ability of the Science & Engineering Associates to obtain the earnout payments will depend in part on the retention of key personnel. There can be no assurance that Titan will be able to retain Science & Engineering Associates' key management, technical and marketing personnel, or that Titan will realize the anticipated benefits of the transaction.

If Titan and Science & Engineering Associates are not successful in integrating their organizations, the anticipated benefits of the transaction may not be realized by Titan and thereby adversely affect the market price of Titan common stock.

        If Titan and the stockholders of the combined company are to realize the anticipated benefits of the transaction, the operations of Titan and Science & Engineering Associates must be integrated and combined efficiently. Titan cannot assure you that the integration will be successful or that the anticipated benefits of the merger will be fully realized. Similarly, Titan cannot guarantee that the Science & Engineering Associates shareholders will achieve greater value through their ownership of Titan common stock than they would have achieved as shareholders of Science & Engineering Associates as a separate entity. The dedication of Titan's management resources to integration activities relating to this merger and other acquisitions Titan has recently completed or is pursuing may detract attention from the day-to-day business of the combined company. The difficulties of integration may be increased by the need to integrate personnel with disparate business backgrounds and combine different corporate cultures. This integration may also be more difficult due to Titan's integration challenges as a result of its recently completed acquisitions or any future acquisitions. Titan cannot assure you that there will not be substantial costs associated with the integration process, that integration activities will not result in a decrease in revenues or a decrease in the value of Titan common stock, or that there will not be other material adverse effects from Titan's integration efforts.

        In addition, after the transaction, Titan intends to develop new products that combine Science & Engineering Associates' assets with Titan's assets. This may result in longer product implementations, which may cause Science & Engineering Associates' revenue and operating income and the revenue and operating income of Titan's businesses that are collaborating with Science & Engineering Associates to fluctuate and fail to meet expectations. To date, Titan has not completed its investigation into the challenges—technological, market-driven or otherwise—to developing and marketing these new products in a timely and efficient way. There can be no assurance that Titan and Science & Engineering Associates will be able to overcome these challenges, or that a market for such new products will develop after the merger.

Sales of substantial amounts of Titan's common stock in the open market by Science & Engineering Associates shareholders or by the former shareholders of companies recently acquired by Titan could depress Titan's stock price.

        Other than shares held by affiliates of Science & Engineering Associates, shares of Titan's common stock that are issued to shareholders of Science & Engineering Associates will be freely tradable without restrictions or further registration under the Securities Act. In addition 347,153 shares of Titan's common stock issued in private acquisitions are expected to be tradable under a resale registration statement. If the merger with Science & Engineering Associates closes and if Science & Engineering Associates shareholders sell substantial amounts of Titan common stock in the public market following the transaction, the market price of Titan common stock could fall. These sales might also make it more difficult for Titan to sell equity or equity-related securities at a time and price that it otherwise would deem appropriate. The number of shares of Titan common stock that will be issued in the transaction will be based in part on the average closing sales price for shares of Titan common stock during the 20 trading-day period ending on the last business day before the satisfaction of the merger. Based on an assumed Titan average closing price per share of $18.00, Titan will issue approximately 3,984,722 shares of Titan common stock in the merger.

The receipt of shares of Titan common stock could be taxable to you, depending on facts surrounding the transaction.

        Titan and Science & Engineering Associates have structured the transaction to qualify as a reorganization for federal income tax purposes. As a condition to the completion of the merger, Titan and Science & Engineering Associates are required to obtain opinions of Cooley Godward LLP and Sutin, Thayer & Browne APC respectively, that the transaction will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, also referred to as the Code, assuming, among other things, that the transaction is completed under the current terms of the merger agreement, and that Science & Engineering Associates holds substantially all of the properties it held immediately prior to the merger. However, the ability to satisfy these factual assumptions, and therefore the federal income tax consequences of the transaction, depends in part on facts that will not be available before the completion of the transaction. If these factual assumptions are not satisfied, a Science & Engineering Associates shareholder's exchange of shares of Science & Engineering Associates common stock for shares of Titan common stock in the merger could be a fully taxable transaction.

Risks Related to Indemnification Claims

If Titan makes a significant claim against the escrow account, you may not receive any of the shares of Titan common stock deposited into the escrow account on your behalf.

        Of the shares to be issued by Titan in the merger, Titan will deliver to the escrow agent shares of Titan common stock with a value equal to $3,775,000 of the aggregate number of shares of Titan common stock to be issued at the time of the closing of the merger based on the exchange ratio for the merger or approximately 5% of the merger shares. These escrow shares will serve as security for the indemnification rights of Titan under the merger agreement. The escrow account may also include a portion of the earn out payment, if any, that Titan believes are necessary to cover expected damages related to certain legal proceedings. If Titan makes a significant indemnification claim against the escrow account, Titan may be entitled to a return of all of the shares of Titan common stock held in the escrow account. Titan may seek remedies against all or some of the former Science & Engineering Associates shareholders in the event of any fraud or intentional misrepresentation, or in the event of misrepresentations relating to Science & Engineering Associates' capitalization. If the shares held in the escrow account are returned to Titan, you will not receive the escrow shares originally allocated to you.

Risks Related to Titan's Business

Titan depends on government contracts for a substantial majority of its revenues and the loss of government contracts or a decline in funding of existing or future government contracts could adversely affect Titan's revenues and cash flows and Titan's ability to fund its commercial businesses.

        Titan's revenues from U.S. government business represented approximately 81% of Titan's total revenues in 2000, and approximately 84% of Titan's total revenues in 2001. Titan's U.S. government contracts are only funded on an annual basis, and the U.S. government may cancel these contracts at any time without penalty or may change its requirements, programs or contract budget or decline to exercise option periods, any of which could reduce Titan's revenues and cash flows from U.S. government contracts. Titan's revenues and cash flow from U.S. government contracts could also be reduced by declines in U.S. defense and other federal agency budgets.

        Approximately twenty-two percent of Titan System's products and services are predominantly sold and performed under contracts with various parts of the U.S. Navy or U.S. Air Force or with prime contractors to the U.S. Navy or U.S. Air Force. Although these various parts of the U.S. Navy or U.S. Air Force are subject to common budgetary pressures and other factors, Titan's various U.S. Navy and U.S. Air Force customers exercise independent purchasing decisions. However, because of such concentration of Titan's contracts, Titan is vulnerable to adverse changes in its revenues and cash flows if a significant number of Titan's U.S. Navy or U.S. Air Force contracts and subcontracts are simultaneously delayed or canceled for budgetary or other reasons.

        In addition to contract cancellations and declines in agency budgets, Titan may be adversely affected by:

  •
  curtailment of the U.S government's use of technology services and products providers;

  •
  technological developments that impact purchasing decisions or Titan's competive position.

        These or other factors could cause U.S. defense and other federal agencies to reduce their purchases under contracts, to exercise their right to terminate contracts or not to exercise options to renew contracts or limit Titan's ability to obtain new contract awards. Any of these actions or any of the other actions described above could reduce Titan's revenues and cash flows and impair Titan's ability to make equity investments in or intercompany advances to Titan's commercial subsidiaries as part of Titan's approach to creating and building new businesses.

Government audits of Titan's government contracts could result in a material charge to Titan's earnings and have a negative effect on Titan's cash position following an audit adjustment.

        Titan's government contracts are subject to cost audits by the government. These audits may occur several years after completion of the audited work. If a cost audit were to identify significant unallowable costs, Titan could have a material charge to its earnings or reduction in its cash position as a result of an audit, including an audit of one of the companies Titan has acquired. Some of Titan's acquired companies did not historically impose internal controls as rigorous as those Titan imposes on the government contracts Titan performs, which may increase the likelihood that an audit of their government contracts could cause a charge to Titan's earnings or reduction in Titan's cash position.

Titan's operating margins may decline under its fixed-price contracts if Titan fails to estimate accurately the time and resources necessary to satisfy Titan's obligations.

        Some of Titan's contracts are fixed-price contracts under which Titan bears the risk of any cost overruns. Titan's profits are adversely affected if its costs under these contracts exceed the assumptions Titan used in bidding for the contract. In 2001, approximately 20% of Titan's revenues were derived from fixed-price contracts for both defense and non-defense related government contracts. Often, Titan is required to fix the price for a contract before Titan finalizes the project specifications, which increases the risk that Titan will misprice these contracts. The complexity of many of Titan's engagements makes accurately estimating Titan's time and resources more difficult.

If Titan is not able to retain its contracts with the U.S. government and subcontracts under U.S. government prime contracts in the competitive rebidding process, Titan's revenues may suffer.

        Upon expiration of a U.S. government contract or subcontract under a U.S. government prime contract, if the government customer requires further services of the type provided in the contract, there is frequently a competitive rebidding process. Titan cannot guarantee that Titan, or if Titan is a subcontractor that the prime contractor, will win any particular bid, or that Titan will be able to replace business lost upon expiration or completion of a contract. Further, all U.S. government contracts are subject to protest by competitors. The termination of several of Titan's significant contracts or nonrenewal of several of Titan's significant contracts, the imposition of fines or damages, or Titan's suspension or debarment from bidding on additional contracts could result in significant revenue shortfalls.

Titan may be liable for penalties under a variety of procurement rules and regulations, and changes in government regulations could adversely impact Titan's revenues, operating expenses and profitability.

        Titan's defense and commercial businesses must comply with and are affected by various government regulations that impact Titan's operating costs, profit margins and its internal organization and operation of its businesses. These regulations affect how Titan's customers and Titan do business and, in some instances, impose added costs on Titan's businesses. Any changes in applicable laws could adversely affect the financial performance of the business affected by the changed regulations. With respect to U.S. government contracts, any failure to comply with applicable laws could result in contract termination, price or fee reductions or suspension or debarment from contracting with the U.S. government. Among the most significant regulations are the following:

  •
  the U.S. Federal Acquisition Regulations, which comprehensively regulate the formation, administration and performance of government contracts;

  •
  the U.S. Truth in Negotiations Act, which requires certification and disclosure of all cost and pricing data in connection with contract negotiations;

  •
  the U.S. Cost Accounting Standards, which impose accounting requirements that govern Titan's right to reimbursement under certain cost-based government contracts; and

  •
  laws and regulatory requirements relating to satellite communications and other wireless communication systems in the developing countries where Titan Wireless operates.

Titan has a limited history of commercializing new technologies and Titan's commercial businesses may never contribute to Titan's revenue, revenue growth or operating profit at the levels expected by Titan or at levels that justify the investment.

        In 1991, Titan adopted a strategy of seeking to develop commercial businesses using technology developed for government purposes in Titan's government defense business in order to enhance its growth and profitability. SureBeam, Cayenta and the Titan Wireless businesses as well as the commercial businesses in Titan Technologies are a product of this strategy. For the most part, Titan's commercial businesses are in a relatively early stage of development. Titan cannot guarantee that these businesses will grow as much as Titan anticipates. It is also possible that these businesses could require greater investment by Titan than anticipated, could reduce Titan's earnings and/or will not be capable of being monetized to enable Titan and its stockholders to realize value from this process.

        These technology-based businesses are subject to risks and uncertainties inherent in companies at these early stages of development, including:

  •
  the risk that Titan may not identify markets with sufficient opportunities to justify Titan's investments in products and solutions for these markets;

  •
  the risks that their base technology will never gain market acceptance or becomes obsolete and Titan fails to respond in a timely and cost-effective manner to rapid technological changes;

  •
  The risks associated with operating in markets that are subject to a high degree of competition;

  •
  the risk that they will have inadequate management resources to capitalize on market opportunities and execute their strategy;

  •
  the risk that they will be unable to manage rapid growth effectively;

  •
  the risk that they will be unable to execute successfully their business strategy on schedule;

  •
  the risk that adequate capital may not be available to fund their continued development.

Titan may make equity investments, intercompany advances or loans to wholly or partially owned subsidiaries or spun-off entities which Titan could lose or have to write off.

        Titan has historically funded businesses in its Titan Technologies segment, as well as its other commercial businesses, with equity investments and/or intercompany advances, and expects to continue to do so in the future. From time to time, Titan also makes investments in or loans to businesses that are not controlled by Titan to further its strategic objectives. For example, Titan has advanced $107 million to Cayenta and may not be able to fully recoup this investment given the current market for commercial software and services businesses. Titan also has invested approximately $50 million in Ivoire Telecom and approximately $6.8 million in e-tenna as of December 31, 2001. At the time Titan makes these investments or advances, these businesses are typically at an early stage of development. If these businesses do not become profitable or Titan is unable to monetize its investments in them, Titan could lose all or a portion of its equity in those businesses and be required to write off some or all of any amounts advanced.

        Titan previously funded its publicly traded subsidiary, SureBeam, through a $75 million subordinated promissory note of which Titan exchanged $73 million on February 13, 2002 for equity of SureBeam at an average price of $9.521 per share and $2 million on December 31, 2001 at an average price of $10.505 per share. Titan has agreed to extend a new $50 million senior secured revolving line of credit to SureBeam that matures on December 31, 2005. Once Titan completes the spin-off of SureBeam, Titan will no longer have any influence or control over the management of SureBeam. If SureBeam does not become profitable or is unable to service its debt for any reason, Titan may be required to write off some or all of any amounts loaned to SureBeam under this credit facility. In addition, Titan has guaranteed certain facility leases for SureBeam, aggregating approximately $15.1 million for lease terms through 2020.

Titan's commercial businesses' growth may be impaired because of investment or funding choices Titan makes or because Titan is unable to generate sufficient cash flow or to access capital from external sources.

        Titan typically funds its businesses' growth with equity investments, intercompany advances and/or public or private financing. Titan may choose not to fund potential growth opportunities for its businesses with equity investments or intercompany advances based on risk considerations or Titan's balancing of its investment objectives for those businesses with its overall profitability objectives. In addition, Titan may be unable to fund potential growth opportunities for its businesses to the extent that Titan Systems does not generate sufficient cash flow for Titan to do so or Titan does not otherwise have capital on hand and/or cannot access adequate capital. Titan may also be precluded from funding potential growth opportunities for its commercial businesses with public or private financing based on market conditions. To the extent that Titan is unable to, or chooses not to, provide capital to its commercial businesses to fund potential growth opportunities, Titan's commercial businesses' growth could be impaired.

Market conditions and legal and contractual restrictions may impair Titan's ability to monetize its investments in its commercial technology applications and businesses.

        Titan cannot guarantee that it will be able to monetize any of its investments in its commercial technology applications or businesses, whether through an initial public offering of a subsidiary, a complete spin-off to Titan's stockholders, an outright sale of a subsidiary, or a technology license or sale. Market, competitive conditions or adverse business developments with respect to one of the commercial businesses may be such that Titan is unable to complete initial public offerings of its subsidiaries or spin-offs of its subsidiaries to Titan's stockholders at valuations that Titan considers appropriate, in which case Titan may choose to delay or forego initial public offerings or spin-offs of these subsidiaries. Based on market or competitive conditions, Titan may also be unable to sell or license its commercial technology applications or sell its businesses at valuations or for other consideration Titan considers appropriate, in which case Titan may choose to delay or forego those sales or licenses. To the extent possible, Titan intends to structure any initial public offerings that its subsidiaries conduct in a manner to preserve the ability to later distribute the stock Titan retains in the subsidiaries to its stockholders on a tax-free basis. Under current law, there are a number of tax and other legal requirements that must be satisfied in order to successfully execute this strategy and Titan cannot guarantee that they will be met. Contractual restrictions may also restrict Titan's ability to successfully execute this strategy. With the exception of SureBeam, Titan's credit facility does not permit its subsidiaries to conduct initial public offerings or allow Titan to distribute the stock of its subsidiaries to Titan stockholders without the consent of the lenders.

Titan's failure to identify, attract and retain qualified technical and management personnel could adversely affect its existing businesses and its ability to build additional commercial businesses.

        Titan cannot guarantee that Titan will be able to attract and retain the highly qualified technical personnel for each of its segments, including engineers, computer programmers and personnel with security clearances required for classified work, that are necessary for maintaining and growing Titan's existing businesses or building additional commercial businesses. Titan's success also depends to a significant extent on the continued contributions of Titan's management personnel for each of its segments. Titan's ability to build additional commercial businesses in its Titan Technologies segment will depend in part on Titan's ability to attract management personnel from outside Titan with relevant market expertise and management skills, and on Titan's ability to retain and motivate these managers.

Risks of Titan's international operations, including economic conditions in other countries, could adversely affect the revenues and profitability of its Titan Wireless and SureBeam businesses and adversely affect Titan's ability to execute on its strategy for financing these businesses and monetizing its investment.

        SureBeam's revenues in 2002 are materially dependent on a purchase order for the sale of systems to a Saudi Arabian company, and Titan Wireless' principal strategy is to provide communications services and systems primarily in developing countries primarily in Asia, Africa, the Middle East and Latin America. Although Titan currently sells its communications services and systems primarily in U.S. dollars, currency devaluations and adverse market conditions in developing countries in the past have and in the future could negatively affect demand for Titan's communications services and systems and, consequently, Titan's revenues for Titan Wireless. As a result, revenues in Titan Wireless may be adversely affected by economic conditions in developing countries. SureBeam's ability to sell systems in international markets may also depend upon economic conditions as well as consumer acceptance in these markets for irradiation of food.

        Titan's businesses that operate in international markets also face the possibility of becoming subject to reduction in revenue or added costs as part of maintaining compliance with varied foreign regulatory requirements or as a result of changes in applicable laws and regulations, including licensing laws, tax laws and regulations. Titan does not believe that the international operations of its existing businesses currently subject it to material risks from fluctuations in currency exchange rates. However, as Titan increases the international operations of its businesses, Titan's risks from fluctuations in currency exchange rates, to the extent Titan bills for its products in foreign currencies, will increase.

        Selling products or services in international markets also entails other market, economic, cultural, legal and political risks, conditions and expenses. These risks include:

  •
  trade protective measures and import or export licensing requirements or other restrictive actions by foreign governments;

  •
  reduced protection of intellectual property rights;

  •
  political and economic instability;

  •
  difficulties in collecting amounts owed to Titan; and

  •
  difficulties in managing overseas employees and contractors.

        Any one of these factors or other international business risks could adversely affect Titan's financial performance and its return on its investment in Titan Wireless.

Titan competes in highly competitive markets against many companies that are larger, better financed and better known than Titan. If Titan is unable to compete effectively, Titan's business and prospects will be adversely affected.

        Titan's businesses operate in highly competitive markets. Many of its competitors are larger, better financed and better known companies who may compete more effectively than Titan can. Titan's commercial businesses compete against other technologies as well as against companies with similar products and services. In order to remain competitive, Titan must invest to keep its products technically advanced and compete on price and on value added to Titan's customers. Titan's ability to compete may be adversely affected by limits on Titan's capital resources and Titan's ability to invest in maintaining and expanding its market share.

Titan has completed numerous strategic acquisitions and may complete others, which could increase Titan's costs or liabilities or be disruptive.

        Since January 1, 1998, Titan has acquired 17 government information technology businesses, including the recently completed acquisition of Jaycor, Inc., and has entered into a merger agreement to acquire Science and Engineering Associates as part of Titan's strategy of consolidating government information technology businesses. In addition, Titan has made investments in a wireless telecommunications company, Ivoire Telecom, and acquired an international voice, data, and internet services provider, and GlobalNet, as part of Titan Wireless's business. Several of the businesses that Titan acquired had themselves acquired other businesses prior to their acquisition by Titan. Titan may not be able to complete its proposed acquisition of Science and Engineering Associates or to integrate successfully any acquired businesses without substantial expense, delay or other operational or financial problems. The acquisition and integration of new businesses involves risk. The integration of acquired businesses may be costly and may result in a decrease in the value of Titan's common stock for the following reasons, among others:

  •
  Titan may need to divert more management resources to integration than Titan planned, which may adversely affect Titan's ability to pursue other more profitable activities;

  •
  the difficulties of integration may be increased by the necessity of coordinating geographically separated organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures;

  •
  Titan may not eliminate as many redundant costs as Titan anticipated in selecting its acquisition candidates; and

  •
  one or more of Titan's acquisition candidates also may have liabilities or adverse operating issues that Titan failed to discover through its diligence prior to the acquisition.

        Titan intends to continue to look for additional strategic acquisitions. Instability in the U.S. securities markets and volatility in Titan's common stock price may make acquisitions with Titan's common stock more expensive.

Titan may incur significant costs in protecting Titan's intellectual property which could adversely affect Titan's profit margins. Titan's inability to protect its patents and proprietary rights in the U.S. and foreign countries could adversely affect Titan's businesses' prospects and competitive positions.

        As part of Titan's strategy, Titan seeks to protect its proprietary technology and inventions through patents and other proprietary-right protection in the U.S. and other countries. The laws of some foreign countries do not protect proprietary rights to the same extent as the laws of the U.S. If Titan is unable to obtain or maintain these protections, Titan may not be able to prevent third parties from using its proprietary rights. In addition, Titan may incur significant expense both in protecting its intellectual property and in defending or assessing claims with respect to intellectual property owned by others.

        Titan assesses the strength of its patent and intellectual property protection for its technologies and products. Despite Titan's assessments and Titan's belief in the strength of its patent protection for particular technologies or products, Titan's patents may not provide effective barriers to entry against competitors in the markets targeted by particular technologies and products because Titan's competitors may develop competing technologies and products that do not infringe upon Titan's patents. Titan also could choose to modify or abandon one or more planned or current products because of these assessments or actual or threatened claims by other companies. Titan is not certain that its pending patent applications will be issued.

        Titan also relies on trade secrets, proprietary know-how and continuing technological innovation to remain competitive. Titan has taken measures to protect its trade secrets and know-how, including the use of confidentiality agreements with Titan's employees, consultants and advisors. It is possible that these agreements may be breached and that any remedies for a breach will not be sufficient to compensate Titan for damages incurred. Titan generally controls and limits access to, and the distribution of, its product documentation and other proprietary information. Titan also cannot guarantee that other parties will not independently develop Titan's know-how or otherwise obtain access to Titan's technology.

The covenants in Titan's credit facility restrict Titan's financial and operational flexibility and Titan's failure to comply with them could have a material adverse effect on Titan's business.

        Titan's credit facility contains covenants that restrict, among other things, Titan's ability to borrow money, make particular types of investments, including investments in Titan's subsidiaries, or other restricted payments, swap or sell assets, merge or consolidate, or make acquisitions. An event of default under Titan's credit facility could allow the lenders to declare all amounts outstanding to be immediately due and payable. Titan has pledged substantially all of its consolidated assets and the stock of Titan's subsidiaries to secure the debt under Titan's credit facility, excluding SureBeam and Titan's foreign affiliates. If the amounts outstanding under the credit facility were accelerated, the lenders could proceed against those consolidated assets and the stock of Titan's subsidiaries. Any event of default, therefore, could have a material adverse effect on Titan's business. Titan's credit facility also requires Titan to maintain specified financial ratios. Titan's ability to meet these financial ratios can be affected by events beyond Titan's control, and Titan cannot assure you that Titan will meet those ratios. Titan also may incur future debt obligations that might subject Titan to restrictive covenants that could affect Titan's financial and operational flexibility or subject Titan to other events of default. Any such restrictive covenants in any future debt obligations Titan incurs could limit Titan's ability to fund its commercial businesses with equity investments or intercompany advances, which would impede Titan's ability to execute its approach to creating and building new businesses.

Titan's operating results may be adversely affected by disruptions in its supply of products and components or services.

        Because Titan's internal manufacturing capacity is limited, Titan uses contract manufacturers. While Titan uses care in selecting its manufacturers, this arrangement gives Titan less control over the reliability of supply, quality and price of products or components than if Titan manufactured them itself. In some cases, Titan obtains products from a sole supplier or a limited group of suppliers. For example, Titan relies upon SureBeam as an exclusive supplier of linear accelerators and SureBeam, in turn, relies on one supplier for some of the key components used to manufacture SureBeam's linear accelerators. Consequently, Titan risks disruptions in its supply of key products and components if Titan's suppliers fail or are unable to perform because of strikes, natural disasters, financial condition or other factors. Any material supply disruptions could adversely affect Titan's business, financial condition and results of operations as well as Titan's ongoing product cost structure.

Titan's business is subject to significant environmental regulation. Compliance costs, or any future violations or liability under environmental laws, could harm Titan's business.

        Titan is subject to environmental and safety laws and regulations governing the use, storage and disposal of hazardous substances or wastes and imposing liability for the cleanup of contamination from these substances. Titan cannot completely eliminate the risk of contamination or injury from these substances or wastes, and, in the event of such an incident, Titan could be held liable for any damages that result. From time to time, Titan has been notified of violations of government and environmental regulations. Titan attempts to correct these violations promptly without any material impact on Titan's operations. In addition, Titan may be required to incur significant additional costs to comply with environmental laws and regulations in the future. These costs, and any future violations or liability under environmental laws or regulations, could have a material adverse effect on Titan's business.

Titan's results of operations have historically fluctuated and may continue to fluctuate significantly in the future, which could adversely affect the market price of its common stock.

        Titan's revenues are affected by factors such as the unpredictability of sales and contracts awards due to the long procurement process for most of its products and services, defense and intelligence budgets, the time it takes for the new markets Titan targets to develop and for Titan to develop and provide products and services for those markets, competition and general economic conditions. Titan's product mix and unit volume, its ability to keep expenses within budgets, its distribution channels and its pricing affect its gross margins. These factors and other risk factors described herein may adversely affect Titan's results of operations within a period and cause Titan's financial results to fluctuate significantly on a quarterly or annual basis. Consequently, Titan does not believe that comparison of its results of operations from period to period is necessarily meaningful or predictive of its likely future results of operations. It is possible that in some future quarter or quarters Titan's operating results will be below the expectations of public market analysts or investors. If so, the market price of Titan's common stock may decline significantly.

Market perception and performance of Titan's publicly traded subsidiary, SureBeam, could have a disproportionate impact on Titan's common stock price prior to Titan's planned spin-off of SureBeam and could negatively impact the value of SureBeam common stock distributed to Titan's stockholders including former Science & Engineering Associates shareholders, if the merger is completed prior to the record date for the spin-off.

        As the parent company of a publicly traded subsidiary, SureBeam, the market price of Titan's common stock could be disproportionately impacted by negative news or other publicity concerning SureBeam, including public concerns about the safety of irradiated foods, as well as SureBeam's financial performance and the market price of its common stock. Titan's board of directors has adopted a formal plan to spin off SureBeam to Titan's stockholders through a tax-free stock dividend and has announced that it expects the spin-off to occur in the third quarter of 2002. While Titan's control of SureBeam involves risks to us and SureBeam, including potential conflicts of interest and the disproportionate allocation of Titan's senior management resources to SureBeam, Titan's separation of SureBeam involves numerous risks to SureBeam. For example, SureBeam to date has relied upon Titan to finance a significant portion of its liquidity requirements and has relied upon Titan's general corporate and administrative services. Following the spin-off, SureBeam will have to develop its own sources of liquidity in addition to the $50 million senior secured revolving line of credit that Titan has agreed to extend to SureBeam. SureBeam's business requires a substantial investment of capital and is subject to numerous risks, including the risk that the irradiation of food will not gain sufficient consumer acceptance to generate the expected level of revenue from processing of food. Independent of Titan, SureBeam may not be able to access capital markets or obtain other sources of capital necessary to finance its cash requirements and its business and financial results may be negatively impacted. This in turn could negatively affect the value of the SureBeam common stock to be distributed to Titan's stockholders.

Titan's price per share of common stock is expected to decline immediately following the spin-off of its subsidiary SureBeam Corporation

        Under New York Stock Exchange rules, the price per share of Titan common stock will be automatically reduced to reflect the market value of the SureBeam common stock distributed to Titan stockholders immediately following the spin-off. Titan stockholders may not be able to realize the same value from the separate sale of Titan common stock and SureBeam common stock received as a dividend as Titan stockholders could realize from the sale of Titan stock prior to the declaration of a record date for the spin-off.

Anti-takeover provisions in Titan's certificate of incorporation, bylaws and Delaware law, as well as Titan's shareholder rights plan, could discourage, delay or prevent a change of control that Titan's stockholders may favor.

        Provisions in Titan's certificate of incorporation, Titan's bylaws and Delaware law could make it difficult and expensive for a third party to pursue a takeover attempt Titan opposes even if a change in control of Titan would be beneficial to the interests of its stockholders. These provisions could discourage potential takeover attempts and could adversely affect the market price of Titan's common stock. These provisions:

  •
  permit Titan's stockholders to take action by written consent instead of at a meeting and to nominate directors or bring other business before stockholder meetings only if they comply with advance notice and other procedural requirements in Titan's bylaws;

  •
  authorize Titan's board of directors, without stockholder approval, to issue up to 2,931,898 shares of blank check preferred stock that could be issued by Titan's board of directors to increase the number of outstanding shares and prevent a takeover attempt; and

  •
  prohibit Titan from engaging in mergers and other business combinations with stockholders that beneficially own 15% or more of Titan's voting stock, or with their affiliates, unless Titan's directors or stockholders approve the business combination in the prescribed manner.

        In addition to the provisions described above, in 1995 Titan's board of directors adopted a poison pill shareholder rights plan, which may further discourage a third party from making a proposal to acquire Titan which Titan has not solicited or does not approve, even if the acquisition would be beneficial to Titan's stockholders. As a result, Titan's stockholders who wish to participate in such a transaction may not have an opportunity to do so. Under Titan's rights plan, preferred share purchase rights, which are attached to Titan's common stock, generally will be triggered upon the acquisition, or actions that would result in the acquisition, of 15% or more of Titan's common stock by any person or group. If triggered, these rights would entitle Titan's stockholders other than the acquiror to purchase, for the exercise price, shares of Titan's common stock having a market value of two times the exercise price. In addition, if a company acquires Titan in a merger or other business combination not approved by the board of directors, these rights will entitle Titan's stockholders other than the acquiror to purchase, for the exercise price, shares of the common stock of the acquiring company having a market value of two times the exercise price.

There may be volatility in the price of Titan's common stock.

        Stock prices of many companies in the high technology industry have experienced wide fluctuations that have often been unrelated to the operating performance of these companies. The market price of Titan's common stock may vary widely as a result of several factors, including:

  •
  announcements of technological innovations or new commercial products by Titan or its competitors;

  •
  budgetary constraints affecting U.S. government spending generally, changes in fiscal policy, and government regulatory initiatives;

  •
  patent or proprietary rights developments; and

  •
  general market conditions.

        These factors could lead to a significant decrease in the market price of Titan's common stock. In the most recent 52 weeks, the market price of Titan's common stock has ranged from a high of $29.01 per share to a low of $16.24 per share.

THE SCIENCE & ENGINEERING ASSOCIATES SPECIAL MEETING

To be held      , 2002

        Science & Engineering Associates, Inc. is furnishing this prospectus/proxy statement to Science & Engineering Associates shareholders, in connection with the solicitation of proxies from Science & Engineering Associates shareholders for use at the Science & Engineering Associates special meeting to be held on       , 2002, 10:00 a.m., local time. Science & Engineering Associates also is furnishing this prospectus/proxy statement to Science & Engineering Associates shareholders as a prospectus in connection with the issuance by The Titan Corporation of shares of Titan common stock in the merger.

Date, Time and Place

        The special meeting will be held on      , 2002, at 10:00 a.m., local time, at Science & Engineering Associates' headquarters, located at 6100 Uptown Boulevard, Suite 700, Albuquerque, New Mexico 87110, or at any adjournment, postponement or rescheduling of that meeting.

Matters to be Considered at the Special Meeting

        At the special meeting, and any adjournment of the special meeting, Science & Engineering Associates shareholders will be asked:

  •
  to consider and vote upon a proposal to approve the Agreement and Plan of Merger and Reorganization by and among Titan, Thunderbird Acquisition, Inc. and Science & Engineering Associates, dated February 23, 2002, to approve the related escrow agreements, and to approve the Plan of Merger between Thunderbird Acquisition, Inc. and Science & Engineering Associates pursuant to which Science & Engineering Associates will become a wholly owned subsidiary of Titan; and
  •
  to consider, vote upon and approve the termination of the following Science & Engineering Associates' stock and options benefits plans currently in effect; SEA 401(k) Employee Stock Ownership Plan; Second Amended and Restated SEA Payroll Deduction Stock Purchase Plan; SEA Employee Stock Purchase Plan; Science & Engineering Associates, Inc. Vesting Stock Bonus Plan; First Amended and Restated Science & Engineering Assoicates, Inc. 1997 Incentive Stock Option And Nonqualified Stock Option Plan; and
  •
  to consider, vote upon and approve such other matters which may properly come before the special meeting or any adjournment or postponement thereof.

        The termination of the Science & Engineering Associates' stock option and benefit plans with respect to which you are requested to vote is a condition to the obligation of Titan to consummate the merger. Therefore, if you vote AGAINST the termination of these stock option and benefits plans, your vote will have the effect of voting AGAINST the merger, unless Titan chooses to waive its contractual right under the merger agreement to have these stock and option benefits plans terminated.

Board of Directors Recommendation

        Science & Engineering Associates' board of directors has unanimously determined that the merger is advisable and in the best interests of Science & Engineering Associates and its shareholders and the Science & Engineering Associates board of directors has unanimously approved the merger, the merger agreement, the related escrow agreement and the termination of the Science & Engineering Associates stock and option benefits plans and recommends a vote FOR the adoption and approval of the merger, the merger agreement, the related escrow agreement and the termination of the Science & Engineering Associates stock and option benefits plans.

Record Date

        Science & Engineering Associates' board of directors fixed March 20, 2002 as the record date for the special meeting. Accordingly, only shareholders of record of Science & Engineering Associates common stock at the close of business on March 20, 2002 are entitled to notice of and to vote at the special meeting.

Quorum

        The presence at the special meeting, either in person or by proxy, of the holders of a majority of the issued and outstanding shares of Science & Engineering Associates common stock on the record date is necessary to constitute a quorum to transact business at the meeting. If a quorum is not present, it is expected that the special meeting will be adjourned or postponed in order to solicit additional proxies. Shares of Science & Engineering Associates common stock represented at the special meeting but not voted, including shares of Science & Engineering Associates common stock for which proxy cards have been received but for which the holders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

Shareholders Entitled to Vote

        At the close of business on the record date, March 20, 2002, there were 1,044,928 shares of Science & Engineering Associates common stock outstanding and entitled to vote held by approximately 321 shareholders of record.

        The holders of Science & Engineering Associates common stock are entitled to cast one vote for each share they hold on each matter submitted to the Science & Engineering Associates shareholders for a vote at the special meeting.

Vote Required

        Approval of the merger, the merger agreement, the related escrow agreement and the termination of the Science & Engineering Associates stock and option benefits plans requires the affirmative vote of the holders of a majority of the shares of Science & Engineering Associates common stock outstanding on the record date. Executive officers and directors of Science & Engineering Associates who collectively hold in excess of a majority of the common stock needed to approve the merger have entered into binding agreements with Titan to vote in favor of the merger. For a more complete discussion, see "Certain Other Agreements—Voting Agreements" below.

        Failures to vote and abstentions will not be deemed to be cast either FOR or AGAINST the merger, the merger agreement and the related escrow agreement. However, because approval of the merger, the merger agreement, the related escrow agreement and the termination of the Science & Engineering Associates stock and option benefits plans requires the affirmative vote of the holders of a majority of the outstanding shares of Science & Engineering Associates common stock, failures to vote and abstentions will have the same effect as a vote AGAINST the merger, the merger agreement, the related escrow agreement and the termination of the Science & Engineering Associates stock and option benefits plans.

Voting Agreements

        As of February 23, 2002, certain Science & Engineering Associates shareholders, including certain officers and directors of Science & Engineering Associates, entered into voting agreements, pursuant to which, among other things, they agreed to vote their shares of Science & Engineering Associates stock FOR approval of the merger, the merger agreement, the related escrow agreement and the termination of the Science & Engineering Associates stock and option benefits plans. A copy of the form of voting agreement has been filed as Annex C to the registration statement on Form S-4 of which this prospectus/proxy statement is a part. Each of these Science & Engineering Associates shareholders has also granted an irrevocable proxy and a power of attorney to Titan representatives to vote his, her or its shares of Science & Engineering Associates common stock FOR approval of the merger, the merger agreement, the related escrow agreement and the termination of the Science & Engineering Associates stock and option benefits plans. On the record date, the Science & Engineering Associates shareholders that are parties to the voting agreements collectively owned beneficially and were entitled to vote or direct the vote of approximately 57.8% of the outstanding shares of Science & Engineering Associates common stock on a fully diluted basis and owned of record 52.4% of the outstanding shares of Science & Engineering Associates common stock which exceeds the vote required to approve the merger.

Proxies

        All shares represented by properly executed proxy cards received in time for the special meeting will be voted at the special meeting in the manner specified by the holders. Properly executed proxy cards that do not contain voting instructions with respect to approval of the merger, the merger agreement, the related escrow agreement and the termination of the Science & Engineering Associates stock and option benefits plans will be voted FOR approval of the merger, the merger agreement, the related escrow agreement and the termination of the Science & Engineering Associates stock and option benefits plans.

        Only shares affirmatively voted for the approval of the merger, the merger agreement, the related escrow agreement and the termination of the Science & Engineering Associates stock and option benefits plans, including properly executed proxy cards that do not contain voting instructions, will be counted as votes in favor of the merger, the merger agreement, the related escrow agreement and the termination of the Science & Engineering Associates stock and option benefits plans.

        The persons named as proxies by a Science & Engineering Associates shareholder may propose and vote for one or more adjournments of the special meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the the merger, the merger agreement, the related escrow agreement or the termination of the Science & Engineering Associates stock and option benefits plans will be voted in favor of any adjournment or postponement.

Revocability of Proxies

        You may revoke your proxy at any time prior to its use:

  •
  by delivering to the secretary of Science & Engineering Associates at the address set forth below a signed notice of revocation or a later-dated, signed proxy card; or
  •
  by attending the special meeting and voting in person.

        Attendance at the special meeting is not in itself sufficient to revoke a proxy.

        All written notices of revocation and other communications with respect to revocation of proxies should be addressed to Science & Engineering Associates, Inc., 6100 Uptown Boulevard, Suite 700, Albuquerque, New Mexico 87110, Attention: Sheila J. Miller. A proxy appointment will not be revoked by death or incapacity of the Science & Engineering Associates shareholder executing the proxy card unless, before the shares are voted, notice of such death or incapacity is filed with Science & Engineering Associates' secretary or other person responsible for tabulating votes on Science & Engineering Associates' behalf.

Dissenters' Rights

        The merger agreement provides that any shares of Science & Engineering Associates common stock held by a shareholder who has the right to demand and properly demands an appraisal of such Science & Engineering Associates common stock pursuant to Article 15 of the New Mexico Business Corporation Act, or NMBCA, shall not be converted into the right to receive Titan common stock, unless the shareholder fails to perfect or loses the right to purchase demand. Upon the completion of the merger, any holder of Science & Engineering Associates common stock with the purchase demand rights described above shall no longer have any rights with respect to the Science & Engineering Associates common stock, other than the rights provided in Article 15 of the NMBCA. Science & Engineering Associates will promptly notify Titan of any demands for purchase of shares of Science &

Engineering Associates common stock and Science & Engineering Associates will allow Titan to participate in any negotiations or proceedings regarding such demand. We urge you to read this description of the dissenters' rights in conjunction with the section entitled, "The Merger—Dissenters' Rights" on page 54.

Solicitation of Proxies and Expenses

        All expenses of this solicitation of proxies and the full cost of preparing and mailing this prospectus/proxy statement to Science & Engineering Associates shareholders will be borne by Titan. In addition to solicitation by use of the mails, proxies may be solicited from Science & Engineering Associates shareholders by directors, officers and employees of Science & Engineering Associates in person or by telephone, telegram, fax or e-mail. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

        Please do not send share certificates with your proxy card. A transmittal form with instructions concerning the surrender of Science & Engineering Associates share certificates will be mailed to you at a later time prior to completion of the merger.

THE MERGER

        This section of the prospectus/proxy statement describes material aspects of the proposed merger. While we believe that the description covers the material terms of the merger, this summary may not contain all of the information that is important to you. You should read this entire document including the appendices for a more complete understanding of the merger.

Background of the Merger

        With a view toward enhancing shareholder value, Science & Engineering Associates' management and board of directors have reviewed several strategic alternatives for the company. These alternatives include remaining an employee-owned company, conducting a public offering for all or some portion of the company, and the possibility of becoming acquired or merged with other companies. Science & Engineering Associates' met with representatives of several companies to evaluate these strategic alternatives in light of the then current factors, including the competitive landscape, Science & Engineering Associates' prospects for competing for new government and commercial contracts and retaining existing contracts, consolidation occurring in the government information technology industry, and government expectations of the capabilities required from its private contractors, and Science & Engineering Associates' competitive position.

        On December 6, 1999, Dr. Greg Mooradian, a member of the board of directors of Science & Engineering Associates, introduced Mr. Bobby Savoie, a member of the board of directors and current president of Science & Engineering Associates, to Dr. Gene Ray, Chairman and Chief Executive Officer of Titan, at Titan headquarters in San Diego, California. Dr. Mooradian and Dr. Ray are professional acquaintances and have known each other for a number of years. The purpose of the initial meeting was to present Titan with an overview of Science & Engineering Associates' activities and capabilities.

        From December 1999 through February 2000 Dr. Ray and Dr. Mooradian had periodic conversations to discuss the possibility of a combination between Science & Engineering Associates and Titan. On February 23, 2000, Dr. James Cramer, chairman and CEO of Science & Engineering Associates, along with Mr. Savoie and Dr. Mooradian, met with Dr. Ray at the Titan headquarters for preliminary discussions regarding Titan's possible acquisition of Science & Engineering Associates. Between February 23, 2000 and early May 2000, Dr. Mooradian and Dr. Ray engaged in a number of exploratory discussions regarding the trends in the defense industry and strategic issues in the context of a business combination between the two companies.

        A meeting was held by Dr. Ray and Dr. Mooradian on June 26, 2000. Discussions at the meeting focused on possible cooperative efforts. In addition, Dr. Mooradian discussed Science & Engineering Associates' strategic objectives for the coming year, and the parties agreed that they might have more discussions in the future.

        Dr. Mooradian arranged a meeting on November 13, 2001, where Mr. Savoie and Dr. Mooradian again met in San Diego with Dr. Ray. In that meeting Mr. Savoie presented Dr. Ray with an update on Science & Engineering Associates' business, including the strategic objectives achieved since the last discussion in 2000. The parties agreed to reconvene again in December 2001. The next meeting, on December 12, 2001, included Dr. Cramer, Mr. Savoie and Dr. Mooradian from Science & Engineering Associates. Titan was represented by Dr. Ray and Mr. Eric DeMarco, President of Titan. In that meeting, Dr. Ray and Mr. DeMarco outlined the Titan acquisition process, the proposed role for Science & Engineering Associates, and the Titan valuation of Science & Engineering Associates. At this meeting, Dr. Ray also provided Science & Engineering Associates with an extensive briefing regarding publicly available information of Titan and its business.

        On January 2, 2002, Dr. Mooradian and Dr. Steve Saggesse, one of the Assistant Vice Presidents of Science & Engineering Associates, demonstrated a number of Science & Engineering Associates'

commercial and medical technologies to Ms. Denise Longarzo, CEO and President of Titan's Emerging Technologies and Businesses Segment, at the Science & Engineering Associates offices in San Diego.

        On January 15, 2002, Mr. DeMarco and Mr. Brian Clark, Vice President of Titan, held a meeting at Titan's headquarters in San Diego with Mr. Savoie, Mr. Michael Goff of Science & Engineering Associates and Mr. Stephen Meyer, a member of the board of directors of Science & Engineering Associates. The purpose of the meeting was to negotiate an discuss the structure and general business terms of the proposed merger.

        At a special meeting of the board of directors held on January 15, 2002, following a detailed discussion of the proposed merger transaction, the Titan board approved the proposed acquisition of Science & Engineering Associates.

        On January 21, 2002, Science & Engineering Associates and Titan executed a nonbinding term sheet for the acquisition of Science & Engineering Associates by Titan. Also on January 21, 2002 the parties executed a mutual confidentiality agreement, and on January 24, 2002 Science & Engineering Associates executed and delivered to Titan a letter agreement containing a no-shop provision.

        On January 23, January 24 and January 25, 2002, members of the senior management of Science & Engineering Associates, including Mr. Douglas Chandler, Mr. Rob MacIvor and Mr. Goff and members of senior management of Titan, including Mr. Clark, Mr. Nicholas Costanza, Titan's General Counsel and Secretary, and their respective advisors, held discussions and meetings at the San Diego offices of Cooley Godward LLP, counsel to Titan, pertaining to the terms of the proposed business combination and general business issues, and conducted due diligence investigations to help facilitate the proposed transactions. The discussions related principally to the exchange ratio, including the collar, the earn-out formula, and the escrow and indemnity provisions, and the structure of the acquisition.

        On January 25, 2002, Science & Engineering Associates formally engaged Morgan Keegan and directed Morgan Keegan to prepare a fairness opinion regarding the terms of the proposed transaction from the financial point of view to the shareholders of Science & Engineering Associates.

        On January 28, 2002, the Science & Engineering Associates board of directors met in a special session at which time Science & Engineering Associates' senior management presented and advised the board of directors of the status of negotiations on the merger agreement, and provided the board with information regarding Titan and its businesses. The board was further presented with the terms of the proposed merger transaction, and Science & Engineering Associates management provided to the board a publicly available analyst report of Titan, dated January 17, 2002, which summarizes Titan's business and describes the analyst's outlook for Titan's business and stock price. Outside counsel then presented the terms of the definitive merger agreement, including the exchange ratio. The Science & Engineering Associates' board of directors determined it was in the best interest of the Company's shareholders to continue to investigate and move forward with the merger transaction, and set a date of January 31, 2002 for Morgan Keegan to present its fairness opinion regarding the terms of the transaction.

        The board of directors of Science & Engineering Associates convened for another special session on January 31, 2002, at which time Morgan Keegan presented its fairness opinion to the board.

        Between January 25 and February 21, 2002 the parties and their respective legal representatives reviewed drafts of the definitive merger agreement and conducted several telephone conferences to negotiate the terms of the acquisition. On February 21, 2002, after completion of substantially all negotiations to the proposed merger agreement, voting agreements, and escrow agreement, and upon careful review and consideration, the Science & Engineering Associates board of directors voted unanimously to approve the definitive merger agreement.

        On February 23, 2002, the parties executed the final merger agreement, and on February 25, 2002 Titan issued a press release announcing the transaction.

Science & Engineering Associates' Reasons for the Merger; Recommendation of the Science & Engineering Associates Board of Directors

        The Science & Engineering Associates board of directors has determined that the terms of the proposed merger are fair and in the best interests of Science & Engineering Associates and its shareholders. Accordingly, the board of directors has unanimously approved the merger, the merger agreement, the related escrow agreement and the termination of the Science & Engineering Associates Stock and option benefits plans, and recommends that Science & Engineering Associates shareholders vote FOR approval of the merger, the merger agreement, the related escrow agreement and the termination of the Science & Engineering Associates Stock and option benefits plans.

        In reaching its decision, the Science & Engineering Associates board consulted with Sutin, Thayer & Browne APC with respect to the legal and fiduciary duties of the board of directors, regulatory matters, tax matters, the merger agreement and related agreements and relied on the advice of the law firm of William Darling as to securities issues. The Science & Engineering Associates board also consulted with Morgan Keegan and obtained an opinion from that firm as to the fairness of the transaction to the shareholders of Science & Engineering Associates. The Science & Engineering Associates board also consulted with senior management on all of the foregoing issues as well as more conceptual issues and advantages of the proposed merger as compared to other alternatives such as an initial public offering, joint ventures, acquisitions of or by other companies or seeking additional financing with venture capitalists. The Science & Engineering Associates board considered a number of factors in reaching its decision, without assigning any specific or relative weight to such factors. The material factors considered include:

  •
  information concerning the businesses, earnings, operations, competitive position and future business prospects of Science & Engineering Associates and Titan, both individually and as combined;

  •
  the belief that by combining complementary operations, the combined company would have better opportunities for future growth than Science & Engineering Associates would have on its own;

  •
  the current and prospective economic and competitive environments facing Science & Engineering Associates as a stand-alone company;

  •
  the belief that the merger would provide Science & Engineering Associates with the management, technical and financial resources to grow more quickly;

  •
  the fact that the outstanding shares of Titan common stock are, and the shares of such stock to be received in exchange for Science & Engineering Associates common stock and outstanding options to purchase Science & Engineering Associates common stock will be, actively traded on the New York Stock Exchange and, as a result, enjoy greater liquidity than shares of Science & Engineering Associates common stock, which are not regularly traded in any organized market;

  •
  the opportunity for Science & Engineering Associates' shareholders to participate in a larger, more diversified organization and to benefit from the potential appreciation in the value of Titan's common stock;

  •
  the opportunity for Science & Engineering Associates' shareholders to receive a premium over the existing share price for Science & Engineering Associates' stock;

  •
  the likely impact of the merger on Science & Engineering Associates' employees and customers;

  •
  the interests that certain executive officers and directors of Science & Engineering Associates may have with respect to the merger, in addition to their interests as shareholders of Science & Engineering Associates generally;

  •
  the treatment of the merger as a reorganization for tax purposes, which would allow Science & Engineering Associates shareholders flexibility in their personal tax-planning;

  •
  the opinion of Morgan Keegan as to the fairness of the consideration to be received by the shareholders of Science & Engineering Associates in connection with the merger, from a financial point of view; and

  •
  the belief of Science & Engineering Associates' board that it was unlikely that any other party would be a more attractive strategic partner or make a proposal more favorable to Science & Engineering Associates and its shareholders than Titan.

        The Science & Engineering Associates board also considered a number of risks and potentially negative factors in its deliberations concerning the merger, including the risk factors described elsewhere in this prospectus/proxy statement, and in particular:

  •
  the risk that the merger would not be completed in a timely manner or at all;

  •
  the possible negative effects of the public announcement of the merger of Science & Engineering Associates' sales, relationships with customers, suppliers, employees, and operating results;

  •
  the fact that Science & Engineering Associates' shareholders will not receive the full benefit of any future growth in the value of their equity that Science & Engineering Associates may have achieved as an independent employee owned company;

  •
  the potential disadvantage to Science & Engineering Associates' shareholders in the event Titan does not perform as well in the future as Science & Engineering Associates may have performed as an independent company;

  •
  the possibility that certain provisions of the merger agreement, including, among others, the no solicitation and termination fee payment provisions of the merger agreement and the fact that certain officers, directors and significant shareholders of Science & Engineering Associates owning more than 50% of the stock of Science & Engineering Associates executed shareholder voting agreements, would likely have the effect of discouraging other persons potentially interested in merging with or acquiring Science & Engineering Associates from pursuing such an opportunity;

  •
  the risk that the potential benefits of the merger may not be realized;

  •
  the challenge of integrating the businesses and operations of the two companies and the substantial management time and effort and the substantial costs required to complete the integration following the merger;

  •
  the risk of management and employee disruption associated with the merger, including the risk that key technical and management personnel may decide not to continue employment with the combined company; and

  •
  the risk that revenue might decline if any significant customers reduce or terminate their purchase of Science & Engineering Associates' products because of uncertainties concerning the merger.

        The board of directors of Science & Engineering Associates determined that the merger is preferable to the other alternatives which might be available to Science & Engineering Associates, such as remaining independent and growing internally and through future acquisitions or financings, or engaging in a transaction with another party. The Science & Engineering Associates board made that determination because it believes that the merger will unite two companies with complementary business strengths, technologies and operating philosophies, thereby creating a combined company with greater size, flexibility, efficiencies, capital strength and profitability potential than Science & Engineering Associates possesses on a stand-alone basis or that Science & Engineering Associates might be able to achieve through other alternatives.

        For the reasons set forth above, the board of directors of Science & Engineering Associates unanimously recommends that holders of Science & Engineering Associates common stock vote to approve the merger, the merger agreement, the related escrow agreement and the termination of the Science & Engineering Associates Stock and option benefits plans.

Opinion of Financial Advisor to Science & Engineering Associates

        Under an engagement letter dated January 24, 2002 Science & Engineering Associates engaged Morgan Keegan to deliver an opinion as to the fairness, from a financial point of view, of the consideration (subject to a collar and walk-away rights provided in the merger agreement) Science & Engineering Associates shareholders shall receive pursuant to the proposed merger contemplated by and described in the Agreement and Plan of Merger and Reorganization (the merger agreement). Morgan Keegan is a nationally recognized investment banking firm and was selected by Science & Engineering Associates based on its reputation and experience in investment banking in general and its recognized expertise in the valuation of businesses. On January 31, 2002, at a special session of the board of directors, Morgan Keegan delivered to the board of directors its oral opinion (which was subsequently confirmed in a written opinion, dated January 31, 2002) that, as of such date and based on and subject to the matters set forth therein, the merger consideration pursuant to the merger agreement is fair, from a financial point of view, to the holders of Science & Engineering Associates common stock.

        You should consider the following when reading the discussion of the opinion of Morgan Keegan herein:

        We urge you to read carefully the entire opinion of Morgan Keegan, which is attached as Annex D to this Form S-4 Registration Statement and is incorporated herein by reference;

        Morgan Keegan's advisory services and opinion were provided to the board of directors for its information in its consideration of the merger and was directed only to the fairness, from a financial point of view, of the merger consideration to be received by the shareholders of Science & Engineering Associates; and

        Morgan Keegan's opinion does not constitute a recommendation as to whether or not any shareholder of Science & Engineering Associates common stock should vote with respect to the merger.

        Although Morgan Keegan evaluated the fairness, from a financial point of view, of the merger consideration to be issued to shareholders of Science & Engineering Associates pursuant to the merger agreement, the merger consideration itself was determined by Science & Engineering Associates and Titan through arm's-length negotiations. Science & Engineering Associates did not provide specific instructions to, or place any limitations on, Morgan Keegan with respect to the procedures to be followed or factors to be considered by Morgan Keegan in performing its analyses or providing its opinion.

        In connection with its opinion, Morgan Keegan reviewed, among other things, the following:

  •
  the merger agreement draft dated January 27, 2002;

  •
  Science & Engineering Associates' Annual Reports to Shareholders and audited financial statements as of and for the years ended April 30, 1997, 1998, 1999, 2000 and 2001;

  •
  Titan's Annual Report on Form 10-K as of and for the fiscal years ended December 31, 1998, 1999 and 2000, its Quarterly Reports on Form 10-Q as of and for the periods ended March 31, 2001, June 30, 2001 and September 30, 2001, and all other publicly available documents filed with the Securities and Exchange Commission since December 31, 2000;

  •
  certain operating and financial information relating to Science & Engineering Associates' business and prospects, including projections for each of the five years ending December 31, 2006 prepared by Science & Engineering Associates management and provided to Morgan Keegan, which reflected the impact on Science & Engineering Associates' results of operations from various possible business environments;

  •
  certain operating and financial information relating to Titan's business and prospects, (including projections for the years ending December 31, 2002 and 2003) published by certain research analysts, selected by Morgan Keegan;

  •
  certain other business and financial information provided by Science & Engineering Associates; and

  •
  certain other publicly available business and financial information relating to Titan.

        Morgan Keegan also held discussions with members of the senior management of Science & Engineering Associates regarding the strategic rationale for, and the potential benefits of, the transactions contemplated by the merger agreement and the past and current business operations, financial condition and future prospects of the Science & Engineering Associates. In addition, Morgan Keegan:

  •
  reviewed the reported historical prices and historical trading activity for Titan's common stock;

  •
  compared and considered the financial performance of Science & Engineering Associates and Titan with that of certain other publicly-traded companies and their securities;

  •
  reviewed the financial terms, to the extent publicly available, of certain other business combinations and other transactions that we deemed relevant; and

  •
  performed such other analyses and considered such other factors as Morgan Keegan deemed appropriate.

        Morgan Keegan assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of its opinion and did not assume any obligation independently to verify such information. Morgan Keegan assumed that the internal financial statements and other financial and operating data had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Science & Engineering Associates. Morgan Keegan also assumed that there had been no material changes in Science & Engineering Associates' or Titan's assets, financial condition, results of operations, business or prospects since the respective dates of the last financial statements made available to it. Morgan Keegan did not make any independent valuation, inspection or appraisal of the assets or liabilities of Science & Engineering Associates or Titan, nor was it furnished with any such appraisals or valuations. In addition, Morgan Keegan was informed that it is the intention of the parties that the merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and assumed that the merger would be consummated in accordance with the terms set forth in the draft merger agreement and in compliance with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal, state and local statutes, rules, regulations and ordinances. Morgan Keegan's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Morgan Keegan also assumed that the final, executed merger agreement would not materially differ from the reviewed merger agreement dated January 27,

2002. In addition, Morgan Keegan did not express any opinion as to the actual value of the Science & Engineering Associates common stock.

        Morgan Keegan, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Morgan Keegan received a fee of $275,000 plus $11,556 in expenses in connection with the delivery of its opinion. This fee was not contingent in any manner on the outcome of the merger. Neither Morgan Keegan nor any of its affiliates has provided any other services to Science & Engineering Associates within the last two years.

        Morgan Keegan provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of Titan for its own account or for the accounts of customers. Morgan Keegan may provide investment banking services to Science & Engineering Associates and its subsidiaries in the future.

        The following is a summary of the material financial analyses used by Morgan Keegan in reaching its opinion and does not purport to be a complete description of the analyses performed by Morgan Keegan. The following quantitative information, to the extent it is based on market data, is based on market data as it existed at or about January 29, 2002 and is not necessarily indicative of current market conditions. Readers should understand that the order of analyses and the results derived from these analyses described below do not represent relative importance or weight given to these analyses by Morgan Keegan. The summary of the financial analyses includes information presented in tabular format. In order to understand fully the financial analyses used by Morgan Keegan, these tables must be read together with the text of each summary. The tables alone do not describe completely the financial analyses.

Science & Engineering Associates Valuation Analysis

        Peer Group Analysis    Morgan Keegan compared financial, market and operating information of Science & Engineering Associates with corresponding data for a group of information technology outsourcing solutions companies, consisting of Accenture Ltd., Affiliated Computer Services Inc., American Management Systems Incorporated, CACI International Inc., CGI Group Inc., Cognizant Technology Solutions Corporation, Computer Sciences Corporation, Electronic Data Systems Corporation, Halifax Corporation, Keane, Inc., MAXIMUS, Inc., PEC Solutions, Inc., Perot Systems Corp., SCB Computer Technology Inc., Tier Technologies, Inc., and Titan.

        Specifically, Morgan Keegan:

  •
  calculated the enterprise value of each company as a multiple of its respective: last twelve months sales, last twelve months EBITDA and last twelve months EBIT;

  •
  calculated the market capitalization of each company as a multiple of its respective: last twelve months net income from continued operations and its latest publicly-available book value;

  •
  applied the median valuation multiples from their respective peer group to Science & Engineering Associates' results for the latest twelve months ended December 31, 2001, to derive an implied range of equity values for Science & Engineering Associates; and

  •
  used the implied price per share information to calculate an implied range of exchange ratios.

        The results of that analysis are set forth in the following table:

Comparable Company Analysis—Indicative Equity Value Range
(Dollars in Thousands)

Multiples

	Multiple of Adjusted Market Value
	High	Low	Mean	Median
Revenues	7.2	0.3	2.0	1.6
EBITDA	36.0	5.0	14.8	12.4
EBIT	56.8	8.3	23.5	19.3
Net Income	82.6	5.6	36.8	34.7
Book Value	65.8	1.3	12.3	5.8

Valuation

		Indicative Equity Value of Science & Engineering Associates
Last Twelve Months	Science & Engineering Associates
		High	Low	Mean	Median
Revenues	$78,409	$568,381	$27,408	$160,226	$124,462
EBITDA	$5,884	$214,041	$31,267	$89,079	$74,609
EBIT	$5,535	$316,172	$47,969	$131,887	$108,624
Net Income	$3,313	$273,648	$18,669	$122,037	$115,015
Book Value	$8,310	$546,557	$10,704	$102,595	$48,343

        Morgan Keegan estimates that Science & Engineering Associates should receive a value between the median and low peer company revenue and EBITDA multiples because (i) Science & Engineering Associates is substantially smaller in size than almost all of the companies included in the peer group, (ii) Science & Engineering Associates has a material customer concentration, and (iii) Science & Engineering Associates equity securities are illiquied and warrant a private company discount. Morgan Keegan estimates that, based on the criteria noted above, Science & Engineering Associates' valuation should be approximately 30% to 50% less than the median of its peer companies. This results in an equity value range of approximately $37.3 million to $87.1 million.

        Selected Precedent Transactions Analysis    Morgan Keegan reviewed the financial terms, to the extent publicly available, of 28 mergers and acquisition transactions since 1999 involving companies operating in the information technology outsourcing solutions industry. Morgan Keegan refers to these transactions as the selected precedent transactions.

        The transactions reviewed were:

Announced	Effective	Seller	Buyer
5-Oct-01	11-Dec-01	Renaissance Worldwide Inc	Aquent Inc
20-Sep-01	28-Nov-01	BTG Inc	Titan Corp
21-Aug-01	30-Nov-01	Metro Information Services Inc	Keane Inc
24-Jul-01	21-Sep-01	EA Engineering Science & Technology Inc	EA Engineering Holdings LLC
14-Jun-01	19-Sep-01	Aris Corp	CIBER Inc
7-Jun-01	17-Aug-01	Network Six Inc	TRW Inc
9-Mar-01	11-May-01	Barringer Technologies Inc	Smiths Group Plc
8-Mar-01	21-Jun-01	Data Dimensions Inc	Lionbridge Technologies Inc
26-Jan-01	14-Mar-01	Command Systems Inc	ICICI Ltd
21-Dec-00	10-Jan-01	MicroAge Technology Services, LLC	CompuCom Systems, Inc.
5-Sep-00	23-Oct-00	Federal Data Corp	Northrop Grumman Corp
3-Aug-00	16-Oct-00	4Front Technologies Inc	NCR Corp
20-Jun-00	14-Sep-00	AppNet Inc	Commerce One Inc
19-Jun-00	27-Oct-00	Hagler Bailly Inc	PA Consulting Group
3-Apr-00	3-Apr-00	Rehbein Inc	Synagro Technologies Inc
27-Mar-00	27-Jun-00	AverStar Inc	Titan Corp
23-Mar-00	2-Jun-00	Harding Lawson Associates Group Inc	MACTEC Inc
22-Mar-00	1-Jun-00	Metamor Worldwide Inc	Psinet
1-Mar-00	30-Mar-00	Solutions Consulting Inc	Perot Systems Corp
14-Feb-00	28-Mar-00	GRC International Inc	AT&T Corp
14-Feb-00	3-Apr-00	Sterling Software Inc	Computer Associates International
28-Jan-00	1-May-00	SPR Inc	Leapnet Inc
27-Jan-00	3-Apr-00	Eggrock Partners Inc	Breakaway Solutions Inc
20-Jan-00	11-Aug-00	Data Systems Network Corp	TekInsight.com Inc
20-Sep-99	16-Nov-99	Nichols Research Corp	Computer Sciences Corp
24-Jun-99	26-Aug-99	Data Processing Resources Corp	Compuware Corp
8-Mar-99	24-Jun-99	Analysis & Technology Inc	Anteon Corp
8-Feb-99	10-Mar-99	Computer Management Sciences Inc	Computer Associates International

        Morgan Keegan calculated for each of the selected precedent transactions the multiples of the enterprise value for each target company implied by the transaction to the target company's trailing twelve months revenues, EBITDA and EBIT, based on publicly available information for each of the selected transactions, and compared certain valuation multiples of the precedent transactions to Science & Engineering Associates' operating results for the latest twelve months ended December 31, 2001, or financial position as of December 31, 2001, to derive an implied range of equity values for Science & Engineering Associates.

Selected Precendent Transactions Valuation Matrix

(In Thousands)

Multiples

	Multiple of Adjusted Market Value
	High	Low	Mean	Median
Revenues	23.1	0.1	2.2	0.9
EBITDA	27.4	3.8	14.0	12.5
EBIT	63.4	5.3	22.2	16.3
Net Income	70.9	7.9	31.6	22.7
Book Value	17.6	0.8	3.9	2.0

	Net Debt (1): $(1,937)

Implied Valuation Ranges

		Preliminary Equity Value of Science & Engineering Associates
	Science & Engineering Associates
		High	Low	Mean	Median
Revenues	$78,409	$1,815,446	$8,064	$175,275	$69,524
EBITDA	$5,884	$162,963	$24,112	$84,411	$75,718
EBIT	$5,535	$352,798	$31,450	$124,931	$92,367
Net Income	$3,313	$234,966	$26,191	$104,543	$75,307
Book Value	$8,310	$146,071	$6,598	$32,204	$16,358

Note:

(1)
Short-term debt, long-term debt and preferred stock minus cash and marketable securities.

        Given the substantial decline in valuations of companies in the information technology services industry during late 2000 compared with the preceeding time period presented in this analysis, Morgan Keegan deemed transactions announced during 2001 to be more relevant to the merger. Based on the median revenue and EBITDA multiples for transactions announced during 2001, Morgan Keegan derived an implied Science & Engineering Associates equity valuation of $51.0 million to $51.7 million. All multiples for the selected precedent transactions were based on public information available at the time of announcement of such transaction, without taking into account differing market and other conditions during the three-year period during which the selected transactions occurred. Because the reasons for, and circumstances surrounding, each of the precedent transactions analyzed were so diverse, and due to the inherent differences between the operations and financial conditions of Science & Engineering Associates and the companies involved in the selected precedent transactions, Morgan Keegan believes that a comparable transaction analysis is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in Morgan Keegan's opinion, concerning differences between the characteristics of these transactions and the merger that could affect the value of the subject companies and businesses and Science & Engineering Associates.

        Discounted Cash Flow Analysis    Morgan Keegan performed a discounted cash flow analysis on the projected cash flows of Science & Engineering Associates for the fiscal year ending December 31, 2002 through December 31, 2006 using projections and assumptions provided by the management of Science & Engineering Associates. The discounted cash flow analysis included one set of projections that assumed Science & Engineering Associates will retain its largest customer (accounting for approximately 70% of 2001 revenue) for the entire period covered by the analysis and one set of projections that assumed Science & Engineering Associates will not retain that customer subsequent to the second quarter of 2005, at which time the contract expires. Morgan Keegan used a range of discount rates (15.0% to 35.0%) and terminal multiples (5.0x to 7.0x) based on estimated EBITDA for the fiscal year ending December 31, 2006 to calculate a range of implied equity values for Science & Engineering Associates.

        Based on discounted cash flow analysis, Morgan Keegan derived an implied Science & Engineering Associates equity value range of $51.8 million to $104.6 million.

        Leveraged Buyout Analysis    Morgan Keegan performed a leveraged buyout analysis using both historical and projected financial information for Science & Engineering Associates to determine the maximum amount of debt Science & Engineering Associates would be able to support while still providing adequate five-year returns to a third-party equity investor, and thus determined the maximum feasible purchase price based on current credit and equity market conditions. Morgan Keegan assumed a maximum senior debt/last twelve months EBITDA ratio of approximately 2:1, a maximum mezzanine debt/last twelve months EBITDA ratio of approximately 1:1, a minimum rate of return to mezzanine lenders of approximately 25%, and a minimum internal rate of return for a third party-equity investor of approximately 35%—40%. This analysis resulted in a maximum feasible purchase price based on current credit and equity market constraints of approximately $47.5 million.

        Contribution Analysis    Morgan Keegan analyzed the relative contributions of Science & Engineering Associates and Titan, comparing Science & Engineering Associates' post-Merger relative ownership of approximately 4.6% of the outstanding capital of the combined company to the pro forma income statement of the combined company, based on their historical financial results and projections as provided by Science & Engineering Associates management and as derived by Morgan Keegan's review of various analysts' reports and projections for Titan. The analysis based on historical financial results showed that on a pro forma combined basis (excluding (i) post-deal synergies, cost savings, operating improvements or tax benefits, and (ii) acquisition charges for Titan), based on the twelve month period ending December 31, 2001 for Science & Engineering Associates and the twelve month period ending September 30, 2001, for Titan, Science & Engineering Associates and Titan would account for approximately 6.8% and 93.2%, respectively, of the combined company's pro forma revenue, approximately 10.5% and 89.5%, respectively, of the combined company's pro forma EBIT, approximately 6.0% and 94.0%, respectively, of the combined company's pro forma EBITDA, and approximately 16.0% and 84.0% of the combined company's pro forma net income. The analysis based on projected financial results showed that on a pro forma combined basis (excluding (i) post-deal synergies, cost savings, operating improvements or tax benefits, and (ii) acquisition charges for Titan), based on the twelve month period ending January 31, 2003 for Science & Engineering Associates and Titan, Science & Engineering Associates and Titan would account for approximately 8.2% and 91.8%, respectively, of the combined company's pro forma revenue, approximately 11.3% and 88.7%, respectively, of the combined company's pro forma EBIT, approximately 9.6% and 90.4%, respectively, of the combined company's pro forma EBITDA and approximately 16.0% and 84.0%, respectively, of the combined company's pro forma net income. Based on (i) the relative sizes of Science & Engineering Associates and Titan, (ii) the concentration of Science & Engineering Associates' revenue, EBITDA, EBIT and net income provided by a single customer, and (iii) the liquidity of Titan equity and the illiquidity of Science & Engineering Associates equity, the Science & Engineering Associates post-Merger ownership of the combined entity appears reasonable relative to the relative contributions to various financial metrics.

Titan Valuation Analysis

        Peer Group Analysis    Morgan Keegan compared financial, market and operating information of Titan with corresponding data for a group of information technology outsourcing solutions companies, consisting of Accenture Ltd., Affiliated Computer Services Inc., American Management Systems Incorporated, CACI International Inc., CGI Group Inc., Cognizant Technology Solutions Corporation,

Computer Sciences Corporation, Electronic Data Systems Corporation, Halifax Corporation, Keane, Inc., MAXIMUS, Inc., PEC Solutions, Inc., Perot Systems Corp., and Tier Technologies, Inc.

        Specifically, Morgan Keegan:

  •
  calculated the enterprise value of each company as a multiple of its respective: last twelve months sales, last twelve months EBITDA and last twelve months EBIT;

  •
  calculated the market capitalization of each company as a multiple of its respective: last twelve months net income from continued operations and its latest publicly-available book value;

  •
  applied the median valuation multiples from their respective peer group to Titan's results for the latest twelve months ended December 31, 2001, to derive an implied range of equity values per share for Titan; and

  •
  used the implied price per share information to calculate an implied range of exchange ratios.

        The results of that analysis are set forth in the following table:

Comparable Company Analysis—Indicative Equity Value Range
(Dollars in Thousands, except per share)

Multiples

	Multiple of Adjusted Market Value
	High	Low	Mean	Median
Revenues	7.2	0.3	2.2	1.6
EBITDA	36.0	5.5	15.1	12.4
EBIT	56.8	8.3	23.2	19.3
Net Income	65.9	14.7	35.5	34.7
Book Value	65.8	2.3	13.4	6.6

Valuation

		Indicative Equity Value of Titan
Last Twelve Months						Implied Median Per Share Equity Value
	Titan	High	Low	Mean	Median
Revenues	$1,075,099	$7,287,013	$(130,532)	$1,838,107	$1,200,224	$18.70
EBITDA	$91,422	$2,815,940	$25,686	$902,611	$649,412	$10.12
EBIT	$47,427	$2,212,632	$(85,368)	$618,271	$434,327	$6.77
Net Income	$17,340	$1,142,423	$255,559	$615,745	$601,946	$9.38
Book Value	$(7,328)	$(481,982)	$(16,768)	$(97,840)	$(48,731)	$(0.76)

        Based on the peer group analysis, Morgan Keegan derived an implied Titan share price range of $10.12 to $18.70 based on the median revenue and EBITDA multiples of the peer companies analyzed.

        Discounted Cash Flow Analysis    Morgan Keegan performed a discounted cash flow analysis on the projected cash flows of Titan for the fiscal year ending December 31, 2002 through December 31, 2006. Projections for fiscal years 2002 through 2004 were derived from Morgan Keegan's review of various analysts' reports, and projections for fiscal years 2005 and 2006 were estimated by Morgan Keegan. Morgan Keegan used a range of discount rates (8.0% to 12.0%) and terminal multiples (13.0x to 17.0x) based on estimated EBITDA for the fiscal year ending December 31, 2006 to calculate a range of implied equity values per share of Titan common stock.

        Based on discounted cash flow analysis, Morgan Keegan derived an implied Titan equity value range per share of $17.92 to $30.30.

        The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying Morgan Keegan's opinion. In arriving at its fairness determination, Morgan Keegan considered the results of all such analyses and did not attribute any particular weight to any factor or analysis considered by it; rather, Morgan Keegan made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all such analyses. No company or transaction used in the above analyses is directly comparable to Science & Engineering Associates or Titan or the contemplated transaction. In addition, mathematical analysis such as determining the mean or median is not in itself a meaningful method of using selected data. The analyses were prepared solely for purposes of Morgan Keegan providing its opinion to the Board of Directors as to the fairness, from a financial point of view, of the merger consideration to be received by the shareholders of Science & Engineering Associates pursuant to the merger and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based on forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Science & Engineering Associates, Morgan Keegan or any other person assumes responsibility if future results are materially different from those forecast.

Titan's Reasons for the Merger

        Titan believes a business combination with Science & Engineering Associates will advance its strategic objective of taking advantage through acquisitions of growth opportunities from ongoing consolidation in the government defense contracting industry. Titan expects the combination with Science & Engineering Associates to offer the following strategic benefits to Titan after the merger:

  •
  enhancement of Titan's government defense contracting revenues;

  •
  broadening of Titan's capability to serve the government defense contracting industry and to compete for new projects consistent with Titan's strategy;

  •
  enhancement of Titan's ability to create, build and launch technology-based commercial businesses; and

  •
  synergies between Science & Engineering Associates' government defense contracting business and Titan's government defense contracting business.

        Titan's board of directors has determined that the merger is in the best interests of Titan and its stockholders. In reaching its determination, Titan's board of directors considered a number of factors, including the factors discussed above and listed below. The conclusions reached by Titan's board of directors with respect to the following factors supported its determination that the merger and the issuance of shares of Titan common stock in the merger were fair to, and in the best interests of, Titan and its stockholders:

  •
  the judgment, advice and analysis of Titan's management with respect to the potential strategic, financial and operational benefits of the transaction, including management's favorable recommendation of the transaction, based in part on the business, technical, financial, accounting and legal due diligence investigations performed with respect to Science & Engineering Associates and its subsidiaries;

  •
  the results of operations and financial condition of Titan and Science & Engineering Associates; and

  •
  the terms of the merger agreement and the agreements related to the merger, including the consideration to be paid by Titan and the structure of the merger which were considered by both the board of directors and management of Titan to provide a fair and equitable basis for the transaction.

        The Titan board of directors also considered a number of risks and potentially negative factors in its deliberation concerning the merger, including in particular:

  •
  the risk that the transaction might not be completed in a timely manner or at all;

  •
  the potential dilutive effect on the Titan common stock price if revenue and earnings expectations of the combined company are not met;

  •
  the potential loss of key Science & Engineering Associates employees critical to the ongoing success of Science & Engineering Associates' business and to the successful integration of Titan's business and Science & Engineering Associates' business;

  •
  the general difficulties of integrating products, technologies and companies;

  •
  the risk that the liabilities of Science & Engineering Associates assumed by Titan in the merger may exceed the value of the shares to be placed in escrow for indemnification purposes;

  •
  the other risks and uncertainties discussed above in the section entitled "Risk Factors" starting on page 19; and

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  the risk of diverting management resources from other strategic opportunities and operational matters for a period of time.

        The above discussion of information and factors considered by Titan's board of directors is not intended to be exhaustive but is believed to include all material factors considered by the board. In view of the wide variety of factors considered by Titan's board of directors, the board did not find it practicable to quantify or otherwise assign relative weight to the specific factors considered. In addition, Titan's board did not reach any specific conclusion on each factor considered, or any aspect of any particular factor, but conducted an overall analysis of these factors.

        Individual members of Titan's board may have given different weight to different factors. However, after taking into account all of the factors described above, Titan's board of directors determined that the merger, the merger agreement and the other agreements related to the merger were fair to, and in the best interests of, Titan, and that Titan should proceed with the merger.

Interests of Certain Persons in the Merger

        In addition to receiving their pro rata portion of the merger consideration due to being shareholders of Science & Engineering Associates, certain of the officers and directors of Science & Engineering Associates will receive additional benefits in connection with the merger. You should be aware of those interests when considering the unanimous recommendation of the Science & Engineering Associates board that Science & Engineering Associates shareholders vote in favor of the merger, the merger agreement, the related escrow agreement and the termination of the Science & Engineering Associates stock and option benefits plans.

  Treatment of Stock Options

        Under the terms of the Science & Engineering Associates stock and option benefits plan, Science & Engineering Associates has a right to repurchase shares of its common stock. Science & Engineering Associates will be waiving its repurchase rights for all shareholders and optionees in connection with the merger. Certain officers and directors of Science & Engineering Associates hold options or restricted shares of Science & Engineering Associates' common stock which will no longer be subject to Science & Engineering Associates' repurchase right in connection with the merger. As of

May 31, 2002 Science & Engineering Associates directors and officers held options to purchase Science & Engineering Associates common stock as set forth below.

Name of Officer or Director	Number of Shares of Science & Engineering Associates Common Stock Subject to Options	Number of Shares of Science & Engineering Associates Common Stock Issuable Upon Net Exercise	Number of Shares of Science & Engineering Associates Common Stock Currently Vested	Number of Shares of Science & Engineering Associates Common Stock to be Accelerated	Monetized Value of Science & Engineering Associates Common Stock to be Accelerated
James D. Cramer	25,000	20,184	11,250	13,750	745,402
Robert A. Savoie	35,000	24,353	11,250	23,750	1,287,513
Douglas K. Chandler	20,000	12,758	5,000	15,000	813,166
Gregory C. Mooradian	51,500	39,070	33,750	17,750	962,247
Ronald E. Ryan	11,100	9,334	9,300	1,800	97,580
George E. Dials	12,000	5,982	2,500	9,500	515,005
Stephen J. Dalich	5,000	4,299	2,500	2,500	135,528
Daniel T. Oliver	20,000	10,181	2,500	17,500	948,694
Sheila J. Miller	2,500	2,139	2,125	375	20,329
Rob R. MacIvor	1,250	670	0	1,250	67,764
Ilene R. Colina	2,500	2,139	2,125	375	20,329
Mark A. O'Donnell	9,000	7,159	3,875	5,125	277,832
Nick A. CerJanic	5,500	4,357	3,250	2,250	121,975
William E. Lowry	3,550	2,869	2,762	788	42,718
M. Sam Rindskopf	10,000	5,974	2,250	7,750	420,136
Charles H. Stafford	2,500	2,147	1,250	1,250	67,764
Kevin J. Bovee	8,500	7,304	5,625	2,875	155,857
C David. Cremer	2,550	2,007	1,950	600	32,527
Michael G. Goff	7,750	2,899	500	7,250	393,030
Bradley R. Key	1,500	1,305	1,500	0	0
Steven F. Mattern	4,500	3,472	2,958	1,542	83,593
Steven J. Saggese	2,690	2,110	2,173	517	28,027
Dina C. Nelson	1,750	1,486	1,375	375	20,329
John D. German	1,500	1,305	1,500	0	0
Edward F. Wonder	6,850	5,578	4,338	2,512	136,178
Robert D. Trent	3,000	2,440	1,500	1,500	81,317

        Under the merger agreement, vesting of outstanding options will be accelerated in full and each Science & Engineering Associates optionholder may elect to exercise his or her Science & Engineering Associates stock options, in whole or in part, in cash or by a net exercise. If a Science & Engineering Associates optionholder elects to exercise any options, these options will, immediately prior to the completion of the merger, be converted into shares of Science & Engineering Associates common stock, which will then be exchanged for the right to receive shares of Titan common stock. It is a condition precedent to Titan closing the merger that all options be exercised or terminated prior to closing. We urge you to read "Certain Terms of the Merger Agreement—Treatment of Options to Purchase Science & Engineering Associates Common Stock."

        The Board of Directors of Science & Engineering Associates and the Chairman of the Board of Directors, Dr. James D. Cramer, are parties to a Retirement Agreement and Agreement Regarding Confidential Information and Non-Competition. This agreement, which was entered into in January 2002, provides that Dr. Cramer is required to keep proprietary information confidential and precludes Dr. Cramer from forming another company or working for another entity that may compete with Science & Engineering Associates. In consideration for the mutual promises contained in this retirement agreement, Dr. Cramer will receive $120,000 per year, in addition to any director's fees that may continue after his election to retire from his full time employment with Science & Engineering Associates. He and his dependents will also be provided with health insurance coverage at Science & Engineering Associates' cost. The term of this retirement agreement is five years from the effective date on which Dr. Cramer elected to retire from his full time employment with Science & Engineering Associates, which was February 15, 2002. The successful completion of the acquisition of Science & Engineering Associates by Titan could prompt Mr. Cramer to elect to retire from his position as Chairman of the Board of Directors after the transaction is completed.

Management of Titan After the Merger

        The management of Titan after the merger will remain unchanged. Information about Titan's directors, other that Edward H. Bersoff, Ph.D. and Peter A. Cohen, each of whom recently joined the board and whose information is set forth below, and information about Titan's executive officers, other than Owens F. Alexander, Jr. and Brian J. Clark, each of whom recently became an executive officer and whose information is set forth below, can be found in Titan's Annual Report on Form 10-K for the year ended December 31, 2000 which is incorporated by reference into this prospectus/proxy statement. See "Where You Can Find More Information." Between the date of the Annual Report on Form 10-K and the date hereof, Charles Allen and Thomas G. Pownall ceased to be directors of Titan, Mellon Baird, Lawrence Oberkfell and Eugene O'Rourke ceased to be officers of Titan and Eric M. DeMarco was promoted to President. David Porreca will cease to be an officer of Titan as of April 1, 2002.

        Dr. Bersoff, age 59, has served as a director of Titan since February 2002. He is the founder of Re-route Corporation, an email forwarding service catering to consumer and commercial clients. Prior thereto he was the Chairman, Chief Executive Officer, President and founder of BTG, Inc., from February 1982 until it was acquired by Titan in November 2001.

        Mr. Cohen, age 55, has served as a director of Titan since March 2002. He is a founding partner of Ramius Capital Group, L.L.C., formed in 1994, an investment management, merchant banking firm. Prior thereto he formed Republic New York Securities in 1991 and was employed by Shearson Lehman Brothers from 1978 to 1991, where he held a number of executive positions, including President and Chief Operating Officer from 1981 through 1991. He is also a director of Prudential Life Corporation, The Mount Sinai -NYU Medical Center & Health System, Telecom Italia SpA, and Scientific Games Corporation.

        Mr. Alexander has been a Senior Vice President of Titan and President and Chief Executive Officer of Titan Wireless, Inc. since February 2002. From 1998 to 2001 he had been a Senior Vice President with Science Applications International Corporation, a Senior Vice President at Edison Source (a subsidiary of Edison International) from 1996 to 1997, Vice President of Marketing at Southern California Edison (a subsidiary of Edison International) from 1994 to 1997 and General Manager of BellSouth Telecommunications from 1988 to 1994.

        Mr. Clark, age 31, has been Titan's Vice President, Strategic Transactions since December 2001. From June 1996 to December 2001, he held various positions at Arthur Andersen LLP, most recently as a Senior Manager. From January 1994 to May 1996, he held various positions at Deloitte & Touche LLP, most recently as a Senior Accountant.

Material U.S. Federal Income Tax Consequences

        The following discussion summarizes the material U.S. federal income tax consequences of the merger that are expected to apply generally to Science & Engineering Associates shareholders upon an exchange of their Science & Engineering Associates common stock for Titan common stock in the merger. This summary constitutes the opinions of Cooley Godward LLP and Sutin, Thayer & Browne APC and is based upon their interpretations of current provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, as well as existing Treasury Regulations promulgated under the Code, existing Treasury and current administrative rulings and court decisions, all of which are subject to change. Any change, which may or may not be retroactive, could alter the tax consequences to Titan, Science & Engineering Associates or the Science & Engineering Associates shareholders as described in this summary. No attempt has been made to comment on all federal income tax consequences of the merger that may be relevant to particular holders, including holders:

  •
  who do not hold their shares of Science & Engineering Associates common stock, and will not hold the shares of Titan common stock received pursuant to the merger, as capital assets;

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  who are subject to special tax rules such as financial institutions, dealers in securities, foreign persons, mutual funds, insurance companies or tax-exempt entities;

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  who are subject to the alternative minimum tax provisions of the Code;

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  who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions;

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  who hold their shares as a hedge or as part of a hedging, straddle or other risk reduction strategy; or

  •
  whose shares are qualified small business stock for purposes of Section 1202 of the Code.

        In addition, the following discussion does not address (1) the tax consequences of the merger under state, local or foreign tax laws, (2) the tax consequences of transactions effectuated before, after or at the same time as the merger, whether or not they are in connection with the merger, including, without limitation, transactions in which shares of Science & Engineering Associates common stock are acquired or shares of Titan common stock are disposed of, (3) the tax consequences of the creation or use of the escrow fund under the merger agreement, (4) the tax consequences of any transfers to or from the escrow fund by Titan to the shareholders of Science & Engineering Associates, (5) the tax consequences of the earnout payment amount and the right thereto including their effect on tax basis, (6) the tax consequences to holders of options issued by Science & Engineering Associates which are converted into the right to receive shares of Titan common stock in connection with the merger, or (7) the tax consequences of the receipt of shares of Titan common stock other than in exchange for shares of Science & Engineering Associates common stock.

Accordingly, holders of Science & Engineering Associates common stock are advised and expected to consult their own tax advisors regarding the U.S. federal income tax consequences of the merger in light of their personal circumstances and the consequences under state, local and foreign tax laws.

        While tax opinions as described above have been issued as reflected in this discussion, as a condition to the consummation of the merger, Cooley Godward LLP and Sutin, Thayer & Browne APC must further render tax opinions that the merger will constitute a reorganization within the meaning of Section 368(a) of the Code. It is anticipated that such opinions will be issued immediately prior to the merger. Notwithstanding these tax opinions, no ruling from the Internal Revenue Service has been or will be requested in connection with the merger, and Science & Engineering Associates shareholders should be aware that tax opinions are not binding on the Internal Revenue Service, the Internal Revenue Service may adopt a contrary position, and a contrary position could be sustained by a court. In addition, there is limited authority as to the right to receive earn out payments, with the result that the tax treatment of that aspect of the merger is uncertain. The discussion below assumes that the right to receive amounts under the earn out are to be disregarded for federal income tax purposes prior to receipt of any payment under the earn out right other than for basis purposes until amounts are paid; however, given the limited authority, counsel is unable to opine that such treatment is proper. If the right to earn out payments is not to be disregarded, Science & Engineering Associates shareholders may be required to recognize gains with respect to the earn out right prior to receipt of payment as well as upon the receipt of earn out payments. The tax opinions that have been and will be issued are conditioned upon certain additional assumptions and qualifications, including the following:

  •
  that all representations, warranties and statements made or agreed to by Science & Engineering Associates, Titan, Thunderbird Acquisition, Inc. and their managements, employees, officers, directors and stockholders in connection with the merger, including, but not limited to, those set forth in the merger agreement, including the exhibits thereto, and the tax representation letters delivered to such counsel by Science & Engineering Associates and Titan are true, completely describe all facts, and are accurate at all relevant times;

  •
  that original documents submitted to such counsel, including signatures thereto, are authentic, documents submitted to such counsel as copies conform to the original documents, and that all of these documents have been, or will be by the effective time, duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness of these documents;

  •
  that all covenants and representations contained in the merger agreement, including exhibits thereto, and the tax representation letters, described above, are performed and accurate without any material waiver or breach;

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  that no consideration other than shares of Titan common stock is being issued in exchange for shares of Science & Engineering Associates common stock in the merger other than cash received in lieu of fractional shares for Titan common stock and the right to receive the earnout payment amounts;

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  that the merger will be reported by Science & Engineering Associates and Titan on their respective U.S. federal income tax returns in a manner consistent with the opinions rendered by such counsel;

  •
  that in connection with the payment of earn out shares, Titan will in no event issue an aggregate number of earn out shares that exceeds the number of shares issued upon consummation of the merger pursuant to the exchange ratio, and excluding shares issued into the escrow fund, in the absence of an opinion of counsel or an Internal Revenue Service ruling to the effect that the issuance of such an excess will not have a material adverse effect on the status of the merger as a "reorganization" under Section 368 of the Code; and

  •
  that any representation or statement made "to the knowledge of" or similarly qualified is correct without that qualification.

        Subject to the assumptions and qualifications referred to in this discussion, Cooley Godward LLP and Sutin, Thayer & Browne APC are of the opinion that the merger will be treated for federal income tax purposes as a reorganization and as a result, Cooley Godward LLP and Sutin, Thayer & Browne APC are also of the opinion that:

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  Titan, Thunderbird Acquisition, Inc. and Science & Engineering Associates will not recognize any gain or loss solely as a result of the merger;

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  Science & Engineering Associates shareholders will not recognize any gain or loss upon the receipt of solely Titan common stock for their Science & Engineering Associates common stock, other than with respect to cash received in lieu of fractional shares of Titan common stock, cash that may be received as an earn out payment, and imputed interest on the earn out payment irrespective of whether the earn out payment is made in cash or stock;

  •
  the aggregate basis of the shares of Titan common stock received by a Science & Engineering Associates shareholder in the merger (including any fractional share deemed received and any shares in the escrow fund and any shares that may be received in earn out) will (except as described below) be the same as the aggregate basis of the shares of Science & Engineering Associates common stock surrendered in exchange therefore; reduced by any amount allocable to a fractional share of Titan common stock for which cash is received, and allocated as described below;

  •
  the aggregate basis described in the preceding paragraph shall be determined separately with respect to each block of stock held by a Science & Engineering Associates shareholder; for this purpose, a block of stock means shares purchased at the same time for the same price; the aggregate basis determined with respect to each block of stock shall then be allocated to all shares received or to be received in the merger; the precise rules for such allocation are unclear and will depend in part as to whether the installment provisions of the Code apply; counsel believes however that, Science & Engineering Associates shareholders may be required to treat as issued at the time of the merger the maximum number of shares that are issuable from the escrow fund and pursuant to the earn out with the result that the aggregate basis in shares of Titan common stock received at the time of the merger or held in the escrow pursuant to the exchange ratio will be less than the basis of the Science & Engineering Associates shares surrendered in the Merger; if in fact less than the maximum number of shares are issued, the basis allocated to the unissued shares will be reallocated to remaining shares;

  •
  the holding period of the shares of Titan common stock received by a Science & Engineering Associates shareholder in the merger (other than shares of Titan common stock received pursuant to the earn out that are considered imputed interest) will include the holding period of the shares of Science & Engineering Associates common stock surrendered in exchange therefor;

  •
  a portion of Titan common stock received pursuant to the earn out will be taxable as imputed interest income under the Code, notwithstanding that the merger agreement provides that no interest will be payable or imputed on the amount due pursuant to the earn out provisions of the merger agreement; as to this portion, the stockholder will recognize ordinary income, and have basis, equal to the portion's fair market value; the amount of imputed interest with respect to an earn out payment will be equal to the excess of the fair market of the earn out payment over its present value discounted back to the time of the merger, using a discount rate prescribed by the IRS that is intended to reflect the average of market yields on Treasury debt obligations; and

  •
  a Science & Engineering Associates shareholder who receives cash in lieu of a fractional share will recognize gain or loss equal to the difference, if any, between such shareholder's basis in the fractional share and the amount of cash received.

        Other Consideration.    A recipient of Titan common stock would recognize income to the extent that, for example, any such shares were determined to have been received in exchange for services, to satisfy obligations, including, without limitation, shareholder obligations to third parties such as brokerage commissions, or in consideration for anything other than the Science & Engineering Associates common stock surrendered. Generally, such income is taxable as ordinary income upon receipt. In addition, to the extent that a Science & Engineering Associates shareholder was treated as receiving, directly or indirectly, consideration other than Titan common stock in exchange for such shareholder's Science & Engineering Associates common stock, gain or loss would have to be recognized.

        Backup Withholding.    With respect to a cash payment received by a Science & Engineering Associates shareholder in lieu of a fractional share of Titan common stock, a noncorporate Science & Engineering Associates shareholder may be subject to backup withholding at a rate of 30%. However, backup withholding will not apply to a shareholder who either (1) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding by completing the substitute Form W-9 that will be included as part of the letter of transmittal, or (2) otherwise proves to Titan and its exchange agent that the shareholder is exempt from backup withholding.

        Reporting Requirements.    Each Science & Engineering Associates shareholder that receives Titan common stock in the merger will be required to file a statement with his, her or its federal income tax return setting forth his, her or its basis in the Science & Engineering Associates common stock surrendered and the fair market value of the Titan common stock and cash, if any, received in the merger, and to retain permanent records of these facts relating to the merger.

        Dissenting Shareholders.    A dissenting shareholder of Science & Engineering Associates common stock who perfects dissenters' rights will generally be treated as having received a distribution in redemption of his, her or its stock subject to the provisions and limitations of Sections 302 and 356(a)(2) of the Code. While the tax consequences of such a redemption depend on a shareholder's particular circumstances, a dissenting shareholder who, after the merger, does not own (actually or constructively) any common stock of either Science & Engineering Associates or Titan will generally recognize gain or loss with respect to a share of Science & Engineering Associates common stock equal to the difference between his, her or its basis in such share, and the amount of cash received.

        Consequences of IRS Challenge.    A successful challenge by the Internal Revenue Service to the reorganization status of the merger would result in the Science & Engineering Associates shareholders recognizing taxable gain or loss with respect to each share of Science & Engineering Associates common stock surrendered equal to the difference between each shareholder's basis in such share and the fair market value, as of the effective time of the merger, of the Titan common stock received in exchange therefor. Additional gain may also have to be recognized with respect to the right to receive earn out payments although it is possible any such gain might not be recognizable until any earn out payments are received. In such event, a Science & Engineering Associates shareholder's aggregate basis in the Titan common stock so received would equal its fair market value, and the holding period of such stock would begin the day after the date the merger becomes effective.

        All Science & Engineering Associates shareholders are urged to consult their tax advisors regarding the tax consequence of the merger.

Accounting Treatment

        The transaction described in this prospectus/proxy statement will be accounted for as a "purchase," as that term is used under generally accepted accounting principles, commonly referred to as "GAAP," for accounting and financial reporting purposes. Science & Engineering Associates will be treated as the acquired corporation for these purposes. Science & Engineering Associates' assets, liabilities and other items will be adjusted to their estimated fair value at the completion of the merger and combined with the historical book values of the assets and liabilities of Titan. Applicable income tax effects of these adjustments will be included as a component of the combined company's deferred tax asset or liability. On June 29, 2001, the Financial Accounting Standards Board, or FASB, adopted changes to the method of accounting for goodwill in a purchase transaction from capitalization and amortization against earnings to capitalization and periodic evaluation for impairment. The change is effective with respect to all business combinations accounted as a purchase and completed after June 30, 2001. As a result, unamortized goodwill resulting from this transaction will be reported as an asset and not amortized against earnings unless it becomes impaired. For further information concerning the amount of goodwill or other intangibles to be recorded in connection with the merger and the amortization of that goodwill, see the section entitled "The Titan Corporation Notes to Unaudited Pro Forma Condensed Combined Financial Statements" on page 97.

Regulatory Approvals

        Other than clearance under the antitrust laws applicable to the transaction which are described below, the Securities and Exchange Commission declaring the registration statement on Form S-4 relating to this transaction effective and the filing of an agreement of merger under New Mexico law with respect to the merger, Titan does not believe that any additional material governmental filings are required with respect to the merger.

        This merger is subject to review by the Department of Justice and the Federal Trade Commission to determine whether it is in compliance with applicable antitrust laws. Under the provisions of the Hart-Scott-Rodino Antitrust Improvements HSR Act of 1976, as amended, the merger may not be consummated until the specified waiting period requirements of that Act have been satisfied. Titan and Science & Engineering Associates have filed all required notification reports with the Department of

Justice and the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Certain Securities Laws Considerations

        The Titan common stock to be issued in the merger will be registered under the Securities Act. These shares will be freely transferable under the Securities Act, except for Titan common stock issued to any person who is deemed to be an affiliate of Titan. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with Titan and include Titan's officers and directors, as well as its principal shareholders. Titan affiliates may not sell their Titan common stock acquired in the merger except pursuant to:

  •
  an effective registration statement under the Securities Act covering the resale of those shares;

  •
  an exemption under paragraph (d) of Rule 145 under the Securities Act;

  •
  an exemption under Rule 144 under the Securities Act; or

  •
  any other applicable exemption under the Securities Act.

Dissenters' Rights

        By virtue of Article 15 of the New Mexico Business Corporation Act, or the NMBCA, if holders of Science & Engineering Associates common stock exercise dissenters' rights in connection with the merger agreement under Sections 53-15-3 and 53-15-4 of the NMBCA, any shares of Science & Engineering Associates common stock as to which such dissenters' rights are exercised will not be converted into the right to receive shares of Titan common stock but instead will be converted into the right to receive such consideration as may be determined to be due with respect to such dissenting shares pursuant to the NMBCA.

        The following is a summary of the material provisions of Sections 53-15-3 and 53-15-4 of the NMBCA, is not intended to be a complete statement of such provisions and is qualified in its entirety by reference to the full text of Sections 53-15-3 and 53-15-4 of the NMBCA, a copy of which is attached hereto as Annex E and is incorporated herein by reference.

        If the merger agreement is approved by the holders of a majority of Science & Engineering Associates' common stock, each holder of Science & Engineering Associates common stock who does not vote in favor of the merger agreement and who follows the procedures set forth in Section 53-15-4 of the NMBCA will be entitled to have his, her or its Science & Engineering Associates common stock purchased by Science & Engineering Associates for cash at the fair value of such stock as determined by Science & Engineering Associates or by the court. The shares of Science & Engineering Associates common stock with respect to which holders have perfected their purchase demand in accordance with Section 53-15-4 of the NMBCA and have not effectively withdrawn or lost such dissenters' rights are referred to in this proxy statement/prospectus as the "dissenting shares."

        A Science & Engineering Associates shareholder who elects to exercise dissenters' rights must file with Science & Engineering Associates, prior to or at the meeting of shareholders at which the merger is submitted to a vote, a written objection to the merger. Then, if the dissenting shareholder does not vote in favor of the merger, the dissenting shareholder has ten days in which to make written demand on Science & Engineering Associates. This demand may not be withdrawn unless Science & Engineering Associates consents to its withdrawal. Any written objection or demand should be mailed or delivered to: Science & Engineering Associates, 6100 Uptown Boulevard, Suite 700, Albuquerque, New Mexico 87110, Attention: Sheila J. Miller.

        Within ten days after the merger is effected, Science & Engineering Associates must mail a written notice including an offer to purchase the dissenting shares for their value as determined by Science &

Engineering Associates together with a balance sheet of Science & Engineering Associates, the shares of which the dissenting shareholder holds, as of the latest available date and not more than twelve months prior to the making of the offer, and a profit and loss statement of Science & Engineering Associates for the twelve months' period ended on the date of the balance sheet.

        If a dissenting shareholder agrees to the price offered by Science & Engineering Associates within 30 days after the merger is effected, Science & Engineering Associates will pay him, her or it that price for the dissenting shares held by the dissenting shareholder within 90 days after the merger is effected.

        If a dissenting shareholder and Science & Engineering Associates disagree on the price, Science & Engineering Associates may file a petition in any court of competent jurisdiction in the county of Bernalillo, New Mexico within 60 days after the merger is effected. If Science & Engineering Associates fails to file a petition with the court, any dissenting shareholder may do so in the name of Science & Engineering Associates. All dissenting shareholders will be made parties to the proceeding.

        Any dissenting shareholder who has duly demanded the purchase of his, her or its shares under Section 53-15-4 of the NMBCA will, after making demand, only be entitled to payment under Section 53-15-4 of the NMBCA and will not be entitled to vote or to exercise any other rights of a shareholder.

        If any holder of Science & Engineering Associates common stock who demands the purchase of his, her or its shares under Section 53-15-4 of the NMBCA fails to perfect, or effectively withdraws or loses his, her or its right to the purchase, then that shareholder's status as a shareholder will be restored, without prejudice, to any corporate proceedings which may have taken place during the interim. Dissenting shares will lose their status as dissenting shares if:

  •
  the merger agreement is abandoned or rescinded;

  •
  the shareholders revoke the authority to effect the merger;

  •
  a dissenting shareholder fails to make a timely written demand for purchase;

  •
  the dissenting shares are voted in favor of the merger agreement;

  •
  the dissenting shareholder and Science & Engineering Associates do not agree upon the purchase price, but neither Science & Engineering Associates nor the shareholder files a complaint or intervenes in a pending action within 60 days; or

  •
  with Science & Engineering Associates' consent, the shareholder delivers a written withdrawal of the shareholder's demand for purchase of his, her or its shares.

        Failure to follow the steps required by Section 53-15-4 of the NMBCA for perfecting dissenters' rights may result in the loss of such rights (in which event a shareholder will be entitled to receive the consideration receivable with respect to such dissenting shares in accordance with the merger agreement). In view of the complexity of the provisions of Sections 53-15-3 and 53-15-4 of the NMBCA, Science & Engineering Associates shareholders who are considering objecting to the merger agreement should consult their own legal advisors.

Relationships Between Titan and Science & Engineering Associates

        Except as otherwise described in this prospectus/proxy statement, neither Titan nor, to the best of Titan's knowledge, any of its directors, executive officers or other affiliates has any contract, arrangement, understanding or relationship with any other person with respect to any securities of Science & Engineering Associates, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any securities, joint ventures, loan or option arrangements, guaranties of loans, guaranties against loss or the giving or withholding of proxies. Except as described in this prospectus/proxy statement, there have been no contacts, negotiations or transactions since January 1, 1997, between Titan or, to the best of Titan's knowledge, any of its directors, executive officers or other affiliates on the one hand, and Science & Engineering Associates or its affiliates, on the other hand, concerning a merger, consolidation or acquisition, an acquisition of securities, an election of directors, or a sale or other transfer of a material amount of assets. Neither Titan nor, to the best of Titan's knowledge, any of its directors, executive officers or other affiliates has since January 1, 1997 had any transaction with Science & Engineering Associates or any of its officers, directors or affiliates that would require disclosure under the rules and regulations of the Securities and Exchange Commission applicable to the merger.

        Neither Titan nor, to the best of Titan's knowledge, any of its directors, executive officers or other affiliates beneficially owns or has any right to acquire, directly or indirectly, any shares of Science & Engineering Associates common stock.

        Neither Titan nor, to the best of Titan's knowledge, any of its directors, executive officers or other affiliates has effected any transaction in shares of Science & Engineering Associates common stock during the past 60 days.

Stock Ownership Following the Merger

        Assuming that no additional shares of Science & Engineering Associates common stock or options to purchase Science & Engineering Associates common stock are issued and none of the currently outstanding options to purchase Science & Engineering Associates common stock are cancelled prior to the closing of the merger, and assuming the closing price of Titan common stock is $18.00, Titan will issue approximately 3,984,722 shares in the merger. Based upon 77,212,053 shares of Titan common stock issued and outstanding as of May 31, 2002, the former holders of Science & Engineering Associates common stock would hold and have voting power with respect to approximately 94.8%, and the stockholders of Titan prior to the closing of the merger would hold and have voting power with respect to approximately 5.2% of Titan's total issued and outstanding shares of common stock after consummation of the merger.

CERTAIN TERMS OF THE MERGER AGREEMENT

        The following is a summary of the material provisions of the merger agreement. However, the following is not a complete description of all provisions of the merger agreement. We urge you to carefully read the entire merger agreement, which is attached as Annex A to this prospectus/proxy statement and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the merger agreement.

General

        The merger agreement provides for the merger of Science & Engineering Associates with Thunderbird Acquisition, Inc., a wholly owned subsidiary of Titan that was created to effect the merger. As a result of the merger, Science & Engineering Associates will be the surviving entity in the merger and will become a wholly owned subsidiary of Titan. The shareholders of Science & Engineering Associates will become stockholders of Titan.

The Completion of the Merger

        The merger will be completed upon the filing of the agreement of merger with the Public Regulation Commission of the State of New Mexico. The merger agreement provides that the merger will be completed no more than five business days after all of the conditions to the merger contained in the merger agreement are satisfied or waived.

Manner and Basis of Converting Shares of Science & Engineering Associates Common Stock in the Merger

        Under the terms of the merger agreement, upon completion of the merger, each outstanding share of Science & Engineering Associates common stock will be converted into the right to receive shares of Titan common stock based on the exchange ratio. All options to purchase common stock of Science & Engineering Associates shall be exercised or terminated prior to the date of closing. None of the shares of Titan common stock issued in the merger will be subject to repurchase rights at the time of the closing.

The Exchange Ratio

        The exchange ratio is a fraction (rounded to the fifth decimal point) computed pursuant to the terms of the merger agreement.

        If the average closing price of Titan common stock for the twenty trading days prior to the satisfaction of the last condition to the merger is between $18.00 and $24.00 per share, Titan has agreed to pay Science & Engineering Associates shareholders an aggregate of $71,725,000 in Titan common stock or approximately $54.21 per share of Science & Engineering Associates common stock, assuming that 1,323,197 shares of Science & Engineering Associates common stock are outstanding immediately prior to the merger. The exact value per share of Science & Engineering Associates common stock will be determined based upon the actual number of shares outstanding immediately prior to the merger, which may change depending upon option exercises. The number of shares of Titan common stock issued for each share of Science & Engineering Associates common stock is referred to as the exchange ratio.

        The table below shows the exchange ratio and the value into which each share of Science & Engineering Associates common stock would be converted in the merger, if the average closing price of Titan common stock ranged from $18.00 to $24.00. The table illustrates that within this range of prices, the exchange ratio will vary but the value per share of Science & Engineering Associates common stock will be fixed and will remain unchanged. As a result, Science & Engineering Associates shareholders are assured to receive the same value for their shares of common stock regardless of the stock market fluctuations of Titan's common stock within the range of $18.00 to $24.00 per share.

Titan Average Closing Price Per Share	Value of Merger Consideration Per Share of Science & Engineering Associates Stock	Exchange Ratio
$24.00	$54.21	2.25875
$23.00	$54.21	2.35696
$22.00	$54.21	2.46409
$21.00	$54.21	2.58142
$20.00	$54.21	2.71050
$19.00	$54.21	2.85315
$18.00	$54.21	3.01167

        If the average closing price for Titan common stock is less than $18.00 per share, Titan has agreed to issue at the closing of the merger 3,984,722 shares of Titan common stock to the shareholders of Science & Engineering Associates. Assuming that prior to the merger there are 1,323,197 shares of Science & Engineering Associates common stock outstanding, each share of Science & Engineering Associates common stock will be converted into the right to receive 3.01144 shares of Titan common stock. Because the exchange ratio of 3.01144 will be fixed, the value you will receive for your shares of Science & Engineering common stock will vary. As a result, you will receive Titan shares of common stock and cash in lieu of fractional shares with value of $54.18 or less depending on the actual price of Titan common stock.

        The table below shows the exchange ratio and the value into which each share of Science & Engineering Associates common stock would be converted in the merger, if the average closing price of Titan common stock is below $18.00. The table illustrates that the exchange ratio will be fixed and remain unchanged but the value per share of Science & Engineering Associates common stock will vary. Because the exchange ratio is fixed, Science & Engineering Associates shareholders could receive lower value for their shares of common stock as the twenty-day average closing price of Titan common stock declines below $18.00 per share.

Titan Average Closing Price Per Share	Value of Merger Consideration Per Share of Science & Engineering Associates Stock	Exchange Ratio
$17.99	$54.18	3.01144
$17.00	$51.19	3.01144
$16.00	$48.18	3.01144
$15.00	$45.17	3.01144

        However, if the average closing price for Titan common stock is below $15.00 per share, Science & Engineering Associates has the right to terminate the merger agreement in order to protect the shareholders of Science & Engineering Associates from the declining value of the merger consideration. If Science & Engineering Associates has elected to terminate the merger agreement, Titan has the right to make a fixed value election in order to protect the value of the transaction to Titan. If Titan makes the fixed value election, Titan has agreed to pay Science & Engineering Associates shareholders an aggregate of $59,770,833 in Titan common stock or approximately $45.17 per share of Science & Engineering Associates common stock, assuming that 1,323,197 shares of Science & Engineering Associates common stock are outstanding immediately prior to the merger.

        The table below shows the exchange ratio and the value into which each share of Science & Engineering Associates common stock would be converted in the merger, if Science & Engineering Associates has elected to terminate the merger agreement and if Titan has made the fixed value election. The table illustrates that although the exchange ratio varies, the value of the merger consideration of $45.17 per share of Science & Engineering Associates common stock will be fixed and will remain unchanged, assuming that 1,323,197 shares of Science & Engineering Associates common stock are outstanding immediately prior to the merger.

Titan Average Closing Price Per Share	Value of Merger Consideration Per Share of Science & Engineering Associates Stock	Exchange Ratio
$14.99	$45.17	3.01334
$14.00	$45.17	3.22642
$13.00	$45.17	3.47461
$12.00	$45.17	3.76417

        If the average closing price for Titan common stock is more than $24.00 per share, Titan has agreed to issue at the closing of the merger 2,988,541 shares of Titan common stock to the shareholders of Science & Engineering Associates. Assuming that prior to the merger there are 1,323,197 shares of Science & Engineering Associates common stock outstanding, each share of Science & Engineering Associates common stock will be converted into the right to receive 2.25858 shares of Titan common stock. Because the exchange ratio of 2.25858 will be fixed, the value you will receive for your shares of Science & Engineering common stock will vary. As a result, you will receive Titan shares of common stock and cash in lieu of fractional shares with value of $54.23 or higher depending on the actual price of Titan common stock.

        The table below shows the exchange ratio and the value into which each share of Science & Engineering Associates common stock would be converted in the merger, if the average closing price of Titan common stock is above $24.00. The table illustrates that the exchange ratio will be fixed and remain unchanged but the value per share of Science & Engineering Associates common stock will vary. Because the exchange ratio is fixed, Science & Engineering Associates shareholders could receive higher value for their shares of common stock as the twenty-day average closing price of Titan common stock rises above $24.00 per share.

Titan Average Closing Price Per Share	Value of Merger Consideration Per Share of Science & Engineering Associates Stock	Exchange Ratio
$24.01	$54.23	2.25858
$25.00	$56.46	2.25858
$26.00	$58.72	2.25858
$27.00	$60.98	2.25858

        However, if the average closing price for Titan common stock is more than $27.00 per share, Titan has the right to terminate the merger agreement. If Titan has elected to terminate the merger agreement, Science & Engineering Associates has the right to make a fixed value election in order to protect the value of the transaction for its shareholders. If Science & Engineering Associates makes the fixed value election, Titan has agreed to pay Science & Engineering Associates shareholders an aggregate of $80,690,623 in Titan common stock or approximately $60.98 per share of Science & Engineering Associates common stock, assuming that 1,323,197 shares of Science & Engineering Associates common stock are outstanding immediately prior to the merger.

        The table below shows the exchange ratio and the value into which each share of Science & Engineering Associates common stock would be converted in the merger, if Titan has elected to terminate the merger agreement and if Science & Engineering Associates has made the fixed value election. The table illustrates that although the exchange ratio varies, the value of the merger consideration of $60.98 per share of Science & Engineering Associates common stock will be fixed and will remain unchanged, assuming that 1,323,197 shares of Science & Engineering Associates common stock are outstanding immediately prior to the merger.

Titan Average Closing Price Per Share	Value of Merger Consideration Per Share of Science & Engineering Associates Stock	Exchange Ratio
$27.01	$60.98	2.25768
$28.00	$60.98	2.17785
$29.00	$60.98	2.10275
$30.00	$60.98	2.03267

        The values of Titan common shares in the tables above are illustrative only and do not represent the actual amounts per Science & Engineering Associates common share that might be realized by any Science & Engineering Associates shareholder on or after consummation of the offer or the merger. The amount any Science & Engineering Associates shareholder might realize upon sale in the market of Titan common shares received by the shareholder in the offer or the merger will depend upon the market price per share of Titan common shares at the time of sale, which may fluctuate for any number of reasons, including those specific to Titan and those that influence the trading prices of equity securities generally.

        More Information about the Final Exchange Ratio.    Titan will notify you of the final exchange ratio by issuing a press release announcing the final exchange ratio and filing that press release with the Securities and Exchange Commission.

        Of the shares issued by Titan at the effective time of the merger, excluding any shares issued by Titan as an earn out payment pursuant to the merger agreement, Titan will deliver to the escrow agent the number of shares of Titan common stock with a value equal to $3,775,000 divided by the average closing price for shares of Titan common stock on the NYSE Composite Transaction Tape during the 20-day trading period ending one day before the date on which the last condition to closing is satisfied or waived. The collar used to determine the exchange ratio shall have no effect on the number of escrow shares. These shares will be held in an escrow account as security for the indemnification rights of Titan pursuant to the merger agreement.

        The remaining shares of Titan common stock issuable at the effective time of the merger will be issued to the Science & Engineering Associates shareholders upon consummation of the merger. For a more complete understanding of your rights and obligations with respect to the shares of Titan common stock to be deposited by Titan with the escrow agent, please read the sections entitled "Certain Terms of the Merger Agreement—Indemnification" and "Certain Other Agreements—Escrow Agreement."

        Titan will not issue certificates representing fractional shares of its common stock in the merger. Any shareholder who would otherwise be entitled to a fractional share under the merger agreement will receive a cash payment (rounded to the nearest whole cent) based on the following calculation: the sum of any fractional interests that are deliverable under the merger agreement and any fractional interests that are otherwise to be held in escrow, multiplied by the average closing sales price of one share of Titan common stock, as reported on the NYSE Composite Transaction Tape, for the 20 trading-day period ending on the last business day before the satisfaction of the last condition precedent to the closing of the merger.

        The merger agreement provides that, as soon as reasonably practicable after the date of completion of the merger, Titan will mail to each shareholder of Science & Engineering Associates a letter of transmittal in customary form and instructions for use in exchanging Science & Engineering Associates common stock certificates for Titan common stock certificates and cash for any fractional share. Science & Engineering Associates will hold the Science & Engineering Associates common stock certificates until the closing of the merger, at which time Science & Engineering Associates will coordinate the delivery of the letters of transmittal and the Science & Engineering Associates common stock certificates to Titan. In addition, the merger agreement contemplates that, on or after the closing, upon receipt of a Science & Engineering Associates stock certificate and a duly executed letter of transmittal and any other documents that Titan reasonably requires, Titan will mail to the record holder of the Science & Engineering Associates shares a certificate representing the number of whole shares of Titan common stock that the holder has the right to receive (not including the escrow shares allocated to the holder) and cash in lieu of any fractional share. At such time, Titan will also deliver to the escrow agent the number of escrow shares allocated to the former Science & Engineering Associates shareholder.

        After the completion of the merger, until it is surrendered, each certificate that previously evidenced Science & Engineering Associates common stock will only represent the right to receive shares of Titan common stock and the right to receive cash instead of a fractional share of Titan common stock. Titan will not pay dividends or other distributions on any shares of Titan common stock to be issued in exchange for any Science & Engineering Associates common stock certificate that is not surrendered until the Science & Engineering Associates common stock certificate is surrendered in accordance with the merger agreement. Science & Engineering Associates Shareholders Should Not Return Their Share Certificate With The Enclosed Proxy.

Earn Out Payment

        Each Science & Engineering Associates shareholder of record immediately prior to the effective time of the merger shall also be eligible to receive additional consideration as an earn out payment pursuant to the merger agreement, if Science & Engineering Associates meets revenue and earning targets during a specified period, of up to an aggregate value of $3,775,000 or approximately $2.85 per share based on 1,323,197 shares of Science & Engineering Associates common stock outstanding. Science & Engineering Associates must have revenues of at least $70,000,000.00 and earnings before income tax and before any benefit allowance, or EBIT, equal to at least 7% of those revenues during the twelve-month period commencing on the first day of the month immediately following the month in which the merger closes in order for any earn-out payment to become payable, called the Earn Out Period. The dollar amount of the earn-out is payable at Titan's option in cash or in shares of Titan common stock. If Titan elects to pay out earn-out in Titan shares, the Titan shares will be valued of the average closing price over a five-day trading period ending two days prior to the distribution of the earn-out payment.

        For the purposes of the foregoing, the "Earn Out Payment Amount" shall mean an amount not to exceed $3,775,000, without any interest payable thereon or imputed thereto, determined in accordance with the merger agreement and subject to reduction for indemnification claims in accordance with the merger agreement.

        The following table shows the Earn-Out Payment that a Science & Engineering Associates shareholder who holds 100 shares of Science & Engineering Associates of record as of immediately prior to the merger would receive in Titan shares if the full $3,775,000 is earned. The actual earn-out payment may be between zero and $3,775,000.

Titan Average Closing Price	Number of shares of Science & Engineering Associates Common Stock	Number of Shares of Titan Common Stock(1)	Cash Payment(1)
$24.00	100	11.88	$285
$23.00	100	12.39	$285
$22.00	100	12.95	$285
$21.00	100	13.57	$285
$20.00	100	14.25	$285
$19.00	100	15.00	$285
$18.00	100	15.83	$285

(1)
If the earn-out payment is due, Titan may elect to make the payment in either cash or shares of Titan common stock. The table assumes that 1,323,197 shares of Science & Engineering are outstanding as of immediately prior to the merger.

        Within 60 days following the expiration of the Earn Out Period, Titan shall deliver to the Science & Engineering Associates Shareholders' Representative a consolidated income statement of Science & Engineering Associates for the Earn Out Period, called the Earn Out Income Statement. The Earn Out Income Statement shall be accompanied by the report of Titan's independent auditor stating that the Earn Out Income Statement presents fairly, in all material respects, Science & Engineering Associates' results of operations for the Earn Out Period.

        If the Science & Engineering Associates Shareholders' Representative does not timely contest the Earn Out Income Statement, then the Earn Out Income Statement shall be final and binding on all the parties. In the event the Science & Engineering Associates shareholders' representative contests any part of the Earn Out Income Statement, the Science & Engineering Associates shareholders' representative shall give Titan written notice of his or her objections thereto within 15 days following the delivery of the Earn Out Income Statement.

        During the 30-day period following the delivery of the notice, a senior management representative of Titan and the Science & Engineering Associates Shareholders' Representative shall attempt to resolve in writing any differences which a senior management representative of Titan and the Science & Engineering Associates Shareholders' Representative may have with respect to any matter specified in the notice. If at the end of the 30-day period, a senior management representative of Titan and the Science & Engineering Associates Shareholders' Representative shall fail to reach a written agreement with respect to all of such matters, then all such matters specified in the notice with respect to which a written agreement has not been reached shall be resolved by a neutral auditor.

        During the Earn Out Period, Science & Engineering Associates will operate as a separate division or business unit of Titan and shall keep separate financial statements as a unit.

        In the event that Titan is required to pay to the shareholders of Science & Engineering Associates an earn out payment, as soon as practicable after the delivery of the Earn Out Income Statement Titan shall deliver to each shareholder a certificate representing that number of shares of Titan common stock to which the holder is entitled. Titan shall only issue certificates that represent whole shares of Titan common stock. In lieu of any fractional shares to which a shareholder would otherwise be entitled, after combining any fractional interests of such holder into as many whole shares as possible, the shareholder shall be paid in cash a dollar amount (rounded to the nearest whole cent) determined by multiplying the average closing sales price for a share of Titan common stock on the NYSE Composite Transaction Tape over the five trading-day period ending two days prior to the distribution of the earn out shares by the fraction of a share of Titan common stock that would otherwise be deliverable to such holder.

Treatment of Options to Purchase Science & Engineering Associates Common Stock

        The merger agreement provides that after the effective date of the merger agreement and prior to the closing of the merger, Science & Engineering Associates intends to arrange for the exercise of all Science & Engineering Associates stock options on behalf of all option holders who desire to exercise Science & Engineering Associates stock options. It is a condition of Titan's obligation to close the merger, that all options must be exercised or terminated at the closing of the merger. The options will become fully vested and may be exercised in whole or in part and by cash payment or net exercise. The exercise of stock options will be effective immediately prior to the closing of the merger. The stock options by their terms do not terminate if not exercised at closing. Titan may elect not to consummate the merger if any outstanding options are not exercised or terminated by the closing. The exercise of stock options will be effective immediately prior to the closing of the merger.

Dissenters' Rights

        The merger agreement provides that any shares of Science & Engineering Associates common stock held by a shareholder who has the right to demand and properly demands an appraisal of such Science & Engineering Associates common stock pursuant to Article 15 of the New Mexico Business Corporation Act, or NMBCA, shall not be converted into the right to receive Titan common stock, unless the shareholder fails to perfect or loses the right to purchase demand. Upon the completion of the merger, any holder of Science & Engineering Associates common stock with the purchase demand rights described above shall no longer have any rights with respect to the Science & Engineering Associates common stock, other than the rights provided in Article 15 of the NMBCA. Science & Engineering Associates will promptly notify Titan of any demands for purchase of shares of Science & Engineering Associates common stock and Science & Engineering Associates will allow Titan to participate in any negotiations or proceedings regarding such demand. We urge you to read this description of the dissenters' rights in conjunction with the section entitled "The Merger—Dissenters' Rights."

Representations and Warranties

        The merger agreement contains customary representations and warranties of Science & Engineering Associates, Titan and Thunderbird Acquisition relating to, among other things, the respective businesses and assets of the parties and their ability to complete the merger. The representations and warranties made by Science & Engineering Associates survive the closing of the merger until the latest of (i) 11:59 p.m. on the closing date of the escrow period, (ii) the final resolution of any claims made against the escrow account, and (iii) for certain representations and warranties specified in the merger agreement, until the relevant statute of limitations has run. All representations and warranties made by Titan and Thunderbird Acquisition terminate and expire at the end of the escrow period, and any liability of Titan or Thunderbird Acquisition with respect to such representations and warranties terminates at that time.

        The representations made by Science & Engineering Associates include, among others, representations relating to:

  •
  its and its subsidiaries' due organization, valid existence, good standing;

  •
  its articles of incorporation, bylaws, and records;

  •
  its capital structure;

  •
  the fair presentation, accuracy and completeness of its financial statements and closing balance sheet and compliance of its financial statements and closing balance sheet with generally accepted accounting principles;

  •
  the absence of certain specified changes in the businesses of Science & Engineering Associates and each of its subsidiaries since April 30, 2001 that would materially and adversely affect Science & Engineering Associates and its subsidiaries;

  •
  the good, valid and marketable title to all assets purported to be owned;

  •
  the accuracy of information with respect to bank accounts, receivables and inventories;

  •
  the adequacy of material equipment for the uses to which it is being put, the condition of such equipment and the legal compliance of such equipment;

  •
  lack of ownership of any real property;

  •
  its and its subsidiaries' intellectual property and proprietary assets;

  •
  the identity, validity and enforceability of, and certain other matters relating to, its material contracts;

  •
  liabilities, fees, costs, and expenses;

  •
  compliance with legal requirements;

  •
  governmental authorizations;

  •
  tax matters;

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  employee matters, benefit plans, and labor matters;

  •
  environmental matters;

  •
  insurance;

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  related party transactions;

  •
  the absence of material litigation;

  •
  the authority to enter into the merger agreement and the agreements related to the merger and to consummate the merger;

  •
  the noncontravention of any of the provisions of Science & Engineering Associates' constituent documents, material contracts and governmental authorizations with the consummation of the merger and the merger agreement and the agreements related to the merger;

  •
  customers and accounts payable;

  •
  product development;

  •
  the absence of false or misleading information regarding Science & Engineering Associates in the merger agreement and in this prospectus/proxy statement;

  •
  the approval of the merger by Science & Engineering Associates' board of directors;

  •
  compliance with anti-takeover laws;

  •
  the absence of a finder's fee; and

  •
  absence of unlawful payments, non-deductible gifts or similar payments.

        The representations made by Titan and Thunderbird Acquisition include, among others, representations relating to:

  •
  due organization, valid existence and good standing;

  •
  the authority to enter into the merger agreement and the agreements related to the merger and to consummate the merger;

  •
  the accuracy of filings with the Securities and Exchange Commission since January 1, 2001;

  •
  the fair presentation and compliance of its financial statements with generally accepted accounting principles and with applicable rules and regulations of the Securities and Exchange Commission;

  •
  the noncontravention of any of the provisions of Titan's certificate of incorporation and bylaws and Thunderbird Acquisition, Inc.'s articles of incorporation and bylaws with the merger, the merger agreement and the agreements related to the merger;

  •
  the valid issuance of the shares of Titan common stock to be issued as consideration in the merger;

  •
  the accuracy and completeness of this prospectus/proxy statement and the information statement to be provided to the Science & Engineering Associates shareholders;

  •
  operations of merger sub; and

  •
  intent to continue at least one significant business line of Science & Engineering Associates.

Conduct of Science & Engineering Associates' Business Prior to Completion of the Merger

        The merger agreement contemplates that, until the completion of the merger, Science & Engineering Associates, and its shareholders who sign voting agreements, will conduct its business and operations in the ordinary course of business consistent with past practice and in compliance with applicable legal requirements and material contracts and will use its best efforts to preserve intact its current business organization, the availability of the services of its officers or employees and its relationships with customers, suppliers and others having business relationships with it. Science & Engineering Associates is required to ensure that no condition under any of its material contracts occurs which could result in the transfer or disclosure of a proprietary asset, to keep all of Science & Engineering Associates' insurance policies in full force and effect, and to cause its officers to report regularly to Titan regarding Science & Engineering Associates' business upon Titan's request. The merger agreement also provides that Science & Engineering Associates and its officers, directors, employees and other representatives shall provide Titan and Titan's representatives with reasonable access to Science & Engineering Associates' representatives, personnel, assets, books, records, documents and other information relating to Science & Engineering Associates. The merger agreement contemplates that, until the effective time of the merger, Science & Engineering Associates will not, without the prior written consent of Titan:

  •
  declare, accrue, set aside or pay any dividend or make any other distribution with respect to any shares of capital stock of Science & Engineering Associates, or, with certain exceptions, repurchase, redeem or otherwise reacquire any shares of capital stock or other securities of Science & Engineering Associates;

  •
  sell, issue, grant or authorize the issuance or grant of any capital stock, option, call, warrant, right, security, instrument or obligation that is or may become convertible into or exchangeable for any shares of capital stock or other securities of Science & Engineering Associates (except that, prior to the effective time of the merger, Science & Engineering Associates may issue shares of common stock pursuant to Science & Engineering Associates stock options outstanding as of the date of the merger agreement);

  •
  amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Science & Engineering Associates stock option plans, any outstanding option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option or any related contract;

  •
  amend or permit the adoption of any amendment to its articles of incorporation, bylaws, stock records or the board or shareholder minutes of Science & Engineering Associates or any of its subsidiaries, or effect or become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

  •
  recognize any labor union or enter into any collective bargaining agreement;

  •
  adopt or authorize a complete or partial liquidation or dissolution of Science & Engineering Associates;

  •
  form any subsidiary or acquire any equity interest or other interest in any other entity;

  •
  make any capital expenditure outside the ordinary course of business, make a single new capital expenditure which exceeds $50,000, or make capital expenditures which exceed $100,000 in the aggregate;

  •
  other than in the ordinary course of business and consistent with past practices, enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any material contract, or amend or terminate, or waive or exercise any material right or remedy under, any material contract;

  •
  acquire, lease or license any right or other asset from any person or sell or otherwise dispose of, or lease or license, any right or other asset (except in each case for assets acquired, leased, licensed or disposed of by Science & Engineering Associates in the ordinary course of business and not having a value over $25,000 individually or $75,000 in the aggregate), or waive or relinquish any material right;

  •
  lend money, or incur or guarantee any indebtedness (other than routine borrowings made in the ordinary course of business or in accordance with past practices under Science & Engineering Associates' outstanding credit facilities which in the aggregate exceeds $25,000);

  •
  establish, adopt or amend any employee benefit plan or collective bargaining agreement;

  •
  pay any bonus or make any profit-sharing or similar payment to any officer or director of Science & Engineering Associates;

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  increase the amount of wages, salary, commissions, fringe benefits or other compensation or remuneration payable to any officer or director;

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  dismiss any employee or hire any new employee having an annual salary in excess of $150,000;

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  change any methods of accounting or accounting practices in any respect, except as required by generally accepted accounting principles;

  •
  make any material tax election;

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  commence or settle any action, suit or legal proceeding;

  •
  enter into any material transaction or take any other material action outside the ordinary course and inconsistent with past practices;

  •
  transfer assets or liabilities between Science Engineering Associates and any of its subsidiaries;

  •
  intentionally take or intentionally omit to take any action that is or would reasonably be expected to, make any of the representations and warranties of Science & Engineering Associates contained in the merger agreement or in any certificates delivered at the closing of the merger untrue in any material respect at any time at or prior to the effective time, prevent any of the conditions set forth in the merger agreement from being satisfied, result in a breach of the merger agreement, or cause Titan to be entitled to indemnification under the merger agreement; or

  •
  authorize, agree, commit or enter into any contract to take any of the above actions.

No Solicitation

        Science & Engineering Associates has agreed that Science & Engineering Associates, its subsidiaries and their representatives will not, directly or indirectly:

  •
  solicit or encourage the initiation of any inquiry, proposal or offer, other than from Titan, relating to a possible Acquisition Transaction (as defined below);

  •
  participate in any discussions or negotiations or enter into any agreement with, or provide any of its non-public information or afford access to its properties, books or records to, any individual, business or government body, other than to Titan and its affiliates, relating to a possible Acquisition Transaction; or

  •
  consider, entertain or accept any proposal or offer, other than from Titan and its affiliates, relating to a possible Acquisition Transaction.

        Science & Engineering Associates and its representatives must immediately discontinue any ongoing discussions or negotiations, other than with Titan, relating to a possible Acquisition Transaction. Science & Engineering Associates is also required to provide Titan with an oral or written description of any expression of interest, inquiry, proposal or offer relating to a possible Acquisition Transaction that it receives until the merger closes.

        An "Acquisition Transaction" means any transaction or series of transactions (other than the transactions contemplated by the merger agreement) involving:

  •
  any merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction in which (i) any of Science & Engineering Associates or any of its subsidiaries is a constituent corporation or is otherwise involved, (ii) a business, government entity, individual or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of businesses, government entities or individuals directly or indirectly acquires beneficial or record ownership of securities representing more than 5% of the outstanding securities of any class of voting securities of Science & Engineering Associates or any of its subsidiaries, or (iii) Science & Engineering Associates issues securities representing more than 5% of the outstanding securities of any class of voting securities of Science & Engineering Associates or any of its subsidiaries;

  •
  any direct or indirect sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or of assets or rights that constitute or account for 10% or more of the consolidated net revenues, net income or assets of Science & Engineering Associates or any subsidiary of Science & Engineering Associates; or

  •
  any liquidation or dissolution of Science & Engineering Associates or any subsidiary of Science & Engineering Associates.

Special Meeting

        The merger agreement provides that Science & Engineering Associates must take all necessary action under its constituent documents and all applicable legal requirements, to call, give notice of, and duly hold a meeting of the Science & Engineering Associates shareholders, to consider, act upon and vote the merger, the merger agreement, the related escrow agreement and the termination of the Science & Engineering Associates stock and option benefits plans. This special meeting will be held as promptly as practicable and within 25 business days after the registration statement, of which this prospectus/proxy statement is a part, is declared effective. The merger agreement also provides that Science & Engineering Associates must distribute the proxy statement, of which this prospectus/proxy statement is a part, to the Science & Engineering Associates shareholders in connection with the special meeting, and the proxy statement must comply with all of Science & Engineering Associates' constituent documents and all applicable legal requirements. Science & Engineering Associates is required to use its commercially reasonable efforts to solicit from the Science & Engineering Associates shareholders proxies in favor of the approval of the principal terms of the merger, the merger agreement, the related escrow agreement and the termination of Science & Engineering Associates stock and option benefits plans and to take all other reasonably necessary actions to secure this vote as soon as practicable prior to August 1, 2002. The Science & Engineering Associates board must recommend that the Science & Engineering Associates shareholders vote in favor of the principal terms of the merger, the merger agreement, the related escrow agreement and the termination of the Science & Engineering Associates stock and option benefits plans. The Science & Engineering Associates board's recommendation must be included in this prospectus/proxy statement. The Science & Engineering Associates board must not change its recommendation in a manner that adversely affects Titan. We urge you to read this description of the special meeting in conjunction with the section entitled "The Science & Engineering Associates Special Meeting."

Additional Covenants of the Parties

        Both Titan and Science & Engineering Associates shall use reasonable efforts to satisfy the conditions to the merger specified below, as soon as practicable. Reasonable efforts shall be used to file all notices, reports and other documents required to be filed with any government body, and to submit promptly any additional information requested. Both Titan and Science & Engineering Associates will give prompt notice to the other party regarding any legal proceedings against them, relating to the merger or otherwise, as well as any government correspondence regarding the merger.

        Neither Titan nor Science & Engineering Associates shall have any obligation to dispose of any assets, to discontinue any product, to license or make available any product, or proprietary asset, to hold separate any assets or operations, or to make any commitment regarding its future operations of any of the aforementioned burdensome conditions.

        Titan is required to prepare and cause to be filed a registration statement on Form S-4 of which this proxy/ prospectus is a part, as soon as is practicable after the date that it has filed its annual report on Form 10-K for the fiscal year ended December 31, 2001, but may file such registration statement earlier. Science & Engineering Associates shall promptly inform Titan of any awareness it has of information that should be set forth in the registration statement, and shall cooperate with Titan in filing any necessary amendments.

        Prior to the effective time of the merger, Titan shall make all required filings with state regulatory authorities and the NYSE, and shall ensure necessary blue sky compliance for all of its stock that it tenders in the merger. Both Titan and Science & Engineering Associates shall execute and deliver certificates in customary form prior to the filing of the Form S-4, to Cooley Godward LLP and Sutin, Thayer & Browne APC, respectively. Both Titan and Science & Engineering Associates shall use reasonable efforts to cause their respective attorneys to render tax opinions that will satisfy Item 601 of the Regulation S-K promulgated under the Securities Act. Science & Engineering Associates shall ensure that its independent auditor shall continue to provide to Parent promptly upon request all consents for the inclusion of the audited financial statements for future filings.

        During the pre-closing period, Science & Engineering Associates shall not issue any press release or make any public statement regarding this merger agreement or the merger itself. Science & Engineering Associates shall use its best efforts to cause each person who is reasonably deemed an affiliate under Rule 145 of the Securities Act to execute and deliver to Titan an affiliate agreement as promptly as practicable.

        This merger is intended to constitute a plan of reorganization for tax purposes. During the pre-closing, both Titan and Science & Engineering Associates shall use their reasonable best efforts to cause the merger to qualify, and will not knowingly take any action or cause any action to be taken that might prevent the merger from qualifying as such a plan of reorganization under the tax laws.

        At the closing, Science & Engineering Associates shall deliver to Titan a statement conforming to the requirements of Section 1.897-2(h)(1)(i) of the United States Treasury Regulations, and shall deliver to the IRS the necessary notification regarding this statement.

        Science & Engineering Associates shall use its commercially reasonable efforts to terminate its stock and option benefits plans and shall provide Titan with an opportunity to review and comment on any documentation or correspondence related to such termination. Science & Engineering Associates shall exercise its best efforts to ensure that termination of these plans occurs without liability or obligation to itself, and it shall readily provide documents related to termination to Titan for review. All disclosure documents shall be prepared and distributed in compliance within Science & Engineering Associates' bylaws and articles.

        Prior to the effective time, Science & Engineering Associates shall provide to Titan updates reflecting the capitalization, the name of each holder of common stock and number of shares held, the amount of merger consideration to which each shareholder is entitled, and a detailed list of each holder of options held by such holder as of immediately prior to the effective time, as well as the number of shares of stock subject to these options, and their respective exercise prices.

Conditions to the Merger

  Titan and Thunderbird Acquisition

        The obligation of Titan and Thunderbird Acquisition to complete the merger and the transactions contemplated by the merger agreement are subject to the satisfaction or written waiver, at or prior to the closing of the merger, of each of the following conditions:

  •
  the representations and warranties made by Science & Engineering Associates in the merger agreement and every related agreement being accurate as of the date of the merger agreement and as of the date of the closing of the merger, except for inaccuracies which, in the aggregate, do not constitute a material adverse effect on Science & Engineering Associates and receipt by Titan of a certificate signed by Science & Engineering Associates' executive officers to that effect; provided, that for purposes of determining the accuracy of Science & Engineering Associates' representations and warranties in the aggregate, all qualifications regarding material adverse effects and other materiality and knowledge qualifications contained in each individual representation or warranty shall be disregarded;

  •
  all of the covenants and obligations of Science & Engineering Associates being complied with and performed in all material respects and receipt by Titan of a certificate signed by Science & Engineering Associates' executive officers to that effect;

  •
  the principal terms of the merger, the merger agreement the related escrow agreement and the termination of the Science & Engineering stock and option benefits plans being approved by the holders of the majority of the outstanding shares of Science & Engineering Associates common stock;

  •
  all consents required to be obtained in connection with the merger and the transactions contemplated by the merger agreement being obtained and in full force and effect;

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  receipt by Titan of executed affiliate agreements by Science & Engineering Associates affiliates, an executed escrow agreement, written resignations of all directors of Science & Engineering Associates, a general release signed by each director and officer and a consolidated balance sheet of Science & Engineering Associates, dated as of the closing date;

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  receipt by Titan of a legal opinion from Cooley Godward LLP regarding the tax free treatment of the merger;

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  receipt by Titan of certificates signed by Science & Engineering Associates' chief executive officer and chief financial officer certifying matters relating to Science & Engineering Associates' fully diluted share amount;

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  receipt by Titan of a certificate signed by Science & Engineering Associates' secretary certifying: (i) that the actions by written consent or resolutions duly adopted by the board of directors and shareholders of Science & Engineering Associates which authorize and approve the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby are true and correct, (ii) that there are no proceedings for the dissolution or liquidation of Science & Engineering Associates and each of its subsidiaries and (iii) the incumbency, signature and authority of the officers of Science & Engineering Associates authorized to execute, deliver and perform the merger agreement and all other documents, instruments or agreements related thereto executed or to be executed by Science & Engineering Associates; and attaching (i) copies of the articles of incorporation and bylaws and any amendments thereto for Science & Engineering Associates and its subsidiaries and (ii) requisite good standing certificates for each of Science & Engineering Associates and its subsidiaries;

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  receipt by Titan of legal opinions from Sutin, Thayer & Browne APC and William Darling regarding certain general corporate matters;

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  the shares of Titan common stock to be issued in the merger being approved for quotation on the NYSE;

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  there being no legal orders or restraints preventing the consummation of the merger, and there being no legal requirements enacted or applicable to the merger that make consummation of the merger illegal or unduly burdensome to Titan;

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  there being no pending or threatened legal proceeding with any governmental body challenging, impeding or seeking to prohibit the merger or any of the transactions contemplated by the merger agreement;

  •
  there being no other pending litigation challenging, impeding or seeking to prohibit the merger;

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  the Form S-4 Registration Statement becoming effective, and no stop order having been issued or being pending with respect to the Form S-4 Registration Statement or the California Department of Corporations shall have determined that the merger is fair to the Science & Engineering Associates shareholders and the shares of Titan common Stock to be issued in the merger shall be exempt from registration and shall be freely tradable;

  •
  Titan having received the necessary consent to the merger pursuant to that certain Senior Secured Credit Agreement, dated February 23, 2000, as amended, between Titan and the creditors thereunder;

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  Titan having received a certificate regarding the tax reporting status of Science & Engineering Associates, and Science & Engineering Associates having delivered to the Internal Revenue Service the requisite notification;

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  there having been no material adverse change in Science & Engineering Associates' business, prospects, condition, assets, liabilities, operations or financial performance;

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  the waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or been terminated;

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  holders of no more than 5% of Science & Engineering Associates' common stock having available to them dissenters' rights under New Mexico law;

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  Science & Engineering Associates shall have terminated its stock purchase plan and shall have provided evidence reasonably satisfactory to Titan to ensure that no employee or former employee of Science & Engineering Associates or any of its subsidiaries has any right under that plan and that all of Science & Engineering Associates' liabilities under that plan are fully extinguished at no cost, and with no liability to Titan;

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  all options, warrants or other rights to acquire or purchase shares of Science & Engineering Associates common stock shall have been exercised or terminated and receipt by Titan of evidence, reasonably acceptable to it, of the foregoing;

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  the dissolution of Spyfinder LLC, in which Science & Engineering Associates is the sole investor; and

  •
  the commercial guarantee among Science & Engineering Associates, as guarantor, Whitney National Bank, as lender, and Louisiana Center for Manufacturing Services, as borrower, shall have been either: (i) terminated without liability to Science & Engineering Associates, Titan or any of its affiliates, or (ii) amended to provide that Science & Engineering Associates shall not be obligated to guarantee more than $100,000 of liabilities of the borrower; and that the majority of the borrower's existing credit with Whitney National Bank may not be extended without the consent of Science & Engineering Associates.

  Science & Engineering Associates

        The obligation of Science & Engineering Associates to complete the merger and the transactions contemplated by the merger agreement are subject to the satisfaction or written waiver, at or prior to the closing, of each of the following conditions:

  •
  the representations and warranties made by Titan and Thunderbird Acquisition in the merger agreement and every related agreement being accurate in all material respects as of the date of the merger agreement and as of the date of the closing of the merger, without giving effect to any materiality or similar qualifications set forth therein, and receipt by Science & Engineering Associates of a certificate signed by Titan's executive officers to that effect;

  •
  all of the covenants and obligations of Titan and Thunderbird Acquisition being complied with and performed in all material respects and Science & Engineering Associates having received a certificate signed by Titan's executive officers to that effect;

  •
  receipt by Science & Engineering Associates of a legal opinion of Sutin, Thayer & Browne APC regarding the tax-free treatment of the merger and an executed escrow agreement;

  •
  receipt by Science & Engineering Associates of certificates from its chief executive officer and chief financial officer certifying the fully diluted share amount for Science & Engineering Associates as of the closing of the merger;

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  the merger being approved by holders of the majority of the shares of Science & Engineering Associates common stock;

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  the shares of Titan common stock to be issued in the merger being approved for quotation on the NYSE;

  •
  there being no legal orders or restraints preventing the consummation of the merger, and there being no legal requirements enacted or applicable to the merger that make consummation of the merger illegal;

  •
  there being no pending or threatened legal proceeding with any governmental body challenging, impeding or seeking to prohibit the merger or any of the transactions contemplated by the merger agreement;

  •
  the waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or been terminated; and

  •
  the Form S-4 Registration Statement becoming effective, and no stop order having been issued or being pending with respect to the Form S-4 Registration Statement or the California Department of Corporations shall have determined that the merger is fair to the Science & Engineering Associates shareholders and the shares of Titan common Stock to be issued in the merger shall be exempt from registration and shall be freely tradable.

Indemnification

  Obligation to Indemnify Titan

        Titan and its affiliates and their respective officers, directors, employees, agents, attorneys, accountants, advisers, successors and assigns are entitled to indemnification in certain specified circumstances. Under the merger agreement, after the merger is completed, Titan and these other third parties will be indemnified against losses or damages resulting from, or directly or indirectly connected with, among other things:

  •
  the inaccuracy in, or breach or alleged breach of, any representation or warranty of Science & Engineering Associates made in the merger agreement, or any other document delivered or executed by Science & Engineering Associates in connection with the merger agreement;

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  the breach or alleged breach of any covenant or obligation of Science & Engineering Associates;

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  any legal proceeding relating to any inaccuracy or breach of the type referred to above (including any legal proceeding commenced by any indemnitee for the purpose of enforcing any of its rights under this section);

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  any demands by Science & Engineering Associates shareholders under Section 53-15-3 and 53-15-4 of the NMBCA, or by current or former beneficial owners of the benefit plans, stock option plan or the stock purchase plans, as well as attorneys' fees in connection with such demands;

  •
  the amount of Science & Engineering Associates' fees, costs and expenses related to the merger which are in excess of the amounts reflected on the closing balance sheet delivered by Science & Engineering Associates to Titan on the closing date of the merger; and

  •
  any other matter listed on Schedule 9.2(a) to the merger agreement.

        Titan will deposit with an escrow agent the number of shares of Titan common stock with a value equal to $3,775,000 divided by the average closing price for shares of Titan common stock on the NYSE Composite Transaction Tape during the 20-day trading period ending one day before the date on which the last condition to closing is satisfied or waived Titan may also deposit all or a portion of the earn out amount, if any, into escrow if damages have not been incurred but are reasonably likely to be incurred, in Titan's opinion, in connection with the subpoena from the Department of Defense received by Science & Engineering Associates and any related legal proceedings. For more information on this subpoena, please see "Information Relating to Science & Engineering Associates—Legal Proceedings." If Titan suffers any losses which are subject to the indemnity, Titan can recover these losses by taking back escrow funds deposited with the escrow agent equal in value to the damages suffered by Titan or the other indemnified parties. When Titan makes a claim to take back shares of Titan common stock deposited with the escrow agent, the value of those shares will be computed at the closing price of Titan common stock as reported on the NYSE Composite Transaction Tape on the date of the distribution of the shares of Titan common stock out of the escrow account.

  Limitations on Indemnification

        Titan will not be entitled to indemnification with respect to any matters until the total of all losses to Titan or the other indemnitees exceeds $250,000. If the total amount of losses exceeds $250,000, then Titan and the other indemnitees will be indemnified for all losses. Any indemnification claims will be paid from the escrow account on a pro rata basis with respect to each Science & Engineering Associates shareholder. Science & Engineering Associates shareholders cannot assert any right of contribution or indemnity against the surviving corporation or any of its affiliates in connection with the merger agreement and the related escrow agreement. If Titan is entitled to indemnification, Titan may offset its losses against the escrow shares and/or any earn-out payments.

  Making Indemnification Claims

        If Titan or the other indemnitees suffer a loss for which indemnification is provided in the merger agreement, Titan will promptly give the Science & Engineering Associates shareholders' representative and the escrow agent written notice of any claims involving indemnification. Within ten days of delivery of that written notice, the Science & Engineering Associates shareholders' representative may elect to take all necessary steps to properly contest any claim involving third parties or to prosecute that claim to conclusion or settlement. If a claim includes damages equal to an amount in excess of the value of the escrow shares and any cash held in the escrow account on the date of the claim, or relates to any taxes, any action by a governmental body, whether in respect of a government contract, proprietary assets or other intellectual property issues, Titan has the right to proceed with the defense of that claim on its own. Neither party can compromise or settle any indemnification claim without the written consent of the either Titan or Science & Engineering Associates shareholder representatives. In addition to the merger agreement, the escrow agreement provides specific procedures for contesting indemnification claims made by Titan against the shares of Titan common stock held in the escrow account. No claim for indemnification may be made by Titan after the expiration of the escrow period. We urge you to read this description of the indemnification obligations on Science & Engineering Associates shareholders in conjunction with the section entitled "Certain Other Agreements—Escrow Agreement."

Termination of the Merger Agreement

  Termination by Mutual Agreement

        Titan and Science & Engineering Associates may terminate the merger agreement at any time prior to the closing of the merger, whether before or after adoption of the agreement by Science & Engineering Associates' shareholders, by mutual written consent.

  Termination by Either Titan or Science & Engineering Associates

        Either Titan or Science & Engineering Associates may terminate the merger agreement at any time prior to the closing of the merger, whether before or after adoption of the agreement by Science & Engineering Associates' shareholders, if:

  •
  a government entity issues a final, nonappealable writ, decree, injunction or order preventing or prohibiting the consummation of the merger; provided that the terminating party has used all reasonable efforts to remove such writ, decree, injunction or order; or

  •
  the special meeting of the Science & Engineering Associates shareholders has been duly held and completed, the Science & Engineering Associates shareholders have taken a vote on the proposal to approve and adopt the merger, the merger agreement, the related escrow agreement and the termination of the Science & Engineering Associates stock and option benefits plans, and the merger, the merger agreement, the related escrow agreement and the termination of the Science & Engineering Associates stock and option benefits plans were not approved by a vote of the holders of a majority of Science & Engineering Associates' common stock; provided that Science & Engineering Associates may not terminate the merger agreement for the reason identified in this paragraph if the Science & Engineering Associates shareholders fail to adopt the merger, the merger agreement, the related escrow agreement and the termination of the Science & Engineering Associates stock and option benefits plans is due to Science & Engineering Associates' failure to perform its obligations under the merger agreement.

  Termination by Titan

        Titan may terminate the merger agreement at any time prior to the closing of the merger, whether before or after adoption of the agreement by Science & Engineering Associates' shareholders, if:

  •
  any of Science & Engineering Associates' representations and warranties contained in the merger agreement were inaccurate as of the date of the merger agreement or any subsequent date through the date of the closing of the merger, if such inaccuracy or inaccuracies would, in the aggregate, have a material adverse effect on Science & Engineering Associates' business, or if Science & Engineering Associates materially breaches any of its covenants contained in the merger agreement; provided, however, that Titan may not terminate the merger agreement for the reasons set forth in this paragraph if the inaccuracy or breach is curable, unless Science & Engineering Associates fails to cure such inaccuracy or breach within fifteen days after receiving written notice from Titan of such inaccuracy or breach; or

  •
  at any time during the two day period following the date for which the exchange ratio is determined, if the average trading price for a share of Titan Common Stock over the 20 trading-day period ending on the date preceding the satisfaction of the final condition precedent to the closing of the merger is greater than $27.00; subject, however, to the conditions set forth in the agreement.

        In addition, Titan may terminate the merger agreement at any time prior to the closing of the merger, if any of the following (each, a "Triggering Event") occurs:

  •
  the Science & Engineering Associates board of directors fails to recommend that the Science & Engineering Associates shareholders vote to approve the principal terms of the merger, the merger agreement, the related escrow agreement and the termination of the Science & Engineering Associates stock and option benefits plans;

  •
  the Science & Engineering Associates board of directors withdraws or modifies its recommendation to the Science & Engineering Associates shareholders vote in favor of the principal terms of the merger, the merger agreement, the related escrow agreement and the termination of the Science & Engineering Associates stock and option benefits plans, in a manner adverse to Titan, or if the Science & Engineering Associates board otherwise discloses to the Science & Engineering Associates shareholders or makes a public announcement that makes it reasonably apparent that the Science & Engineering Associates board would modify such recommendations in a manner adverse to Titan;

  •
  Science & Engineering Associates fails to include in the registration statement, which is a part of this prospectus/proxy statement, the recommendations of Science & Engineering Associates' board of directors described in the paragraph above;

  •
  Science & Engineering Associates' board of directors fails to reaffirm in writing its recommendation that the Science & Engineering Associates shareholders vote in favor of the principal terms of the merger, the merger agreement, the related escrow agreement and the termination of the Science & Engineering Associates stock and option benefits plans, or fails to reaffirm in writing its determination that the merger is in the best interests of Science & Engineering Associates' shareholders, within five business days after Titan reasonably requests in writing that this recommendation or determination be reaffirmed;

  •
  Science & Engineering Associates' board of directors approves, endorses or recommends an Acquisition Transaction or announces its intention to do so;

  •
  Science & Engineering Associates enters into a letter of intent or similar document or any contract relating to any Acquisition Transaction;

  •
  a tender or exchange offer relating to Science & Engineering Associates' securities is commenced and Science & Engineering Associates recommends such offer, or Science & Engineering Associates does not send to its shareholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that Science & Engineering Associates recommends rejection of such tender or exchange offer; provided, however, that if Science & Engineering Associates takes no position or indicates its inability to take a position, this does not constitute recommending a rejection of such tender or exchange offer;

  •
  a proposal for an Acquisition Transaction is publicly announced, and Science & Engineering Associates either fails to issue a press release announcing its opposition to such acquisition proposal within five business days after such proposal is announced, or Science & Engineering Associates otherwise fails to actively oppose such proposal; or

  •
  Science & Engineering Associates breaches its obligations not to solicit an offer for, discuss or entertain a possible Acquisition Transaction.

Termination by Science & Engineering Associates

        Science & Engineering Associates may terminate the merger agreement if:

  •
  at any time prior to the closing of the merger, whether before or after adoption of the agreement by Science & Engineering Associates' shareholders, if any of Titan's representations and warranties contained in the agreement are materially inaccurate as of the date of the agreement or become materially inaccurate as of any subsequent date (as if made on such subsequent date), or if any of Titan's covenants contained in the agreement shall have been breached in any material respect; provided, however, that Science & Engineering Associates may not terminate the agreement under this section on account of an inaccuracy in Titan's representations and warranties or on account of a breach of a covenant by Titan if such inaccuracy or breach is curable unless Titan fails to cure such inaccuracy or breach within

    15 days after receiving written notice from Science & Engineering Associates of such inaccuracy or breach;

  •
  at any time during the two-day period following the date for which the exchange ratio is determined if the average closing price for a share of Titan Common Stock over the 20 trading-day period ending on the date preceding the satisfaction of the final condition precedent to the closing of the merger is less than $15.00; subject, however, to the conditions set forth in the agreement;

  •
  at any time during the two-day period following the date for which the exchange ratio is determined if the average closing price for a share of Titan Common Stock over the 20 trading-day period ending on the date preceding the satisfaction of the final condition precedent to the closing of the merger is less than $10.00; or

  •
  the closing of the merger has not taken place on or before October 1, 2002; even if the failure to close is the result of a failure on the part of Science & Engineering Associates to comply with or perform any of its covenants or obligations so long as it has used commercially reasonable efforts to cure any breach of its obligations and to satisfy the conditions to closing and has negotiated in good faith regarding incurable breaches.

Amendments to the Merger Agreement

        The merger agreement may be amended only by an instrument in writing signed by each of Titan, Thunderbird Acquisition and Science & Engineering Associates.

Termination Fee; Expenses

Termination Fee

        Science & Engineering Associates has agreed to pay Titan a termination fee of $3.5 million in cash, in addition to any expenses payable upon termination, if the merger agreement is terminated before the merger becomes effective and either of the following additional circumstances exist:

  •
  the merger agreement is terminated by Titan because a Triggering Event has occurred; or

  •
  the merger agreement is terminated by Titan or Science & Engineering Associates due to the failure of the holders of a majority of Science & Engineering Associates common stock to adopt and approve the merger, the merger agreement, the related escrow agreement and the termination of the Science & Engineering Associates stock and option benefits plans and within twelve months of such termination Science & Engineering Associates enters into a definitive agreement related to, or consummates, an Acquisition Transaction.

Expenses

        The merger agreement provides that all expenses, other than any termination fee, incurred in connection with the merger agreement and the transactions contemplated by the merger agreement are to be paid by the party incurring such expenses, whether or not the merger is consummated. However, Titan and Science & Engineering Associates are required to share equally all fees and expenses, other than attorneys' fees, incurred in connection with the filing by any of the parties to the merger agreement of reports and forms under the HSR Act and the filing of any notice or other document under any applicable foreign antitrust law or regulation.

        In addition, if the merger agreement is terminated, under certain circumstances Science & Engineering Associates is required to make a nonrefundable cash payment to Titan equal to the aggregate amount of all reasonably documented fees and expenses, including attorneys' fees, accountants' fees, financial advisory fees and filing fees, that have been paid or that may become payable by or on behalf of Titan in connection with the preparation and negotiation of the merger agreement and otherwise in connection with the merger up to an aggregate of $1 million, in addition to any termination fee. Moreover, if the merger agreement is terminated by Titan pursuant to a Triggering Event, then Science & Engineering Associates shall make a nonrefundable cash payment to Titan equal to the amount of the merger expenses up to an aggregate amount of $1 million, in addition to any termination fee.

The Science & Engineering Associates Shareholders' Representative

        In approving the merger agreement, Science & Engineering Associates' shareholders will also appoint Mr. Robert Savoie, as a shareholders' representative for purposes of administering the indemnification provisions of the merger agreement and the provisions of the escrow agreement and will consent to the taking of any and all actions and the making of any decisions required or permitted to be taken by him or her under the escrow agreement.

        The Science & Engineering Associates shareholders' representative will be authorized to, and agrees to, among other things: exercise the power to authorize delivery to Titan of the shares of Titan common stock or cash held in the escrow account in satisfaction of claims by Titan, agree to, negotiate, enter into settlements and compromises of claims, including third-party claims, and comply with orders of courts and awards of arbitrators with respect to such claims, resolve any indemnification claim made pursuant to the merger agreement, and take all actions necessary in his or her judgment for the accomplishment of the foregoing. The Science & Engineering Associates shareholders' representative also will be authorized to decide in his or her sole discretion whether to sell all or any of the shares of Titan common stock held in the escrow account.

        Titan shall be entitled to deal exclusively with Science & Engineering Associates' shareholders' representative on all matters relating to indemnification under the merger agreement and all matters relating to the escrow agreement, and shall be entitled to rely conclusively on any document executed or purported to be executed on behalf of any Science & Engineering Associates shareholder by Science & Engineering Associates' shareholders' representative, and on any other action taken or purported to be taken on behalf of any Science & Engineering Associates shareholder by the shareholders' representative, as fully binding upon such shareholder.

        If Mr. Savoie becomes unable to serve then Mr. Douglas Chandler, shall appoint a successor representative reasonably satisfactory to Titan. Any such successor will assume the duties of the Science & Engineering Associates shareholders' representative.

        Science & Engineering Associates' shareholders' representative will not be liable to Science & Engineering Associates shareholders if he or she performs his or her duties in good faith and in the exercise of reasonable judgment. Science & Engineering Associates shareholders will agree to indemnify the shareholders' representative and hold the shareholders' representative harmless for any losses, liabilities or expenses (including attorneys' fees) suffered in the course of performing his duties as a shareholders' representative so long as he or she does not act with gross negligence or in bad faith and does not engage in willful misconduct.

        The reasonable expenses incurred by the Science & Engineering Associates shareholder representative in connection with the performance of his or her duties will be paid by Science & Engineering Associates shareholders out of the shares and/or cash held in the escrow account up to an aggregate amount of $10,000.

CERTAIN OTHER AGREEMENTS

        The following is a summary of the material provisions of the voting agreement and the escrow agreement. However, the following is not a complete description of all of the provisions of these agreements. We urge you to read the entire escrow agreement and the entire form of voting agreement, which are included as Annex B and Annex C to this prospectus/proxy statement, respectively and are incorporated herein by reference.

Voting Agreements

        In connection with the merger agreement, certain shareholders of Science & Engineering Associates entered into voting agreements with Titan. Taken together, these shareholders control the power to vote approximately 52.4% of the shares of Science & Engineering Associates common stock entitled to vote for the merger.

        Under the terms of the voting agreements, each of these shareholders has agreed to vote his or her shares of Science & Engineering Associates common stock in favor of the approval of the merger, the merger agreement, the related escrow agreement and any matter that must be approved by the shareholders of Science & Engineering Associates pursuant to the merger, including the termination of the Science & Engineering Associates stock and option benefits plans, and to vote against, among other things, the approval of any action that would result in a breach of Science & Engineering Associates' representations, warranties and covenants contained in the merger agreement. In addition, each of these shareholders has agreed not to transfer, except under limited circumstances, any shares of Science & Engineering Associates common stock or other securities of Science & Engineering Associates, or the voting rights in connection therewith, until after the closing of the merger or the termination of the merger agreement.

        In addition, as part of the voting agreements, each of these shareholders has granted an irrevocable proxy to Titan to vote his or her shares of Science & Engineering Associates common stock in favor of the merger, the merger agreement, the related escrow agreement and the termination of the Science & Engineering Associates stock and option benefits plans, and to use reasonable efforts to deliver an additional proxy to Titan on behalf of the holder of any shares that are owned but not held by the shareholder.

        As part of the voting agreement, each of these shareholders also agreed to:

  •
  waive any appraisal rights relating to the merger;

  •
  refrain from participating in any discussions or other activities relating to an Acquisition Transaction; and

  •
  irrevocably release and forever discharge Titan and Science & Engineering Associates and their respective subsidiaries and affiliates from any claim against the released parties and any claims that arise in connection with the merger.

        The representations and warranties made by each shareholder in the voting agreement include, among others, representations relating to each shareholder's power and authority to enter into and perform the voting agreement and the irrevocable proxy, the noncontravention of the voting agreement and the irrevocable proxy with any legal requirements or contracts to which the shareholder is a party, and each shareholder's free and clear title to the shares that are subject to the voting agreement.

        All expenses and costs related to the voting agreement will be paid solely by the party incurring such costs and expenses.

Escrow Agreement

Escrow Account Generally

        The merger agreement provides for the establishment of an escrow account. Pursuant to the terms of the merger agreement, of the shares of Titan common stock issuable in the merger at the closing, Titan will deliver to the escrow agent the number of shares of Titan common stock equal to $3,775,000 divided by the average closing price for shares of Titan common stock on the NYSE Composite Transaction Tape during the 20-day trading period ending one day before the date on which the last condition to closing is satisfied or waived. However, the collar used to calculate the exchange ratio will not effect the number of escrow shares. These shares will be held in the escrow account subject to the terms of the escrow agreement. The escrow account will serve as collateral for the indemnification rights of Titan and its affiliates and representatives under the merger agreement. The escrow shares remaining in the escrow account will be released to the Science & Engineering Associates shareholders' representative, on behalf of the Science & Engineering Associates shareholders, within 15 days after the later of (i) 90 calendar days after the first anniversary of the closing date of the merger and (ii) the completion of the first audit of Titan following the merger, subject to any unresolved claims. In order to fully understand the indemnification obligations of the Science & Engineering Associates shareholders and the purposes of the escrow account, you should read this description of the escrow agreement in conjunction with the section of this prospectus/proxy statement entitled "Certain Terms of the Merger Agreement—Indemnification."

Procedure for Claims Against the Escrow Account

        The escrow agreement provides a specific process for contesting any indemnification claims made by Titan or the other indemnified parties. If an indemnification claim arises, Titan is required to give written notice of the claim to both the Science & Engineering Associates shareholders' representative and the escrow agent prior to the expiration of the escrow period. The escrow period will expire on the later of (i) 90 calendar days after the first anniversary of the closing date of the merger, and (ii) the completion of the first audit of Titan following the closing of the merger. In addition, however, the escrow period may be extended for a period of time to be agreed to by the shareholders' representative and Titan if, in the good faith judgment of Titan, there is a reasonable likelihood that damages may result to Titan from the Inspector General's investigation or related legal proceedings. In order to fully understand these legal proceedings, you should read "Information Relating to Science & Engineering Associates—Legal Proceedings." The claim notice must, among other things, state the basis for the claim, the amount of damages incurred by the indemnified party and the amount of such damages. Within 30 days of receipt of notice from Titan, the Science & Engineering Associates shareholders' representative must respond by either agreeing that the claimed amount will be paid in full or by contesting any part of the indemnification claim or all of the indemnification claim. If the shareholders' representative does not respond to the initial notice from Titan within 30 days, the shareholders' representative will be deemed to have agreed to have the indemnification claim paid in full. The Science & Engineering Associates shareholders' representative may only contest a claim in good faith. The portion of a claim that is not disputed by the Science & Engineering Associates shareholders' representative will be transferred and delivered by the escrow agent to the indemnified party within 50 days after the escrow agent receives or is deemed to receive the response notice from the shareholders' representative. If the shareholders' representative disputes an indemnification claim in whole or in part, the shareholders' representative and Titan's chief financial officer will attempt to resolve the dispute for a period of up to 10 days. If the dispute is not resolved within such period, the dispute will be brought in any state or federal court located in the State of California. The escrow agent will continue to hold the escrow shares and any escrow cash subject to the dispute until the expiration of the escrow period.

Payment of Claims Against the Escrow Account

        If the shareholders' representative agrees to pay an indemnification claim, the escrow agent will return to Titan the number of escrow shares held in escrow equal in value to the dollar amount of the indemnification claim. For purposes of the payment of any indemnification claims, the value of the shares of Titan common stock will be determined based upon the average closing price of Titan's common stock on the NYSE Composite Transaction Tape during the 20-day trading period ending one day before the date on which the last condition to closing is satisfied or waived.

Voting of Shares Held in the Escrow Account

        For any vote to be taken by the holders of shares of Titan common stock, the Science & Engineering Associates shareholders may vote their pro rata share of the escrow shares by delivering a written notice to the escrow agent, setting forth the manner in which the shares should be voted. This voting notice must be received by the escrow agent at least five days prior to the taking of the stockholder vote.

Release of Escrow Shares

        The escrow shares, including any interest, held in the escrow account will be released to the Science & Engineering Associates shareholders' representative, on behalf of the Science & Engineering Associates shareholders, within 15 days after the expiration of the escrow period. If any claim made against the escrow account has not been resolved by the expiration of the escrow period, the escrow agent is required to retain in the escrow account an amount equal to 120% of the entire claim, or disputed portion thereof, as applicable, and any unpaid fees and expenses of the escrow agent. This consideration consists of escrow shares (valued at the average closing price for shares of Titan common stock on the NYSE Composite Transaction Tape during the 20-day trading period ending one day before the date on which the last condition to closing is satisfied or waived).

Distributions From Escrow Account

        For any distributions of shares held in the escrow account on behalf of the Science & Engineering Associates shareholders, each Science & Engineering Associates shareholder will receive a pro rata share of the distribution, based on such shareholder's proportionate share of ownership of Science & Engineering Associates, as set forth in Exhibit A to the escrow agreement.

Duties of Escrow Agent

        The escrow agent is entitled to rely upon any document delivered to it pursuant to the escrow agreement and will not be liable for any act or omission based on legal advice. If the escrow agent receives conflicting demands with respect to the shares held in the escrow account, the escrow agent may resign as escrow agent or file a suit in interpleader. Titan and the Science & Engineering Associates shareholders' representative will indemnify the escrow agent for any action taken or omitted pursuant to the escrow agreement, except as a result of the escrow agent's gross negligence or willful misconduct. The escrow agent has no interest in any of the shares held in the escrow account. The escrow agent may resign for any reason upon 30 days notice. If the escrow agent resigns, Titan will select a successor to serve as escrow agent. Upon the escrow agent's resignation, the escrow agent shall deliver the shares held in the escrow account to the successor, and the escrow agent will be discharged from all obligations under the escrow agreement.

Fees and Expenses of Escrow Agent

        The escrow agent will be paid a customary fee, which covers the administration of the escrow account. The escrow agent is also entitled to reimbursement for any extraordinary expenses incurred in performing its duties under the escrow agreement. Titan has agreed to pay all of the fees and expenses of the escrow agent for services rendered under the escrow agreement.

Expenses of Science & Engineering Associates Shareholders' Representative

        All reasonable expenses incurred by the Science & Engineering Associates shareholders' representative shall be paid by the Science & Engineering Associates shareholders pro rata based upon their proportionate ownership of Science & Engineering Associates. Any payments made to cover the shareholders' representative's expenses shall be made from any escrow fund. The shareholders' representative may retain any of the cash or shares held in the escrow account to cover his reasonable expenses. Titan shall not be liable for any fees or expenses incurred by the shareholders' representative.

Termination

        The escrow agreement will terminate upon the later of (i) 90 calendar days after the first anniversary of the closing date of the merger and (ii) the completion of the first audit of Titan following the merger, unless prior to either such date the escrow agent has released all of the shares held in the escrow account pursuant to the terms of the escrow agreement.

Amendment

        The escrow agreement may be amended only if a written instrument is duly executed and delivered by Titan, Thunderbird Acquisition, Inc., the Science & Engineering Associates shareholders' representative and the escrow agent.

TITAN—RECENT DEVELOPMENTS

        During the first quarter of 2002, Titan decided to sell some of its commercial information technology operations within its Cayenta segment, its AverCom business within its Titan Technologies segment, formerly known as the Emerging Technologies and Businesses segment, in order to allow Titan's management to focus on operations with the most near term growth opportunities. As a result, Titan reorganized its segments and is now reporting Cayenta's federal government operations in the Titan Systems segment and its remaining continuing operations in its Titan Technologies segment. Those commercial information technologies that are held for sale are now reflected as discontinued operations for financial reporting purposes. Titan has restated its financial statements for the year ended December 31, 2001 as a result of the discontinuation of these operations and the reorganization of its segments.

        On May 23, 2002, Titan entered into a new $485 million senior secured credit facility with a syndicate of commercial banks. The new facility was used in part to refinance outstanding indebtedness under Titan's preceding $425 million credit facility. The new credit facility is secured by substantially all of Titan's and its subsidiaries' assets, including its subsidiaries' capital stock, and guaranteed by substantially all of its subsidiaries, other than SureBeam and foreign operations. Upon the closing of the acquisition of Science & Engineering Associates, Titan will be required to pledge its capital stock in Science & Engineering Associates and Science & Engineering Associates will be obligated to guaranty the credit facility.

        The $485 million credit facility is comprised of a $350 million senior term loan facility and a six-year, up to $135 million senior revolving credit facility. All term loans mature on June 30, 2009 and amortize quarterly beginning with the quarter ending September 30, 2002 through the quarter ending June 30, 2008 in an amount equal to 0.25% of the original principal amount of the term loan, and thereafter in an amount equal to 23.5% of the original principal amount of the term loan for the quarters ending September 30, 2008 through June 30, 2009. Under the term loan facility and the revolving credit facility, Titan has the option to borrow at the bank's base rate or at adjusted LIBOR plus, in each case, an applicable margin based on the ratio of Titan's total debt to EBITDA, or earnings before interest and taxes and depreciation and amortization. The credit agreement contains financial covenants that fluctuate over time. These financial covenants currently set maximum debt to EBITDA limits of 3.50 to 1 and require Titan to maintain minimum interest coverage of at least 2.75 to 1 and minimum fixed charge coverage of at least 1.2 to 1. These financial covenants also currently require Titan to maintain minimum net worth of $475 million.

        On May 23, 2002, Titan announced that it received a private letter ruling from the Internal Revenue Service indicating that the proposed distribution of SureBeam stock to Titan stockholders will be tax-free to Titan and Titan stockholders for United States federal income tax purposes. Titan's board of directors has not yet established a record date nor the anticipated distribution date for the distribution of SureBeam shares to Titan stockholders. Titan expects that the spin-off will occur during the third quarter of 2002. Shareholders of Science & Engineering Associates will be eligible to receive any distribution of SureBeam stock only if the merger with Titan is consummated prior to the record date for the distribution and the shareholders continue to hold shares of Titan common stock on both the record date and the distribution date.

INFORMATION RELATING TO SCIENCE & ENGINEERING ASSOCIATES

Business

Overview

        Science & Engineering Associates is an employee-owned, diversified technology company offering a broad array of information technology, contract research and development and related consulting services. Science & Engineering Associates, Inc. was organized by James D. Cramer, Ph.D. and incorporated under the laws of New Mexico on February 28, 1980. Science & Engineering Associates acquired Integrated Resources Group, IRG, a Louisiana corporation that provides professional consulting services to high-tech industries in private and government sectors, via merger in 1997. Science & Engineering Associates has three wholly-owned subsidiaries: Quest Technologies, Inc., a Nevada corporation; SEA Technology, Inc., a New Mexico corporation, which primarily develops, manufactures and sells directed energy, hyperspectral imaging, and laser products for commercial and government applications; and SEA Information Services, Inc., a Louisiana corporation.

        Historically, Science & Engineering Associates' primary business has been in the area of providing services under contracts with government agencies, national laboratories, defense contractors and commercial clients. Science & Engineering Associates provides services in areas related to information technology, defense, computers, energy, security and environmental concerns. Currently, the majority of Science & Engineering Associates' business growth has been in the area of providing outsourcing services at customers' jobsites. Science & Engineering Associates also manufactures and sells technology products that it has developed under government research and development contracts and through internally funded research and development.

Services

        Science & Engineering Associates provides services relating to information technology, defense, computers, energy, security and environmental concerns. These services include information technology enterprise management and integration, application of environmental technologies, software application development, information technology consulting, independent model verification and validation, software systems safety analysis, project planning and controls integration and management, quality assurance program support, technical research as well as battle management analysis and support. Science & Engineering Associates performs many of these services for government clients or other companies with teams of employees working at the customer's place of business. Over 95% of services during the last two fiscal years were under government contracts and under 5% were on commercial engagements or contracts.

Products

        Science & Engineering Associates has developed technology products that it sells primarily to the Federal Government. These products include LazerShield, a visual countermeasure built into a riot shield and used to conduct prison cell extractions; Dissuader, a visual countermeasure in the form of the flashlight; HALT, a visual countermeasure that attaches under the barrel of an M-16 rifle—this device is produced for the US Air Force; Cone Permeameter, a device that measures the permeability of the earth in a borehole; SpyFinder, the hidden camera locater product that works on optical principles; BERT, a barometrically enhanced vapor remediation technique used for removal of volatile substances from the earth; and SEATreat and other diagnostic imaging technologies used for the diagnosis and treatment of cervical, skin and oral cancer. Additionally Science & Engineering Associates developed a software application, ASSESS, used for the analysis of security at nuclear facilities and airports; designed a management and workflow system for electronically handling invoices at a public utility; developed a laser induced breakdown spectroscopy-based system, LIBS, for real-time in-situ analysis of soil samples for various elements; developed an ultra-compact, TSL-5, designed for use as a non-lethal weapon by security personnel; developed the graphical user interface for Microsoft for a system, Systems Management Server, for reducing costs and increasing efficiency in managing computer networks; and invented technology, Pipe Explorer, for remote analysis of pipes for radioactive contamination.

Customers

        Historically, Science & Engineering Associates' primary business has been in the area of providing services under contracts with government agencies such as the Information Technology Center of the United States Navy, United States Air Force and the Department of Energy; national laboratories such as Sandia National Laboratories in Albuquerque, New Mexico; defense contractors such as Science Applications International Corporation in La Jolla, California; and commercial clients, including Microsoft. Science & Engineering Associates obtains this business through a variety of means, including referrals from current clients, renewal of previous contracts, proposals and bids (both competitive and non-competitive) to potential clients. When bidding to provide services for federal government agencies or federal government contractors, Science & Engineering Associates is required to comply with federal procurement procedures.

        Science & Engineering Associates had revenues in excess of 10% to two customers in each of the fiscal years ended April 30, 2000 and 1999. 30% and 11% of total 1999 revenues were from sales with TRW and the U.S. Air Force, respectively. 64% and 14% of total 2000 revenues were from sales with the U.S. Navy and TRW, respectively. In fiscal year 2001, 65% of total revenues were from sales with the U.S. Navy. The U.S. Navy contract in place for fiscal years 2001, 2000 and the current year to date is for management and integration of business systems at the Information Technology Center located in New Orleans, Louisiana for the U.S. Navy. This contract accounts for approximately 78% of Science & Engineering Associates' revenues for the nine-month period ended January 31, 2002. The government exercised its first option for the period from September 30, 2001 to September 29, 2002, and management of Science & Engineering Associates believes that it will continue to provide services under this contract through the end of the existing option period. In addition, this is a task order contract and the customer may reduce the volume of task orders awarded under the contract at any time. The contract is funded annually and as new work is added to the contract and there is no guarantee that the contract or new task orders will continue to be funded. The loss of this contract would have a material adverse effect on the business, results of operations and financial condition of

Science & Engineering Associates. This contract may be canceled at the election of the customer for cause or for the convenience of the customer.

Employees

        The Board of Directors of Science & Engineering Associates considers its employees to be largely responsible for the success and value of its business and considers the company's relationship with the employees to be good. As of May 31, 2002, the Company employed approximately 380 employees, including 356 full-time employees.

        Science & Engineering Associates' work force is located in its corporate headquarters in its Albuquerque offices, with regional offices operating in or near Fairfax, Virginia; Santa Fe, New Mexico; San Diego, California; New Orleans, Louisiana; Phoenix, Arizona; Millington, Tennessee; and Las Vegas, Nevada.

Proprietary Rights and Intellectual Property

        Science & Engineering Associates holds a number of patents, none of which currently accounts for a material portion of the Company's gross revenues. Science & Engineering Associates determines whether to retain all or part of the rights to any products developed or sold by Science & Engineering Associates on an individual basis, taking into consideration its contractual obligations to clients, the manner in which it believes it can obtain the best return on its investment, and the most effective use of its resources.

Research and Development Efforts

        Science & Engineering Associates estimates that it spent approximately $96,000 on company-sponsored research and development during the fiscal year ending on April 30, 2000, and approximately $164,000 on company-sponsored research and development during the fiscal year period ended April 30, 2001. Science & Engineering Associates estimates that it spent approximately $20 million on customer-sponsored research activities related to the development of new products, services or techniques or the improvement of existing products, services or techniques during the fiscal year ending on April 30, 2000, and approximately $20 million during the fiscal year ending on April 30, 2001. Science & Engineering Associates has adopted a strategy of seeking to commercialize products that it has developed under customer sponsored research and development contracts as well as through internally funded research and development.

Government Contracts

        A substantial portion of Science & Engineering Associates' revenues are dependent upon continued funding of United States and allied government agencies, as well as continued funding of its existing contracts and programs it targets for business.

        U.S. government contracts are subject to termination for the convenience of the government, as well as termination, reduction or modification in the event of budgetary constraints or any change in the government's requirements. When Science & Engineering Associates subcontracts with prime contractors, such subcontracts are also subject to the ability of the prime contractor to perform its obligations under its prime contract. Science & Engineering Associates often has little or no control over the resources allocated by the prime contractor to the prime contract, and any failure by the prime contractor to perform its obligations under the prime contract could result in its loss of its subcontract. In addition, contract-related costs and fees, including allocated indirect costs, are subject to audits and adjustments by negotiation between with the U.S. government. As part of the audit process, the government audit agency verifies that all charges made by a contractor against a contract are legitimate and appropriate. Audits may result in recalculation of contract revenues and non-reimbursement of some contract costs and fees. Any audits of Science & Engineering Associates contract-related costs and fees could result in material adjustments to its revenues.

        In addition, U.S. government contracts are conditioned upon the continuing availability of congressional appropriations. Congress usually appropriates funds on a fiscal year basis even though contract performance may take several years. Consequently, at the outset of a major program, the contract is usually incrementally funded and additional funds are normally committed to the contract by the procuring agency as Congress makes appropriations for future fiscal years. Any failure of such agencies to continue to fund such contracts could have a material adverse effect on Science & Engineering Associates' business, results of operations and financial condition.

        Science & Engineering Associates' business with the U.S. government and prime contractors is generally performed under cost reimbursement, fixed-price or time and materials contracts. Cost reimbursement contracts for the government provide for reimbursement of costs plus the payment of a fee. Under fixed-price contracts, the contractor agrees to perform certain work for a fixed price. Under time and materials contracts, the contractor is reimbursed for labor hours at negotiated hourly billing rates and are reimbursed for travel and other direct expenses at actual costs plus applied general and administrative expenses. The following table gives the percentage of revenues realized by Science & Engineering Associates from the three primary types of government contracts during the periods indicated.

	Year Ended April 30,
Contract Type
	2001	2000
Cost Reimbursement	15.4%	20.4%
Fixed-Price	10.6%	7.6%

Time and Materials	74.0%	72.0%

Total	100.0%	100.0%

Backlog

        Contracts undertaken by Science & Engineering Associates may extend beyond one year. Accordingly, portions are carried forward from one year to the next as part of backlog. Because many factors affect the scheduling of projects, no assurance can be given as to when revenue will be realized on projects included in its backlog. Although backlog represents only business which is considered to be firm, Science & Engineering Associates cannot guarantee that cancellations or scope adjustments will not occur. The majority of backlog represents contracts under the terms of which cancellation by the customer would entitle Science & Engineering Associates to all or a portion of its costs incurred and potential fees.

        Many of Science & Engineering Associates contracts with the U.S. government are funded by the procuring agency from year to year, primarily based on its fiscal requirements. This results in two different categories of U.S. government backlog: funded and unfunded backlog. "Funded backlog" consists of the aggregate contract revenues remaining to be earned by Science & Engineering Associates at a given time, but only to the extent such amounts have been appropriated by Congress and allocated to the contract by the procuring government agency. "Unfunded backlog" consists of the aggregate contract revenues expected to be earned as its customers incrementally allot funding to existing contracts, whether Science & Engineering Associates is acting as a prime contractor or subcontractor, and the aggregate contract revenues to be funded on contracts which have been newly awarded to Science & Engineering Associates. "Backlog" is the total of the government and commercial funded and unfunded backlog.

        Science & Engineering Associates' backlog consisted of the following approximate amounts as of the following dates:

	April 30,
Backlog			January 31, 2002
	2001	2000
	(in thousands)
U.S. Government funded backlog	$21,466	$54,608	$37,611
U.S. Government unfunded backlog	26,365	64,385	18,017
Commercial backlog	1,969	843	376

Total backlog	$49,800	$119,836	$56,004

        Management of Science & Engineering Associates believes that year-to-year comparisons of backlog are difficult and not necessarily indicative of future revenues. The actual timing of receipt of revenues, if any, on projects included in backlog could change because many factors affect the scheduling of projects. In addition, cancellations or adjustments to contracts may occur. Backlog is typically subject to large variations from quarter to quarter as existing contracts are renewed or new contracts are awarded. Additionally, all United States government contracts included in backlog, whether or not funded, may be terminated at the convenience of the United States government.

Manufacturing

        Science & Engineering Associates produces specialized prototype products under internal research and development efforts and to specification under government contracts. To date, Science & Engineering Associates has not manufactured products in mass quantities for sale as commercial or consumer products.

Environmental

        Science & Engineering Associates is subject to environmental safety laws and regulations governing the use, storage and disposal of hazardous substances or wastes and imposing liability for the cleanup of contamination from these substances. Science & Engineering Associates cannot completely eliminate the risk of contamination or injury from these substances or wastes, and, in the event of such an incident, Science & Engineering Associates could be held liable for any damages that result.

Competition

        Science & Engineering Associates is one of many companies involved in providing information systems solutions for a variety of programs for agencies of the U.S. government and prime contractors for these agencies, including the U.S. Navy. Most activities in which Science & Engineering Associates engages are very competitive and require highly skilled and experienced technical personnel. Many of its competitors have significantly greater financial and personnel resources than Science & Engineering Associates. Competitors in this industry include Anteon Corp., Autometrics, BTG, Inc., Booz-Allen Hamilton Inc., CACI International, Inc., Comptek Research, Inc., Computer Sciences Corporation, Dynamics Research Corporation, General Dynamics Corporation, Government Technology Services, Inc., Lockheed Martin Corporation, Raytheon Company, Science Applications International Corporation, Titan Systems and its affiliated companies and TRW. Science & Engineering Associates believes its primary competitive strengths are its high quality professional, technical and managerial staff and the location of its staff in Louisana, New Mexico and its other locations where its services are in demand. Science & Engineering Associates also possesses several General Service Administration schedules for smaller government contractors that Science & Engineering Associates believes are attractive purchasing vehicles for its government customers.

Properties

        Science & Engineering Associates is based in Albuquerque, New Mexico; New Orleans, Louisiana; Shreveport, Louisiana; Santa Fe, New Mexico; San Diego, California; Phoenix, Arizona; Millington, Tennessee; Las Vegas, Nevada; and Fairfax, Virginia. Aggregate rent expense related to the offices was $739,200, $800,177 and $747,094, for the years ended April 30, 2001, 2000 and 1999, respectively. All operating leases are noncancellable without penalty, with terms expiring from 2002 through 2006.

Legal Proceedings

        In May 2001, Science & Engineering Associates received a Subpoena Duces Tecum, dated April 27, 2001, from the Inspector General, Department of Defense, Symrna, Georgia field office. The subpoena ordered Science & Engineering Associates to provide copies of a wide variety of documents and records including documents and records related to work performed and billed by either Science & Engineering Associates or its subcontractors to the United States government on Basic Purchase Agreement #N66001-98-F-3055 under the GSA contract #GS-35F-5790H during the period from January 1, 1999 to the date of the subpoena. This contract and the task orders issued under the contract cover the services Science & Engineering Associates provides to Information Technology Center of the United States, which accounted for more than 78% of Science & Engineering Associates' revenues during the nine months ended January 31, 2002. Science & Engineering Associates has produced documents in connection with the subpoena but, to date, has not conducted a full internal legal investigation of its performance under the subject contracts. To its knowledge, Science & Engineering Associates has not been served with any complaint or charged with any crime. Any allegations of misconduct could result in Science & Engineering Associates incurring substantial expenses in its defense. If Science & Engineering Associates violated any applicable government contract laws in connection with this contract, its fees for the contract could be adjusted, its contract could be cancelled, it could face substantial criminal and civil penalties and it could be disqualified from performing future services for the government. Science & Engineering Associates believes that there is no merit to the government investigation and intends to defend the matters being investigated vigorously, However, the occurrence of any one of these events could have a material adverse effect on the results of operations, financial condition and prospects of Science & Engineering Associates, including its ability to satisfy the requirements for the earn-out.

SCIENCE & ENGINEERING ASSOCIATES MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        You should read the following discussion together with Science & Engineering Associates' consolidated financial statements and the related notes to those financial statements that are included in this proxy statement/prospectus. Except for the historical information contained herein, the following discussion contains forward looking statement that involve risks and uncertainties. Science & Engineering Associates' future results could differ materially from those discussed here.

Background

        Science & Engineering Associates is a technical professional services company primarily in the business of contract research and development for various agencies of the United States Government, their prime contractors, and for commercial firms. The principal technologies provided by Science & Engineering Associates under contractual agreements to these clients are related to the areas of computer software and systems integration, environmental planning and compliance, engineering services, and technology development and production Science & Engineering Associates continues to increase its capabilities in the fields of environmental sciences, technology development, computer systems design, and software development, in an attempt to maintain an appropriately diversified and balanced mix of customers and business which is not overly dependent on business in any one area.

Results of Operations

Results of Operations for Nine Months Ended January 31, 2002 and 2001 (Unaudited)

        Revenues    For the nine-month period ended January 31, 2002, Science & Engineering Associates' revenues were $61.6 million compared to $49.3 million for the nine-month period ended January 31, 2001 representing an increase of 25%. Nearly all of the approximately $12.3 million increase is due to expansion of the Navy contract in September 2000 described below. Revenues were also positively affected by internal growth.

        Operating Expenses    For the nine-month period ended January 31, 2002, Science & Engineering Associates' operating expenses were $57.5 million compared to $45.7 million for the nine-month period ended January 31, 2001 representing an increase of 26%. The increase primarily resulted from higher labor and subcontractor costs to support a larger number of contracts and tasks under the Navy contract listed above as well as an almost 100% increase in research and development spending for the period. Included in operating expenses were $12.6 million and $11.4 million in selling, general and administrative expenses for the nine-month periods ended January 31, 2002 and January 31, 2001 and $300,000 and $100,000 of research and development expenses for those same periods. As a percentage of revenues, operating expenses did not change at all: 93% for the nine month period ended January 31, 2002 and 93% for the nine month period ended January 31, 2001.

        Income from Operations    For the nine-month period ended January 31, 2002, Science & Engineering Associates' income from operations was $4.1 million compared to $3.8 million for the nine month period ended January 31, 2001 representing an increase of 8%. Of the $300,000 increase in income from operations over this period, approximately $273,000 of the increase was attributable to the Navy contract referred to above and $27 thousand was attributable to internal growth.

        Net Income    For the nine-month period ended January 31, 2002, net income was $2.2 million compared to $2.0 million for the nine-month period ended January 31, 2001. The increase in net income of $200,000 over the nine-month period twelve months earlier resulted from the increase in income from operations of $300,000 offset by other expenses, including an 11% increase in taxes of $223,000. The increase in taxes resulted from the increased operating income.

Results of Operations for Fiscal Years 2001, 2000 and 1999

        Revenues    For the year ended April 30, 2001, Science & Engineering Associates revenues were $68 million compared to $48.9 million for the year ended April 30, 2000 and $18.9 million for the year ended April 30, 1999, representing a 259% increase from the 1999 fiscal year to the 2001 fiscal year. Of the approximately $30 million increase in revenues from April 30, 1999 to April 30, 2000, approximately $28.6 million, or 96% of the increase, resulted from a new contract with the United States Navy for providing management and integration at the Information Technology Center for the Navy/GSA located in New Orleans, Louisiana beginning in May 1999. The remaining $1.4 million, or 4% of the increase, was a result of internal growth. Science & Engineering Associates was awarded a five-year follow-on contract to the Navy contract in September 2000 and benefited from the first full-year effect of that contract in 2001. Of the approximately $19 million increase from April 30, 2000 to April 30, 2001, approximately $17.5 million or 92% of the increase was due to additional tasks being added to the Navy contract. Revenues were also positively affected by increased business with the Department of Energy and internal growth, which accounted for the remaining $1.5 million of the increase. The contract for the Information Technology Center accounts for 78% of the Science & Engineering Associates' revenues for fiscal year 2001.

        Operating Expenses    For the year ended April 30, 2001, Science & Engineering Associates' operating expenses were $63.3 million compared to $46.0 million for the year ended April 30, 2000 and $18.1 million for the year ended April 30, 1999, representing a 250% increase from the 1999 fiscal year to the 2001 fiscal year. The increase primarily resulted from higher labor and subcontractor costs to support a larger number of contracts and tasks under the Navy contract listed above. Included in operating expenses were $14.7 million, $11.2 million and $8.1 million in selling, general and administrative expenses for the years ended April 30, 2001, April 30, 2000 and April 30, 1999. There were also $164,000, $95,000 and $56,000 of research and development expenses for those same periods. As a percentage of revenues, operating expenses have not changed significantly: 93% for the year ended April 30, 2001, 94% for the year ended April 30, 2000 and 96% for the year ended April 30, 1999.

        Income from Operations    For the year ended April 30, 2001, Science & Engineering Associates' income from operations was $4.9 million compared to $3.0 million for the year ended April 30, 2000, and $859 thousand for the year ended April 30, 1999, representing a 469% increase from the 1999 fiscal year to the 2001 fiscal year. Of the $4 million increase in income from operations over this period, approximately $3.6 million of the increase was attributable to the Navy contract referred to above and $400 thousand was attributable to internal growth.

        Net Income    For the year ended April 30, 2001, net income was $2.9 million compared to $1.8 million for the year ended April 30, 2000 and $502 thousand for the year ended April 30, 1999. The increase in net income of $2.3 million from the 1999 fiscal year to the 2001 fiscal year resulted from the increase in income from operations of $4 million offset by a 466% increase in taxes of $1.7 million. The increase in taxes resulted from the increased operating income.

Liquidity and Capital Resources

        Science & Engineering Associates funds its cash requirements primarily from its cash flows from operations, borrowings under its $10 million line of credit and the proceeds from the sale of its securities. For the nine months ended January 31, 2002, operating activities provided cash of $5.6 million. For the nine months ended January 31, 2002, its investing activities used cash of $592,000 primarily for capital expenditures and the acquisition of a business. Science & Engineering Associates' financing activities used cash of $4.1 million during the nine months ended January 31, 2002, primarily for the net retirement of approximately $3 million in debt and redemption of $1.9 million in its securities offset by approximately $800,000 of new stock issuances.

        During the 2001 fiscal year ended April 30, 2001, Science & Engineering Associates' operating activities used cash of $2.9 million, principally resulting from growth in accounts receivable. Its investing activities during the 2001 fiscal year used cash of $175,546, primarily for purchases of property and equipment. Science & Engineering Associates' financing activities in fiscal year 2001 provided cash of $2.8 million, primarily from a net increase in borrowings under its line of credit.

        In August 2001, Science & Engineering Associates renewed its $10 million revolving line of credit agreement with Wells Fargo Bank. At April 30, 2001, Science & Engineering Associates' outstanding debt under this credit agreement was approximately $4 million at a weighted average interest rate of 9.4%. The availability of approximately $6 million of borrowing under the credit agreement is subject to borrowing and collateral limitations. The proceeds of the credit facility are used to fund Science & Engineering Associates' normal operations, including its unbilled and billed receivables. The credit facility matures on August 31, 2002 and is secured by Science & Engineering Associates' accounts receivable and substantially all Science & Engineering Associates' other assets. Amounts outstanding under the credit agreement bear interest at variable rates based on Wells Fargo's prime interest rate. The credit agreement contains financial covenants that require Science & Engineering Associates to maintain a minimum tangible net worth of $5,000,000, a minimum current ratio of 1.2 to 1, and a maximum debt to net worth of 4 to 1, as well as other non-financial covenants, including a limit on the amount of stock that the company may repurchase. As of January 31, 2002 Science & Engineering Associates' current ratio was 1.48:1 and its debt to equity ratio was 1.81:1.

        As of January 31, 2002, Science & Engineering Associates' only material capital commitments are its operating leases which have total cash commitments as set forth in Note 7 to the Consolidated Financial Statements of Science & Engineering Associates. Science & Engineering Associates has also guaranteed all indebtedness of the Louisiana Center for Manufacturing Sciences, one of its customers, to Whitney National Bank. Whitney National Bank has extended this customer a $400,000 line of credit and may extend additional credit to this customer that would be covered under the guaranty, which is not subject to any dollar limitation on the amount guaranteed.

        If Science & Engineering Associates were to remain an independent, employee-owned company, it would continue to finance its capital expenditures, working capital and other liquidity requirements from a combination of sources, including cash generated by its operations, its credit facility and its sale of its securities.

        Nearly all working capital of Science & Engineering Associates is generated from government revenues. Traditionally, Science & Engineering Associates' primary uses of working capital have been driven by the need to finance government accounts receivable and some research and development activities. Science & Engineering Associates' contracting efforts typically do not require significant investment in capital equipment, research and development, or extensive marketing activities. Therefore, since government contracts generally provide for reimbursement of costs as they are incurred, Science & Engineering Associates has not had a need for significant amounts of working capital.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS OF
SCIENCE & ENGINEERING ASSOCIATES

        The following table sets forth, as of May 31, 2002, certain information with respect to the beneficial ownership of Science & Engineering Associates' common stock by:

  •
  each person Science & Engineering Associates knows to be the beneficial owner of 5% or more of the outstanding shares of its common stock;

  •
  each executive officer of Science & Engineering Associates;

  •
  each director of Science & Engineering Associates; and

  •
  all executive officers and directors of Science & Engineering Associates as a group.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent of Shares Out- standing(3)
James D. Cramer, Ph.D.(4) P.O. Box 2932 Durango, CO 81302	172,513	15.8%
Robert A. Savoie(5) 159 E. Oakridge Park Metairie, LA 70005	147,063	13.4%
Douglas K. Chandler(6) 11716 Woodmar Lane NE Albuquerque, NM 87111	31,685	2.9%
Gregory C. Mooradian, Ph.D.(7) 12807 Baywind Point San Diego, CA 92130	75,989	6.8%
Stephen J. Dalich, Ph.D.(8) 7081 N. Marks Avenue Fresno, CA 93711	23,282	2.2%
Stephen P. Meyer 1312 Calle Scott Encinitas, CA 92024	5,959	*
George E. Dials(9) 808 Dana Hills Court Las Vegas, NV 83134	20,198	1.9%
Daniel T. Oliver(10) 1620 Bordeaux Street New Orleans, Louisiana 70115	30,221	2.8%
Directors and executive officers as a group (8 persons)	506,910	41.1%

*
Less than 1%

(1)
Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the address for each beneficial owner is: 6100 Uptown Boulevard NE, Suite 700, Albuquerque, New Mexico 87110.

(2)
Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options. Except as otherwise noted, options granted under Science & Engineering Associates' Stock Option

  Plan are immediately exercisable, subject to Science & Engineering Associates' right to repurchase unvested shares upon termination of employment at a price equal to the option exercise price.

(3)
Calculated on the basis of 1,065,289 shares of common stock outstanding as of May 31, 2002, provided that any additional shares of common stock that a shareholder has the right to acquire within 60 days after May 31, 2002 are deemed to be outstanding for the purpose of calculating that shareholder's percentage beneficial ownership.

(4)
Includes 25,000 shares subject to options exercisable at the effective date of the merger.

(5)
Includes 35,000 shares subject to options exercisable at the effective date of the merger.

(6)
Includes 20,000 shares subject to options exercisable at the effective date of the merger.

(7)
Includes 51,500 shares subject to options exercisable at the effective date of the merger.

(8)
Includes 5,000 shares subject to options exercisable at the effective date of the merger.

(9)
Includes 12,000 shares subject to options exercisable at the effective date of the merger.

(10)
Includes 20,000 shares subject to options exercisable at the effective date of the merger.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

        Titan's recent acquisitions of Datron Systems Incorporated (Datron), BTG, Inc. (BTG), GlobalNet, Inc. (GlobalNet) and Jaycor, Inc. (Jaycor) and its proposed acquisition of Science & Engineering Associates, Inc. (SEA) will each be accounted for as a purchase. Titan has presented below unaudited pro forma condensed combined financial data that reflects the proposed acquisition of SEA and is intended to give you a better picture of what the businesses of Titan combined with the recent acquisitions of Datron, BTG, GlobalNet and Jaycor and the proposed acquisition of SEA might have looked like if each of the respective mergers had occurred on January 1, 2001, the first day of the first period for which financial information is presented.

        The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2001 combines the Titan consolidated statement of operations for the year ended December 31, 2001 with the Datron consolidated statement of operations for the eight month period from January 1, 2001 through the date of acquisition of August 4, 2001, with the BTG consolidated statement of operations for the eleven month period from January 1, 2001 through the date of acquisition of November 27, 2001, with the GlobalNet consolidated statement of operations for the year ended December 31, 2001, with the Jaycor consolidated statement of operations for the year ended January 31, 2002 with the SEA consolidated statement of operations for the twelve months ended January 31, 2002, to reflect the recent acquisitions of Datron, BTG, GlobalNet and Jaycor and the proposed acquisition of SEA by Titan. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2002 combines the Titan consolidated statement of operations for the three months ended March 31, 2002 with the GlobalNet consolidated statement of operations for the three month period from January 1, 2002 through the date of acquistion of March 21, 2002, with the Jaycor consolidated statement of operations for the three month period from January 1, 2002 through the date of acquisition of March 21, 2002 with the SEA consolidated statement of operations for the three months ended January 31, 2002, to reflect the recent acquisitions of GlobalNet and Jaycor and the proposed acquisition of SEA by Titan. The unaudited pro forma condensed combined statement of operations is not necessarily indicative of the results that would have occurred had the proposed acquisition of SEA and the recent acquisitions of Datron, BTG, GlobalNet and Jaycor been consummated at the beginning of the periods presented or the results that may be attained in the future.

        The unaudited pro forma condensed combined balance sheet has been prepared as of March 31, 2002, giving effect to the proposed acquisition of SEA by Titan as though it had been consummated on that date.

The Titan Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2001
(In Thousands, Except Per Share Data)

	Titan	Datron	Pro Forma Adjustments (Note 2)		Pro Forma Combined	BTG	Pro Forma Adjustments (Note 3)		Titan Pro Forma Combined	GlobalNet	Pro Forma Adjustments (Note 4)		Pro Forma Combined	Jaycor	Pro Forma Adjustments (Note 5)		Pro Forma Combined	SEA	Pro Forma Adjustments (Note 6)		Pro Forma Combined
Revenues	$1,084,407	$31,831	$—		$1,116,238	$230,978	$—		$1,347,216	$76,987	$—		$1,424,203	$66,290	$—		$1,490,493	$80,166	$—		$1,570,659
Costs and expenses:
Cost of revenues	819,589	22,945	—		842,534	153,417	—		995,951	70,343	—		1,066,294	53,940	—		1,120,234	58,086	—		1,178,320
Selling, general and administrative expense	190,969	7,137	1,342	(b)(c)	199,448	92,396	3,314	(c)	295,158	16,419	—	(c)	311,577	9,232	1,361	(c)	322,170	16,533	650	(g)	339,353
Research and development expense	11,101	1,485	—		12,586	—	—		12,586	6,048	—		18,634	81	—		18,715	291	—		19,006
Acquisition related charges and other	30,371	—	—		30,371	—	—		30,371	—	—		30,371	—	—		30,371	—	—		30,371

Total costs and expenses	1,052,030	31,567	1,342		1,084,939	245,813	3,314		1,334,066	92,810	—		1,426,876	63,253	1,361		1,491,490	74,910	650		1,567,050
Operating profit (loss)	32,377	264	(1,342)		31,299	(14,835)	(3,314)		13,150	(15,823)	—		(2,673)	3,037	(1,361)		996	5,256	(650)		3,609
Interest expense	(36,672)	(105)	—		(36,777)	(2,024)	(2,432	)(a)	(41,233)	(1,913)	(341	)(d)	(43,487)	(114)	(112	)(d)	(43,713)	(101)	(112	)(d)	(43,926)
Interest income	1,798	166	—		1,964	—	—		1,964	—	—		1,964	1,748	—		3,712	35	—		3,747
Other income	—	28	—		28	—	—		28	—	—		28	—	—		28	—	—		28
Equity in Net loss of investee	—	—	—		—	—	—		—	—	—		—	(768)	—		(768)	—	—		(768)

Income (loss) from continuing operations before income taxes and minority interests	(2,497)	353	(1,342)		(3,486)	(16,859)	(5,746)		(26,091)	(17,736)	(341)		(44,168)	3,903	(1,473)		(41,787)	5,190	(762)		(37,310)
Income tax provision (benefit)	3,752	(68)	—		3,684	(6,575)	(973	)(f)	(3,864)	—	(136	)(f)	(4,000)	2,655	(45	)(f)	(1,390)	2,244	(45	)(f)	809

Income (loss) from continuing operations before minority interests	$(6,249)	$421	$(1,342)		$(7,170)	$(10,284)	$(4,773)		$(22,227)	$(17,736)	$(205)		$(40,168)	$1,248	$(1,428)		$(40,348)	$2,946	$(717)		$(38,119)
Minority interests	4,729	—	—		4,729	—	—		4,729	—	—		4,729	—	—		4,729	—	—		4,729

Income (loss) from continuing operations	$(1,520)	$421	$(1,342)		$(2,441)	$(10,284)	$(4,773)		$(17,498)	$(17,736)	$(205)		$(35,439)	$1,248	$(1,428)		$(35,619)	$2,946	$(717)		$(33,390)

Basic earnings per share
Income from continuing operations(2)	$(.09)	$0.15	$—		$(0.12)	$(1.15)	$—		$(0.34)	$(0.59)	$—		$(0.60)	$0.15	$—		$(0.57)	$2.95	$—		$(0.52)

Weighted average shares	58,793	2,749	(497	)(a)	61,045	8,921	(4,121	)(b)	65,845	29,891	(28,739	)(e)	66,997	8,052	(4,013	)(e)	71,036	1,000	1,906	(e)	73,942

Diluted earnings per share
Income from continuing operations(2)	$(0.09)	$0.15	$—		$(0.12)	$(1.13)	$—		$(0.34)	$(0.59)	$—		$(0.60)	$0.15	$—		$(0.57)	$2.15	$—		$(0.52)

Weighted average shares	58,793	2,788	(504	)(a)	61,077	9,117	(4,212	)(b)	65,982	29,891	(28,739	)(e)	67,134	8,052	(4,013	)(e)	71,173	1,371	2,614	(e)	75,158

Note(2): Calculation of Pro Forma Combined earnings per share includes dividend requirements on preferred stock of $690.

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

The Titan Corporation
Unaudited Pro Forma Condensed Combined Balance Sheet
as of March 31, 2002
(In Thousands)

	Titan	SEA	Pro Forma Adjustments (Note 6)		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$28,569	$1,021	$(1,500	)(a)	$28,090
Restricted Cash	1,104	—	—		1,104
Accounts receivable—net	397,929	20,245	—		418,174
Inventories	29,583	131	—		29,714
Prepaid expenses and other	27,682	73	—		27,755
Deferred income taxes	63,260	625	—		63,885
Net assets of discontinued operations	64,439	—	—		64,439

Total current assets	612,566	22,095	(1,500)		633,161
Property and equipment—net	111,644	842	—		112,486
Long-term contract receivables	99,610	—	—		99,610
Goodwill—net	543,122	198	61,712	(b)	605,032
Other assets	140,336	92	3,248		143,676
Net assets of discontinued operations	75,010	—	—		75,010

Total assets	$1,582,288	$23,227	$63,460		$1,668,975

Liabilities and Stockholders' Equity
Current liabilities:
Amounts outstanding under line of credit	$13,750	$500	$—		$14,250
Accounts payable	111,506	9,863	—		121,369
Acquisition debt	2,000	312	—		2,312
Current portion of long-term debt	1,068	—	—		1,068
Income taxes payable	243	—	—		243
Accrued compensation and benefits	75,771	3,693	—		79,464
Other accrued liabilities	87,536	594	—		88,130
Current liabilities of discontinued operations	28,855	—	—		28,855

Total current liabilities	320,729	14,962	—		335,691

Amounts outstanding under line of credit	298,750	—	—		298,750
Other long-term debt	5,578	—	—		5,578
Non-recourse debt	46,381	—	—		46,381
Other non-current liabilities	50,822	—	—		50,822
Non-current liabilities of discontinued operations	1,403	—	—		1,403
Company obligated mandatory redeemable preferred securities of a subsidiary trust whose sole assets are senior subordinated debentures of Titan	250,000	—	—		250,000
Minority interests	148	—	—		148
Stockholders' equity:
Preferred stock
Cumulative convertible	690	—	—		690
Series A junior participating	—	—	—		—
Common stock	773	—	40	(c)	813
Capital in excess of par value	727,988	—	71,685	(c)	799,673
Deferred compensation	(29,192)	—	—		(29,192)
Retained earnings (deficit)	(91,035)	8,265	(8,265	)(c)	(91,035)
Accumulated other comprehensive income	195	—	—		195
Treasury stock, at cost	(942)	—	—		(942)

Total stockholders' equity (deficit)	608,477	8,265	63,460		680,202

Total liabilities and stockholders' equity	$1,582,288	$23,227	$63,460		$1,668,975

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

THE TITAN CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(In Thousands, Except Share Information)

Note 1.    Basis of Presentation—Titan Pro Forma Combined (Closed Acquisitions)

        The Titan Corporation (Titan) completed its acquisition of all outstanding shares of common stock of Datron Systems Incorporated (Datron) on September 28, 2001. Titan completed its acquisition of all outstanding shares of common stock of BTG, Inc. (BTG) on November 27, 2001. Titan completed its acquisition of all outstanding shares of common stock of Jaycor, Inc. (Jaycor) on March 21, 2002. Titan completed its acquisition of all outstanding shares of common stock of GlobalNet, Inc. (GlobalNet) on March 21, 2002.

        The accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2001 combines the consolidated statement of operations of Titan for the year ended December 31, 2001 with the consolidated statement of operations of Datron for the eight months ended August 4, 2001 (through the date of acquisition), with the consolidated statement of operations of BTG for the eleven month period ended November 27, 2001 (through the date of acquisition), with the consolidated statement of operations of Jaycor for the year ended January 31, 2002, with the consolidated statement of operations of GlobalNet for the year ended December 31, 2001, to reflect the closed acquisitions of Datron, BTG, Jaycor and GlobalNet by Titan. The accompanying unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2002 combines the consolidated statement of operations of Titan for the three months ended March 31, 2002 with the consolidated statement of operations of GlobalNet for the three months ended March 21, 2002 (through the date of acquisition) with the condolidated statement of operations of Jaycor for the three months ended March 21, 2002 (through the date of acquisition) to reflect the closed acquisitions of GlobalNet and Jaycor by Titan.

        The unaudited pro forma condensed combined statements of operations reflect the completed acquisitions of Datron, BTG, Jaycor and GlobalNet as though each were consummated as of January 1, 2001. The unaudited pro forma condensed combined statement of operations is not necessarily indicative of results that would have occurred had the acquisitions of Datron, BTG, Jaycor and GlobalNet been consummated as of January 1, 2001 or the results that may be attained in the future.

Pro Forma Combined—Proposed Acquisition

        On February 23, 2002, Titan entered into an agreement to acquire Science & Engineering Associates, Inc. (SEA). The accompanying unaudited pro forma condensed combined statements of operations combine the consolidated statements of operations for Titan Pro Forma combined for the year ended December 31, 2001 and for the three months ended March 31, 2002 with the consolidated statements of operations of SEA for the twelve months ended January 31, 2002 and for the three months ended January 31, 2002, respectively.

        The unaudited pro forma condensed combined balance sheet has been prepared as of March 31, 2002, giving effect to the proposed acquisition of SEA, as though it had been consummated on that date.

        Certain information normally included in financial statements prepared in accordance with generally accepted accounting principles has been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements of Titan and the historical consolidated financial statements of Datron, BTG, GlobalNet, Jaycor and SEA.

Note 2.    Pro Forma Adjustments For Datron Acquisition

  (a)
  Issue 2,621,000 shares, in exchange for 2,749,000 Datron shares outstanding and 451,000 Datron stock options outstanding, at $16.01 per share paid for Datron shares at a ten-day average Titan stock price of $19.54, equivalent to a .81919 exchange ratio of Titan shares paid for each Datron share outstanding. Reflect the net change to the combined shares outstanding after calculating the number of shares issued by Titan in the transaction less the Datron shares outstanding, using the price and exchange ratio described above.

  (b)
  Record deferred compensation of $383 for all unvested Datron stock options based on the difference between the fair value on the date of consummation of the acquisition and the exercise price of the unvested Datron stock options, after giving effect to the exchange ratio described in Note (a) above. Amortization of deferred compensation of $64 has been reflected in the pro forma condensed combined statement of operations for the eight months ended August 4, 2001 (through the date of acquisition).

  (c)
  To reflect amortization of purchased intangibles with finite lives in accordance with SFAS No. 142.

Note 3.    Pro Forma Adjustments For BTG Acquisition

  (a)
  To reflect incremental interest expense on advances under Titan's line of credit to fund the 19% cash portion of the purchase price of BTG of $23.4 million, the payoff of BTG debt of $37.1 million and the payment of estimated transaction costs, summarized as follows:

Employment termination agreements for BTG employees	$4,500
Direct transaction costs to consummate acquisition including investment banking, advisory, legal, printing and accounting fees	7,500

$12,000

  (b)
  Issue 4,024,000 shares and assume 734,000 options, in exchange for 9,234,000 BTG shares outstanding and 1,365,000 BTG stock options and other stock purchase rights outstanding, at $13.35 per share paid for BTG shares at an average Titan stock price of $24.814, equivalent to a 0.5380 exchange ratio of Titan shares paid for each BTG share outstanding multiplied by 81%, the ratio of merger consideration paid in Titan common stock, equalling a .43578 exchange ratio of Titan common stock paid for each BTG share outstanding. Reflect the net change to the combined shares outstanding after calculating the number of shares to be issued by Titan in the transaction less the BTG shares outstanding, using the aforementioned price and exchange ratios.

  (c)
  To reflect amortization of purchased intangibles with finite lives in accordance with SFAS No. 142.

        (d)(e)    Not used.

  (f)
  Reflect the tax impact of interest expense in (a) above, using an effective rate of 40%.

Note 4.    Pro Forma Adjustments for GlobalNet Acquisition

        The following relate to adjustments to reflect the acquisition of GlobalNet:

        (a)(b)    Not used.

  (c)
  To reflect amortization of purchased intangibles with finite lives in accordance with SFAS No. 142.

  (d)
  To reflect interest expense on advances under Titan's line of credit to fund the advance to GlobalNet and to fund estimated direct transaction costs of $1.5 million associated with the acquisition.

  (e)
  Reflect the net change to the combined shares outstanding after calculating the number of shares to be issued by Titan in the transaction less the GlobalNet shares currently outstanding. The 1,449,000 shares issued by Titan and the exchange ratio were calculated based on 37,600,000 GlobalNet shares outstanding and the following:

Total Transaction Value	$60,000
Less: Estimated Debt	22,876

Net Transaction Value to be Paid in Titan Stock	$37,124

    The estimated debt of $22.9 million is based upon GlobalNet's estimated debt obligations as of the closing date and is comprised of an advance from Titan, a customer note, additional capital lease obligations and outstanding debt as of December 31, 2001. The net transaction value of $37,124 was divided by an implied closing Titan stock price of $25.625, resulting in 1,449,000 Titan shares to be issued, at a 0.03853 exchange ratio of Titan shares per GlobalNet share.

  (f)
  Reflect the tax impact of interest expense in (d) above, using an effective rate of 40%.

Note 5.    Pro Forma Adjustments for Jaycor Acquisition

        The following relate to adjustments to reflect the acquisition of Jaycor:

        (a)(b)    Not used.

  (c)
  To reflect amortization of purchased intangibles with finite lives in accordance with SFAS No. 142.

  (d)
  To reflect interest expense on advance on Titan's line of credit to fund direct transaction costs associated with the acquisition.

  (e)
  Reflect the net change to the combined shares outstanding after calculating the number of shares to be issued by Titan in the transaction less the Jaycor shares outstanding. The 4,919,000 shares issued by Titan and the exchange ratio were calculated based on 9,808,000 Jaycor shares outstanding and the following:

Total Closing Valuation	$90,400
Add: Estimated Excess Working Capital and other	9,170

Net Transaction Value to be Paid in Titan Stock	$99,570

    The net transaction value of $99,570 was divided by the average Titan stock price of $20.24, equalling 4,919,000 Titan shares to be issued, computing to a 0.50160 exchange ratio of Titan shares per Jaycor shares. The transaction value could be adjusted upwards upon final resolution of the Jaycor working capital audit, and Titan may be required to issue additional shares.

  (f)
  Reflect tax impact of the interest expense in (d) above, using an effective tax rate of 40%.

Note 6.    Pro Forma Adjustments for Proposed SEA Acquisition

  (a)
  To reflect $1.5 million of estimated direct transaction costs.

  (b)
  Record allocation of excess of Titan's purchase price over the estimated fair value of the net assets acquired to goodwill. Upon completion of the proposed transaction, an independent valuation will be performed to determine the purchase price allocation based upon the fair value of the assets and liabilities acquired, at which time the allocation between goodwill and intangibles may be revised.

  (c)
  Issue an estimated 3,985,000 shares, assuming 1,323,000 SEA shares outstanding (assuming all options are vested and exercised), assuming a 3.01167 exchange ratio of Titan shares paid for each SEA share. The net transaction value of $71,725 was divided by the estimated average Titan closing stock price of $18.00 per share, resulting in an estimated 3,985,000 Titan shares to be issued, computing to an assumed 3.01167 exchange ratio of Titan shares per SEA shares. In addition, eliminate SEA retained earnings.

  (d)
  To reflect interest expense on advance on Titan's line of credit to fund direct transaction costs associated with the acquisition.

  (e)
  Reflect the net change to the combined shares outstanding after calculating the number of shares to be issued by Titan in the transaction less the SEA shares currently outstanding using the price and exchange assumptions described in Note (c) above.

  (f)
  Reflect tax impact of the interest expense in (d) above, using an effective tax rate of 40%.

  (g)
  To reflect amortization of purchased intangibles with finite lives in accordance with SFAS No. 142.

DESCRIPTION OF TITAN CAPITAL STOCK

        The following description of Titan's capital stock does not constitute a complete description of all the terms of Titan's capital stock and should be read in conjunction with Titan's certificate of incorporation, as amended, and bylaws, which have been filed by Titan with the Securities and Exchange Commission and are incorporated herein by reference as exhibits to the registration statement of which this prospectus/proxy statement is a part.

        Titan's authorized capital stock as of May 31, 2002 consisted of:

  •
  200,000,000 shares of common stock, par value $.01 per share, of which 77,212,053 shares were issued and outstanding as of May 31, 2002; and
  •
  5,000,000 shares of preferred stock, par value $1.00 per share, of which 1,068,102 shares have been designated as $1.00 cumulative convertible preferred stock, of which 689,628 shares were issued and outstanding, and 1,000,000 shares have been designated as series A junior participating preferred stock, none of which is issued and outstanding.

        Titan has authorized for issuance under its 1983, 1986, 1990, 1994 and 1997 Stock Option Plans, its 1992 and 1996 Directors' Stock Option and Equity Participation Plans and its 2000 and 2002 Employee and Director Stock Option and Incentive Plan a total of 13,980,000 shares of Titan common stock, of which approximately 3,484,217 shares were covered by outstanding options as of May 31, 2002. Titan also has authorized 1,000,000 shares of its common stock under Titan's Employee Stock Ownership Plan, of which approximately 432,000 are currently allocated to employees under such plan, and Titan has approximately 455,000 shares of its common stock available for issuance under its 2000 and 2002 Employee Stock Purchase Plan as of May 31, 2002.

        The following summary describes the material terms of Titan's capital stock and stockholder rights plan. The description of capital stock and stockholder rights plan is qualified by reference to Titan's certificate of incorporation, as amended, bylaws and stockholder rights plan, which are incorporated herein by reference as exhibits to the registration statement of which this prospectus/proxy statement is a part.

Common Stock

        Dividends.    Subject to the rights of the holders of any class of preferred stock, holders of shares of Titan common stock are entitled to receive dividends that may be declared by Titan's board of directors out of legally available funds. No dividend may be declared or paid in cash or property on any share of any class of common stock unless simultaneously the same dividend is declared or paid on each share of that and every other class of common stock; provided, that, in the event of stock dividends, holders of a specific class of common stock shall be entitled to receive only additional shares of that class. Titan expects to declare a dividend payable in shares of SureBeam Corporation to effect the spin-off of SureBeam during the third quarter of 2002.

        Voting Rights.    The holders of Titan common stock are entitled to one vote for each share held and do not have cumulative voting rights.

        Liquidation Rights.    Upon Titan's liquidation, dissolution or winding-up, the holders of Titan common stock are entitled to share ratably in all assets available for distribution after payment in full to creditors and holders of Titan preferred stock, if any.

        Other Provisions.    The holders of Titan common stock are not entitled to preemptive or similar rights.

Preferred Stock

        Titan is currently authorized to issue 5,000,000 shares of preferred stock, par value $1.00 per share, of which 1,068,102 shares have been previously issued as $1.00 cumulative convertible preferred stock, of which 689,628 shares were issued and outstanding as of December 31, 2001, and 1,000,000 shares have been designated as series A junior participating preferred stock, none of which is issued and outstanding. Titan's board of directors, in its sole discretion, may designate and issue one or more series of preferred stock from Titan's authorized and unissued shares of preferred stock. Subject to limitations imposed by law or Titan's amended and restated certificate of incorporation, the board of directors is empowered to determine:

  •
  the designation of and the number of shares constituting a series of preferred stock;
  •
  the dividend rate, if any, for the series;
  •
  the terms and conditions of any voting and conversion rights for the series, if any;
  •
  the number of directors, if any, which the series shall be entitled to elect;
  •
  the amounts payable on the series upon Titan's liquidation, dissolution or winding-up;
  •
  the redemption prices and terms applicable to the series, if any; and
  •
  the preferences and relative rights among the series of preferred stock.

        These rights, preferences, privileges and limitations of preferred stock could adversely affect the rights of holders of Titan common stock.

Cumulative Convertible Preferred Stock

        Dividends.    Each share of cumulative convertible preferred stock accrues dividends at the rate of $1.00 per share per annum.

        Voting Rights.    The holders of Titan's cumulative convertible preferred stock are entitled to one-third of one vote for each share held and do not have cumulative voting rights.

        Liquidation Rights.    Upon Titan's liquidation, dissolution or winding-up, the holders of Titan's cumulative convertible preferred stock are entitled to a liquidation preference of $20 per share plus any unpaid cumulative dividends before any distribution to holders of Titan common stock.

        Conversion Rights.    Each outstanding share of cumulative convertible preferred stock is convertible into Titan common stock, at the option of the holder, at a rate of two-thirds shares of common stock for each share of cumulative convertible preferred stock. The conversion rate will increase as a result of the spin-off of SureBeam. The amount of the adjustment cannot be determined until the Titan board of directors establishes a date for the SureBeam distribution.

        Redemption.    Each share of cumulative convertible preferred stock is redeemable, but only at Titan's option, at a redemption price of $20 per share plus any accrued and unpaid dividends.

        Other Provisions.    The holders of Titan's cumulative convertible preferred stock are not entitled to preemptive or similar rights.

Convertible Trust Preferred Securities

        In February 2000, Titan Capital Trust, a wholly owned subsidiary of Titan, issued 5,000,000 convertible preferred securities (Remarketable Term Income Deferrable Equity Securities, or HIGH TIDESsm) at $50 per security. The provisions of the HIGH TIDES issued by the trust are as follows:

        Distributions.    The HIGH TIDES accrue distributions of 5 3/4% per annum, payable quarterly in arrears. Titan may defer payment of the distributions for up to 20 consecutive quarters so long as no event of default with respect to the HIGH TIDES has occurred and is continuing. The trust's ability to pay distributions on the HIGH TIDES is solely dependent on its receipt of interest payments from Titan under debentures Titan issued to the trust in consideration of its distribution to Titan of the proceeds of its issuance of the HIGH TIDES. The 5 3/4% per annum rate may change on the reset date described below.

        Remarketing.    Approximately 5 years after issuance of the HIGH TIDES, a remarketing agent will attempt to establish an annual distribution rate, conversion price and redemption features for the HIGH TIDES that are consistent with a price per HIGH TIDES equal to 101% of its liquidation preference and that are also most favorable to Titan. The remarketing of the HIGH TIDES will become effective on the reset date, which is any date (1) not later than February 15, 2005, or, if the day is not a business day, the next succeeding day, and (2) not earlier than 70 business days prior to February 15, 2005, as may be determined by the remarketing agent in its sole discretion. On or after the reset date, the applicable per annum distribution rate will be the term rate established by the remarketing agent based on the outcome of the remarketing.

        Conversion Rights.    Each HIGH TIDES is convertible into 1.0076 shares of Titan common stock. On or after the reset date, the conversion rights of the HIGH TIDES shall be those established in the remarketing. The conversion rate will increase as a result of the spin-off of SureBeam. The amount of the adjustment cannot be determined until the Titan board of directors establishes a date for the SureBeam distribution.

        Redemption Rights.    The HIGH TIDES are redeemable by Titan at its option in whole or in part beginning on February 20, 2003 at $50.72 per HIGH TIDE, which redemption price declines to $50.00 per HIGH TIDE beginning February 20, 2004 and continues in effect until the remarketing is effected, after which date the redemption features for the HIGH TIDES are those established in the remarketing.

        Voting Rights.    Holders of HIGH TIDES are not entitled to voting rights, unless Titan defaults under the debentures Titan issued to the trust or Titan's guarantee of the trust's obligations to distribute available funds held by the trust to satisfy obligations under the HIGH TIDES, in which case the holders of HIGH TIDES are entitled, by majority vote, to appoint an additional trustee of the trust or remove other trustees.

        Liquidation Rights.    If the trust is liquidated and the debentures Titan issued to the trust are not distributed to the holders of HIGH TIDES, the holders are entitled to receive, after satisfaction of liabilities to creditors of the trust as required by applicable law, $50 per HIGH TIDE plus accrued and unpaid distributions.

Preferred Share Purchase Rights

        Each outstanding share of Titan common stock has or will have attached to it one preferred share purchase right, which Titan refers to as a right. Each right entitles the registered holder of Titan common stock to purchase from Titan, upon the occurrence of specified events, one one-hundredth of a share of Titan's series A junior participating preferred stock, which Titan refers to as the participating preferred shares, at a price of $42 per one one-hundredth of a participating preferred share, subject to adjustment. The terms of the rights are set forth in a rights agreement dated as of August 21, 1995, between Titan and American Stock Transfer and Trust Company, as rights agent, which is incorporated by reference as an exhibit into the registration statement of which this prospectus/proxy statement is a part.

        Until the distribution date described below, Titan will not issue separate certificates evidencing the rights. Until that date, the rights will be evidenced, with respect to any common stock certificate, by that common stock certificate. The rights will detach from the common stock and a distribution date will occur upon the earlier of the following dates:

  •
  subject to the exceptions described below, the tenth day following a public announcement that an "acquiring person," which, subject to the exceptions listed in the following sentence, includes a person or "group" of affiliated or associated persons, has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of Titan's outstanding common stock, or
  •
  the tenth day following the commencement, or the first public announcement by any person or group of an intention to commence, a tender offer or exchange offer that would result in beneficial ownership by a person or group of 15% or more of Titan's outstanding common stock.

        Titan's board of directors, with the concurrence of a majority of the continuing directors, may postpone the distribution date by determining a later distribution date before the time any person or group becomes an acquiring person. Any board member who is not an acquiring person or an affiliate or associate of an acquiring person, or an employee, director, representative, nominee or designee of an acquiring person, or its affiliate or associate, but who:

  •
  was a member of Titan's board of directors before any person becomes an acquiring person, or
  •
  became a member of Titan's board of directors after any person becomes an acquiring person if the member was nominated for election or elected to Titan's board of directors upon the recommendation or approval of a majority of the continuing directors, is considered to be a continuing director of Titan.

        The term "acquiring person" does not include Titan, any of its subsidiaries, any of Titan's or its subsidiaries' employee benefit plans or any entity holding Titan common stock for or under any of Titan's or its subsidiaries' employee benefit plans. In addition, a person who would otherwise be an acquiring person will not be considered an acquiring person if Titan's board of directors determines in good faith that such person inadvertently became the beneficial owner of 15% or more of Titan common stock and such person divests itself, as promptly as practicable, of beneficial ownership of a sufficient number of shares of Titan common stock so that it would no longer otherwise qualify as an acquiring person.

        The rights agreement provides that, until the distribution date, or earlier redemption or expiration of the rights, the rights will be transferred only with Titan common stock. The rights will be evidenced, with respect to any common stock certificate outstanding as of September 7, 1995, by that common stock certificate with a summary of the rights attached to it. Until the distribution date, or earlier redemption or expiration of the rights, new common stock certificates issued after September 7, 1995, upon transfer or new issuances of common stock will contain a notation incorporating the rights agreement by reference. Until the distribution date, the surrender for transfer of any certificates for common stock, even without a summary of the rights attached to it, also will constitute the transfer of the rights associated with the common stock represented by that certificate. As soon as practicable after the distribution date, separate certificates evidencing the rights will be mailed to holders of record of Titan common stock as of the close of business on the distribution date, and the separate right certificates alone will evidence the rights. Only Titan common stock issued before the distribution date will be issued with rights.

        The rights are not exercisable until the distribution date. The rights will expire on August 17, 2005, unless the expiration date is extended or unless the rights are earlier redeemed or exchanged by Titan, in each case as described below.

        The purchase price payable for the participating preferred shares, and the number of participating preferred shares or other securities or property issuable, upon exercise of the rights, as well as the number of rights outstanding, are subject to adjustment from time to time to prevent dilution in the following circumstances:

  •
  in the event of a stock dividend on, or a subdivision, combination or reclassification of the participating preferred shares;
  •
  upon the grant to holders of the participating preferred shares of rights or warrants to subscribe for or purchase participating preferred shares at a price, or securities convertible into participating preferred shares with a conversion price less than the current market price of the participating preferred shares; or
  •
  upon the distribution to holders of the participating preferred shares of evidences of indebtedness, securities or assets, excluding regular periodic cash dividends at a rate not in excess of 125% of the last cash dividend paid or, in the case that regular cash dividends have not been paid, at a rate not in excess of 50% of the average net income per share of the four quarters ended immediately before the payment of the dividend, or dividends payable in participating preferred shares or of subscription rights or warrants, other than those referred to above.

        The number of outstanding rights and the number of one one-hundredths of a participating preferred share issuable upon exercise of each right are also subject to adjustment in the event of a dividend or other distribution on the common stock payable in common stock or subdivisions, consolidations or combinations of Titan common stock occurring, in any of those cases, before the distribution date.

        Participating preferred shares purchasable upon exercise of the rights will not be redeemable. Each participating preferred share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share, but will be entitled to an aggregate dividend of 100 times the dividend declared per share of Titan common stock. If there is a liquidation, the holders of the participating preferred shares will be entitled to a minimum preferential liquidation payment of $100 per share, but will be entitled to an aggregate payment of 100 times the payment made per share of Titan common stock. Each participating preferred share will have 100 votes, voting together with Titan common stock. If there is a merger, consolidation or other transaction in which Titan common stock is exchanged, each participating preferred share will be entitled to receive 100 times the amount received per share of Titan common stock. These rights are protected by customary antidilution provisions.

        Because of the nature of the dividend, liquidation and voting rights of the participating preferred shares, the value of the one one-hundredth interest in a participating preferred share purchasable upon exercise of each right should approximate the value of one share of Titan common stock.

        If any person or group becomes an acquiring person, except pursuant to specified cash offers for all outstanding shares of Titan common stock approved by Titan's board of directors, or if Titan is the surviving corporation in a merger with an acquiring person or any affiliate or associate of an acquiring person and Titan common stock is not changed or exchanged, proper provision will be made so that each holder of a right, other than rights beneficially owned by the acquiring person, which will become null and void, will have the right to receive upon exercise of the right at the then-current market price, instead of participating preferred shares, that number of shares of Titan common stock having a market value of two times the exercise price of the right. If Titan does not have sufficient common stock issued but not outstanding, or authorized but unissued, to permit the exercise in full of the rights, Titan will be required to take all action necessary to authorize additional common stock for issuance upon exercise of the rights. If, after a good-faith effort, Titan is unable to take all necessary action, Titan will substitute, for each share of common stock that would otherwise be issuable upon exercise of a right, a number of participating preferred shares, or fractional participating preferred shares, with the same market value as that share of common stock.

        If, after a person or group has become an acquiring person, Titan is acquired in a merger or other business combination transaction or 50% or more of Titan's consolidated assets or earning power are sold, proper provision will be made so that each holder of a right, other than rights beneficially owned by the acquiring person, which will become null and void, will have the right to receive, upon the exercise of the right at its then-current exercise price and instead of participating preferred shares, that number of shares of common stock of the acquiring company, or its parent, which at the time of the transaction will have a market value of two times the exercise price of the right.

        The exercise price of a right at any date will be equal to the purchase price at that date multiplied by the number of one one-hundredths of a participating preferred share for which a right is exercisable at that date.

        At any time after any person or group becomes an acquiring person and before the acquisition by that person or group of 50% or more of Titan's outstanding common stock, Titan's board of directors may exchange the rights, in whole or in part, for a number of shares of Titan common stock, per right, having an aggregate value equal to the excess of the value of the shares of Titan common stock issuable upon exercise of a right after a person or group becomes an acquiring person over the purchase price, subject to adjustment. Titan's board of directors will not exchange the rights owned by the acquiring person or group, which will have become null and void.

        With specified exceptions, no adjustments in the purchase price for the preferred shares will be required until cumulative adjustments require an adjustment of at least 1% of that purchase price. No fractional participating preferred shares will be issued, other than fractions which are integral multiples of one one-hundredth of a participating preferred share, which may, at Titan's election, be evidenced by depositary receipts. Instead of issuing fractional participating preferred shares, Titan will make an adjustment in cash based on the market price of the participating preferred shares on the last trading day before the date of exercise.

        Upon approval by Titan's board of directors, Titan may redeem the rights, in whole, but not in part, at a price of $.01 per right at any time until ten days following the public announcement that a person or group has become an acquiring person. Titan's board of directors, with the concurrence of a majority of the continuing directors, may extend the period during which the rights are redeemable beyond the ten days following the public announcement that a person or group has become an acquiring person.

        Under circumstances described in the rights agreement, the decision to redeem will require the concurrence of a majority of the continuing directors. Immediately upon the determination of Titan's board of directors to redeem the rights, Titan will make an announcement of the redemption. Upon the redemption, the right to exercise the rights will terminate and the only right of right holders will be to receive the redemption price.

        Until a right is exercised, the holder of the right, in the capacity of a holder, will have no rights as a stockholder of Titan, including, without limitation, the right to vote or to receive dividends. Although the distribution of the rights will not be taxable to stockholders or to Titan, stockholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for Titan common stock or other consideration, or for common stock of the acquiring company or its parent as set forth above.

        Any of the provisions of the rights agreement may be amended or supplemented by Titan's board of directors before the distribution date. From and after the distribution date, Titan and the rights agent may amend or supplement the rights agreement from time to time without the approval of any holders of rights:

  •
  to cure any ambiguity or to correct or supplement any defective or inconsistent provisions;

  •
  to shorten or lengthen any time period under the rights agreement relating to when the rights may be redeemed, so long as, under specified circumstances, a majority of the continuing directors approve the shortening or lengthening; or
  •
  to make any other provisions with respect to the rights which Titan and the rights agent may deem necessary or desirable.

        Notwithstanding this right to amend or supplement, from and after the distribution date, the rights agreement may not be amended in any manner which would adversely affect the interest of the holders of rights.

Section 203 of the Delaware General Corporation Law

        Titan is subject to section 203 of the Delaware General Corporation Law, which, with specified exceptions, prohibits a Delaware corporation from engaging in any "business combination" with any "interested stockholder" for a period of three years following the time that the stockholder became an interested stockholder unless:

  •
  before that time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
  •
  upon completion of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
  •
  at or after that time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        Section 203 defines "business combination" to include the following:

  •
  any merger or consolidation of the corporation with the interested stockholder;
  •
  any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
  •
  subject to specified exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or
  •
  any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, section 203 defines an "interested stockholder" as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by that entity or person.

Transfer Agent and Registrar

        American Stock Transfer and Trust Company is the transfer agent and registrar for Titan common stock.

COMPARISON OF TITAN STOCKHOLDER AND SCIENCE & ENGINEERING ASSOCIATES SHAREHOLDER RIGHTS

General

        The rights of Science & Engineering Associates shareholders are governed by Science & Engineering Associates' articles of incorporation, Science & Engineering Associates' bylaws and the New Mexico Business Corporation Act, which we refer to as the NMBCA. The rights of Titan's stockholders are governed by Titan's certificate of incorporation, Titan's bylaws and the Delaware General Corporate Law, which we refer to as the DGCL. When the merger is complete, Science & Engineering Associates shareholders will become stockholders of Titan. As a result, the rights and obligations of the former Science & Engineering Associates shareholders will be governed by Titan's certificate of incorporation, Titan's bylaws and the DGCL. There are some differences in Science & Engineering Associates' articles of incorporation, Science & Engineering Associates' bylaws and the NMBCA versus Titan's certificate of incorporation, Titan's bylaws and the DGCL. We have summarized some of the differences below. However, this is only a summary of material provisions and does not purport to be a complete description of all similarities and differences. The following summary is qualified in its entirety by reference to Science & Engineering Associates' articles of incorporation and bylaws and Titan's certificate of incorporation and bylaws. We further invite you to read the provisions of the NMBCA and the DGCL. In addition, you should read this section in conjunction with the section entitled "Description of Titan Capital Stock," which contains a summary of other important rights related to Titan common stock.

Capitalization

Science & Engineering Associates

        Under its articles of incorporation, Science & Engineering Associates is authorized to issue twenty million (20,000,000) shares of Common Stock, with no par value. As of May 31, 2002, Science & Engineering Associates had 1,323,197 shares of Common Stock outstanding.

Titan

        Titan's authorized capital stock currently consists of 200,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share. Under Titan's certificate of incorporation, Titan's board of directors currently has the authority, without further action by Titan stockholders, to issue up to 2,931,898 authorized shares of Titan preferred stock in one or more series and to fix the voting powers, designations, preferences and the relative participating, optional or other special rights and qualifications, limitations and restrictions of each series, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series. Of the authorized shares of Titan preferred stock, Titan's board of directors has designated 1,000,000 shares as series A junior participating preferred stock and 1,068,102 shares as $1.00 cumulative convertible preferred stock.

        During the time that any series of Titan preferred stock is outstanding, if the terms of the series so provide, no dividends may be declared or paid by Titan's board of directors on Titan common stock, unless dividends on all outstanding shares of the relevant class or series of Titan preferred stock for the current period and all past dividend periods have been declared and paid or provision has been made for the payment of those dividends. In addition, during any period in which Titan defers payment of distributions on the HIGH TIDES, (as defined in the section entitled "Description of Titan Capital Stock") Titan may not, with some limited exceptions, declare or pay any dividends or make any distributions on any of its capital stock.

Size of Board of Directors

Science & Engineering Associates and the NMBCA

        Under the NMBCA, a corporation must have at least one director. The initial number of board members is set forth in the articles of incorporation. The number of directors may be increased or decreased from time to time by amendment to, or in the manner provided in, the articles of incorporation or the bylaws, but no decrease may shorten the term of any incumbent director.

        Science & Engineering Associates' bylaws provide that the number of directors of the corporation shall be established by the board of directors from time to time, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided that there are always be at least two directors. The size of the Science & Engineering Associates' board of directors is currently fixed at eight directors.

Titan and the DGCL

        Under the DGCL, a corporation may have a board of only one director regardless of the number of stockholders. If the number of directors, or the manner of fixing the number of directors, is set forth in a Delaware corporation's certificate of incorporation, the number of directors may be changed only by amending the certificate or acting according to the manner specified in the certificate. Similarly, if the number of directors is fixed in the bylaws, the number may be changed by amending the bylaws. If, under the certificate of incorporation, the directors have the power to amend the bylaws, the board may change the authorized number by amending its bylaws without stockholder approval.

        The size of Titan's board of directors is currently fixed by Titan's bylaws at eleven directors.

Classification of the Board of Directors

Science & Engineering Associates and the NMBCA

        Under the NMBCA, when there are less than two members, all directors are to be elected annually. But, when the board of directors consists of two or more members, the articles of incorporation may provide for division of the directors into two or three classes so that at each annual meeting the term of office of the first class of directors shall expire, at the next annual meeting the term of the second class of directors shall expire, and at the third annual meeting the term of the third class of directors, if any, shall expire.

        Science & Engineering Associates' certificate of incorporation and bylaws do not provide for a classified board of directors.

Titan and the DGCL

        Under DGCL, the certificate of incorporation, an initial bylaw or a bylaw adopted by the stockholders for a Delaware corporation may create a classified board with staggered terms. A maximum of three classes of directors is allowed with members of one class elected each year for a maximum term of three years. Finally, there is no statutory requirement as to the number of directors in each class or that the number in each class be equal.

        Titan's certificate of incorporation and bylaws do not provide for a classified board of directors.

Nomination of Directors

Science & Engineering Associates

        Science & Engineering Associates' bylaws and articles of incorporation are silent as to the nomination of directors.

Titan

        Subject to the rights of holders of Titan's $1.00 cumulative convertible preferred stock described below, Titan's bylaws provide that nominations for the election of directors may be made by Titan's board of directors or Titan's stockholders. Titan's bylaws provide that any stockholder wishing to nominate persons for election as directors at an annual meeting must deliver to the secretary of Titan, at Titan's principal office in San Diego, California, a written notice of the stockholder's intention to make a director nomination. The stockholder is required to furnish the notice not later than 60 days or earlier than 90 days before the first anniversary of the preceding year's annual meeting. If, however, the annual meeting is more than 30 days before or more than 60 days after the anniversary date, the notice must be delivered not earlier than the 90th day or later than the 60th day before the annual meeting, or the 10th day following the date on which Titan first publicly announces the annual meeting date. The notice must set forth the following information: (1) the name and address of record of the stockholder who intends to make the nomination; (2) a representation that the stockholder is a holder of record of Titan common stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) the name, age, business and residential addresses and principal occupation or employment of each nominee; (4) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons, naming such person or persons, pursuant to which the nominations are to be made by the stockholder; (5) other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the rules and regulations of the Securities and Exchange Commission; and (6) the written consent of each proposed nominee to serve as a director of Titan if so elected.

        Holders of Titan's $1.00 cumulative preferred stock are entitled to elect two directors to Titan's board of directors in the event of a default in the payment of dividends on the $1.00 cumulative convertible preferred stock. The size of Titan's board in this event would be increased by two directors.

General Voting Rights

Science & Engineering Associates and NMBCA

        Under the NMBCA, except as provided in the articles of incorporation, each share, regardless of class, is entitled to one vote on each matter submitted to a vote of shareholders.

        Science & Engineering Associates' bylaws provide that each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to vote at a meeting of shareholders.

Titan and the DGCL

        The DGCL states that every corporation may issue one or more classes of stock or one or more series of stock within a class thereof, any or all of which classes or series may have full voting powers, limited voting powers, or no voting powers.

        Subject to the voting rights of holders of any then outstanding Titan preferred stock, each share of Titan common stock is entitled to one vote on each matter submitted to a vote of the stockholders of Titan.

        Each holder of Titan's $1.00 cumulative convertible preferred stock is entitled to one-third vote per share of such stock. Holders of the common stock and the $1.00 cumulative convertible preferred stock generally vote as a single class.

Cumulative Voting

Science & Engineering Associates and the NMBCA

        Under the NMBCA, the articles of incorporation may provide that at each election for directors every shareholder entitled to vote at the election has the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes. A statement in the articles of incorporation that cumulative voting exists is sufficient to confer such a right.

        Science & Engineering Associates shareholders are not entitled to any cumulative voting rights.

Titan and the DGCL

        Under the DGCL, cumulative voting must be expressly authorized in a Delaware corporation's certificate of incorporation.

        Titan shareholders are not entitled to any cumulative voting rights.

Removal of Directors

Science & Engineering Associates and the NMBCA

        Under the NMBCA, a special meeting of the shareholders must be called for the specific purpose of removing a director. If a board is properly classified under the NMBCA, a director may only be removed for cause. But, if the board is not classified, a director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If the corporation has cumulative voting, if less than the entire board is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is part. Finally, if the holders of the shares of any class are entitled to elect one or more directors by the provisions of the articles of incorporation, the above described rules for removal of directors applies to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

        Under Science & Engineering Associates' bylaws, at a shareholders' meeting called for the express purpose of removing directors, one or more directors may be removed, with or without cause, by a vote of a majority of the shares entitled to vote at an election of directors.

Titan and the DGCL

        Under the DGCL, without a classified board, directors of a Delaware corporation may be removed with or without cause by the vote of a majority of the shares entitled to vote. With a classified board, a director may be removed by a majority of the shares entitled to vote only for cause unless the certificate provides otherwise. If a corporation has cumulative voting and less than the entire board is to be removed, no director may be removed without cause if the votes cast against removal would be sufficient to elect such director if cumulatively voted at an election of the entire boards or at an election of that director's class of directors. Finally, the corporation's certificate of incorporation can require a larger percentage of shares to remove director without cause.

        Under Titan's bylaws, Titan's directors may be removed at any time, either with or without cause, by the affirmative vote of stockholders having a majority of the voting power of Titan. This bylaw provision is subject to Titan's certificate of incorporation which states that holders of Titan's $1.00 cumulative convertible preferred stock are entitled to elect two directors to Titan's board of directors in the event of a default in the payment of dividends on the $1.00 cumulative preferred stock. The size of Titan's board of directors in this event would be increased by two directors.

Filling Vacancies on the Board of Directors

Science & Engineering Associates and the NMBCA

        Under the NMBCA, any board vacancy may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. If a board vacancy is the result of an increase in the number of directors on the board, the board may elect a director to fill the vacancy only until the next election of directors by the shareholders.

        Under Science & Engineering Associates' bylaws any vacancy may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. And, a directorship to be filled by reason of an increase in the number of directors may be filled by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

Titan and the DGCL

        Under the DGCL, unless otherwise provided in the certificate of incorporation or bylaws, vacancies may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. If at the time of filling any vacancy, the directors then in office constitute less than a majority of the whole board, as constituted immediately prior to the increase, holders of at least 10% of the shares entitled to vote for such directors may apply to the Delaware Court of Chancery to order an election to fill any such vacancies. Further, unless otherwise provided in the certificate or bylaws, when a director resigns effective as of a future date, a majority of directors then in office, including any director who has resigned, have the power to fill such vacancy.

        Titan's bylaws provide that, when any vacancy occurs in the Titan board of directors, whether by reason of an increase in the number of members composing the Titan board of directors or otherwise, a majority of the remaining members of the Titan board of directors, even if less than a quorum, may appoint a director or directors to fill such vacancy or vacancies. The bylaws further provide, however, that if a vacancy is caused by removal, then the successor must be elected by Titan stockholders at a special meeting called for that purpose. This bylaw provision is subject to Titan's certificate of incorporation, which states that holders of Titan's $1.00 cumulative convertible preferred stock are entitled to elect two directors to Titan's board of directors in the event of a default in the payment of dividends on the $1.00 cumulative preferred stock. The size of Titan's board of directors in this event would be increased by two directors.

Interested Director Transactions

Science & Engineering Associates and the NMBCA

        Under the NMBCA, a conflict of interest transaction is a transaction with the corporation in which a director of the corporation has a direct or indirect interest. No interested transaction is voidable solely because of the director's interest in the transaction if any one of the following is true: (a) the material facts of the transaction and the director's interest were disclosed or known to the board of directors or a committee of the board and the board or the committee authorized, approved or ratified the transaction; (b) the material facts of the transaction and the director's interest were disclosed or known to the shareholders entitled to vote and they authorized, approved or ratified the transaction; or (c) the transaction was fair to the corporation.

        Science & Engineering Associates' articles of incorporation and bylaws are silent as to interested director transactions.

Titan and the DGCL

        The DGCL provides that contracts or transactions in which one or more of the corporation's directors have an interest are not voidable solely because of such interest or because such director was present at the directors' or stockholders' meeting where such contracts or transactions were approved if certain conditions are met. Provided that the material facts of the contracts or transaction and the director's interest in such contracts or transactions are fully disclosed, such contracts or transactions may be approved by: (a) a majority vote of disinterested directors; or (b) the vote of a majority of disinterested stockholders entitled to vote. Furthermore, such contracts or transactions may be approved if they are shown to be fair to the corporation at the time they are authorized, approved or ratified by the board of directors or stockholders, and separate disinterested stockholder or disinterested director approval is not required.

        Titan's certificate of incorporation and bylaws are silent as to interested director transactions.

Indemnification of Officers and Directors

Science & Engineering Associates and the NMBCA

        Under Section 53-11-4.1 of the NMBCA, the corporation may indemnify any person made a party to any proceeding by reason that the person is or was a director if the person acted in good faith and the person reasonably believed that, if acting in an official capacity for the corporation that the person's actions were in the corporation's best interests, and if not acting in an official capacity for the corporation, that the person's conduct at least was not opposed to the corporation's best interests. In the case of a criminal proceeding, the corporation may indemnify a person who is made a party to any proceeding by reason that the person is or was a director if the person had no reasonable cause to believe that her conduct was unlawful. Indemnification may be made against any judgments, penalties, fines, settlements and reasonable expenses actually incurred by a person in connection with a specific proceeding. But if the proceeding was by or in the right of the corporation, indemnification may be made only against reasonable expenses and shall not be made in respect of any proceeding in which the person is determined to be liable to the corporation. A director may not be indemnified in any action charging improper personal benefit to the director.

        No indemnification is allowed until after a determination has been made that indemnification is permissible because the officer has met the requirements outlined above. This determination shall be made: (1) by the board of directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding; (2) if such a quorum cannot be obtained, a majority vote of a committee of the board duly designated to act in the matter by a majority vote of the full board, and consisting solely of two or more directors not at the time parties to the proceeding; (3) by special legal counsel selected by the board of directors or a committee selected by the board of directors, or, if no committee can be selected, then by a majority vote of the full board; or (4) by the shareholders. Authorization of indemnification and determination as to the reasonableness of expenses shall be made in the same manner.

        Reasonable expenses incurred by a director who is a party to a proceeding may be paid or reimbursed by the corporation prior to the final disposition of the proceeding. Unless limited by the articles of incorporation, an officer is entitled to the same indemnification protections given to directors of the corporation, an officer, employee or agent of the corporation may receive indemnification and reimbursement of expenses the same as directors of the corporation, and an officer, employee or agent who is not a director may be expensed to a further extent, consistent with law, as may be provided for in the articles of incorporation, bylaws, general or specific action of the corporation's board of directors, or contract.

        Science & Engineering Associates' bylaws require it to indemnify anyone who is or was an officer, director or full time employee of Science & Engineering Associates or serving in such a capacity, at the request of Science & Engineering Associates, for another corporation, partnership, joint venture, trust or other enterprise to the full extent allowed under Section 53-11-4.1 of the NMBCA. And, Science & Engineering Associates may indemnify part time employees and agents to the extent authorized by the board of directors and to the extent allowed under Section 53-11-4.1 if: (a) such person qualifies for indemnification under the NBMCA; (b) the board of directors determines that is in the best interests of Science & Engineering Associates to indemnify the person; and (c) the person was acting on behalf of Science & Engineering Associates in connection with the matter with respect to which the person is being indemnified.

Titan and the DGCL

        The DGCL, like the CGCL, classifies indemnification as either mandatory indemnification or permissive indemnification. A Delaware corporation is required to indemnify an agent against expenses incurred in an action that the agent successfully defended on the merits or otherwise.

        Under the DGCL, in non-derivative third-party proceedings, a corporation may indemnify any agent who is or is threatened to be made a party to the proceeding against expenses, judgments and settlements actually and reasonably incurred in connection with a civil proceeding, provided such person acted in good faith and in a manner the person reasonably believed to be in the best interests of and not opposed to the corporation and, in case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful. Further, in actions brought on behalf of the corporation, any agent who is or is threatened to be made a party can be indemnified for expenses actually and reasonably incurred in connection with the defense or settlement of the action if the person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interests of the corporation; however, indemnification is not permitted with respect to any claims that such person has been adjudged liable to the corporation unless the appropriate court determines such person is entitled to indemnity for expenses.

        Unless ordered by a court, the corporation must authorize permissive indemnification in each case by: (a) a majority vote of the disinterested directors even though less than a quorum; (b) a committee of disinterested directors, designated by a majority vote of such directors even though less than a quorum; (c) independent legal counsel in a written opinion; or (d) a majority vote of the stockholders. The statutory rights regarding indemnification are non-exclusive; consequently, a corporation can indemnify a litigant in circumstances not defined by the DGCL under any bylaw or agreement.

        Pursuant to its bylaws, Titan is required to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, to the fullest extent permitted by law, by reason of the fact that he is or was a director, officer, employee or agent of Titan. The agent shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Titan.

Limitation of Liability of Directors

Science & Engineering Associates and the NMBCA

        The NMBCA states that a New Mexico corporation's articles of incorporation may eliminate director liability for all acts except: (a) receipt of financial benefit to which the director is not entitled; (b) an intentional infliction of harm on the corporation or its shareholders; (c) a vote for distribution contrary to the provisions of the NMBCA or contrary to any restriction contained in the articles of incorporation, unless the director complies with the standard provided in the NMBCA for the performance of duties of a director; and (d) an intentional violation of criminal law.

        Science & Engineering Associates' articles of incorporation are silent as to limitation of liability of directors.

Titan and the DGCL

        Under the DGCL, a Delaware corporation's certificate of incorporation may eliminate director liability for all acts except: (a) an act or omission not in good faith or that involves intentional misconduct or knowing violation of the law; (b) a breach of the duty of loyalty; (c) improper personal benefits; or (d) certain unlawful distributions.

        Titan's certificate of incorporation provides for the elimination and limitation of the personal liability of directors for monetary damages to the fullest extent permitted by the DGCL. In addition, Titan's certificate of incorporation provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The effect of this provision is to eliminate the rights of Titan and its stockholders, through stockholder derivative suits on behalf of Titan, to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except in certain situations. The provision does not limit or eliminate the rights of Titan or any stockholder to seek nonmonetary relief such as an injunction or rescission upon breach of a director's duty of care. This provision is consistent with section 102(b)(7) of the DGCL, which is designed to encourage qualified individuals to serve as directors of Delaware corporations.

Right to Call Special Shareholder and Stockholder Meetings

Science & Engineering Associates and the NMBCA

        Under the NMBCA, special meetings of the shareholders may be called by the board of directors, the holders of not less than one-tenth of all the shares entitled to vote at the meeting or such other persons as may be authorized in the articles of incorporation or the bylaws.

        Science & Engineering Associates' bylaws provide that special meetings may be called at any time by the president, the chairperson of the board of directors if a chairperson is elected, the board of directors, any vice president acting as president pursuant to these bylaws, and the holders of not less than ten percent (10%) of all the outstanding shares entitled to vote at such a special meeting.

Titan and the DGCL

        Under the DGCL, a special meeting of stockholders of a Delaware corporation may be called by the board of directors or any other person authorized to do so in the corporation's certificate of incorporation or bylaws.

        Titan's bylaws state that a special meeting of the stockholders for the transaction of any proper business may be called at any time by the board, the chairman of the board or by the president. The stockholders of Titan do not have the right to request or call a special meeting of stockholders, but a stockholder may nominate persons for election as directors at a special meeting called by Titan for the purpose of electing directors if the stockholder complies with the advance notice provisions of Titan's bylaws.

Shareholder and Stockholder Action by Consent

Science & Engineering Associates and the NMBCA

        Under the NMBCA, any action which may be taken at a meeting of the shareholders or is required to be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent has the same effect as a unanimous vote of shareholders.

        Under the bylaws of Science & Engineering Associates, action by consent is allowed for any action required to be taken at a meeting of the shareholders so long as written consent is obtained from all the shareholders entitled to vote with respect to the corporate action being taken.

Titan and the DGCL

        Under the DGCL, unless otherwise provided in a corporation's certificate of incorporation, any action required to be taken at an annual or special meeting of the stockholders may be taken by the written consent of stockholders in lieu of a meeting. The written consent must set forth the action taken and be signed by the holders of outstanding stock representing the number of shares necessary to take such action at a meeting at which all shares entitled to vote were present and voted.

        Titan's bylaws provide that stockholder action may be taken by written consent instead of a meeting, but only upon compliance with advance notice and other procedural requirements specified in Titan's bylaws. Any Titan stockholder of record seeking to have Titan's stockholders authorize or take corporate action by written consent must, by written notice to Titan's secretary, request Titan's board of directors to fix a record date for the purpose of determining the stockholders entitled to consent to the action in writing without a meeting. Within 10 days of receiving the notice, Titan's board of directors must adopt a resolution fixing the record date, which must not precede, or be more than 10 days after, the date of the resolution. If the Titan board of directors does not fix a record date in this manner, the record date: (a) when no prior action by the Titan board of directors is required by applicable law, will be the first date on which a signed written consent describing the action taken or proposed to be taken is delivered to Titan; or (b) when prior action by the Titan board of directors is required by applicable law, will be at the close of business on the date on which the Titan board of directors adopts the resolution taking the required action.

        In addition, Titan's bylaws provide that no stockholder action by written consent is effective until nationally recognized inspectors of election certify to Titan that the consents properly delivered to Titan represent at least the minimum number of votes that would be necessary to take the corporate action. All stockholder consents must be properly delivered to Titan within 60 days of the date that the earliest dated written consent was received by Titan.

Shareholder and Stockholder Proposal Procedures

Science & Engineering Associates

        Science & Engineering Associates' bylaws provide that if a special meeting is called, the purpose or purposes for which the meeting is called must be included in the notice of meeting.

        All notices of meetings of shareholders must include the place, day and hour of the meeting and must be delivered not less than 10 nor more than 50 days before the date of the meeting, either personally, or by mail, at the discretion of the president, the secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at the meeting.

Titan

        Titan's bylaws require that notice of proposals by stockholders to be brought before any annual meeting must be delivered to Titan not later than the 60th day nor earlier than the 90th day before the first anniversary of the preceding year's annual meeting. If, however, the annual meeting is more than 30 days before or more than 60 days after the anniversary date, the notice must be delivered not earlier than the 90th day nor later than the 60th day before the annual meeting, or the 10th day following the date on which Titan first publicly announces the annual meeting date. The notice must include, as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting that business at the annual meeting; (b) the name, age and business and residential addresses, as they appear on Titan's records, of the stockholders proposing such business; (c) the class and number of Titan's capital stock which are beneficially owned by the stockholder; and (d) any material interest of the stockholder in the proposed business.

Amendments to Articles of Incorporation and Certificate of Incorporation

Science & Engineering Associates and the NMBCA

        Under the NMBCA, the holders of the outstanding shares of a class may vote as a class upon a proposed amendment, even if the articles of incorporation do not include such a right, if the amendment would: (a) effect an exchange, reclassification or cancellation of all or part of the shares or the class; (b) effect an exchange or create a right of exchange of all or any part of the shares of another class into the shares of the class; (c) change the designations, preferences, limitations or relative rights of the shares of the class; (d) change the shares of the class into the same or a different number of shares of the same class or another class; (e) create a new class of shares having rights and preferences prior and superior to the shares of the class or increase the rights and preferences or the number of authorized shares of any class having rights and preferences prior or superior to the shares of the class; (f) in the case of a preferred or special class of shares, divide the shares of the class into series and fix and determine the designation of the series and the variations in the relative rights and preferences between the shares of the series or authorize the board of directors to do so; (g) limit or deny the existing preemptive rights of the shares of the class; or (h) cancel or otherwise affect dividends on the shares of the class which have accrued but not have not been declared.

        Science & Engineering Associates' articles of incorporation are silent as to amending the articles.

Titan and the DGCL

        Under the DGCL, under the following circumstances, a class of stockholders has the right to vote separately on an amendment to a Delaware corporation's certificate of incorporation even if the certificate does not include such a right: (a) increasing or decreasing the aggregate number of authorized shares of the class (the right to a class vote under this circumstance may be eliminated by a provision in the certificate); or (b) changing the powers, preferences, or special rights of the shares of the class in a way that would affect them adversely. Approval by outstanding shares entitled to vote is also required. Further, a separate series vote is not required unless a series is adversely affected by an amendment in a manner different from other shares in the same class.

        Titan's certificate of incorporation may be amended under the DGCL by a majority vote of the total number of shares outstanding and entitled to vote on the amendment. If any amendment of Titan's certificate of incorporation would adversely affect the rights of any holders of shares of a class or series of capital stock, or such holders are entitled to vote on the amendment, the vote of the holders of a majority of all outstanding shares of the class or series, voting as a class, is also necessary to authorize the amendment.

Amendments to Bylaws

Science & Engineering Associates and the NMBCA

        Under the NMBCA, the power to amend the bylaws is vested in the board of directors unless reserved for the shareholders in the articles of incorporation.

        Science & Engineering Associates' bylaws permit a majority of the board of directors to alter, amend and repeal the current bylaws and create new bylaws at any regular or special meeting of the board. However, any bylaws adopted by the board may be altered, amended, repealed or new bylaws adopted by a majority of the shareholders at a regular or special meeting of the shareholders.

Titan and the DGCL

        Under the DGCL, bylaws of a corporation may be amended or repealed by stockholders, and, if provided for in the corporation's certificate of incorporation, by the directors.

        Titan's bylaws may be amended (a) by Titan's board, by vote of a majority of the number of directors then in office, or (b) by Titan's stockholders, at any annual meeting of stockholders. Further, any bylaws made or altered by the stockholders may be altered by the board or may be altered or repealed by Titan's stockholders.

Vote Required for Merger

Science & Engineering Associates and the NMBCA

        The NMBCA requires that a majority of the shares entitled to vote, of each corporation, approve the merger. If any class of shares of a corporation is entitled to vote as a class on the merger, the merger will be approved upon receiving the affirmative vote of the holders of a majority of the shares of each class of shares entitled to vote thereon. Under the NMBCA, the a vote of stockholders of the surviving corporation is not required under certain circumstances.

        Science & Engineering Associates' articles of incorporation and bylaws are silent as to the vote required for a merger. Thus, an affirmative shareholder vote of a majority of the outstanding shares of Science & Engineering Associates is required to effectuate the merger with Titan.

Titan and the DGCL

        The DGCL requires a majority vote of the outstanding shares of the corporation entitled to vote to effectuate a merger. In addition, the vote of shareholders of the surviving corporation on a plan of merger is not required under certain circumstances.

        Titan's certificate of incorporation and bylaws do not have supermajority or other special voting requirements for business combinations or other transactions.

Statutory Protection Against Takeovers

Science & Engineering Associates and the NMBCA

        The NMBCA contains no statutory protection against takeovers.

Titan and the DGCL

        The DGCL contains provisions restricting the ability of a corporation to engage in business combinations with an interested shareholder. Under the DGCL, except under certain circumstances, a corporation is not permitted to engage in a business combination with any interested shareholder for a three year period following the date such shareholder became an interested shareholder. The DGCL defines interested shareholder generally as a person who owns 15% or more of the outstanding shares of such corporation's voting stock.

Dissenters' Rights

Science & Engineering Associates and the NMBCA

        Under the NMBCA, the corporation is required to make a written offer to purchase the shares of any dissenting shareholders who made demand as required under the NMBCA at a specified price deemed by the corporation to be the fair value of such shares. Under certain circumstances, if the corporation and any dissenting shareholder disagree as to the value of the shares, the corporation may file a petition in any court of competent jurisdiction praying that the fair value of such shares be found and determined.

        Science & Engineering Associates' articles of incorporation and bylaws are silent as to dissenters' rights.

Titan and the DGCL

        Under the DGCL, dissenters' rights of appraisal are available to stockholders of a corporation only in connection with certain types of mergers or consolidations involving that corporation. Appraisal rights are not available under the DGCL if the corporation's stock is either: (a) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or (b) held of record by more than 2,000 stockholders; except that appraisal rights will be available if the merger or consolidation requires stockholders to exchange their stock for anything other than: (a) shares of the surviving corporation, (b) shares of another corporation that will be listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders, or (c) cash in place of fractional shares.

        Additionally, DGCL prohibits appraisal rights if the corporation is the surviving corporation and no vote of its stockholders is required for the merger.

        Titan's certificate of incorporation and bylaws do not provide for appraisal rights other than those rights designated by the DGCL.

Shareholder and Stockholder Statutory Liability

Science & Engineering Associates and the NMBCA

        Under the NMBCA, shareholders have no obligations with respect to the shares other than the obligation to pay to the corporation the full consideration for which the shares were issued or to be issued.

        Science & Engineering Associates' articles of incorporation provide that shareholders shall not be liable for corporate debts.

Titan and the DGCL

        Shares of stock of Delaware corporations are nonassessable under the DGCL. Therefore, the DGCL does not impose personal liability on holders of Titan common stock for debts owing to employees or otherwise.

        Titan's certificate of incorporation and bylaws are silent as to limitation of shareholder liability.

Distributions

Science & Engineering Associates and the NMBCA

        The NMBCA allows distributions, subject to any restrictions in the articles of incorporation. However, no distributions may be made, if after giving effect to the distribution either: (1) the corporation would be unable to pay its debts as they become due in the usual course of business; or (2) the corporation's total assets would be less than the sum of its total liabilities.

        Under Science & Engineering Associates' bylaws, the board of directors may at any regular or special meeting from time to time declare, and Science & Engineering Associates may pay, dividends on its outstanding shares in the manner and upon such terms and conditions provided by law and the articles of incorporation. Dividends may be paid in cash, property or shares of Science & Engineering Associates.

Titan and the DGCL

        The DGCL allows the board of directors of a Delaware corporation to authorize a corporation to declare and pay dividends and other distributions to its stockholders, subject to any restrictions contained in the certificate of incorporation, either out of surplus, or, if there is no surplus, out of net profits for the current or preceding fiscal year in which the dividend is declared. However, a distribution out of net profits is not permitted if a corporation's capital is less than the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, until the deficiency has been repaired.

        Under Titan's bylaws, subject to the certificate of incorporation, the board of directors may declare and pay dividends upon the shares of its stock either: (a) out of its surplus as defined in and computed in accordance with the provisions of law, or (b) in case it shall not have any such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Dividends are to be declared and paid whenever and in such amounts as, in the opinion of the board, the condition of the affairs of the corporation shall render it advisable.

Restrictions on Sale and Transfer of Common Stock

Science & Engineering Associates and the NMBCA

        The NMBCA, is silent as to restrictions on the sale and transfer of common stock.

        Science & Engineering Associates' articles of incorporation provide that the details of any restrictions upon transfer will be detailed in the bylaws, a shareholders agreement or upon the certificates. Science & Engineering Associates' bylaws are silent as to restrictions on the sale and transfer of stock.

Titan and the DGCL

        Under the DGCL, a restriction on the transfer of securities may be imposed by the certificate of incorporation or bylaws of the corporation or an agreement among stockholders or stockholders and the corporation.

        Titan's certificate of incorporation and bylaws are silent as to restrictions on the sale and transfer of common stock.

Preemptive Rights

Science & Engineering Associates and the NMBCA

        The NMBCA provides that unless limited or denied by the NMBCA or the articles of incorporation, shareholders have a preemptive right to acquire authorized but unissued shares, or securities convertible into such shares or carrying a right to subscribe to or acquire shares.

        Science & Engineering Associates' articles of incorporation provide that shareholders have no preemptive rights to acquire unissued or treasury shares of Science & Engineering Associates stock.

Titan and the DGCL

        Under the DGCL, a shareholder does not have preemptive rights unless preemptive rights are specifically granted in the corporation's certificate of incorporation.

        Titan common stock has no preemptive rights enabling a holder to subscribe for or receive shares of any class of stock of Titan or any other securities convertible into shares of any class of stock of Titan under Titan's certificate of incorporation.

Shareholder and Stockholder Rights Plans

Science & Engineering Associates

        Science & Engineering Associates is not a party to a rights agreement.

Titan

        Titan is a party to the rights agreement with American Stock Transfer and Trust Company, as rights agent. For information on the rights agreement, see "Description of Titan Capital Stock—Preferred Share Purchase Rights."

LEGAL MATTERS

        Cooley Godward LLP will pass on the validity of the shares of Titan common stock to be issued to the Science & Engineering Associates shareholders in the merger. Certain tax consequences of the transaction will be passed upon for Titan by Cooley Godward LLP and for Science & Engineering Associates by Sutin, Thayer & Browne APC.

EXPERTS

        The consolidated financial statements of The Titan Corporation as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

        The consolidated financial statements of Science and Engineering Associates, Inc. as of April 30, 2001 and 2000 and for each of the three years in the period ended April 30, 2001, included in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report dated June 8, 2001 (except with respect to the matter discussed in Note 9, as to which the date is February 21, 2002). The report of Arthur Andersen LLP included herein is a copy of the manually signed report previously issued by Arthur Andersen LLP that was included in this registration statement, with the consent of Arthur Andersen LLP, when the registration statement was originally filed with the Securities and Exchange Commission on March 26, 2002. The report of Arthur Andersen LLP included herein has not been reissued and Arthur Andersen LLP has not consented to the inclusion of its report in the amendment to this registration statement. As a result, depending upon court interpretations of applicable law, shareholders of Science & Engineering Associates may not have the right to bring a claim against Arthur Andersen LLP under Section 11 of the Securities Act of 1933, in connection with the financial statements of Science & Engineering Associates covered by this report because Arthur Andersen LLP did not consent to being named as having prepared its report included herein.

        The consolidated financial statements of Jaycor, Inc. as of January 31, 2002 and 2001 and the two years in the period ended January 31, 2002 appearing in The Titan Corporation's Current Report on Form 8-K filed on March 26, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated statements of income, of stockholders' equity and of cash flows of Jaymark, Inc. (predecessor to Jaycor, Inc.) for the year ended January 31, 2000, prior to restatement to reflect discontinued operations and not separately presented in this Prospectus, have been audited by PricewaterhouseCoopers LLP, independent accountants, whose report thereon appears in The Titan Corporation's Current Report on Form 8-K filed on March 26, 2002 incorporated by reference herein. Such financial statements, prior to the restatement described above and to the extent they have been included in the restated financial statements of Jaycor, Inc., have been so included in reliance on the report of such independent accountants given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers LLP has not consented to the incorporation by reference of its report in the amendment to this registration statement, because PricewaterhouseCoopers did not receive a management letter from Titan's auditor's, KPMG LLP. As a result, depending upon court interpretations of applicable law, stockholders of Titan may not have the right to bring a claim against PricewaterhouseCoopers LLP under Section 11 of the Securities Act of 1933.

        The audited consolidated financial statements of Datron Systems Incorporated as of March 31, 2001 and for the year then ended, incorporated by reference in this registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report thereon incorporated by reference herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP has not consented to the incorporation by reference of its report in the amendment to this registration statement, because Deloitte & Touche did not receive a management letter from Titan's auditors, KPMG LLP. As a result, depending upon court interpretations of applicable law, stockholders of Titan may not have the right to bring a claim against Deloitte & Touche LLP under Section 11 of the Securities Act of 1933.

        The audited consolidated financial statements of BTG, Inc. and its subsidiaries as of March 31, 2001 and 2000 and for the years then ended, incorporated by reference in this registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report thereon incorporated by reference herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Deloitte & Touche LLP has not consented to the incorporation by reference of its report in the amendment to this registration statement, because Deloitte & Touche did not receive a management letter from Titan's auditors, KPMG LLP. As a result, depending upon court interpretations of applicable law, stockholders of Titan may not have the right to bring a claim against Deloitte & Touche LLP under Section 11 of the Securities Act of 1933.

        The consolidated financial statements and schedule of BTG, Inc. and its subsidiaries for the year ended March 31, 1999 have been incorporated by reference herein and in this registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of GlobalNet, Inc. and subsidiary as of December 31, 2001 and 2000 and for each of the years in the three-year period ended December 31, 2001, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent accountants, as set forth in their report thereon incorporated by reference herein, and upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        Titan files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the Securities and Exchange Commission:

  Public Reference Room
  450 Fifth Street, N.W.
  Suite 1024
  Washington, D.C. 20549

  Northeast Regional Office
  233 Broadway
  New York, New York 10279

  Midwest Regional Office
  500 West Madison Street
  Suite 1400
  Chicago, Illinois 60661-2511

        You may obtain information on the operation of the Securities and Exchange Commission's public reference room in Washington, D.C. by calling the Securities and Exchange Commission at 1-800-SEC-0330.

        You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Suite 1024, Washington, D.C. 20549, at prescribed rates.

        The Securities and Exchange Commission also maintains an Internet website that contains reports, proxy statements and other information about issuers, like Titan, that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

        Titan has filed a registration statement on Form S-4 to register with the Securities and Exchange Commission the shares of Titan common stock to be issued pursuant to the merger. This prospectus/proxy statement is a part of that registration statement. As allowed by Securities and Exchange Commission rules, this prospectus/proxy statement does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

        The Securities and Exchange Commission allows Titan to "incorporate by reference" information into this prospectus/proxy statement, which means that it can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus/proxy statement, to the extent that a statement contained in or omitted from this prospectus/proxy statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus/proxy statement. This prospectus/proxy statement incorporates by reference the documents described below that Titan has previously filed with the Securities and Exchange Commission. These documents contain important information about Titan.

        The following documents listed below that Titan has previously filed with the Securities and Exchange Commission are incorporated by reference:

  •
  Titan's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2001, which was filed on June 12, 2002, including information incorporated by reference in the Form 10-K/A from Titan's definitive proxy statement for Titan's 2002 annual meeting of stockholders, which was filed on April 16, 2002;

  •
  Titan's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, which was filed on May 16, 2002;
  •
  Titan's Current Report on Form 8-K/A filed August 17, 2001, which was filed on October 18, 2001;
  •
  Titan's Current Report on Form 8-K which was filed on December 12, 2001;
  •
  Titan's Current Reports on Form 8-K which were filed on January 22, 2002, January 25, 2002, February 12, 2002, February 26, 2002, March 25, 2002, March 26, 2002, April 16, 2002 and June 4, 2002;
  •
  Titan's Current Report on Form 8-K/A filed on January 22, 2002, which was filed on January 31, 2002, Titan's Current Report on Form 8-K/A filed on January 25, 2002, which was filed on February 7, 2002, and Titan's Current Report on Form 8-K/A filed on March 26, 2002, which was filed on April 4, 2002;
  •
  The description of Titan's common stock contained in Titan's registration statement on Form 8-B filed on June 16, 1969, including any amendment or reports filed for the purpose of updating such description; and
  •
  The description of Titan's common stock contained in Titan's registration statement on Form 8-A12B filed on August 24, 1995, including any amendment or reports filed for the purpose of updating such description.

        Documents incorporated by reference are available from Titan, without charge, upon oral or written request to The Titan Corporation, Investor Relations, 3033 Science Park Road, San Diego, California 92121-1199, Attn: Rochelle R. Bold, Vice President, Investor Relations, telephone number: (858) 552-9500. In order to receive timely delivery, you must make your request no later than [•], 2002. If you request any incorporated documents from Titan, Titan will mail them to you by first class mail, or another equally prompt means, within one business day after Titan receives your request.

        Titan has not authorized anyone to give any information or make any representation about the merger that is different from, or in addition to, that contained in this prospectus/proxy statement or in any of the materials that Titan has incorporated by reference into this prospectus/proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

        SureBeam® and Cayenta® are registered trademarks of The Titan Corporation. All other tradenames and trademarks appearing in this prospectus/proxy statement are the property of their holders.

INDEX TO FINANCIAL STATEMENTS
Science and Engineering Associates, Inc.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

         To the Board of Directors and Stockholders of
Science & Engineering Associates, Inc.:

We have audited the accompanying consolidated balance sheets of SCIENCE & ENGINEERING ASSOCIATES, INC. AND SUBSIDIARIES (a New Mexico corporation) as of April 30, 2001 and 2000, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended April 30, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Science & Engineering Associates, Inc. and Subsidiaries as of April 30, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended April 30, 2001 in conformity with accounting principles generally accepted in the United States.

/s/ ARTHUR ANDERSEN LLP

Albuquerque, New Mexico June 8, 2001 (except with respect to the matter discussed in Note 9, as to which the date is February 21, 2002).

SCIENCE & ENGINEERING ASSOCIATES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Years Ended April 30,
	2001	2000	1999
Revenues:
Operating	$67,956,885	$48,881,732	$18,902,110
Other	112,305	48,787	17,307

Total revenues	68,069,190	48,930,519	18,919,417
Direct costs	48,235,830	34,503,158	9,822,015

Gross profit	19,833,360	14,427,361	9,097,402
Indirect costs and expenses	14,948,007	11,408,460	8,238,480

Income before income taxes	4,885,353	3,018,901	858,922
Income taxes	2,021,120	1,233,215	356,785

Net income	$2,864,233	$1,785,686	$502,137

Basic earnings per share:
Net income	$2.72	$1.88	$0.50

Weighted average shares	1,051,768	949,724	1,003,003

Diluted earnings per share:
Net income	$2.31	$1.66	$0.48

Weighted average shares	1,240,615	1,077,057	1,054,857

The accompanying notes are an integral part of these consolidated financial statements.

SCIENCE AND ENGINEERING ASSOCIATES, INC.

CONSOLIDATED BALANCE SHEETS

	April 30,
	2001	2000
ASSETS
Current assets:
Cash and cash equivalents	$104,108	$353,144
Accounts receivable—net	26,286,705	13,622,791
Inventories	143,114	111,749
Prepaid expenses and other	127,985	43,712
Deferred income taxes—net	451,048	311,402

Total current assets	27,112,960	14,442,798
Property and equipment—net	632,936	718,057
Other assets	36,976	47,343

Total assets	$27,782,872	$15,208,198

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Amounts outstanding under line of credit	$4,000,000	$700,000
Accounts payable	13,475,614	7,316,251
Accrued compensation and benefits	2,587,259	2,366,911
Other accrued liabilities	564,734	87,031

Total current liabilities	20,627,607	10,470,193

Stockholders' equity:
Common stock: no par value, 20,000,000 shares authorized; 1,057,492 and 1,044,898 shares issued and outstanding as of April 30, 2001 and 2000, respectively, less 19,804 of unearned shares held in the KSOP as of April 30, 2001	—	—
Unearned KSOP	(498,467)	—
Retained earnings	7,653,732	4,738,005

Total stockholders' equity	7,155,265	4,738,005

Total liabilities and stockholders' equity	$27,782,872	$15,208,198

The accompanying notes are an integral part of these consolidated financial statements.

SCIENCE & ENGINEERING ASSOCIATES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended April 30,
	2001	2000	1999
Cash Flows from Operating Activities
Net income	$2,864,233	$1,785,686	$502,137
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for bad debts	300,000	135,000	—
Depreciation and amortization	299,040	322,318	357,550
Loss on disposal of property and equipment	3,637	318	—
Changes in assets and liabilities:
Receivables	(12,963,914)	(9,431,408)	183,406
Inventory	(31,365)	18,324	(99,455)
Deferred income tax asset	(139,646)	(206,535)	(89,375)
Prepaid expenses and other current assets	(84,273)	40,227	(42,343)
Deposits and other assets	10,367	30,715	(3,572)
Accounts payable	6,159,363	6,406,928	124,297
Accrued expenses	220,348	933,756	(62,904)
Income taxes payable	443,962	(39,220)	43,704
Other current liabilities	(416)	(9,901)	12,311

Net cash provided by (used in) operating activities	(2,918,664)	(13,792)	925,756

Cash Flows from Investing Activities
Sales of property and equipment	30	431	3,746
Purchases of property and equipment	(175,576)	(331,763)	(269,075)

Net cash provided by (used in) investing activities	(175,546)	(331,332)	(265,329)

Cash Flows from Financing Activities
Borrowings on revolving line-of-credit	9,650,000	10,050,000	6,176,000
Payments on revolving line-of-credit	(6,350,000)	(10,550,000)	(5,826,000)
Payments on capital lease obligation	(7,853)	(1,901)	—
Issuance of common stock	2,028,124	1,611,099	411,890
Common stock acquired	(2,475,097)	(652,010)	(1,280,239)

Net cash provided by (used in) financing activities	2,845,174	457,188	(518,349)

Net (decrease) increase in cash and cash equivalents	(249,036)	112,064	142,078
Cash and cash equivalents, beginning of year	353,144	241,080	99,002

Cash and cash equivalents, end of year	$104,108	$353,144	$241,080

Supplemental Disclosures of Cash Flow Information:
Property and equipment acquired under capital lease	$42,010	$21,956	$—

Cash paid for income taxes	$1,709,430	$1,486,341	$402,456

Cash paid for interest	$35,764	$95,232	$89,792

Decrease in KSOP debt	$508,333	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

SCIENCE AND ENGINEERING ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

For the Years Ended April 30, 2001, 2000 and 1999

	Common Stock
	Shares Outstanding	Amount	Unearned KSOP Shares	Unearned KSOP Amount	Retained Earnings	Total
Balance, April 30, 1998	1,002,407	$—	—	$—	$2,359,442	$2,359,442
Issuance of common stock	69,980	411,890	—	—	—	411,890
Common stock acquired	(155,746)	(411,890)	—	—	(868,349)	(1,280,239)
Net income	—	—	—	—	502,137	502,137

Balance, April 30, 1999	916,641	—	—	—	1,993,230	1,993,230
Issuance of common stock	192,209	652,010	—	—	959,089	1,611,099
Common stock acquired	(63,952)	(652,010)	—	—	—	(652,010)
Net income	—	—	—	—	1,785,686	1,785,686

Balance, April 30, 2000	1,044,898	—	—	—	4,738,005	4,738,005
Issuance of common stock	122,934	2,475,097	(40,000)	(1,006,800)	51,494	1,519,791
Common stock acquired	(110,340)	(2,475,097)	—	—	—	(2,475,097)
KSOP debt reduction	—	—	20,196	508,333	—	508,333
Net income	—	—	—	—	2,864,233	2,864,233

Balance, April 30, 2001	1,057,492	$—	(19,804)	$(498,467)	$7,653,732	$7,155,265

The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2001, 2000, and 1999

1.    Business and Summary of Significant Accounting Policies

  (a)    Description of Business

        Science & Engineering Associates, Inc. (SEA), a New Mexico corporation, provides professional, technical and research and development services to government and industry in the fields of enterprise management, systems integration, technology development specializing in optics and laser systems, environmental technologies, directed energy, program/project management, and management consulting. SEA's revenues result primarily from contract services performed for the United States Government, including subcontracts with other prime contractors under reimbursement of cost plus fixed fees, fixed price or time and materials contracts. SEA is based in Albuquerque, New Mexico, and has offices in New Orleans, Louisiana, Santa Fe, New Mexico, San Diego, California, Las Vegas, Nevada, and Fairfax, Virginia. SEA has the following wholly owned subsidiaries: SEA Technology, Inc. (SEA Tech), a New Mexico corporation, formed for the purpose of developing, marketing, and manufacturing technology products, SEA Information Services, Inc. (SEA-IS), a Louisiana corporation, and Quest Technology, Inc. (Quest), a Nevada Corporation, formed for the purpose of establishing a physical presence in Louisiana and Nevada, respectively, to work with their local institutions. SEA is also the majority investor in a newly created company, Spyfinder, LLC, formed to produce a device to detect hidden cameras.

  (b)    Principles of Consolidation

        The accompanying consolidated financial statements include the accounts of SEA, SEA Tech., SEA-IS and Quest. All material intercompany transactions and balances have been eliminated in consolidation.

  (c)    Significant Customer

        The current master contract with this customer includes four one-year extension options. Under the master contract, this customer has placed orders with SEA with a total ceiling of approximately $44,000,000. SEA had 83% and 78% of contract accounts receivable due from this significant customer as of April 30, 2001 and 2000, respectively.

        SEA had sales to three customers approximating 48% of total revenues in fiscal year 1999.

  (d)    Basis of Accounting and Use of Estimates

        The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles for government contractors. The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  (e)    Cash

        For purposes of the accompanying consolidated financial statements, SEA considers cash to include cash on hand, cash in demand deposit accounts and investments with original maturities of less than three months.

  (f)    Inventories

        Production inventories are valued at the lower of average cost or market. Raw materials purchased directly are valued at the lower of cost or market.

  (g)    Revenue Recognition

        Generally, revenues on contracts are recognized as services are performed using the percentage-of-completion method of accounting based on contract costs incurred to date compared with total estimated costs at completion. SEA provides for anticipated losses on contracts by a charge to income during the period in which the losses are identified.

  (h)    Allowance for Doubtful Accounts

        An allowance for doubtful accounts has been established based upon the portion of accounts receivable that management believes may be uncollectible.

  (i)    Property and Equipment

        Property and equipment is recorded at cost. Depreciation is provided over the estimated useful lives of the respective assets (three to seven years) utilizing the straight-line method. Leasehold improvements are amortized over the shorter of the respective lease term or the estimated lives of the improvements. Repair and maintenance costs are expensed as incurred.

  (j)    Capital Lease Obligation

        SEA leases certain equipment under six separate capital leases. Monthly payments are due on the capital leases through 2005. Equipment purchased under the capital leases are amortized over the shorter of the life of the asset or the lease term.

  (k)    Income Taxes

        Deferred tax assets and liabilities at the end of each period are determined using the current marginal federal income tax rate in effect. Accordingly, the deferred tax expense or benefit is the change during the year in the deferred tax assets and liabilities. The total income tax expense for the year is the sum of deferred tax expense or benefit and income taxes currently payable or refundable.

  (l)    Stockholders' Equity

        Proceeds from the issuance of common stock that exceed repurchase costs during a year are credited to retained earnings to the extent they do not exceed previous charges to retained earnings. Otherwise, issuance proceeds are credited to common stock to the extent of capital paid in. SEA periodically repurchases common stock, and the stock repurchase cost in excess of capital paid in for common stock is charged to retained earnings.

  (m)    Stock-Based Compensation

        SEA applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its Incentive Stock Option Plan (Plan). Statement of Financial Accounting Standards (SFAS)

No. 123 was issued by the Financial Accounting Standards Board in 1995 and, if fully adopted, changes the methods for recognition of cost on plans such as SEA's Plan. SEA has adopted the disclosure-only provisions of SFAS No. 123. Stock options granted under the Plan have been issued at the fair market value of SEA's common stock at the date of grant. Accordingly, no compensation expense has been recognized with respect to the Plan. The amounts of additional compensation disclosable under the disclosure-only provisions of SFAS No. 123 are approximately $164,000 and $42,000 for the fiscal years ending April 30, 2001 and 2000. This amount was immaterial for the fiscal year ending April 30, 1999.

  (n)    Impairment of Long-lived Assets

        SEA reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the total amount of an asset may not be recoverable. An impairment loss is recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. No impairment for long-lived assets was required for the years ended April 30, 2001, 2000 and 1999.

  (o)    Reclassifications

        Certain reclassifications have been made to amounts reported in 2000 to conform to the 2001 presentation.

2.    Receivables

        Receivables, pledged to secure the line-of-credit described in Note 7, consist of the following at April 30:

	2001	2000
Trade receivables
Billed	$23,670,126	$11,605,002
Unbilled	2,770,049	2,063,207
Retentions	—	81,267
Employee receivables and other	346,530	73,315

	26,786,705	13,822,791
Allowance for doubtful accounts	(500,000)	(200,000)

	$26,286,705	$13,622,791

        Contract retentions and unbilled receivables include costs and fees billable upon completion of certain specified events (including completion of government audits). Unbilled receivables also include costs incurred on projects for which SEA has been requested by the customer to begin work, or extend the work under a present contract, but for which final contract negotiations or formal contract executions have not taken place.

        Unbilled receivables and contract retentions billable only after completion of government audits are estimated at $116,698 and $88,190 at April 30, 2001 and 2000, respectively.

3.    Inventory

        Inventories consist of the following at April 30:

	2001	2000
Raw materials	$83,120	$49,200
Work-in-process	3,482	15,968
Finished goods	56,512	46,581

	$143,114	$111,749

4.    Property and Equipment, Net

        Property and equipment consists of the following at April 30:

	2001	2000
Equipment	$1,712,515	$1,634,380
Furniture and fixtures	364,486	352,386
Purchased software	390,193	319,500
Leasehold improvements	218,419	187,400

	2,685,613	2,493,666
Accumulated depreciation and amortization	(2,052,677)	(1,775,609)

	$632,936	$718,057

5.    Income Taxes

        The components of income tax expense are as follows for the years ending April 30:

	2001	2000	1999
Current:
Federal	$1,763,300	$1,284,173	$378,966
State	397,466	155,577	67,194

	2,160,766	1,439,750	446,160

Deferred:
Federal	(91,056)	(184,164)	(79,694)
State	(48,590)	(22,371)	(9,681)

	(139,646)	(206,535)	(89,375)

	$2,021,120	$1,233,215	$356,785

        Income tax expense differs from the amount computed by applying the statutory Federal income tax rate of 34% to income before income taxes due to the following items for the years ending April 30:

	2001	2000	1999
Expected tax expense	$1,661,020	$1,026,391	$292,033
Permanent items:
Meals and entertainment	24,771	18,665	17,089
State taxes	192,129	133,206	34,667
Lobbying and political expenses	149,023	68,084	—
Nonqualified stock options	(13,356)	(22,975)	—
Other	7,533	9,844	12,966

Total provision	$2,021,120	$1,233,215	$356,785

        Temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities that give rise to significant portions of the deferred tax assets and liabilities at April 30 relate to the following:

	2001	2000	1999
Allowance for doubtful accounts	$190,650	$76,260	$24,785
Warranty reserve	2,098	919	2,049
Fixed assets	1,533	24,198	3,863
Accrued vacation	252,647	203,438	117,094
Amortization	4,120	6,587	(1,894)
Workers' compensation	—	—	370
Other	—	—	1,946

	451,048	311,402	148,213
Cash to accrual adjustment	—	—	(43,346)

Total deferred tax assets	$451,048	$311,402	$104,867

        Management believes that it is likely that the results of future operations will generate sufficient taxable income to realize the deferred tax asset.

6.    Employee Benefit Plans

  (a)    Profit Sharing and Savings Plan

        SEA has a profit sharing and savings plan which incorporates: 1) an employee tax-deferred savings arrangement, 2) a profit sharing provision, and 3) a stock ownership provision—an Employee Stock Ownership Plan (ESOP). The employee tax-deferred savings arrangement allows the participants to defer a portion of their income through contributions to the fund as provided for under Section 401(k) of the Internal Revenue Code. The deferred income accounts (and IRA Contribution Accounts) are 100% vested and nonforfeitable to the participants at all times. Participants vest based on years of cumulative service and become fully vested after six years of service or in the event of death, disability, termination of the plan or at age 65. Employees may direct a portion of the profit sharing contribution and deferred savings amount to be used to acquire SEA's common stock.

        Effective May 1, 2000, SEA amended the Science & Engineering Associates, Inc. Profit Sharing and Savings Plan to create a leveraged ESOP, which was renamed the Science & Engineering Associates, Inc. 401(k) Employee Stock Ownership Plan (KSOP). To finance the leveraged KSOP, the KSOP purchased 40,000 shares of SEA stock through an original note borrowing of $1,006,800 from SEA. The KSOP shares are pledged as collateral for the debt. As the note payable is repaid, shares are released from collateral and are allocated to participants based on each participants pro rata share of total eligible shares. Unreleased shares pledged as collateral are reported as unearned KSOP shares in the accompanying consolidated statements. As shares are released from collateral, SEA reports the current market price of the shares as an increase in retained earnings.

        The following amounts were charged to operations for contributions and administrative fees under the profit sharing and savings plan and KSOP for the years ended April 30:

	2001	2000	1999
Profit sharing plan contribution	$866,043	$625,193	$161,919
Administrative expenses	27,009	23,794	18,602
Interest earned on contributions	(5,033)	(5,245)	(1,919)

	$888,019	$643,742	$178,602

        The KSOP shares as of April 30 were as follows:

	2001	2000	1999
Shares released for allocation	20,196	—	—
Unreleased shares	19,804	—	—

Total KSOP shares	40,000	—	—

Fair value of unreleased shares	$498,467	$—	$—

  (b)    Incentive Stock Option Plan

        SEA has an Incentive Stock Option (Plan) under which options to purchase SEA common stock may be granted to employees through February 24, 2003. Stock options vest ratably over a four-year period and unexercised options expire five years from the date of grant. All options are granted at the estimated fair value of the stock at the date of grant. A total of 2,400,000 shares of common stock initially were reserved for options. Terminated option shares are available for future grant under the Plan. Certain available shares have been reserved for issuance upon achievement of specified objectives.

	Options	Price Range
Outstanding at April 30, 1998	152,814	$3.61	-	$7.05
Granted	91,835	7.05	-	8.32
Exercised	(28,769)	3.61	-	7.05
Terminated	(7,525)	3.61	-	7.05

Outstanding at April 30, 1999	208,355	3.61	-	8.32
Granted	142,800	7.65	-	8.35
Exercised	(53,563)	3.61	-	8.32
Terminated	(64,532)	3.61	-	8.35

Outstanding at April 30, 2000	233,060	4.51	-	8.35
Granted	120,705	15.07	-	25.17
Exercised	(6,362)	4.51	-	8.35
Terminated	(7,588)	4.51	-	15.07

Outstanding at April 30, 2001	339,815	$4.51	-	$25.17

Exercisable at April 30, 2001	139,583	$4.51	-	$8.35

Shares available for future options grants:
At April 30, 2000	1,110,049

At April 30, 2001	996,932

7.    Line-of-Credit

        As of April 30, 2001, SEA had a revolving line-of-credit agreement with a Bank for $10,000,000 at the Bank's prime rate floating, expiring in August 2001. Borrowings pursuant to this line-of-credit agreement are secured by receivables. The balances outstanding at April 30, 2001 and 2000 were $4,000,000 and $700,000, respectively. During fiscal years 2001, 2000 and 1999, the average balances outstanding on the line-of-credit were $495,616, $1,103,074 and $1,055,725, respectively, resulting in interest expense of $31,205, $95,232 and $89,792, respectively. The credit agreement contains financial covenants that require a minimum tangible net worth of $5,000,000, a minimum current ratio of 1.2 to 1, and a maximum debt to net worth of 4 to 1, as well as other non-financial covenants, including a limit on the amount of stock that the company may repurchase. As of April 30, 2001, SEA management believes they are in compliance with the loan covenants, and will remain in compliance through the year ending April 30, 2002.

8.    Commitments and Contingencies

  (a)    Leases

        SEA occupies all of its office facilities under operating leases. Rent expense for the years ended April 30, 2001, 2000 and 1999 was $739,200, $800,177 and $747,094, respectively.

        Future minimum rental commitments at April 30, 2001 on all operating leases, noncancellable without penalty, with terms in excess of one year, are as follows:

Year Ending April 30,
2002	$947,811
2003	913,622
2004	873,644
2005	628,407
2006	359,016
Thereafter	17,080

$3,739,580

  (b)    Contract Activities Subject to Examination

        Certain contract activities, including indirect costs, are subject to examination and adjustment by negotiations between SEA and government representatives. In May 2001, Science & Engineering Associates received a Subpoena Duces Tecum, dated April 27, 2001, from the Inspector General, Department of Defense, Symrna, Georgia field office. The subpoena ordered Science & Engineering Associates to provide copies of a wide variety of documents and records including documents and records related to work performed and billed by either Science & Engineering Associates or its subcontractors to the United States government on Basic Purchase Agreement #N66001-98-F-3055 under the GSA contract #GS-35F-5790H during the period from January 1, 1999 to the date of the subpoena. This contract and the task orders issued under the contract cover the services Science & Engineering Associates provides to Information Technology Center of the United States, which accounted for approximately 65% and 64% of Science & Engineering Associates' revenues for the years ended April 30, 2001 and April 30, 2000, respectively. Science & Engineering Associates has produced documents in connection with the subpoena but, to date, has not conducted a full internal legal investigation of its performance under the subject contracts. To its knowledge, Science & Engineering Associates has not been served with any complaint or charged with any crime. Any allegations of misconduct could result in Science & Engineering Associates incurring substantial expenses in its defense. If Science & Engineering Associates violated any applicable government contract laws in connection with this contract, its fees for the contract could be adjusted, its contract could be cancelled, it could face substantial criminal and civil penalties and it could be disqualified from performing future services for the government. Science & Engineering Associates believes that there is no merit to the government investigation and intends to defend the matters being investigated vigorously.

  (c)    Litigation

        The Company, in the normal course of business, is subject to lawsuits. Management believes, upon discussion with legal counsel, that there are no outstanding claims or assessments in which the Company would be subject to a material unfavorable outcome.

  (d)    Guarantee of Indebtedness for Customer

        SEA has also guaranteed all indebtedness of the Louisiana Center for Manufacturing Sciences, one of its customers, to Whitney National Bank. Whitney National Bank has extended this customer a

$400,000 line of credit and may extend additional credit to this customer that would be covered under the guaranty, which is not subject to any dollar limitation on the amount guaranteed. As of April 30, 2001, the balance outstanding on the line of credit was zero.

9.    Titan Merger

        Effective February 21, 2002, SEA's Board of Directors approved a merger agreement with The Titan Corporation (Titan), which provides for the merger of a Titan subsidiary into SEA. Under the terms of the merger agreement, upon completion of the merger, each outstanding share of Science & Engineering Associates common stock will be converted into the right to receive the fraction of a share of Titan common stock equal to the total number of shares of Titan common stock issuable to the Science & Engineering Associates shareholders in the merger, divided by the number of outstanding shares of Science & Engineering Associates common stock and the number of shares of Science & Engineering Associates common stock issuable pursuant to Science & Engineering Associates options, warrants, convertible securities and other rights to acquire shares of Science & Engineering Associates common stock that are outstanding at the completion of the merger. The number of shares of Titan common stock issuable in the merger will be based on the closing valuation of Science & Engineering Associates and an exchange ratio to be determined by the average closing sales price for Titan common stock, as reported on the New York Stock Exchange, for the 20 trading-day period ending on the last business day before the completion of the last condition precedent to closing the merger. The closing valuation of Science & Engineering Associates is equal to $71,725,000. As a result of the proposed merger, SEA will become a wholly owned subsidiary of Titan. After the effective date of the merger agreement and prior to the closing of the merger, Science & Engineering Associates intends to arrange for the exercise of all Science & Engineering Associates stock options by all option holders who desire to exercise Science & Engineering Associates stock options. It is a condition to Titan's obligation to close the merger, that all options must be exercised or terminated at closing. The options will become fully vested as of the closing and may be exercised in whole or in part, for cash or through a net exercise. The exercise of stock options will be effective immediately prior to the closing of the merger.

10.    Unaudited Additional Information

        The following information is unaudited and has been included in the amendment to this prospectus/proxy statement in response to comments provided by the Securities and Exchange Commission. This information has not been audited by Arthur Andersen LLP, SEA's auditors, due to the fact that the entire senior audit team for Science & Engineering Associates' account at Arthur Andersen is no longer employed by Arthur Andersen. As a result, Arthur Andersen has not consented to the inclusion of Arthur Andersen's report in the financial statements. However, management believes that the information below is presented fairly in all material respects. Management believes that there would be no material differences in the presentation or disclosure below had such information been audited.

        The following information is in addition to the information provided in Note 1(c).

        SEA had revenues in excess of 10% to two customers in each of the fiscal years ended April 30, 2000 and 1999. 30% and 11% of total 1999 revenues were from sales with TRW and the U.S. Air Force, respectively. 64% and 14% of total 2000 revenues were from sales with the U.S. Navy and TRW, respectively. In fiscal year 2001, 65% of total revenues were from sales with the U.S. Navy.

        The following information is in addition to the information provided in Note 6.

Grant Date	Last Name	First Name	Relationship to SEA	Number Granted	Exer. Price	FV of Underlying Shares	Comp Expense	Amort Expense
4/20/2001	Dials	George E.	Employee	10,000	25.17	542,111	0	0
5/24/2001	Cremer	C. David	Employee	300	25.17	16,263	0	0
5/24/2001	Lowry	William	Employee	550	25.17	29,816	0	0
5/24/2001	Saggese	Steve	Employee	690	25.17	37,406	0	0
5/24/2001	Wonder	Edward	Employee	1,100	25.17	59,632	0	0
6/19/2001	Jones	Mark R.	Employee	10,000	25.17	542,111	0	0
6/19/2001	MacIvor	Rob R.	Employee	1,250	25.17	67,764	0	0
11/1/2001	Wheeler	Kenneth	Employee	2,500	31.61	135,528	0	0
12/3/2001	Catlett	Duane	Employee	1,000	31.61	54,211	0	0
12/3/2001	Levitt	Daniel G.	Employee	500	31.61	27,106	0	0
12/4/2001	Chandler	Douglas K.	Employee	10,000	31.61	542,111	0	0
12/4/2001	O'Donnell	Mark	Employee	1,000	31.61	54,211	0	0
12/4/2001	Oliver	Daniel T.	Employee	10,000	31.61	542,111	0	0
12/4/2001	Rindskopf	Sam	Employee	3,000	31.61	162,633	0	0
12/4/2001	Savoie	Bobby	Employee	10,000	31.61	542,111	0	0
12/4/2001	Seebaugh	Russ	Employee	1,550	31.61	84,027	0	0
1/7/2002	Dials	George E.	Employee	2,000	37.28	108,422	0	0
1/7/2002	Goff	Michael	Employee	6,750	37.28	365,925	0	0
1/7/2002	Mooradian	Gregory	Employee	4,000	37.28	216,844	0	0

						4,130,342	0	0

SCIENCE AND ENGINEERING ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In Thousands, Except Share and Per Share Data)

	Nine Months Ended January 31,
	2002	2001
Revenues	$61,592	$49,383
Costs and expenses:
Cost of revenues	44,030	34,180
Selling, general and administrative expense	12,673	11,369
Research and development expense	256	129
Acquisition and integration related charges and other	497	—

Total costs and expenses	57,456	45,678

Operating profit	4,136	3,705
Interest expense	(63)	(15)
Interest and other income	24	102

Income before income taxes	4,097	3,792
Income tax provision	1,933	1,710

Net Income	$2,164	$2,082

Basic earnings per share:
Net income	$2.05	$2.00

Weighted average shares	1,053,564	1,042,594

Diluted earnings per share:
Net income	$1.51	$1.55

Weighted average shares	1,484,719	1,346,189

See notes to consolidated financial statements.

SCIENCE AND ENGINEERING ASSOCIATES, INC.

CONSOLIDATED BALANCE SHEET

(Unaudited)

(In Thousands, Except Share and Per Share Data)

January 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$1,021
Accounts receivable—net	20,245
Inventories	131
Prepaid expenses and other	73
Deferred income taxes	625

Total current assets	22,095
Property and equipment—net	842
Goodwill—net	198
Other assets	92

Total assets	$23,227

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Amounts outstanding under line of credit	$500
Accounts payable	9,863
Acquisition debt	312
Accrued compensation and benefits	3,693
Other accrued liabilities	594

Total current liabilities	14,962

Stockholders' equity:
Preferred stock:
Common stock: no par value, authorized 20,000,000 shares, 1,042,169 shares issued and outstanding, less 19,804 of unearned shares held in the KSOP as of January 31, 2002
Retained earnings (deficit)	8,763
Unearned KSOP	(498)

Total stockholders' equity	8,265

Total liabilities and stockholders' equity	$23,227

See notes to consolidated financial statements.

SCIENCE AND ENGINEERING ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In Thousands, Except Share and Per Share Data)

	Nine Months Ended January 31,
	2002	2001
Cash Flows from Operating Activities
Net income from continuing operations	$2,164	$2,082
Adjustments to reconcile net income to net cash (used in) operating activities, net of effects of business acquired:
Depreciation and amortization	180	211
Deferred income taxes and other	(174)	—
Changes in operating assets and liabilities, net of the effects of businesses acquired:
Accounts receivable	6,042	(8,182)
Inventories	12	(16)
Prepaid expenses and other assets	5	(35)
Accounts payable	(3,282)	3,099
Accrued compensation and benefits	1,106	587
Income taxes payable	(476)	97
Other liabilities	—	600

Net cash provided by (used in) operating activities	5,575	(1,557)

Cash Flows from Investing Activities
Capital expenditures	(110)	(125)
Acquisition of businesses and other equity interests, net of cash acquired	(482)	—

Net cash provided by (used in) investing activities	(592)	(125)

Cash Flows from Financing Activities
Additions to debt	8,898	4,374
Retirements of debt	(11,911)	(2,503)
Proceeds from stock issuances	(1,053)	(84)

Net cash provided by (used in) financing activities	(4,066)	1,787

Net increase in cash and cash equivalents	917	105
Cash and cash equivalents at beginning of period	104	353

Cash and cash equivalents at end of period	$1,021	$458

See notes to consolidated financial statements.

SCIENCE AND ENGINEERING ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

(Unaudited)

(In Thousands of Dollars, Except Per Share Data)

	Unearned KSOP	Retained Earnings (Deficit)	Total
Nine Months Ended January 31, 2002
Balances at April 30, 2001	$498	$7,653	$7,155
Proceeds from issuance of stock	—	684	684
Exercise of stock options and other	—	146	146
Purchase of treasury stock (tender offer, etc.)	—	(1,884)	(1,884)
Net income	—	2,164	2,164

Balances at January 31, 2002	$498	$8,763	$8,265

Nine Months Ended January 31, 2001
Balance at April 30, 2000	$—	$4,738	$4,738
Exercise of stock options and other	—	25	25
Proceeds from stock issuances	—	1,015	1,015
Purchase of treasury stock (tender offer, etc.)	—	(1,124)	(1,124)
Net income	—	2,082	2,082

Balances at January 31, 2001	$—	$6,736	$6,736

See notes to consolidated financial statements

SCIENCE & ENGINEERING ASSOCIATES, INC. AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

January 31, 2002

1.    Basis of Financial Statement Preparation

        The accompanying consolidated financial information of Science & Engineering Associates and its subsidiaries should be read in conjunction with the Notes to Consolidated Financial Statements contained elsewhere in this document. The accompanying financial information includes all subsidiaries on a consolidated basis and all normal recurring adjustments, which are considered necessary by the Company's management for a fair presentation of the financial position, results of operations and cash flows for the periods presented. However, these results are not necessarily indicative of results for a full fiscal year.

        In June 2001, the Financial Accounting Standards Board ("FASB") issued two new pronouncements: Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 and that the use of the pooling-of-interests method is no longer permitted. SFAS No. 142 requires that upon adoption, amortization of goodwill will cease and instead, the carrying value of goodwill will be evaluated for impairment at least annually using a fair value test. Identifiable intangible assets will continue to be amortized over their useful lives and reviewed at least annually for impairment using a method appropriate to the nature of the intangible asset. The Company is required to implement SFAS No.141 on July 1, 2001 and SFAS No. 142 at the beginning of its next fiscal year, January 1, 2002. The Company did not have goodwill amortization for the nine-month periods ended January 31, 2002 and 2001.

2.    Receivables

        Receivables, pledged to secure the line-of-credit described in Note 5, consist of the following at January 31, 2002:

Trade receivables
Billed	$13,642,611
Unbilled	6,750,255
Retentions	8,380
Employee receivables and other	330,794

20,732,040
Allowance for doubtful accounts	(487,295)

$20,244,745

        Contract retentions and unbilled receivables include costs and fees billable upon completion of certain specified events (including completion of government audits). Unbilled receivables also include costs incurred on projects for which SEA has been requested by the customer to begin work, or extend the work under a present contract, but for which final contract negotiations or formal contract executions have not taken place.

        Unbilled receivables and contract retentions billable only after completion of government audits are estimated at $183,131 at January 31, 2002.

        SEA had revenues in excess of 10% to one customer approximating 78% of total revenues for the nine-month period ended January 31, 2002. SEA provides services to this customer under option year 1 of a master contract agreement expiring August 31, 2002. The current master contract with this customer includes four one-year extension options. Under the master contract, this customer has placed orders with SEA with a total ceiling of approximately $125,381,000. SEA had 79% of contract accounts receivable due from this significant customer as of January 31, 2002.

3.    Inventory

        Inventories at January 31, 2002 consist of:

Raw materials	$55,335
Work-in-process	3,483
Finished goods	72,405

$131,223

4.    Property and Equipment, net

        Property and equipment consists of the following at January 31, 2002:

Equipment	$2,032,485
Furniture and fixtures	368,600
Purchased software	390,193
Leasehold improvements	283,927

3,075,205
Accumulated depreciation and amortization	(2,232,945)

$842,260

5.    Line-of-Credit

        As of January 31, 2002, SEA had a revolving line-of-credit agreement with a Bank for $10,000,000 at the Bank's prime rate floating, expiring in August 2002. Borrowings pursuant to this line-of-credit agreement are secured by receivables. The balance outstanding at January 31, 2002 was $500,000. During this nine-month period of time, the average balance outstanding on the line-of-credit was $1,165,000, resulting in interest expense of $57,416. The loan agreement requires SEA to comply with certain financial covenants, as defined. As of January 31, 2002, SEA management believes they are in compliance with the loan covenants.

ANNEX A

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

among:

THE TITAN CORPORATION,
a Delaware corporation;

THUNDERBIRD ACQUISITION, INC.
a New Mexico corporation;

and

SCIENCE & ENGINEERING ASSOCIATES, INC.,
a New Mexico corporation.

Dated as of February 23, 2002

i

2.19	Legal Proceedings; Orders	A-24
2.20	Authority; Binding Nature of Agreement	A-25
2.21	Non-Contravention; Consents	A-26
2.23	Product Development	A-27
2.25	Company Action	A-28
2.26	Anti-Takeover Law	A-28
2.27	Finder's Fee	A-28
2.28	Certain Payments, etc.	A-28
SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB		A-29
3.1	Corporate Existence and Power	A-29
3.2	Authority; Binding Nature of Agreement	A-29
3.3	SEC Filings; Financial Statements	A-29
3.4	No Conflict; Consents	A-30
3.5	Valid Issuance	A-30
3.6	Full Disclosure	A-30
SECTION 4. CERTAIN COVENANTS OF THE COMPANY		A-30
4.1	Access and Investigation	A-30
4.2	Operation of the Company's Business	A-31
4.3	Notification	A-33
4.4	No Negotiation	A-33
4.5	Company Shareholders' Meeting	A-33
SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES		A-34
5.1	Additional Agreements	A-34
5.2	Regulatory Approvals	A-34
5.3	Registration Statement	A-35
5.4	Public Announcements	A-36
5.5	Affiliate Agreements	A-37
5.6	Tax Matters	A-37
5.7	FIRPTA Matters	A-37
5.8	Termination of Employee Plans	A-37
5.9	Termination or Exercise of Options	A-37
SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB		A-38
6.1	Accuracy of Representations	A-38
6.2	Performance of Covenants	A-38
6.3	Shareholder Approval	A-38

6.4	Consents	A-38
6.5	Agreements and Documents	A-38
6.6	Listing	A-39
6.7	No Restraints	A-39
6.8	No Governmental Litigation	A-39
6.9	No Other Litigation	A-39
6.11	Amendment to Credit Agreement	A-40
6.12	FIRPTA Compliance	A-40
6.13	Absence of Changes	A-40
6.14	HSR Act	A-40
6.15	Dissenter's Rights	A-40
6.16	Benefit Plans Termination	A-40
6.17	Stock Options	A-40
SECTION 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY		A-41
7.1	Accuracy of Representations	A-41
7.2	Performance of Covenants	A-41
7.3	Documents	A-41
7.4	Shareholder Approval	A-42
7.5	Listing	A-42
7.6	No Restraints	A-42
7.7	HSR Act	A-42
SECTION 8. TERMINATION		A-42
8.1	Termination Events	A-42
8.2	Termination Procedures	A-44
8.3	Effect of Termination	A-44
8.4	Expenses; Termination Fees	A-44
SECTION 9. INDEMNIFICATION, ETC.		A-45
9.1	Survival of Representations, Etc.	A-45
9.2	Indemnification	A-46
9.3	Threshold	A-47
9.4	Offset Against Escrow Shares	A-47
9.5	No Contribution	A-47
9.6	Defense of Third Party Claims	A-47
SECTION 10. MISCELLANEOUS PROVISIONS		A-48
10.1	Company Shareholders' Representative	A-48

10.2	Further Assurances	A-49
10.3	Company Transaction Expenses	A-50
10.4	Attorneys' Fees	A-50
10.5	Notices	A-50
10.6	Time of the Essence	A-51
10.7	Headings	A-51
10.8	Counterparts	A-51
10.9	Governing Law; Jurisdiction and Venue	A-51
10.10	Successors and Assigns	A-52
10.11	Remedies Cumulative; Specific Performance	A-52
10.12	Waiver	A-52
10.13	Amendments	A-52
10.14	Severability	A-52
10.15	Parties in Interest	A-52
10.16	Entire Agreement	A-52
10.17	Construction	A-52

EXHIBITS

Exhibit A	—	Certain definitions
Exhibit B	—	Escrow Agreement
Exhibit C-1	—	Form of Affiliate Agreement
Exhibit C-2	—	Persons to execute Affiliate Agreements
Exhibit D	—	Form of Voting Agreement
Exhibit E-1	—	Form of Release
Exhibit E-2	—	Persons to execute a Release
Exhibit F	—	[Reserved]
Exhibit G	—	Form of Legal Opinion of Company's Counsel
Exhibit H	—	Form of Articles of Merger
Exhibit I	—	Earn Out Payment Amount Computation

v

AGREEMENT AND PLAN
OF MERGER AND REORGANIZATION

        THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of February 23, 2002, by and among: THE TITAN CORPORATION, a Delaware corporation ("Parent"); THUNDERBIRD ACQUISITION, INC., a New Mexico corporation and a wholly owned subsidiary of Parent ("Merger Sub"); and SCIENCE & ENGINEERING ASSOCIATES, INC., a New Mexico corporation (the "Company"). Certain other capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

        WHEREAS, Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with the Company (the "Merger") in accordance with this Agreement and the New Mexico Business Corporation Act (the "NMBCA"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

        WHEREAS, it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

        WHEREAS, this Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company and has been adopted by Parent, as the sole shareholder of Merger Sub.

        WHEREAS, simultaneously with the execution of this Agreement, and as an inducement to Parent to enter into this Agreement, certain shareholders are entering into a Voting Agreement with Parent in the form of Exhibit D (the "Voting Agreement") pursuant to which each such shareholder has, among other things, agreed, upon the terms and subject to the conditions thereof, to vote his, her or its Company Common Stock (as defined below) in favor of the Merger.

AGREEMENT

        The parties to this Agreement agree as follows:

SECTION 1. DESCRIPTION OF TRANSACTION

        1.1    Merger of Merger Sub into the Company.    Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

        1.2    Effect of the Merger.    The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the NMBCA.

        1.3    Closing; Effective Time.    The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, 4401 Eastgate Mall, San Diego, California 92121 at 10:00 a.m. on a date to be designated by Parent which shall not be less than two days after the expiration of the Price Election Period, if either the Company or Parent has exercised its election pursuant to Section 8.1(h) or Section 8.1(i), respectively, and no more than five (5) business days after the date on which the last of the conditions set forth in Section 6 and Section 7 has been satisfied or waived. The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date." Contemporaneously with or as promptly as practicable after the Closing, properly executed articles of merger substantially in the form of Exhibit H (the "Articles of Merger") shall be filed with the Public Regulation Commission of the State of New Mexico. The Merger shall become effective at the time specified in the Articles of Merger or, if no time is specified, at the time the Articles of Merger is filed with the Public Regulation Commission of the State of New Mexico (the "Effective Time").

        1.4    Articles of Incorporation and Bylaws; Directors and Officers.    Unless otherwise mutually determined by Parent and Company prior to the Effective Time:

        (a)  the Articles of Incorporation of the Company immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation;

        (b)  the Bylaws of the Company immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation after the Effective Time; and

        (c)  the directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation immediately after the Effective Time.

        1.5    Conversion of Shares.

        (a)  Subject to Sections 1.8(a), 1.9 and 1.10, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company:

            (i)  each share of Company Common Stock, other than Excluded Shares, outstanding immediately prior to the Effective Time shall be converted into the right to receive that fraction of a share of the common stock of Parent, $0.01 par value per share, together with the associated preferred stock purchase rights ("Parent Common Stock"), equal to the "Exchange Ratio," it being understood that (A) shares of Company Common Stock held by Parent, Merger Sub or their Subsidiaries shall be cancelled in the Merger without consideration and (B) certain of the shares of Parent Common Stock issuable pursuant to this Section 1.5(a)(i) shall be held in escrow in accordance with Section 1.10; and

          (ii)  each share of the common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

        (iii)  The term "Exchange Ratio" shall mean the fraction computed as follows: (i) if the Average Parent Closing Price is less than or equal to $27.00 per share and greater than $24.00 per share, the Exchange Ratio shall be equal to the fraction (A) having a numerator equal to the Company Value, divided by $24.00 and (B) having a denominator equal to the Fully Diluted Company Share Amount; (ii) if the Average Parent Closing Price is less than or equal to $24.00 per share and greater than or equal to $18.00 per share, the Exchange Ratio shall be equal to the fraction (A) having a numerator equal to the Company Value, divided by the Average Parent Closing Price and (B) having a denominator equal to the Fully Diluted Company Share Amount; (iii) if the Average Parent Closing Price is greater or equal to $15.00 per share and less than $18.00 per share, the Exchange Ratio shall be equal to the fraction (A) having a numerator equal to the Company Value, divided by $18.00 and (B) having a denominator equal to the Fully Diluted Company Share Amount; (iv) if the Average Parent Closing Price is greater than $27.00 per share, (A) Parent may terminate this Agreement pursuant to Section 8.1(i), unless the Company makes a Company Fixed Value Election in accordance with the provisions of Section 8.1(i), in which case Parent may not terminate this Agreement pursuant to Section 8.1(i), and the Exchange Ratio shall be equal to the fraction (1) having a numerator equal to the Company Adjusted Value Amount divided by the Average Parent Closing Price and (2) having a denominator equal to the Fully Diluted Company Share Amount or (B) in the event that Parent does not terminate this Agreement pursuant to the immediately preceding clause (A), the Exchange Ratio shall be equal to the fraction (1) having a numerator equal to the Company Value, divided by $24.00 and (2) having a denominator equal to the Fully Diluted Company Share Amount; (v) if the Average Parent Closing Price is less than $15.00 per share, (A) the Company may terminate this Agreement pursuant to Section 8.1(h), unless Parent makes a Parent Fixed Value Election in accordance with the provisions of Section 8.1(h), in which case the Company may not terminate this Agreement pursuant to Section 8.1(h), and the Exchange Ratio shall be equal to the fraction (1) having a numerator equal to the Parent Adjusted Value Amount divided by the Average Parent Closing Price and (2) having a denominator equal to the Fully Diluted Company Share Amount or (B) in the event that Company does not terminate this Agreement pursuant to clause (A), the Exchange Ratio shall be equal to the fraction (1) having a numerator equal to the Company Value, divided by $18.00 and (2) having a denominator equal to the Fully Diluted Company Share Amount. For purposes of this Agreement, "Average Parent Closing Price" shall mean the average closing sales price on the New York Stock Exchange, Inc. (the "NYSE") Composite Transaction Tape (as reported in The Wall Street Journal, or, if not reported therein, any other authoritative source) for the twenty (20) trading-day period ending on the Price Determination Date.

        1.6    Company Options.    All options to purchase Company Common Stock issued under the Company Stock Option Plan shall be exercised or terminated prior to the Closing Date in accordance with the terms of the applicable Company Stock Option agreement. Neither Parent nor the Surviving Corporation shall assume, become responsible for or otherwise assume any obligations with respect to, any outstanding options, warrants or other rights to purchase capital stock of the Company.

        1.7    Closing of the Company's Transfer Books.    At the Effective Time, holders of certificates representing shares of capital stock of the Company that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company, except the right to receive the Merger Consideration as set forth in this Agreement and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock of the Company outstanding immediately prior to the Effective Time. No further transfer of any such shares of capital stock of the Company shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of capital stock of the Company (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.8.

        1.8    Certificates.

        (a)  As soon as practicable after the Effective Time, Parent will send to each registered holder of a Company Stock Certificate a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify and instructions for use in effecting the surrender of Company Stock Certificates in exchange for the Merger Consideration. Upon surrender of a Company Stock Certificate to Parent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by Parent, Parent shall (i) deliver to the registered holder of such Company Stock Certificate a certificate representing that number of shares of Parent Common Stock that such holder has the right to receive pursuant to Section 1.5 less such holder's Pro Rata Escrow Shares (as defined in clause (ii) of this sentence) and (ii) deliver to the Escrow Agent under the Escrow Agreement (as defined below) on behalf of such holder a certificate in the name of the Escrow Agent representing that number of shares of Parent Common Stock equal to the product of (A) the number of shares of Parent Common Stock equal to $3,775,000 divided by the Average Parent Closing Price (the "Escrow Shares") and (B) (1) the total number of shares of Company Common Stock held by such holder immediately prior to the Effective Time, divided by (2) the Company Common Share Amount (the "Pro Rata Escrow Shares"), provided that the certificates representing Parent Common Stock to be delivered to the holder of a Company Stock Certificate under clause (i) above and to the Escrow Agent under clause (ii) above shall, in each case, represent only whole shares of Parent Common Stock. In lieu of any fractional shares to which such holder would otherwise be entitled, after combining any fractional interests of such holder into as many whole shares as is possible, the holder of such Company Stock Certificate shall be paid in cash an amount equal to the sum of (1) the dollar amount (rounded to the nearest whole cent) determined by multiplying the Average Parent Closing Price by the fraction of a share of Parent Common Stock that would otherwise be deliverable to such holder under clause (i) above and (2) the dollar amount (rounded to the nearest whole cent) determined by multiplying the Average Parent Closing Price by the fraction of a share of Parent

Common Stock that would otherwise be deliverable to the Escrow Agent under clause (ii) above. All Company Stock Certificates so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.8, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive the Merger Consideration in accordance with this Agreement. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock or the payment of cash in lieu of fractional shares, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

        (b)  No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Stock Certificate in accordance with this Section 1.8 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment).

        (c)  In the event that Parent elects to issue Shares of Parent Common Stock to the shareholders of the Company as an Earn Out Payment pursuant to Section 1.14, as soon as practicable after the delivery of the Earn Out Income Statement, Parent shall deliver to each shareholder a certificate representing that number of shares of Parent Common Stock that such holder has the right to receive pursuant to Section 1.14. Any certificates representing Parent Common Stock to be delivered to a shareholder of the Company pursuant to this Section 1.8(c) shall represent only whole shares of Parent Common Stock. In lieu of any fractional shares to which such shareholder would otherwise be entitled, after combining any fractional interests of such holder into as many whole shares as possible, the shareholder shall be paid in cash a dollar amount (rounded to the nearest whole cent) determined by multiplying the Average Parent Trading Price by the faction of a share of Parent Common Stock that would otherwise be deliverable to such holder pursuant to this Section 1.8(c).

        (d)  Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of the Company pursuant to this Agreement such amounts as Parent or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

        (e)  Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of the Company for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

        1.9    Dissenters' Rights.    Notwithstanding anything in this Agreement to the contrary, shares of capital stock of the Company held by a holder who, pursuant to Sections 53-15-3 and 53-15-4 of the NMBCA or any successor provision, has the right to demand and properly demands appraisal of and payment for such shares of capital stock of the Company ("Dissenting Shares"), shall not be converted into the right to receive Parent Common Stock as set forth in Section 1.5, unless such holder fails to perfect or otherwise loses such holder's right to such appraisal and payment, if any. If, after the Effective Time, such holder fails to perfect or loses any such right to appraisal and payment, such holder's Dissenting Shares shall be treated as having been converted as of the Effective Time into the right to receive the Merger Consideration. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Sections 53-15-3 and 53-15-4 of the NMBCA or any successor provision and as provided in the immediately preceding sentence. The Company shall give prompt notice to Parent of any demands received by the Company for appraisal of and payment for shares of capital stock of the Company and the opportunity to participate in all negotiations and proceedings with respect to any such demand. Except to the extent otherwise required by the NMBCA, the Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

        1.10    Escrow of Parent Common Stock.    Upon the Closing, Parent shall withhold the Escrow Shares and deliver such shares to a bank or trust company selected by Parent as escrow agent (the "Escrow Agent"), to be held by the Escrow Agent as collateral to secure the rights of the Indemnitees under Section 9 hereof. The Escrow Shares shall be held pursuant to the provisions of an escrow agreement substantially in the form of Exhibit B (the "Escrow Agreement"). The Escrow Shares will be represented by a certificate or certificates issued in the name of the Escrow Agent. Subject to the next sentence of this Section 1.10, the Escrow Shares shall be held as an indemnification fund by the Escrow Agent until the later of (i) the Earn Out Payment Date or (ii) the receipt by Parent of the signed audit report for the first audit of Parent and its Subsidiaries after the Closing Date (the "Initial Escrow Period"). Notwithstanding the preceding sentence and anything in this Agreement to the contrary, if, upon the expiration of the Initial Escrow Period, in the good faith judgment of Parent there is reasonable likelihood that Parent, the Surviving Corporation or any of their Affiliates will incur any Damages for which an Indemnitee could reasonably be expected to be entitled to indemnification under this Agreement solely in connection with the Criminal Subpoena and any related Legal Proceedings (the "Expected Damages"), then, the Company Shareholder Representative and Parent shall hold in the Escrow Fund, as a security for the indemnification rights of Parent pursuant to Section 9, and for a period of time to be agreed upon by the Company Shareholder Representative and Parent (the "Additional Escrow Period." The Initial Escrow Period, as and if extended by the Additional Escrow Period, is referred to herein as the "Escrow Period") Escrow Shares with aggregate market value as of the end of the Initial Escrow Period equal to the lesser of (i) the Expected Damages or (ii) the aggregate value of the Escrow Shares then held in escrow or issuable pursuant to Section 1.14; provided, however, that (i) the Escrow Period shall not extend beyond the second anniversary of the Closing Date, and (ii) if Company Shareholder Representative and Parent fail to agree on the Additional Escrow Period, the Escrow Period shall be extended to, and terminate on, the second anniversary of the Closing Date. In the event any Indemnitee has made a claim under Section 9 prior to the end of the Escrow Period, then the Escrow Period shall continue (and the Escrow Agent will continue to hold such shares in escrow) until such claim is fully and finally resolved. In the event that the principal terms of this Agreement are approved by the Company's shareholders, then all such shareholders shall, without any further act of any Company shareholder, be deemed to have consented to and approved (i) the use of the Escrow Shares as collateral to secure the rights of the Indemnitees under Section 9 in the manner set forth herein and in the Escrow Agreement, and (ii) the appointment of the Company Shareholders' Representative (as defined in Section 10.1) as the representative under the Escrow Agreement of the Persons receiving Merger Consideration under this Agreement and as the attorney-in-fact and agent for and on behalf of each such Person (other than holders of Dissenting Shares).

        1.11    Tax Consequences.    For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

        1.12    Accounting Treatment.    For accounting purposes, the Merger is intended to be treated as a "purchase."

        1.13    Further Action.    If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement and any Related Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

        1.14    Adjusted EBIT Earn Out.

        (a)  In addition to the right of the shareholders of the Company to receive Parent Common Stock pursuant to Section 1.5, in the event the Company achieves Company Revenues of at least $70,000,000.00 and Adjusted EBIT equal to at least 7% of Company Revenues during the Earn Out Period, each holder of record of Company Common Stock as of immediately prior to the Effective Time shall be entitled to receive, for each share of Company Common Stock held by such shareholder immediately prior to the Effective Time, at the election of Parent and subject to Section 1.14(h), either (i) an amount in cash equal to the Earn Out Payment Amount divided by the Fully Diluted Company Share Amount or (ii) that fraction of a share of Parent Common Stock equal to the Earn Out Exchange Ratio, as calculated pursuant to Section 1.14(b). The "Earn Out Payment Amount" shall mean an amount not to exceed $3,775,000 (except as provided in Section 1.14(h), without any interest payable on or imputed to the Earn Out Payment Amount) determined in accordance with the weighted average methodology set forth on Exhibit I, subject to reduction, if any pursuant to Section 1.14(h).

        (b)  The "Earn Out Exchange Ratio" shall be equal to the fraction (A) having a numerator equal to the quotient of the Earn Out Payment Amount divided by the Average Parent Trading Price, and (B) having a denominator equal to the Fully Diluted Company Share Amount.

        (c)  Within 60 days following the expiration of the Earn Out Period, Parent shall deliver to the Company Shareholders' Representative a consolidated income statement of the Company for the Earn Out Period (the "Earn Out Income Statement"). The Earn Out Income Statement shall be accompanied by the report of Parent's independent auditor stating that the Earn Out Income Statement presents fairly, in all material respects, the Company's results of operations for the Earn Out Period.

        (d)  The Company shall make available to the Company Shareholders' Representative copies of all work papers, documents, receipts, invoices and other materials and grant the Company Shareholders' Representative such access to the Company's personnel and outside auditors during regular business hours as may be reasonably requested by the Company Shareholders' Representative in his review of the Earn Out Income Statement or in connection with any dispute or disagreement relating to the payment of the Earn Out Payment. If the Company Shareholders' Representative does not timely deliver a Earn Out Contest Notice (as defined below) in accordance with Section 1.14(e), the Earn Out Income Statement shall be final and binding on all the parties.

        (e)  In the event the Company Shareholders' Representative contests any part of the Earn Out Income Statement, the Company Shareholders' Representative shall give the Company written notice of his objections thereto (the "Earn Out Contest Notice") within fifteen (15) days following the delivery of the Earn Out Income Statement.

        (f)    If Parent disagrees with the Earn Out Contest Notice, each of a senior management representative of Parent and the Company Shareholders' Representative will have thirty (30) days from the date of the Earn Out Contest Notice to resolve the dispute (the "Initial Resolution Period"). If the member of senior management of Parent and the Company Shareholders' Representative cannot resolve the dispute during the Initial Resolution Period, such parties shall select a mutually acceptable major accounting firm to arbitrate the dispute under the rules it imposes (the "Neutral Auditor"). The decision of the Neutral Auditor shall be made within 30 days after its engagement (which engagement shall be made no later than 5 days after the end of the Initial Resolution Period), shall be set forth in a written statement delivered to the Company Shareholders' Representative and Parent and shall be final, binding, conclusive on such parties for all purposes hereunder. Parent shall pay the Earn Out Payment Amount within five (5) business days after the final resolution of any disputes regarding the Earn Out Payment Amount (the "Earn Out Payment Date")

        (g)  During the Earn Out Period, the Company will operate as a separate division or business unit of Parent and shall keep separate financial statements as a unit. The Company will be responsible for operating its business consistent with applicable Legal Requirements, its obligations under its Governmental Authorizations and its Government and other Contracts, sound business practices and the overall policies of Parent. The Company shall be solely responsible for its operating results, including qualifying for the Earn Out Payment. If Parent or any Affiliate of Parent elects to provide any assistance to the Company in connection with any of its operations, including its efforts to bid for any Government Contract, such assistance shall not be construed to create any duty to provide such assistance and the parties' course of performance or course of dealing with each other shall not modify, supplement or constitute a waiver of any term of this Agreement.

        (h)  In the event any Indemnitee is entitled to, or is reasonably likely to be entitled to, indemnification under Section 9 of this Agreement, Parent shall have the right, (i) subject to the limitation set forth in Section 9.3, to recover the amount of any Damages by offsetting such Damages against the Earn Out Payment Amount, if any, and (ii) if the Damages have not been incurred but, in the good faith judgment of Parent, are reasonably likely to be incurred by any Indemnitee before the expiration of the Escrow Period in connection with the Criminal Subpoena and any related Legal Proceedings, then Parent shall have the right to withhold from the Earn Out Payment Amount the amount of any such expected Damages and deposit the withheld Earn Out Payment Amount into the Escrow Fund; it being expressly understood that (A) Parent shall not be obligated or required to recover any portion of any Damages from the Escrow Fund pursuant to Section 9 until such Damages have been paid and satisfied by reducing the Earn Out Payment Amount, if any, and (B) Parent may pursue indemnity claims against the Escrow Fund at any time prior to or after the time when the Earn Out Payment Amount becomes payable and without exhausting its right to offset Damages against the Earn Out Payment Amount. If Parent withholds any portion of the Earn Out Payment Amount pursuant to this Section 1.14(h)(ii), and Parent is required to return to the Company shareholders any portion of the Earn Out Payment Amount so withheld, then the portion of the Earn Out Payment Amount to be returned to the Company shareholders shall be deemed to have accrued interest, and shall be increased by the amount of such interest, at the Parent's actual weighted average borrowing rate for the period of time between the Earn Out Payment Date and the date of actual payment by Parent to the Company shareholders of such portion of the Earn Out Payment Amount.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth on the Company Disclosure Schedule, which shall qualify the representations and warranties of the Company set forth in this Section 2 and which shall be organized in Parts corresponding to the numbering in this Section 2 with disclosures in each Part specifically corresponding to or cross-referencing another Part of the Company Disclosure Schedule specifically corresponding to a particular Section and Subsection of this Article 2, the Company represents and warrants, to and for the benefit of the Indemnitees, as follows:

        2.1    Due Organization; No Subsidiaries; Etc.

        (a)  Each of the Acquired Corporations is a corporation duly organized, validly existing and in good standing under the laws of the respective states of incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Company Contracts.

        (b)  The Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the names "Science & Engineering Associates" or "SEA".

        (c)  The Acquired Corporations are not and within the last two years have not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1(c)(i) of the Company Disclosure Schedule. Each of the Acquired Corporations is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.1(c)(ii) of the Company Disclosure Schedule.

        (d)  Part 2.1(d) of the Company Disclosure Schedule accurately sets forth (i) the names of the members of the Company's board of directors, (ii) the names of the members of each committee of the Company's board of directors, and (iii) the names and titles of the Company's officers.

        (e)  Other than Sea Technology, Inc., a New Mexico corporation, Sea Information Services, Inc., a Louisiana corporation, SEA Services, Inc., a New Mexico corporation, and Quest Technologies Inc., a Nevada corporation, the Company has no Subsidiaries. Except for its Subsidiaries the Company does not own any controlling interest in any Entity and, except for its Subsidiaries, the Company does not own, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity or other financial interest in, any Entity. The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. The Company has not guaranteed and is not responsible or liable for any obligation of any of the Entities in which it owns or has owned any equity or other financial interest. Neither the Company nor any of its shareholders has ever approved, or commenced any proceeding or made any election contemplating, the dissolution or liquidation of the Company or the winding up or cessation of the Company's business or affairs.

        2.2    Articles of Incorporation and Bylaws; Records.    The Company has delivered to Parent accurate and complete copies of: (1) the articles of incorporation and bylaws, including all amendments thereto of each Acquired Corporation; (2) the stock records of each Acquired Corporation; and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of each Acquired Corporation, the board of directors of each Acquired Corporation and all committees of the board of directors of each Acquired Corporation (the items described in (1), (2) and (3) above, collectively, the "Company Constituent Documents"). There have been no formal meetings or other proceedings of the shareholders of any of the Acquired Corporations, the board of directors of any of the Acquired Corporations or any committee of the board of directors of any of the Acquired Corporations that are not fully reflected in the Company Constituent Documents. There has not been any violation of the Company Constituent Documents, and none of the Acquired Corporations has taken any action that is inconsistent in any material respect with the Company Constituent Documents. The books of account, stock records, minute books and other records of each of the Acquired Corporations are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with Legal Requirements and prudent business practices. All the records of each of the Acquired Corporations are in the actual possession and direct control of the respective Acquired Corporation. Each of the Acquired Corporations has in place, and has at all times had in place, an adequate and appropriate system of internal controls which is reasonably comprehensive as to systems of internal controls customarily maintained by comparable Entities.

        2.3    Capitalization, Etc.

        (a)  The authorized capital stock of the Company consists of: (i) 20,000,000 shares of Common Stock, of which 1,045,060 shares have been issued and are outstanding as of the date of this Agreement. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable. All outstanding shares of Company Common Stock and all outstanding Company Options, have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts. Part 2.3(a) of the Company Disclosure Schedule provides as of the date of this Agreement, an accurate and complete description of the terms of each repurchase option which is held by the Company and to which any shares of capital stock of the Company is subject.

        (b)  The Company has reserved 2,400,000 shares of Company Common Stock for issuance under the Company Stock Option Plan, of which options to purchase 378,405 shares are outstanding as of the date of this Agreement. Part 2.3(b) of the Company Disclosure Schedule accurately sets forth, with respect to each option to purchase Common Stock of the Company outstanding as of the date hereof (whether vested or unvested) (the "Company Options"): (i) the name of the holder of such Company Option; (ii) the total number of shares of Company Common Stock that are subject to such Company Option and the number of shares of Company Common Stock with respect to which such Company Option is immediately exercisable; (iii) the date on which such Company Option was granted and the term of such Company Option; (iv) the vesting schedule for such Company Option; (v) the exercise price per share of Company Common Stock purchasable under such Company Option; and (vi) whether such Company Option has been designated an "incentive stock option" as defined in Section 422 of the Code. Except for Company Options granted pursuant to the Company Stock Option Plans, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities of the Company; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company (clauses (i) through (iv) above, collectively "Company Rights"). The Company has not issued any debt securities which grant the holder thereof any right to vote on, or veto, any actions by the Company.

        (c)  All of the outstanding shares of capital stock of the Subsidiaries of the Company have been duly authorized and are validly issued, are fully paid and nonassessable and are owned beneficially and of record by the Company, free and clear of any Encumbrances.

        (d)  The Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company except as specified in the Company Disclosure Schedule. All securities so reacquired by the Company were reacquired in compliance with (i) the applicable provisions of the NMBCA and all other applicable Legal Requirements, and (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable Contracts.

        (e)  The certificate referred to in Section 6.5(h) and the information provided to Parent by the Company pursuant to Section 5.7 shall be true, accurate and complete. As of the Effective Time, all Company Stock Options, all rights to acquire Company Stock Options or other options on the capital stock of the Company and all other stock purchase rights to acquire or purchase shares of Company Common Stock shall have been exercised or terminated without Liability or obligation to the Company, the Surviving Corporation, Parent or any of its Affiliates after the Effective Time. All disclosure and other documents with or addressed to holders of Company Options shall be prepared and distributed in compliance with the Company Constituent Documents, all applicable Company Contracts and Plans and all applicable Legal Requirements, including federal and state anti-fraud securities laws.

        2.4    Financial Statements.

        (a)  The Company Disclosure Schedule includes the following financial statements and notes (collectively, the "Company Financial Statements"): the audited balance sheets of the Company as of April 30, 2001, April 30, 2000 and April 30, 1999, and the related audited income statements, statements of shareholders' equity and statements of cash flows of the Company for the periods then ended together with the notes thereto and the unqualified reports and opinions of the Company's independent auditor, as applicable, relating thereto.

        (b)  The Company Financial Statements are accurate and complete in all material respects and present fairly the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby. The Company Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered.

        (c)  The Closing Balance Sheet will be accurate and complete in all material respects and will present fairly the financial position of the Company as of the Closing Date and shall have been prepared in conformity with generally accepted accounting principles.

        2.5    Absence of Changes.    Except as set forth in Part 2.5 of the Company Disclosure Schedule, since April 30, 2001:

        (a)  there has not been any material adverse change in the Acquired Corporations' business, condition, assets, Liabilities, operations, financial performance or prospects, and, to the knowledge of the Company, no event has occurred that will, or could reasonably be expected to, have such a material adverse change;

        (b)  there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets (whether or not covered by insurance) of any of the Acquired Corporations;

        (c)  no Acquired Corporation has declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of its capital stock, and, other than repurchases at cost of shares subject to repurchase options, has not repurchased, redeemed or otherwise reacquired any shares of its capital stock or other of its securities;

        (d)  no Acquired Corporation has sold, issued or authorized the issuance of (i) any of its capital stock or its other securities (except for Company Common Stock issued upon the exercise of outstanding Company Options) or, (ii) any Company Rights (except for Company Options described in Part 2.3 of the Company Disclosure Schedule);

        (e)  no Acquired Corporation has amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any Company Stock Option Plan, (ii) any provision of any Company Contract evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement;

        (f)    there has been no amendment to any of the Company Constituent Documents, and no Acquired Corporation has effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

        (g)  except for the purchase of assets from Pathcor Design Consultants, Inc., an Arizona corporation ("Pathcor") on the terms of the acquisition agreement set forth in Part 2.5(g) of the Company Disclosure Schedule, no Acquired Corporation has formed any Subsidiary or acquired any equity interest or other interest in any other Entity;

        (h)  no Acquired Corporation has made any capital expenditure which, when added to all other capital expenditures made on behalf of such Acquired Corporation since April 30, 2001, exceeds $250,000;

        (i)    except for the Pathcor acquisition agreement, no Acquired Corporation has (i) acquired, leased or licensed any material right or other material asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the Ordinary Course of Business;

        (j)    no Acquired Corporation has written off as uncollectible any amounts in excess of $50,000 individually or $200,000 in the aggregate, or established any extraordinary reserve with respect to, any billed or unbilled account receivable or other indebtedness outside existing reserves;

        (k)  except for its existing lines of credit disclosed on the Company Disclosure Schedule, which are subject to renewal, no Acquired Corporation has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the Ordinary Course of Business;

        (l)    no Acquired Corporation has (i) lent any material sum of money to any Person (other than pursuant to routine travel advances made to employees in the Ordinary Course of Business), or (ii) incurred or guaranteed any material indebtedness for borrowed money;

        (m)  no Acquired Corporation has (i) established or adopted any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee;

        (n)  no Acquired Corporation has changed any of its methods of accounting or accounting practices in any respect;

        (o)  no Acquired Corporation has made any Tax election;

        (p)  no Acquired Corporation has threatened, commenced or settled any Legal Proceeding; and

        (q)  no Acquired Corporation has agreed to take, or committed to take, any of the actions referred to in clauses "(c)" through "(p)" above.

        2.6    Title to Assets.

        (a)  Each Acquired Corporation owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all assets referred to in Sections 2.1, 2.7 and 2.9 of this Agreement and all of the Company's rights under the Material Contracts and (ii) all other assets reflected in the Acquired Corporations' books and records as being owned by the respective Acquired Corporation. All of such assets are owned by the Acquired Corporations free and clear of any Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the Ordinary Course of Business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations.

        (b)  The assets of the Acquired Corporations constitute all the assets, properties, rights and goodwill necessary to carry on the Company's business as conducted as of the date of this Agreement and as anticipated to be conducted as of the Closing Date. Except for this Agreement, no Acquired Corporation has any Contract, absolute or contingent (i) to effect any Acquisition Transaction or (ii) to sell or otherwise transfer any assets of any of the Acquired Corporations, except in the Ordinary Course of Business. All material tangible assets which are owned, leased or used by the Acquired Corporations are in good operating condition and repair, subject to normal wear and tear.

        (c)  All leases and licenses to the assets used by the Company are valid and enforceable in accordance with their terms against the parties thereto.

        2.7    Bank Accounts; Receivables; Inventories.

        (a)  Part 2.7(a) of the Company Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of any of the Acquired Corporations at any bank or other financial institution including the name of the bank or financial institution, the account number, the balance as of the date hereof and the names of all individuals authorized to draw on or make withdrawals from such accounts.

        (b)  Part 2.7(b) of the Company Disclosure Schedule provides an accurate and complete breakdown and aging of all billed and unbilled accounts receivable, notes receivable and other receivables of each of the Acquired Corporations as of April 30, 2001. All existing accounts receivable of the Acquired Corporations (including those accounts receivable that have not yet been billed or that have not yet been collected and those accounts receivable that have arisen since April 30, 2001 and have not yet been collected) (i) represent valid obligations of customers of the Acquired Corporations arising from bona fide transactions entered into in the Ordinary Course of Business, and (ii) are current and the Company has no reason to believe they will not be collected in full when due, without any counterclaim or set off.

        (c)  Part 2.7(c) of the Company Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each customer or other Person that accounted for (i) more than $1,000,000 of the consolidated gross revenues of the Company in 2001, (ii) more than $1,000,000 of the Company's gross revenues in 2000, or (iii) more than $1,000,000 of the Company's gross revenues in 1999. No Acquired Corporation has received any written notice or other written communication, indicating that any customer or other Person identified in Part 2.7(c) of the Company Disclosure Schedule is likely to cease dealing with any of the Acquired Corporations or is likely to otherwise materially reduce the volume of business transacted by such Person with any of the Acquired Corporations below historical levels.

        (d)  All of the existing inventory of the Acquired Corporations: (i) is of such quality and quantity as to be usable and saleable by it in the Ordinary Course of Business; (ii) has been priced at the lower of cost or market value using the "last-in, first-out" method; and (ii) is free of any defect or deficiency. The inventory levels maintained by the Acquired Corporations (i) are not excessive in light of the normal operating requirements of each Acquired Corporation, (ii) are adequate for the conduct of the operations of the Acquired Corporations in the Ordinary Course of Business, and (iii) are, to the knowledge of the Company, comparable to the inventory levels maintained by comparable Entities.

        2.8    Equipment; Leasehold.

        (a)  All items of equipment and other tangible assets owned by or leased to any of the Acquired Corporations (i) are reasonably adequate for the uses to which they are being put, (ii) are structurally sound, free of defects and deficiencies and in good condition and repair (ordinary wear and tear excepted), (iii) comply in all material respects with, and are being operated and otherwise used in substantial compliance with all applicable Legal Requirements, and (iv) are adequate for the conduct of the Company's business in the manner in which such business is being conducted or proposed to be conducted.

        (b)  None of the Acquired Corporations owns any real property or any interest in real property, except for the leasehold interests created under the real property leases identified in Part 2.8(b) of the Company Disclosure Schedule.

        2.9    Proprietary Assets.

        (a)  Part 2.9(a)(i) of the Company Disclosure Schedule sets forth, with respect to each Proprietary Asset owned by each of the Acquired Corporations and registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such

Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Company Disclosure Schedule identifies and provides a brief description of all other Proprietary Assets owned by each of the Acquired Corporations that are material to the business of the Acquired Corporations. Part 2.9(a)(iii) of the Company Disclosure Schedule identifies and provides a brief description of, and identifies any ongoing royalty or payment obligations in excess of $50,000 in the aggregate with respect to, each Proprietary Asset or all copies of any Proprietary Asset that is licensed or otherwise made available to each of the Acquired Corporations by any Person (the "Licensed Assets") and is material to the business of the Acquired Corporations, and identifies the Contract under which such Proprietary Asset is being licensed or otherwise made available to each of the Acquired Corporations. The Acquired Corporations have good, valid and marketable title to all of the Company Proprietary Assets other than Licensed Assets, free and clear of all Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the Ordinary Course of Business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company. The Acquired Corporations have a valid right to use, license and otherwise exploit all Licensed Assets and any rights thereunder will not be affected by the Company entering into this Agreement and the agreements and transactions contemplated hereby. The Acquired Corporations have not developed jointly with any other Person any Company Proprietary Asset that is material to the business of the Company with respect to which such other Person has any rights. There is no Company Contract (with the exception of end user license agreements in the form previously delivered by the Company to Parent) pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Company Proprietary Asset.

        (b)  The Acquired Corporations have taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by disclosure). Without limiting the generality of the foregoing, (i) all current and former employees of the Acquired Corporations who are or were involved in, or who have contributed to, the creation or development of any material Company Proprietary Asset have executed and delivered to the Acquired Corporations an agreement (containing no material exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Confidential Information and Invention Assignment Agreement previously made available by the Company to Parent, and (ii) all current and former consultants and independent contractors to the Acquired Corporations who are or were involved in, or who have contributed to, the creation or development of any material Company Proprietary Asset have executed and delivered to the Company an agreement (containing no material exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Consultant Confidential Information and Invention Assignment Agreement previously made available to Parent.

        (c)  (i) All patents, trademarks, service marks and copyrights held by any of the Acquired Corporations are valid, enforceable and subsisting; (ii) none of the Company Proprietary Assets and no Proprietary Asset that is currently being developed by the Company (either by itself or with any other Person) infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person; (iii) none of the products that are or have been designed, created, developed, assembled, manufactured or sold by any of the Acquired Corporations is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, each of the Acquired Corporations has all rights and licenses reasonably necessary in order to make, have made, use or sell these products to an unlimited number of parties, and none of such products has at any time infringed, misappropriated or made any unlawful or unauthorized use of any third party Proprietary Asset, (iv) none of the Acquired Corporations has received any written notice or other written communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person and (v) to the knowledge of the Acquired Corporations, no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Company Proprietary Asset.

        (d)  The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable each of the Acquired Corporations to conduct its business in the manner in which such business has been and is being conducted. None of the Acquired Corporations has (i) licensed any of the material Company Proprietary Assets to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting its ability to exploit fully any material Company Proprietary Assets or to transact business in any market or geographical area or with any Person.

        (e)  No Acquired Corporation has disclosed or delivered to any Person, or permitted the disclosure or delivery to any escrow agent or other Person, of any Company Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the disclosure or delivery to any Person of any Company Source Code. Part 2.9(e)(ii) of the Company Disclosure Schedule identifies each Contract pursuant to which any of the Acquired Corporations has deposited or is required to deposit with an escrowholder or any other Person any Company Source Code, and further describes whether the execution of this Agreement or the consummation of any of the transactions contemplated hereby could reasonably be expected to result in the release or disclosure of any Company Source Code.

        (f)    Except with respect to demonstration or trial copies that include code to disable continued use after a limited demonstration trial period, no product, system, program or software module designed, developed, sold, licensed or otherwise made available by the Company to any Person contains any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware or data without the consent of the user.

        2.10    Contracts.

        (a)  Part 2.10(a) of the Company Disclosure Schedule identifies:

            (i)  each Company Contract relating to the employment of, or the performance of services by, any Person, including any employee, consultant or independent contractor;

          (ii)  each Company Contract relating to the acquisition, transfer, use, development, sharing or license of any material technology or any material Proprietary Asset;

        (iii)  each Company Contract imposing any material restriction on the Company's right or ability (A) to compete with any other Person, (B) to acquire any material product or other assets or any services from any other Person, to sell any material amount of product or other assets to, or perform any material services for any other Person, or (C) develop or distribute any technology;

          (iv)  each Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

          (v)  each Company Contract relating to the acquisition, issuance or transfer of any securities other than the Company's standard Stock Option Agreement and Stock Restriction Agreement, forms of which have been made available to Parent;

          (vi)  each Company Contract relating to the creation of any Encumbrance with respect to any material asset of the Company;

        (vii)  each Company Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

      (viii)  each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or Liabilities;

          (ix)  each Company Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.18);

          (x)  each Company Contract constituting or relating to a Government Contract or Government Bid;

          (xi)  any other Company Contract that was entered into outside the Ordinary Course of Business or was inconsistent with the Company's past practices;

        (xii)  any other Company Contract that has a term of more than 60 days and that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company; and

      (xiii)  any other Company Contract that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $50,000 in the aggregate, or (B) the purchase or sale of any product, or performance of services by or to the Company having a value in excess of $50,000 in the aggregate.

  (Company Contracts in the respective categories described in clauses "(i)" through "(xiii)" above are referred to in this Agreement as "Material Contracts".)

        (b)  The Company has made available to Parent accurate and complete copies of all written Material Contracts. Part 2.10(b) of the Company Disclosure Schedule provides an accurate description of the terms of each Material Contract that is not in written form. Part 2.10(b)(ii) of the Company Disclosure Schedule lists each Company Contract entered into outside the Ordinary Course of Business involving any indemnity obligations of an Acquired Corporation. Each Company Contract is valid and in full force and effect is enforceable by the Company in accordance with its terms.

        (c)  Except as set forth in Part 2.10(c) of the Company Disclosure Schedule:

            (i)  None of the Acquired Corporations has violated or breached, or committed any default under, any Company Contract, and, to the knowledge of the Acquired Corporations, no other Person has violated or breached, or committed any default under, any Company Contract;

          (ii)  to the knowledge of the Acquired Corporations, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any Company Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Contract, or (D) give any Person the right to cancel, terminate or modify any Company Contract;

        (iii)  since January 1, 1999, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Company Contract that has not been resolved;

          (iv)  none of the Acquired Corporations has waived any of its rights under any Material Contract; and

          (v)  the SpyFinder LLC is not a duly formed limited liability, no facts or circumstances exist that would give any Person the right to claim an ownership or other interest in SpyFinder LLC, and neither the Surviving Corporation nor Parent nor any of their respective Affiliates will have any Liability to any Person after the Effective Time related to SpyFinder LLC. As of the Effective Time, SpyFinder LLC shall have been dissolved in accordance with applicable Legal Requirements without Liability to the company, the Surviving Corporation, Parent or any of their respective Affiliates.

        (d)  To the knowledge of the Acquired Corporations, no Person is renegotiating, or has a right pursuant to the terms of any Company Contract to renegotiate, any amount paid or payable to the Company under any Material Contract or any other material term or provision of any Material Contract.

        (e)  The Material Contracts collectively constitute all of the Contracts necessary to enable each of the Acquired Corporations to conduct its business in the manner in which its business is currently being conducted or proposed to be conducted.

        (f)    Part 2.10(f) of the Company Disclosure Schedule provides an accurate description and breakdown of the backlog of each of the Acquired Corporations under Company Contracts.

        (g)  Except as set forth in Part 2.10(g) of the Company Disclosure Schedule:

            (i)  the Acquired Corporations have not had any determination of noncompliance, entered into any consent order or undertaken any internal investigation relating directly or indirectly to any Government Contract or Government Bid;

          (ii)  the Acquired Corporations have complied with all Legal Requirements with respect to all Government Contracts and Government Bids;

        (iii)  the Acquired Corporations have not, in obtaining or performing any Government Contract, violated (A) the Truth in Negotiations Act of 1962, as amended, (B) the Service Contract Act of 1963, as amended, (C) the Contract Disputes Act of 1978, as amended, (D) the Office of Federal Procurement Policy Act, as amended, (E) the Federal Acquisition Regulations (the "FAR") or any applicable agency supplement thereto, (F) the Cost Accounting Standards, (G) the Defense Industrial Security Manual (DOD 5220.22-M), (H) the Defense Industrial Security Regulation (DOD 5220.22-R) or any related security regulations, or (I) any other applicable procurement law or regulation or other Legal Requirement;

          (iv)  all facts set forth in or acknowledged by any Acquired Corporation in any certification, representation or disclosure statement submitted by any Acquired Corporation with respect to any Government Contract or Government Bid were current, accurate and complete in all material respects as of the date of submission;

          (v)  none of the Acquired Corporations nor any of their respective employees have been debarred or suspended from doing business with any Governmental Body, and, to the Company's knowledge, no circumstances exist that would warrant the institution of debarment or suspension proceedings against any Acquired Corporation or any employee of any Acquired Corporation;

          (vi)  no negative determinations of responsibility, as contemplated in Part 9 of the FAR (Contractor Qualifications), have been issued against any Acquired Corporation in connection with any Government Contract or Government Bid;

        (vii)  no direct or indirect costs incurred by any Acquired Corporation have been disallowed as a result of a finding or determination of any kind by any Governmental Body;

      (viii)  no Governmental Body, and no prime contractor or high-tier subcontractor of any Governmental Body, has withheld or set off, or threatened to withhold or set off, any amount due to any Acquired Corporation under any Government Contract;

          (ix)  there are not and have not been any irregularities, misstatements or omissions relating to any Government Contract or Government Bid that have led to or could reasonably be expected to lead to (A) any administrative, civil, criminal or other investigation, Legal Proceeding or indictment involving any Acquired Corporation or any of their employees, (B) the disallowance of any costs submitted for payment by any Acquired Corporation, (C) the recoupment of any payments previously made to any Acquired Corporation, (D) a finding or claim of fraud, defective pricing, mischarging or improper payments on the part of any Acquired Corporation, or (E) the assessment of any penalties or Damages of any kind against any Acquired Corporation, which penalties or damages could, individually or in the aggregate, have a Material Adverse Effect on the Acquired Corporations;

          (x)  there is not any (A) outstanding claim against any Acquired Corporation by, or dispute involving any Acquired Corporation with, any prime contractor, subcontractor, vendor or other Person arising under or relating to the award or performance of any Government Contract, (B) fact known by any Acquired Corporation upon which any such claim could reasonably be expected to be based or which may give rise to any such dispute, or (C) final decision of any Government Body against any Acquired Corporation;

          (xi)  no Acquired Corporation is undergoing, and no Acquired Corporation has undergone, any audit, and there is no impending audit, arising under or relating to any Government Contract (other than normal routine audits conducted in the Ordinary Course of Business);

        (xii)  no Acquired Corporation is subject to any financing arrangement or assignment of proceeds with respect to the performance of any Government Contract;

      (xiii)  no payment has been made by any Acquired Corporation or, to the Company's knowledge, by a Person acting on any Acquired Corporation's behalf to any Person (other than to any bona fide employee or agent (as defined in subpart 3.4 of the FAR) of any Acquired Corporation) which is or was contingent upon the award of any Government Contract or which would otherwise be in violation of any applicable procurement law or regulation or any other Legal Requirement;

        (xiv)  each Acquired Corporation's cost accounting system is in compliance with applicable regulations and other applicable Legal Requirements, and has not been determined by any Governmental Body not to be in compliance with any Legal Requirement;

        (xv)  each Acquired Corporation has complied in all material respects with all applicable regulations and other Legal Requirements and with all applicable contractual requirements relating to the placement of legends or restrictive markings on technical data, computer software and other Acquired Corporation Proprietary Assets;

        (xvi)  in each case in which an Acquired Corporation has delivered or otherwise provided any technical data, computer software or Acquired Corporation Proprietary Asset to any Governmental Body in connection with any Government Contract, such Acquired Corporation has marked such technical data, computer software or Acquired Corporation Proprietary Asset with all markings and legends (including any "restricted rights" legend and any "government purpose license rights" legend) necessary (under the FAR or other applicable Legal Requirements) to ensure that no Governmental Body or other Person is able to acquire any unlimited rights with respect to such technical data, computer software or Acquired Corporation Proprietary Asset, except where failure to do so has not had and will not have a Material Adverse Effect on any Acquired Corporation;

      (xvii)  no Acquired Corporation has made any disclosure to any Governmental Body pursuant to any voluntary disclosure agreement;

      (xviii)  each Acquired Corporation has reached agreement with the cognizant government representatives approving and "closing" all indirect costs charged to Government Contracts for all fiscal years ended April 30, 1998, and those years are closed;

        (xix)  no Government Contract period of performance has been shortened as a result of Award Term Provisions;

        (xx)  there is no overhead rate ceiling on any current Government Contract, and there is no profit impact associated with overhead rate ceilings on prior completed Government Contracts;

        (xxi)  there are no Government Contracts with performance bonds;

      (xxii)  there are no minimum quotas in existing VAR contracts of the Acquired Corporations;

    (xxiii)  the responsible government representatives have agreed with the Company on the "forward pricing rates" that each Acquired Corporation is charging on cost-type Government Contracts and including in Government Bids; and

      (xxiv)  each Acquired Corporation is not and will not be required to make any filings with or give notice to, or to obtain any Consent from, any Governmental Body under or in connection with any Government Contract or Government Bid as a result of or by virtue of (A) the execution, delivery of performance of this Agreement or any of the other agreements referred to in this Agreement, or (B) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

        (h)  Except as disclosed in Part 2.10(h) of the Company Disclosure Schedule, with respect to each Material Contract, the Material Contract will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby, and the consummation of the transactions contemplated hereby shall not (either alone or upon the occurrence of additional acts or events) result in any payment or payments becoming due from the Company or any of its Subsidiaries to any Person or give any Person the right to terminate or alter the provisions of such Material Contract. The consummation of the transaction described herein will not affect any of the Material Contracts in a manner that could reasonably be expected to result in a Company Material Adverse Effect.

        2.11    Liabilities; Fees, Costs and Expenses.

        (a)  The Acquired Corporations have no Liabilities, except for: (i) Liabilities identified as such in the "liabilities" column of the Company Financial Statements; (ii) accounts payable or accrued salaries that have been incurred by the Company since April 30, 2001 in the Ordinary Course of Business and consistent with the Company's past practices; and (iii) Liabilities under the Material Contracts, to the extent the nature and magnitude of such Liabilities can be specifically ascertained by reference to the text of such Company Contracts.

        (b)  The total amount of all fees, costs and expenses (including any attorney's, accountant's, financial advisor's or finder's fees) incurred by or for the benefit of the Acquired Corporations (and not Parent or Merger Sub) in connection with (a) the due diligence conducted by the Company with respect to the Merger, (b) the negotiation, preparation and review of this Agreement (including the Company Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement and the obtaining of any Consent required to be obtained in connection with any transactions contemplated hereby, are not anticipated in the aggregate to exceed $650,000.

        2.12    Compliance with Legal Requirements.    Each of the Acquired Corporations is, and has at all times since its inception been, in compliance with all Legal Requirements that are applicable to it or to the conduct of its business or the ownership or use of any of its assets. Since January 1, 1999 none of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement. None of the Acquired Corporations has received, at any time, any notice or other communication from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (ii) any actual, alleged, possible or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature. The Company has delivered to Parent an accurate and complete copy of each report, study, survey or other document to which the Acquired Corporations have access that addresses or otherwise relates to the compliance of the Acquired Corporations with, or the applicability to the Acquired Corporations of, any Legal Requirement. To the knowledge of the Acquired Corporations, no Governmental Body has proposed or is considering any Legal Requirement that, if adopted or otherwise put into effect, (i) may have an adverse effect on the Acquired Corporations' business, condition, assets, Liabilities, operations, financial performance, net income or prospects or on the ability of the Acquired Corporations to comply with or perform any covenant or obligation under any of the Related Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with the Merger or any of the transactions contemplated hereunder.

        2.13    Governmental Authorizations.

        (a)  The Governmental Authorizations held by each of the Acquired Corporations are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary (i) to enable each of the Acquired Corporations to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted, and (ii) to permit each of the Acquired Corporations to own and use its assets in the manner in which they are currently owned and used and in the manner in which they are proposed to be owned and used. Each of the Acquired Corporations is, and at all times since its inception has been, in compliance with the terms and requirements of the respective Governmental Authorizations held by the Acquired Corporations. Since January 1, 1999, the Acquired Corporations have not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

        (b)  Except as set forth in Part 2.13 of the Company Disclosure Schedule: (i) each of the Acquired Corporations and its employees are, and each of the Acquired Corporations and its employees have at all times been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 2.13 of the Company Disclosure Schedule; (ii) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization identified or required to be identified in Part 2.13 of the Company Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization identified or required to be identified in Part 2.13 of the Company Disclosure Schedule; (iii) none of the Acquired Corporations have ever received, and, to the knowledge of the Acquired Corporations, no employee of the Acquired Corporations has ever received, any notice or other communication from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization; and (iv) all applications required to have been filed for the renewal of the Governmental Authorizations required to be identified in Part 2.13 of the Company Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and each other notice or filing required to have been given or made with respect to such Governmental Authorizations has been duly given or made on a timely basis with the appropriate Governmental Body.

        2.14    Tax Matters.

        (a)  All Tax Returns required to be filed by or on behalf of the Acquired Corporations with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Company Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All Taxes have been paid when due, whether or not such amounts have been reported as due on an applicable Company return. The Company has delivered to Parent accurate and complete copies of all Company Returns filed which have been requested by Parent.

        (b)  The Company Financial Statements fully accrue all actual and contingent Liabilities for unpaid Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. The Acquired Corporations will establish, in the Ordinary Course of Business and consistent with its past practices, reserves adequate for the payment of all unpaid Taxes for the period from May 1, 2001 through the Closing Date, and the Acquired Corporations will disclose the dollar amount of such reserves to Parent on or prior to the Closing Date. No Taxes have been incurred since the April 30, 2001 other than in the ordinary course of business.

        (c)  No Company Return relating to income Taxes has ever been examined or audited by any Governmental Body. There have been no examinations or audits of any Company Return. The Company has delivered to Parent accurate and complete copies of all audit reports and similar documents (to which the Acquired Corporations have access) relating to the Company Returns. No extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Acquired Corporations or any other Person), and no such extension or waiver has been requested from the Acquired Corporations.

        (d)  No claim or Legal Proceeding is pending or has been threatened against or with respect to the Acquired Corporations in respect of any Tax. There are no unsatisfied Liabilities for Taxes (including Liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Acquired Corporations with respect to any Tax (other than Liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Acquired Corporations and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of the Acquired Corporations except liens for current Taxes not yet due and payable. None of the Acquired Corporations have entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. None of the Acquired Corporations has been, and none of the Acquired Corporations will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

        (e)  There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Acquired Corporations that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. None of the Acquired Corporations is a party to any Contract, nor does it have any obligation (current or contingent), to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code. Notwithstanding any disclosure in the Company Disclosure Schedule, none of the Acquired Corporations has made any distribution of stock of any "controlled corporation" as that term is defined in Section 355(a)(1) of the Code, none of the Acquired Corporations has Liability for Taxes as a result of any such distribution, and the Merger shall not result in any such Taxes.

        (f)    None of the Acquired Corporations has, at any time, been a member of a group (including an affiliated group, within the meaning of Section 1504 of the Code) with which it has filed or been included in a combined, consolidated or unitary income Tax Return, other than a group of which the Company is or was the common parent. None of the Acquired Corporations is, and has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract. None of the Acquired Corporations is liable for the Taxes of any taxpayer under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract (including any tax allocation agreement, tax sharing agreement or tax indemnity agreement), or otherwise for any taxable period beginning before the Closing Date. Notwithstanding the foregoing, all tax sharing, tax indemnity or similar agreements or arrangements to which any of the Acquired Corporations has been a party ("Tax Agreements") have been terminated. After the Closing Date neither the Company nor any of its Affiliates shall be bound by or have any Liability under any Tax Agreements, including for amounts due in respect of periods ending on or before the Closing Date.

        2.15    Employee and Labor Matters; Benefit Plans.

        (a)  Part 2.15(a) of the Company Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by any of the Acquired Corporations for the benefit of any employee of any of the Acquired Corporations ("Employee"), except for Plans which would not require the Acquired Corporations to make payments or provide benefits having a value in excess of $10,000 in the aggregate. Part 2.15(a) of the Company Disclosure Schedule sets forth the citizenship status of every employee of any of the Acquired Corporations (whether such employee is a United States citizen or otherwise) and, with respect to non-United States citizens, identifies the visa or other similar permit under which such employee is working for any of the Acquired Corporations and the dates of issuance and expiration of such visa or other similar permit.

        (b)  The Acquired Corporations do not maintain, sponsor or contribute to, and, to the knowledge of the Acquired Corporations, have not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees (a "Pension Plan").

        (c)  Each of the Acquired Corporations maintains, sponsors or contributes only to those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA) for the benefit of Employees or former Employees which are described in Part 2.15(c) of the Company Disclosure Schedule (the "Welfare Plans"), none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

        (d)  With respect to each Plan, the Company has delivered to Parent:

            (i)  an accurate and complete copy of such Plan (including all amendments thereto);

          (ii)  an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last two years;

        (iii)  an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, and all material written employee communications relating to such Plan;

          (iv)  if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

          (v)  accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

          (vi)  an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

        (e)  None of the Acquired Corporations is required to be, and, to the knowledge of the Acquired Corporations, has ever been required to be, treated as a single employer with any other Person under Section 401(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. None of the Acquired Corporations has ever been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To the knowledge of the Acquired Corporations, none of the Acquired Corporations has ever made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

        (f)    None of the Acquired Corporations has any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any Employee.

        (g)  Except as set forth in Part 2.15(g) of the Company Disclosure Schedule, no Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as Liabilities on the Company Financial Statements, and (iii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries)).

        (h)  With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

        (i)    Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

        (j)    Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and none of the Acquired Corporations is aware of any reason why any such determination letter should be revoked.

        (k)  Neither the execution, delivery or performance of this Agreement and the Related Agreements, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement and the Related Agreements, will result in any liability to the Company or payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of the Acquired Corporations (whether or not under any Plan), or increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

        (l)    Part 2.15(l) of the Company Disclosure Schedule accurately identifies each former employee of the Acquired Corporations who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits (whether from the Acquired Corporations or otherwise) relating to such former employee's employment with the Acquired Corporations; and Part 2.15(l) of the Company Disclosure Schedule accurately describes such benefits.

        (m)  None of the Acquired Corporations is a party to or bound by, and none of the Acquired Corporations has ever been a party to or been bound by, any employment agreement or any union contract, collective bargaining agreement or similar Contract.

        (n)  The employment of each of the employees of the Acquired Corporations is terminable at will. The Company has made available to the Purchaser accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the current and former employees of the Acquired Corporations.

        (o)  To the knowledge of the Company:

            (i)  no employee of the Acquired Corporations has given notice to terminate his employment with the Acquired Corporations;

          (ii)  no employee of the Acquired Corporations has received an offer to join a business that may be competitive with the Acquired Corporations's business; and

        (iii)  no employee of the Acquired Corporations is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that is reasonably likely to have an adverse effect on (A) the performance by such employee of any of his duties or responsibilities as an employee of the Acquired Corporations, or (B) the Acquired Corporations' business or operations.

        (p)  None of the Acquired Corporations is engaged, and in the last five years none of the Acquired Corporations has been engaged, in any unfair labor practice of any nature. In the last five years, there has not been any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting the Acquired Corporations or any of their employees. There is not now pending, and no Person has threatened to commence, any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute. No event has occurred, and no condition or circumstance exists, that is reasonably likely to directly or indirectly give rise to or provide a basis for the commencement of any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute.

        (q)  As of the Effective Time, each of the Benefit Plans shall have been terminated, and after the Effective Time no employee or former employee of any of the Acquired Corporations shall have any right under the Benefit Plans and all Liabilities of the Company under the Benefit Plans (including any Liabilities relating to services performed prior to the Closing) shall be fully extinguished at no cost, and with no Liability, to the Company. The decision of the Board of Directors of the Company not to establish on or after December 19, 2001 a new stock purchase period for the purchase of Company Common Stock pursuant to the terms of the Company Stock Purchase Plans did not violate, and was in strict compliance with, the terms of any of the Plans.

        2.16    Environmental Matters.    Each of the Acquired Corporations is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Acquired Corporations of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. None of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Acquired Corporations is not in compliance with any Environmental Law, and, to the knowledge of the Acquired Corporations, there are no circumstances that may prevent or interfere with the Acquired Corporations' compliance with any Environmental Law in the future. To the knowledge of the Acquired

Corporations, no current or prior owner of any property leased or controlled by the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Acquired Corporations is not in compliance with any Environmental Law. All Governmental Authorizations currently held by the Acquired Corporations pursuant to Environmental Laws are identified in Part 2.16 of the Company Disclosure Schedule. (For purposes of this Section 2.16: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any applicable Environmental Law or that is otherwise a danger to health, reproduction or the environment.) All applications required to have been filed for the renewal of the Governmental Authorizations have been duly filed on a timely basis with the appropriate Governmental Bodies, and each other notice or filing required to have been given or made with respect to such Governmental Authorizations has been duly given or made on a timely basis with the appropriate Governmental Body.

        2.17    Insurance.    Part 2.17 of the Company Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of the Acquired Corporations and identifies any material pending claims made thereunder, and the Acquired Corporations has delivered to Parent accurate and complete copies of the insurance policies identified on Part 2.17 of the Company Disclosure Schedule. Each of the insurance policies identified in Part 2.17 of the Company Disclosure Schedule is in full force and effect. Since January 1, 2001, none of the Acquired Corporations has received any written notice or other written communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any pending claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

        2.18    Related Party Transactions.    Except as set forth in Part 2.18 of the Company Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since January 1, 1999 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Acquired Corporations; (b) no Related Party is, or has at any time since January 1, 1999 been, indebted to the Acquired Corporations; (c) since January 1, 1999, no Related Party has entered into, or has had any direct or indirect financial interest in, any Material Contract, transaction or business dealing involving the Acquired Corporations; (d) no Related Party is competing, or has at any time since January 1, 1999 competed, directly or indirectly, with the Acquired Corporations; and (e) no Related Party has any claim or right against the Acquired Corporations (other than rights under Company Options and rights to receive compensation for services performed as an employee of the Company). (For purposes of this Section 2.18 each of the following shall be deemed to be a "Related Party": (i) each individual who is, or who has at any time since January 1, 1999 been, an officer or director of the Company; (ii) each member of the immediate family of each of the individuals referred to in clause "(i)" above; and (iii) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)" and "(ii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary, equity or other financial interest.)

        2.19    Legal Proceedings; Orders.

        (a)  There is no pending Legal Proceeding, and to the knowledge of the Acquired Corporations, no Person has threatened to commence any Legal Proceeding: (i) that involves the Acquired

Corporations or any of the assets owned, used or controlled by the Acquired Corporations or any Person whose liability the Acquired Corporations have or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement or any of the Related Agreements. Except as set forth in Part 2.19(a) of the Company Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

        (b)  No Legal Proceeding has ever been commenced by or has ever been pending against the Acquired Corporations that has not been fully adjudicated or settled prior to the date of this Agreement. The Acquired Corporation have delivered to Parent accurate and complete copies of all pleadings, correspondence and other written materials to which the Acquired Corporations have access and that relate to any Legal Proceeding identified in the Company Disclosure Schedule.

        (c)  There is no Order to which any of the Acquired Corporations, or any of the assets owned or used by them, is subject. To the knowledge of the Acquired Corporations, no shareholder, officer or other employee of the Acquired Corporations is subject to any Order that prohibits such shareholder, officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Acquired Corporations' business. To the knowledge of the Acquired Corporations, there is no proposed Order that, if issued or otherwise put into effect (i) could have an adverse effect on the Company's business, condition, assets, Liabilities, operations, financial performance, net income or prospects or on the ability of any of the Acquired Corporations or any of its shareholders to comply with or perform any covenant or obligation under any of the Related Agreements or (ii) could have the effect of preventing, delaying, making illegal or otherwise interfering with the Merger or any of the transactions contemplated under this Agreement.

        (d)  There is no subpoena to which any of the Acquired Corporations is subject other than a subpoena from the United States Department of Defense Office of Inspector General dated April 27, 2001 (the "Criminal Subpoena"). As to the Criminal Subpoena, the Acquired Companies have investigated all contracts, work orders, purchase agreements, invoices and bills referenced in or related to the Criminal Subpoena and have determined that all such invoices and bills are complete and accurate and that the Acquired Companies have complied with the terms of all such contracts, work orders and purchase agreements (and any Legal Requirement relating to such contracts, work orders and purchase agreements). The Acquired Companies have also examined the subject matters identified in the Criminal Subpoena and the documents produced pursuant to the Criminal Subpoena and have determined that neither the Acquired Companies' operations as they relate to the subject matters identified in the Criminal Subpoena nor the documents produced pursuant to the Criminal Subpoena could reasonably be expected to expose the Acquired Companies to the disallowance of any costs submitted by any Acquired Corporation, the recoupment of any payments previously made to any Acquired Corporation, a finding or claim of fraud, defective pricing, mischarging or improper payments on the part of any Acquired Corporation, or the assessment of any penalties (including non-monetary penalties) or damages of any kind against any Acquired Company.

        2.20    Authority; Binding Nature of Agreement.    The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement and any Related Agreement to which it is a party; and the execution, delivery and performance by the Company of this Agreement and any Related Agreement to which it is a party have been duly authorized by all necessary action on the part of the Company. This Agreement and each Related Agreement to which the Company is a party constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        2.21    Non-Contravention; Consents.    Neither (1) the execution, delivery or performance of this Agreement or any of the Related Agreements, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement or any of the Related Agreements, will directly or indirectly (with or without notice or lapse of time):

        (a)  contravene, conflict with or result in a violation of any of the provisions of the Company's Constituent Documents;

        (b)  contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement (other than the right to exercise dissenters rights under the NMBCA) or any of the Related Agreements or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned, used or controlled by the Company, is subject;

        (c)  contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or to any of the assets owned, used or controlled by the Acquired Corporations;

        (d)  contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract that is or would constitute a Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Company Contract, (ii) accelerate the maturity or performance of any such Company Contract, or (iii) cancel, terminate or modify any such Company Contract; or

        (e)  result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by the Acquired Corporations (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Acquired Corporations).

        Except as set forth in Part 2.21 of the Company Disclosure Schedule, and except for the filing of the Articles of Merger and such filings as are required under the HSR Act and the Securities Act and the solicitation of the consent of the Company's shareholders, no filing with, notice to or consent from any Person is required in connection with (x) the execution, delivery or performance of this Agreement or any of the Related Agreements, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement or any of the Related Agreements.

        2.22    Customers; Accounts Payable.

        (a)  Part 2.22(a) of the Company Disclosure Schedule identifies each Person that has committed (whether oral or written and whether pursuant to an agreement or purchase order or otherwise) to purchase existing products or services or products or services being developed by any of the Acquired Corporations with a dollar value of $500,000 or more (the "Purchase Commitments") and whether such commitment is oral or written. The Company has made available to Parent true and complete copies of all documents evidencing such Purchase Commitments. All such Purchase Commitments are in full force and effect, have not been withdrawn, amended, modified or terminated and are enforceable by the Acquired Corporations and, upon consummation of the Merger, will be enforceable by Parent, against the other party to such Purchase Commitments. No fact, condition or circumstance exists that would give any party the right to withdraw, amend, modify or terminate any Purchase Commitment and no Person has given any notice to the Acquired Corporations, and none of the Acquired Corporations has reason to believe, that any Person intends to withdraw, amend, modify or terminate any Purchase Commitment.

        (b)  Part 2.22(b) of the Company Disclosure Schedule: (i) provides an accurate and complete breakdown and aging of the Company's accounts payable as of April 30, 2001; (ii) provides an accurate and complete breakdown of all customer deposits and other deposits held by the Company as of the date of this Agreement; and (iii) provides an accurate and complete breakdown of the Company's long-term debt as of the date of this Agreement. Part 2.22(b) of the Company Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the amounts paid to, each supplier or other Person that received (i) more than $500,000 from the Company in 1999, (ii) more than $500,000 from the Company in 2000, or (iii) more than $500,000 from the Company in 2001.

        2.23    Product Development.

        (a)  Part 2.23 of the Company Disclosure Schedule sets forth for each product or service being developed by or on behalf of any of the Acquired Corporations (excluding products or services being developed under Government Contracts) a true and correct development status, including the dates on which the development of each such product or service will be completed. No fact, condition or circumstance exists that would materially impair or delay the development of any of the products or services of the Acquired Corporations. None of the Acquired Corporations has entered into any agreement which restricts its right to make, have made, use or sell to an unlimited number of third parties any products currently contemplated by, designed by or designed on behalf of any of the Acquired Corporations.

        (b)  Each product that has been sold by any of the Acquired Corporations to any Person: (i) conformed and complied in all material respects with the terms and requirements of any applicable warranty or other Contract and with all applicable Legal Requirements; and (ii) was free of any design defects, construction defects or other defects or deficiencies at the time of sale, except for any deficiencies that can be corrected without incurring expense in excess of warranty reserves. All repair services and other services that have been performed by any of the Acquired Corporations were performed properly and in full conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements. None of the Acquired Corporations will incur or otherwise become subject to any Liability arising directly or indirectly from any product manufactured or sold, or any repair services or other services performed by, the Acquired Corporations on or at any time prior to the Closing Date. No product manufactured or sold by any of the Acquired Corporations has been the subject of any recall or other similar action; and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such recall or other similar action relating to any such product. There are no unresolved claims or threatened claims by any customer or other Person against any of the Acquired Corporations (i) under or based upon any warranty provided by or on behalf of any of the Acquired Corporations, or (ii) under or based upon any other warranty relating to any product sold by any of the Acquired Corporations or any services performed by any of the Acquired Corporations. No event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for the assertion of any such claim. Each of the Acquired Corporations has in place an adequate and appropriate quality control system that is at least as reasonably comprehensive and effective as the quality control systems customarily maintained by comparable Entities.

        2.24    Full Disclosure.

        (a)  This Agreement (including the Company Disclosure Schedule) does not, (i) contain any representation or warranty by the Company or information regarding the Company that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information regarding the Company contained herein and therein, in the light of the circumstances under which such representations, warranties and information were or will be made or provided, not false or misleading.

        (b)  The information supplied by the Company for inclusion in the Company Proxy Statement or the S-4 Registration Statement (including any Company financial statements) or the Information Statement will not, as of the date of the Company Proxy Statement or the S-4 Registration Statement or the Information Statement or as of the date of the Company Shareholders' Meeting, and in each case, as of the date such information is prepared or presented, (i) contain any statement that is inaccurate or misleading with respect to any material facts, or (ii) omit to state any material fact necessary in order to make such information not false or misleading.

        2.25    Company Action.

        (a)  The Board of Directors of the Company (at a meeting duly called and held in accordance with the Company Constituent Documents) has (i) unanimously determined that the Merger is advisable and in the best interests of the Company and its shareholders, (ii) unanimously recommended the adoption and approval of the Merger, this Agreement and the Escrow Agreement by the shareholders of the Company and (iii) directed that this Agreement, the Escrow Agreement and any Stock Plan Amendments be submitted for a vote at the Company Shareholders' Meeting; it being expressly understood that the approval of the Merger shall be contingent upon the approval of the Stock Plan Amendments.

        (b)  The affirmative vote of a majority of the shares of Company Common Stock outstanding on the date of such vote is the only vote of the shareholders of the Company needed to approve and adopt this Agreement, any Stock Plan Amendments and approve the Merger and the transactions contemplated hereby (the "Required Company Shareholder Vote").

        2.26    Anti-Takeover Law.    The Board of Directors and the Company have taken all action necessary or required to render inapplicable to the Merger, this Agreement or any Related Agreement and the transactions contemplated herein or therein (i) any state takeover law that may purport to be applicable to the Merger and the transactions contemplated by this Agreement and the Related Agreements, (ii) any takeover provision in the Company Constituent Documents, and (iii) any takeover provision in any Contract to which any of the Acquired Corporations is a party or by which it or its properties may be bound.

        2.27    Finder's Fee.    No broker, finder, investment banker, valuation firm or any other Person is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated thereby based upon arrangements made by or on behalf of any of the Acquired Corporations.

        2.28    Certain Payments, etc.    Neither any of the Acquired Corporations, nor any manager, officer, employee, agent or other Person associated with or acting for or on behalf of any of the Acquired Corporations, has at any time, directly or indirectly:

        (a)  used any corporate funds (i) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity, (ii) to make any unlawful payment to any governmental official or employee, or (iii) to establish or maintain any unlawful or unrecorded fund or account of any nature;

        (b)  made any false or fictitious entry, or failed to make any entry that should have been made, in any of the books of account or other records of the Company;

        (c)  made any payoff, influence payment, bribe, rebate, kickback or unlawful payment to any Person;

        (d)  performed any favor or given any gift which was not deductible for federal income tax purposes;

        (e)  made any payment (whether or not lawful) to any Person, or provided (whether lawfully or unlawfully) any favor or anything of value (whether in the form of property or services, or in any other form) to any Person, for the purpose of obtaining or paying for (i) favorable treatment in securing business, or (ii) any other special concession; or

        (f)    agreed, committed, offered or attempted to take any of the actions described in clauses "(a)" through "(e)" above.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub represent and warrant to the Company as follows:

        3.1    Corporate Existence and Power.    Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware in the case of Parent, and under the laws of New Mexico in the case of Merger Sub, and has all corporate power required to conduct its business as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified would not have a material adverse effect on Parent's business, financial condition or results of operations.

        3.2    Authority; Binding Nature of Agreement.    Parent and Merger Sub have the corporate right, power and authority to perform their obligations under this Agreement and under each Related Agreement to which either of them is a party; and the execution, delivery and performance by Parent and Merger Sub of this Agreement and each Related Agreement to which either of them is a party (including the contemplated issuance of Parent Common Stock in the Merger in accordance with this Agreement) have been duly authorized by all necessary action, including all necessary action on the part of Parent and Merger Sub and their respective boards of directors. No vote of Parent's stockholders is needed to adopt this Agreement or approve the Merger. This Agreement and each Related Agreement to which either of them is a party has been duly and validly executed and delivered by Parent and Merger Sub and constitutes the legal, valid and binding obligation of Parent or Merger Sub, as applicable, enforceable against Parent or Merger Sub, as applicable, in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        3.3    SEC Filings; Financial Statements.

        (a)  Parent has made available to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Parent with the SEC between January 1, 2001 and the date of this Agreement (the "Parent SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained as of the date they were filed any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such statements were corrected in any subsequently filed Parent SEC Documents

        (b)  The consolidated financial statements contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such consolidated financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain a full set of footnotes and are subject to year-end audit adjustments, and except that the financial statements may have been amended due to subsequent events as reflected in subsequently filed Parent SEC Documents; and (iii) fairly present in all material respects the consolidated financial position of Parent and its Subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent for the periods covered thereby.

        (c)  Except for Liabilities incurred in the ordinary course of business consistent with past practice and except for performance obligation under Contracts, neither Parent nor any of its Subsidiaries, taken as a whole, has incurred any material Liability which is not required by GAAP to be reflected in a balance sheet and the notes thereto prepared in accordance with GAAP.

        3.4    No Conflict; Consents.    The execution and delivery by Parent and Merger Sub of this Agreement and of each Related Agreement to which either of them is a party and the consummation of the transactions contemplated hereby and thereby by Parent and Merger Sub (i) are not prohibited by, and will not violate or conflict with, any provision of the certificate of incorporation or bylaws of Parent or Merger Sub, (ii) are not prohibited by, and will not violate any Legal Requirement applicable to Parent, except for any anti-trust laws or comparable Legal Requirements related to concentration of business activities, competition or similar matters, and (iii) except to the extent of any required consent to be obtained prior to Closing, will not result in breach to any contract of Parent filed as an exhibit to the Parent SEC Documents. Except for the Bank Consent, the filing of the Agreement of Merger and such filings as are required under each of the HSR Act and the Securities Act, no filing with, notice to or consent from any Person is required in connection with (x) the execution, delivery or performance of this Agreement or any of the Related Agreements, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement or any of the Related Agreements.

        3.5    Valid Issuance.    The shares of Parent Common Stock to be issued pursuant to Section 1.5(a) and 1.14 will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

        3.6    Full Disclosure.    The information supplied by the Parent for inclusion in the Company Proxy Statement or the S-4 Registration Statement (including any Parent financial statements) or the Information Statement will not, as of the date of the Company Proxy Statement or the S-4 Registration Statement or the Information Statement or as of the date of the Company Shareholders' Meeting, and in each case, as of the date such information is prepared or presented, (i) contain any statement that is inaccurate or misleading with respect to any material facts, or (ii) omit to state any material fact necessary in order to make such information not false or misleading in light of the circumstances under which such information is provided.

        3.7    Operations of Merger Sub.    Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

        3.8    Tax Matters.    Parent has no present plan or intention to liquidate the Company. It is the present intention of Parent to continue at least one significant historic business line of the Company, or to use at least a significant portion of the Company's historic business assets in a business, in each case within the meaning of Treasury Regulation Section 1.368-1(d).

SECTION 4. CERTAIN COVENANTS OF THE COMPANY

        4.1    Access and Investigation.    During the period from the date of this Agreement through the earlier of the Closing Date or the Final Termination Date (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (i) provide Parent and Parent's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and (ii) provide Parent and Parent's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent may reasonably request.

        4.2    Operation of the Company's Business

        (a)  During the Pre-Closing Period, the Company shall: (i) ensure that the Company conducts its business and operations (A) in the Ordinary Course of Business, and (B) in compliance with all applicable Legal Requirements and the requirements of all Material Contracts; (ii) use best efforts to ensure that the Company preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the Company; (iii) provide all notices, assurances and support required by any Material Contract relating to any Proprietary Asset in order to ensure that no condition under such Contract occurs which could result in, or could increase the likelihood of any transfer or disclosure by the Company of any Proprietary Asset; (iv) keep in full force and effect (with the same scope and limits of coverage) all insurance policies in effect as of the date of this Agreement covering all material assets of the Company; and (v) to the extent requested by Parent, cause its officers to report regularly to Parent concerning the status of the Company's business.

        (b)  Except as disclosed on Part 4.2 of the Company Disclosure Schedule, during the Pre-Closing Period, the Company shall not (without the prior written consent of Parent which consent, or refusal to consent, will not be unreasonably delayed):

            (i)  declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities, except repurchases of unvested shares at cost in connection with the termination of the employment or consulting relationship with any employee or consultant pursuant to stock option or purchase agreements;

          (ii)  sell, issue, grant or authorize the issuance or grant of (i) any capital stock or other security, (ii) any Company Rights, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company may issue Company Common Stock upon the valid exercise of Company Options outstanding as of the date of this Agreement and set forth in the Company Disclosure Schedule);

        (iii)  amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company's stock option plans, any provision of any Contract related to any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option or any related Contract;

          (iv)  amend or permit the adoption of any amendment to the Company Constituent Documents, or effect, become a party to or authorize any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (v)  recognize any labor union or enter into any collective bargaining agreement;

          (vi)  adopt a plan of complete or partial liquidation or dissolution or resolutions providing for or authorizing such a liquidation or a dissolution;

        (vii)  form any Subsidiary or acquire any equity interest or other interest in any other Entity;

      (viii)  make any capital expenditure outside the Ordinary Course of Business or make any single capital expenditure in excess of $50,000; provided however, that the maximum amount of all capital expenditures made on behalf of the Company during the Pre-Closing Period shall not exceed $100,000 in the aggregate;

          (ix)  except in the Ordinary Course of Business and consistent with past practice, enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract, or amend or terminate, or waive or exercise any material right or remedy under, any Material Contract;

          (x)  acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for assets acquired, leased, licensed or disposed of by the Company in the Ordinary Course of Business and not having a value, or not requiring payments to be made or received, in excess of $25,000 individually, or $75,000 in the aggregate), or waive or relinquish any material right;

          (xi)  lend money to any Person, or incur or guarantee any indebtedness (except that the Company may make routine borrowings in the Ordinary Course of Business and in accordance with past practices under the Company's credit facilities outstanding as of the date hereof and set forth on the Company Disclosure Schedule (without any amendment or modification thereto) which in the aggregate does not exceed $25,000);

        (xii)  establish, adopt or amend any Company employee plan or collective bargaining agreement, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors or officers;

      (xiii)  dismiss any employee or hire any new employee having an annual salary in excess of $150,000;

        (xiv)  change any of its methods of accounting or accounting practices in any respect except as required by generally accepted accounting principles;

        (xv)  make any material Tax election;

        (xvi)  commence or settle any Legal Proceeding;

      (xvii)  enter into any material transaction or take any other material action outside the Ordinary Course of Business and inconsistent with past practices;

      (xviii)  transfer any assets or Liabilities between the Company and any of the other Acquired Corporations;

        (xix)  intentionally take or intentionally omit to take any action that is or would reasonably be expected to, (A) result in any of its representations and warranties set forth in this Agreement or any certificate delivered in connection with the Closing being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) result in any of the conditions to the consummation of the Merger set forth in Section 6 and Section 7 hereof not being satisfied, (C) breach any provisions of this Agreement or (D) cause Parent to be entitled to a right of indemnification pursuant to Section 9 of this Agreement; or

        (xx)  authorize, agree, commit or enter into any Contract to take any of the actions described in clauses "(i)" through "(xix)" of this Section 4.2(b).

        4.3    Notification.

        (a)  During the Pre-Closing Period, each party shall promptly notify the other in writing of:

            (i)  the discovery by the notifying party of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by such party in this Agreement;

          (ii)  any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the notifying party Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

        (iii)  any breach of any covenant or obligation of the notifying party; and

        (b)  any event, condition, fact or circumstance that would make the timely satisfaction of any condition set forth in Section 6 or Section 7 impossible or unlikely.

        4.4    No Negotiation.

        (a)  The Company acknowledges and agrees that during the pre-Closing Period the Company will not, and will not permit any of its Representatives and Associates to, directly or indirectly:

            (i)  solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;

          (ii)  participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information or afford access to the properties, books or records of the Company to any Person (other than Parent or its Affiliates relating to or in connection with a possible Acquisition Transaction; or

        (iii)  consider, entertain or accept any proposal or offer from any Person (other than Parent or its Affiliates) relating to a possible Acquisition Transaction.

        (b)  The Company shall, and shall cause each of its Representatives to, immediately discontinue any ongoing discussions or negotiations (other than any ongoing discussions with Parent) relating to a possible Acquisition Transaction, and shall promptly provide Parent with an oral and a written description of any expression of interest, inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company or by any of the Company's Representatives from any person or entity (other than Parent) during the Pre-Closing Period. The parties acknowledge that any breach of the foregoing provisions by any Representative of the Company, including without limitation, any shareholders acting as Representatives of the Company, shall be deemed a breach by the Company.

        4.5    Company Shareholders' Meeting.

        (a)  The Company shall take all action necessary under the Company Constituent Documents and all applicable Legal Requirements to call, give notice of, convene and duly hold a meeting of the holders of Company Common Stock (the "Company Shareholders' Meeting") to consider, act upon and vote upon the adoption and approval of this Agreement, the Escrow Agreement, the Stock Plan Amendments and approval of the Merger. The Company Shareholders' Meeting will be held as promptly as practicable and within twenty-five (25) business days after the S-4 Registration Statement (as defined below) is declared effective under the Securities Act (which period shall be extended on a day-to-day basis if and for so long as any stop order or other similar action is in place, pending or threatened by the SEC).

        (b)  The Company will prepare and distribute to the Company shareholders and the beneficial owners of the Plan in connection with the Company Shareholders' Meeting a proxy statement (the "Company Proxy Statement") in compliance with all applicable Legal Requirements and the Company Constituent Documents. The Company shall use commercially reasonable efforts to solicit from shareholders of the Company and the beneficial owners of the Plan proxies in favor of the approval of Merger, this Agreement, the Escrow Agreement and the Stock Plan Amendments and to take all other actions reasonably necessary to secure such vote as promptly as practicable prior to the Termination Date.

        (c)  The Board of Directors of the Company shall unanimously recommend that the Company's shareholders and the beneficial owners of the Plan vote in favor of and approve this Agreement, the Escrow Agreement, the Stock Plan Amendments and approve the Merger at the Company Shareholders' Meeting (the "Recommendation"). The Company Proxy Statement shall include the Recommendation. Neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Parent, the Recommendation. For purposes of this Agreement, the Recommendation shall be deemed to have been modified in a manner adverse to Parent if such Recommendation shall no longer be unanimous.

SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES

        5.1    Additional Agreements.    Subject to Section 5.2(b), Parent and the Company shall use all reasonable efforts (i) to cause the conditions set forth in Section 6, in the case of the Company, and in Section 7, in the case of Parent, to be satisfied as soon as practicable prior to the Termination Date, and (ii) to take, or cause to be taken, all actions reasonably necessary to consummate the Merger and make effective the other transactions contemplated by this Agreement and each Related Agreement as soon as practicable prior to the Termination Date. Without limiting the generality of the foregoing, but subject to Section 5.2(b), each party to this Agreement shall use all reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. Each party shall promptly deliver to the other a copy of each filing made, each notice given and each Consent obtained by such party in connection with the Merger during the Pre-Closing Period.

        5.2    Regulatory Approvals.

        (a)  The Company and Parent shall use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement and each Related Agreement, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications, if any, required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), in connection with the Merger. The Company and Parent shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general or other Governmental Body in connection with antitrust or related matters. Each of the Company and Parent shall (i) give the other party prompt notice of the commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (ii) keep the other party informed as to the status of any Legal Proceeding, and (iii) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the Merger. The Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act of any other federal or state antitrust or fair trade law. In addition, except as may be prohibited by the HSR Act or any Governmental Body or by any Legal Requirement, in connection with any Legal Proceeding under or relating to any other federal or state antitrust or fair trade law or any other similar Legal Proceeding, each of the Company and Parent agrees to permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

        (b)  Notwithstanding anything to the contrary contained in this Agreement, neither Parent nor any of its Subsidiaries shall have any obligation under this Agreement to do any of the following (or cause the other to do any of the following): (i) to dispose or cause any of its Subsidiaries to dispose of any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available, to any Person, any technology, software or other Proprietary Asset; (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing Date); or (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations ((i) through (v), collectively, "Burdensome Conditions").

        5.3    Registration Statement.

        (a)  As soon as practicable after the date on which Parent files with the SEC its annual report on form 10-K for the fiscal year ended December 31, 2001, Parent shall prepare and cause to be filed with the SEC, using its reasonable and timely efforts, a registration statement on Form S-4 is filed with the SEC with respect to the Parent Common Stock to be issued in connection with the Merger (together with any amendment or supplement thereto, the "S-4 Registration Statement"). The S-4 Registration Statement shall contain the Company Proxy Statement as part of the prospectus, and any other documents required by the Securities Act or the Exchange Act in connection with the Merger. The parties acknowledge and agree that the foregoing arrangements may be altered by Parent as reasonably necessary to respond to any comments or requests received from the SEC. Parent and the Company shall use all reasonable efforts to cause the S-4 Registration Statement (including the Company Proxy Statement and any amendments thereto) to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff, to file any required amendments to the S-4 Registration Statement and to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC taking into account, among other things, the availability of audited financial statements of Parent for the year ended December 31, 2001 to the extent required for the S-4 Registration Statement to be declared effective or the Company Proxy Statement to be mailed to the shareholders of the Company. The Company will use all reasonable efforts to cause the Company Proxy Statement to be mailed to the Company shareholders, as promptly as practicable after the S-4 Registration Statement is declared effective under the Securities Act. The Company shall promptly furnish to Parent all information concerning the Company and the Company's shareholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.3(a) (including, without limitation, Company financial statements complying with the requirements of Form S-4, the Securities Act and the Exchange Act). In addition, the Company shall promptly furnish to Parent all information concerning the Company and the Company shareholders that may be required or reasonably requested in connection with any pre- or post-effective amendment to the S-4 Registration Statement and shall use its diligent efforts to cause its independent auditors to promptly provide all consents for the inclusion of the audited financial statements of the Company and the report thereon of the Company Auditors in the S-4 Registration Statement. If the Company becomes aware of any information that should be set forth in an amendment or supplement to the S-4 Registration Statement or the Company Proxy Statement, then the Company shall promptly inform Parent thereof and shall cooperate with Parent in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the shareholders of the Company.

        (b)  Prior to the Effective Time, Parent shall make all required filings with state regulatory authorities and the NYSE, and shall ensure that the Parent Common Stock to be issued in the Merger will be qualified under the securities or "blue sky" law of every jurisdiction of the United States in which any registered shareholder of the Company has an address of record on the record date for determining the shareholders entitled to notice of and to vote on the Merger (other than qualifying to do business in a State in which it is not now qualified).

        (c)  At or prior to the filing of the Form S-4 Registration Statement, Parent, Merger Sub and the Company shall execute and deliver to Sutin, Thayer & Browne (counsel to the Company) and Cooley Godward LLP ("Cooley Godward") (counsel to Parent) certificates in customary form. At the Effective Time, Parent, Merger Sub and the Company shall each confirm to Sutin, Thayer & Browne and Cooley Godward the accuracy and completeness as of the Effective Time of the certificates delivered pursuant to the immediately preceding sentence. Following delivery of such certificates, each of Parent and the Company shall use its reasonable efforts to cause Sutin, Thayer & Browne and Cooley Godward, respectively, to deliver to it a tax opinion satisfying the requirements of Item 601 of Regulation S-K promulgated under the Securities Act. In rendering such opinions, each of such counsel shall be entitled to rely on the certificates referred to in this Section 5.3(c).

        (d)  The Company shall ensure that from and after the Effective Time the Company's independent auditor shall continue to provide to Parent promptly upon request all consents for the inclusion of the audited financial statements of the Company and the reports thereon of the Company's independent auditor in future filings by Parent with the SEC to the extent such consent is required by the Securities Act or the Exchange Act, as applicable.

        (e)  After the execution of this Agreement and before or after the filing of the S-4 Registration Statement, at the mutual election of Parent and the Company, the Company and Parent shall prepare and cause to be filed with the California Commissioner of Corporations (the "California Commissioner") a permit application under Section 25121 of the California Corporations Code, and a related information statement or other disclosure document (the "Information Statement"), and shall request a hearing on the fairness of the terms and conditions of the Merger pursuant to Section 25142 of the California Corporations Code (the "Fairness Hearing"). The parties to this Agreement shall use all commercially reasonable efforts to cause the California Commissioner to approve the fairness of the terms and conditions of the Merger at such a hearing; provided, however, that Parent shall not be required to modify any of the terms of the Merger in order to cause the California Commissioner to approve the fairness of such terms and conditions. The Company shall provide and include in the Information Statement such information relating to the Company as may be required pursuant to the rules of the California Commissioner, including a copy of the fairness opinion and valuation reports received by the Company or the Trustee in connection with the Merger. The Information Statement shall include the Recommendation.

        5.4    Public Announcements.    During the Pre-Closing Period, (a) the Company shall not (and the Company shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without Parent's prior written consent, and (b) Parent will use reasonable efforts to consult with the Company prior to issuing any press release or making any public statement regarding the Merger; provided that nothing herein shall be deemed to prohibit Parent from making any public disclosure Parent deems necessary or appropriate under applicable Legal Requirements.

        5.5    Affiliate Agreements.    The Company shall use its best efforts to cause each Person listed on Exhibit C-2 and each other Person who becomes an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company (and any other Person that could reasonably be deemed to be an "affiliate" of the Company for purposes of the Securities Act), to execute and deliver to Parent, as promptly as practicable after the execution of this Agreement, an Affiliate Agreement in the form of Exhibit C-1.

        5.6    Tax Matters.    This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. During the Pre-Closing Period, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

        5.7    FIRPTA Matters.    At the Closing, (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by counsel to Parent) conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasury Regulations, and (b) the Company shall deliver to the Internal Revenue Service the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

        5.8    Termination of Employee Plans.    The Company shall use its commercially reasonable efforts to terminate the Benefit Plans and shall provide Parent with an opportunity to review and comment on any documentation or correspondence related to such termination.

        5.9    Termination or Exercise of Stock Purchase Rights and Company Stock Options.    The Company shall exercise its best efforts to ensure the condition set forth in Section 6.17 has been satisfied prior to the Termination Date without Liability or obligation to the Company, the Surviving Corporation, Parent or any of its Affiliates. The Company shall provide Parent with a reasonable and timely opportunity to review and comment on any documentation or correspondence related to the termination or exercise of Company Stock Options or other rights to acquire Company Common Stock, including all disclosure documents. All disclosure documents to holders of Company Options shall be prepared and distributed in compliance with the Company Constituent Documents, all applicable Company Contracts and Plans and all applicable Legal Requirements, including federal and state anti-fraud securities laws. Parent's review and approval of any such documentation shall not alter its indemnity rights under Section 9 or any of the representations and warranties of the Company set forth in this Agreement.

        5.10    Calculation of Merger Consideration.    Prior to the Effective Time, the Company shall provide to Parent (i) an update to Section 2.3 reflecting the capitalization of the Company as of immediately prior to the Effective Time, (ii) a detailed list setting forth the name of each holder of Company Common Stock as well as the number of shares of Company Common Stock held by such holder as of immediately prior to the Effective Time, (iii) the amount of Merger Consideration to which each such holder of Company Common Stock is entitled to pursuant to Article 2 of this Agreement, and (iv) a detailed list setting forth the name of each holder of Company Options held by such holder as of immediately prior to the Effective Time as well as the number of shares of Company Common Stock subject to such Company Options and the respective exercise price of each such Company Option.

SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

        The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement and the Related Agreements are subject to the satisfaction or written waiver, at or prior to the Closing, of each of the following conditions:

        6.1    Accuracy of Representations.    Each of the representations and warranties made by the Company in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on the Closing Date, except that, in each case, any inaccuracies in such representations and warranties, other than any inaccuracy in the representations and warranties set forth in Section 2.3, will be disregarded for purposes of this Section 6.1 if, after aggregating all inaccuracies of such representations and warranties as of the date of this Agreement and as of the Closing Date (without duplication), such inaccuracies and the circumstances giving rise to all such inaccuracies do not constitute a Company Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other materiality and knowledge qualifications, contained in such representations and warranties shall be disregarded.

        6.2    Performance of Covenants.    All of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

        6.3    Shareholder Approval.    This Agreement, the Escrow Agreement, the Merger and the Stock Plan Amendments, shall have been duly adopted by the Required Company Shareholder Vote.

        6.4    Consents.    All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.21 of the Company Disclosure Schedule) from any Person or Governmental Body shall have been obtained and shall be in full force and effect; provided, however, that no such Consent shall be deemed obtained if it would reasonably be expected to impose a Burdensome Condition on Parent, or any of its Subsidiaries, including the Surviving Corporation.

        6.5    Agreements and Documents.    Parent shall have received the following agreements and documents, each of which shall be in full force and effect:

        (a)  Affiliate Agreements in the form of Exhibit C-1, executed by the Persons identified on Exhibit C-2 and by any other Person who Parent reasonably deems to be an "affiliate" of the Company for purposes of the Securities Act;

        (b)  a legal opinion of Cooley Godward LLP, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, such counsel may rely upon the tax representation letters referred to in Section 5.3);.

        (c)  written resignations of all directors of the Company, effective as of the Effective Time, and a General Release in the form of Exhibit E-1 shall have been executed and delivered to Parent by each director and officer of the Company;

        (d)  an Escrow Agreement in the form of Exhibit B, executed by the Company Shareholders' Representative and the Escrow Agent;

        (e)  a certificate, dated as of the Closing Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company representing and warranting after reasonable investigation that the conditions set forth in Section 6.1 and Section 6.2 have been duly satisfied (the "Company Compliance Certificate");

        (f)    a legal opinion of Sutin Thayer & Browne (acquisition counsel to the Company) and William Darling, corporate and securities counsel to the Company, in the form of Exhibit G;

        (g)  a consolidated balance sheet of the Company dated as of the Closing Date (the "Closing Balance Sheet"), which presents fairly, in all material respects, the financial condition of the Company on the Closing Date in conformity with GAAP, and reflects no indebtedness, including guarantees, other than trade payables incurred in the Ordinary Course of Business (provided that during the Pre-Closing Period the Company continues to pay its trade and other payables in accordance with its payment practices prior to the date of this Agreement) and other than short-term indebtedness for borrowed money drawn from the Company's existing revolving line of credit for the sole purpose of funding working capital requirements in proportion to accounts receivable growth in excess of historical growth rate for the Company's accounts receivable;

        (h)  a certificate executed by the Chief Financial Officer of the Company certifying the Fully Diluted Company Share Amount and the Company Common Share Amount; and

        (i)    a certificate, dated as of the Closing Date, signed by the Secretary of the Company (i) attaching copies of the Articles of Incorporation and Bylaws, and any amendments thereto, of each of the Acquired Corporations, (ii) attaching a good standing certificate of each of the Acquired Corporations, duly certified by the applicable Governmental Authority of the state of organization of the applicable Acquired Corporation, (iii) certifying that attached thereto are true and correct copies of action by written consent or resolutions duly adopted by the Board of Directors and shareholders of the Company which authorize and approve the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated thereby, (iv) certifying that there are no proceedings for the dissolution or liquidation of any of the Acquired Corporations and (v) certifying the incumbency, signature and authority of the officers of the Company authorized to execute, deliver and perform this Agreement and all other documents, instruments or agreements related thereto executed or to be executed by the Company.

        6.6    Listing.    The shares of Parent Common Stock to be issued in the Merger shall have been approved for quotation (subject to notice of issuance) on the NYSE.

        6.7    No Restraints.    No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Merger shall have been issued by any Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal or unduly burdensome to Parent.

        6.8    No Governmental Litigation.    There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved, and neither Parent nor the Company shall have received any communication from any Governmental Body in which such Governmental Body indicates the possibility of commencing any Legal Proceeding or taking any other action: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or the Related Agreements; (b) relating to the Merger and seeking to obtain from Parent or any of its Subsidiaries, or the Company or any of its Subsidiaries, any Damages or other relief that may be material to Parent; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Company or any of its Subsidiaries; or (d) which would materially and adversely affect the right of Parent or the Company or any Subsidiary of Parent to own the assets or operate the business of the Company or any of its Subsidiaries.

        6.9    No Other Litigation.    There shall not be pending any Legal Proceeding in which, in the reasonable judgment of Parent, there is a reasonable possibility of an outcome that could have a material adverse effect on the Company or a material adverse effect on Parent: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Parent or any of its Subsidiaries, or any of the Company or any of its Subsidiaries, any Damages or other relief that may be material to Parent; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Company or any of its Subsidiaries; or (d) which would affect adversely the right of the Company, Parent or any Subsidiary of Parent to own the assets or operate the business of the Company or any of its Subsidiaries.

        6.10    Effectiveness of Registration Statement/Fairness Hearing.    Either (i) the S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued and be pending with respect to the S-4 Registration Statement or (ii) the California Department of Corporations shall have determined that the Merger is fair to the shareholders of the Company, following a hearing on the fairness of the Merger, and the shares of Parent Common Stock to be issued in the Merger shall be exempt from registration under Section 3(a)(10) of the Securities Act and shall be freely tradable.

        6.11    Amendment to Credit Agreement.    Parent shall have received the necessary consent to the Merger pursuant to that certain Senior Secured Credit Agreement, dated February 23, 2000, as amended, between Parent and the creditors thereunder (such consent, the "Bank Consent").

        6.12    FIRPTA Compliance.    Parent shall have received the statement referred to in Section 5.7(a) and the Company shall have filed with the Internal Revenue Service the notification referred to in Section 5.7(b).

        6.13    Absence of Changes.    There has not been any material adverse change in the Acquired Corporations' business, prospects, condition, assets, Liabilities, operations or financial performance.

        6.14    HSR Act.    The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

        6.15    Dissenter's Rights.    At Closing, holders of no more than 5% of the Company Common Stock shall have available to them dissenter's rights pursuant to Sections 53-15-3 and 53-15-4 of the NMBCA.

        6.16    Benefit Plans Termination.    The Company shall have terminated each of the Benefit Plans on terms reasonably satisfactory to Parent, shall have provided evidence reasonably satisfactory to Parent to ensure that no employee or former employee of any of the Acquired Corporations has any right under such plans and that all Liabilities of the Company under the Benefits Plans (including any Liabilities relating to services performed prior to the Closing) are fully extinguished at no cost, and with no Liability, to the Company except for funding of retirement plans for fiscal 2002 and for termination or rollover payments incident to termination of the Benefit Plans.

        6.17    Stock Purchase Rights and Stock Options.    All Company Stock Options, all rights to acquire Company Stock Options or other options on the capital stock of the Company and all other stock purchase rights to acquire or purchase shares of Company Common Stock shall have been exercised or terminated without Liability or obligation to the Company, the Surviving Corporation, Parent or any of its Affiliates, and Parent shall have received evidence reasonably satisfactory to it confirming such exercise or termination.

        6.18    Pending Legal Proceedings.    There has not been any material adverse development in the Legal Proceedings disclosed by the Company in the Company Disclosure Schedule which has resulted or, in the good faith judgment of Parent, could reasonably be expected to result, individually or in the aggregate, in Liabilities, restrictions, penalties (including non-monetary penalties), sanctions or collateral consequences to any of Parent, the Company, the Surviving Corporation or their respective Affiliates to the extent such Liabilities, restrictions, penalties (including non-monetary penalties), sanctions or collateral consequences could reasonably be expected to (i) materially diminish the expected economic benefit of the Merger to Parent, or (ii) become the cause of debarrment or affect adversely the right of Parent, the Company, the Surviving Corporation or their respective Affiliates to own their respective assets, operate their respective businesses as currently operated or participate in future programs related to Government Contracts.

        6.19    SpyFinder LLC.    SpyFinder LLC shall have been dissolved in accordance with applicable Legal Requirements without Liability to the Company, the Surviving Corporation, Parent or any of their respective Affiliates and Parent shall have received evidence reasonably satisfactory to it confirming such dissolution.

        6.20    Commercial Guarantee.    The Commercial Guarantee between the Company, as guarantor, Whitney National Bank, as lender (the "Lender") and Louisiana Center for Manufacturing Sciences, as borrower (the "Borrower"), shall have been terminated without Liability to the Surviving Corporation, Parent or any of their Affiliates, or, if not so terminated, shall be amended to provide that the Company, as guarantor, shall not be obligated to guarantee more than $100,000 of Liabilities of the Borrower; and that the maturity of the Borrower's existing credit with the Lender may not be extended without the consent of the Company, as guarantor.

SECTION 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

        The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement and the Related Agreements are subject to the satisfaction or written waiver, at or prior to the Closing, of the following conditions:

        7.1    Accuracy of Representations.    Each of the representations and warranties made by Parent and Merger Sub in this Agreement and in each of the other agreements and instruments delivered to the Company in connection with the transactions contemplated by this Agreement shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on the Closing Date, except that, in each case, any inaccuracies in such representations and warranties will be disregarded for purposes of this Section 7.1 if, after aggregating all inaccuracies of such representations and warranties as of the date of this Agreement and as of the Closing Date (without duplication), such inaccuracies and the circumstances giving rise to all such inaccuracies do not constitute a material adverse effect on Parent (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded.

        7.2    Performance of Covenants.    All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

        7.3    Documents.    The Company shall have received the following documents:

        (a)  a legal opinion of Sutin, Thayer & Browne dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, Sutin, Thayer & Browne may rely upon the tax representation letters referred to in Section 5.3);

        (b)  an Escrow Agreement in the form of Exhibit B, executed by Parent and the Escrow Agent;

        (c)  a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent representing and warranting that the conditions set forth in Section 7.1 and Section 7.2 have been duly satisfied; and

        (d)  a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Company certifying the Fully Diluted Company Share Amount.

        7.4    Shareholder Approval.    This Agreement, the Escrow Agreement, the Merger and the Stock Plan Amendments, shall have been duly adopted by the Required Company Shareholder Vote.

        7.5    Listing.    The shares of Parent Common Stock to be issued in the Merger shall have been approved for quotation (subject to notice of issuance) on the NYSE.

        7.6    No Restraints.    No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

        7.7    No Governmental Litigation.    There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved, and neither Parent nor the Company shall have received any communication from any Governmental Body in which such Governmental Body indicates the possibility of commencing any Legal Proceeding or taking any other action challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or the Related Agreements.

        7.8    HSR Act.    The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

        7.9    Effectiveness of Registration Statement/Fairness Hearing.    Either (i) the S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued and be pending with respect to the S-4 Registration Statement or (ii) the California Department of Corporations shall have determined that the Merger is fair to the shareholders of the Company, following a hearing on the fairness of the Merger, and the shares of Parent Common Stock to be issued in the Merger shall be exempt from registration under Section 3(a)(10) of the Securities Act and shall be freely tradable.

SECTION 8. TERMINATION

        8.1    Termination Events.    This Agreement may be terminated prior to the Closing, whether before or after adoption of this Agreement by the Company's shareholders:

        (a)  by mutual written consent of Parent and the Company;

        (b)  by either Parent or the Company, if any Order by any Governmental Body of competent jurisdiction preventing or prohibiting consummation of the Merger shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 8.1(b) must have used all reasonable efforts to remove any such Order without agreeing to the imposition of any Burdensome Condition prior to the Termination Date;

        (c)  by either Parent or the Company if (i) the Company Shareholders Meeting (including any adjournment or postponement thereof) shall have been duly held and completed and the Company shareholders shall have taken a final vote on a proposal to approve and adopt the Merger, this Agreement and the Escrow Agreement and (ii) the Merger, this Agreement and the Escrow Agreement shall not have been adopted and approved by the Required Company Shareholder Vote; provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this

Section 8.1(c) if the failure of the Company shareholders to adopt and approve the Merger, this Agreement and the Escrow Agreement is attributable to a failure on the part of the Company to perform its obligations under this Agreement;

        (d)  by Parent if any of the Company's representations and warranties contained in this Agreement shall have been materially inaccurate as of the date of this Agreement or shall have become materially inaccurate as of any subsequent date (as if made on such subsequent date), or if any of the Company's covenants contained in this Agreement shall have been breached in any material respect; provided, however, that Parent may not terminate this Agreement under this Section 8.1(d) on account of an inaccuracy in the Company's representations and warranties or on account of a breach of a covenant by the Company if such inaccuracy or breach is curable by the Company unless the Company fails to cure such inaccuracy or breach within 15 days after receiving written notice from Parent of such inaccuracy or breach;

        (e)  by the Company if any of Parent's representations and warranties contained in this Agreement shall have been materially inaccurate as of the date of this Agreement or shall have become materially inaccurate as of any subsequent date (as if made on such subsequent date), or if any of Parent's covenants contained in this Agreement shall have been breached in any material respect; provided, however, that the Company may not terminate this Agreement under this Section 8.1(e) on account of an inaccuracy in Parent's representations and warranties or on account of a breach of a covenant by Parent if such inaccuracy or breach is curable unless Parent fails to cure such inaccuracy or breach within 15 days after receiving written notice from the Company of such inaccuracy or breach;

        (f)    by Parent or the Company if the Closing has not taken place on or before August 1, 2002 (the "Termination Date") (other than as a result of any failure on the part of the terminating party to comply with or perform any of its covenant or obligation set forth in this Agreement); provided that if Parent has a right to terminate this Agreement pursuant to 8.1(d) and has elected not to terminate this Agreement and the Closing has not taken place on or before the Termination Date, then the Company shall have the right to terminate this Agreement if the Closing has not taken place on or before October 1, 2002 (the "Final Termination Date") even if the failure to close is the result of a failure on the part of the Company to comply with or perform any of its covenants or obligations so long as the Company has used commercially reasonable efforts to cure any breach of its obligations and to satisfy the conditions to Closing and has negotiated in good faith for at least five (5) business days an amendment to this Agreement to address any breach that is not curable or any condition to Closing that cannot be satisfied by the Final Termination Date;

        (g)  by Parent if a Company Triggering Event shall have occurred;

        (h)  by the Company, at any time during the Price Election Period if the Average Parent Closing Price is less than $15.00; subject, however, to the following three sentences. If the Company elects to exercise its termination right pursuant to the immediately preceding sentence, it shall promptly give written notice to Parent; provided that such notice of election to terminate this Agreement may be withdrawn by the Company at any time during the Price Election Period pursuant to written notice provided by the Company to Parent. During the two-day period following the date on which Parent receives such notice, Parent shall have the option to make the Parent Fixed Value Election; provided, however, that Parent may not make the Parent Fixed Value Election if the Average Parent Closing Price is less than $10.00. If Parent makes the Parent Fixed Value Election within such two-day period, it shall give prompt written notice to the Company of such election, whereupon no termination shall have occurred pursuant to this Section 8.1(h), and this Agreement shall remain in effect in accordance with its terms, and any reference in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as computed pursuant to paragraph (v)(A) of the definition of the term "Exchange Ratio" in Section 1.5(a) of this Agreement; or

        (i)    by Parent, at any time during the Price Election Period if the Average Parent Trading Price is greater than $27.00; subject, however, to the following three sentences. If Parent elects to exercise its termination right pursuant to the immediately preceding sentence, it shall promptly give written notice to the Company; provided that such notice of election to terminate this Agreement may be withdrawn by Parent at any time during the Price Election Period pursuant to written notice provided by Parent to the Company. During the two-day period following the date on which the Company receives such notice, the Company shall have the option to make the Company Fixed Value Election. If the Company makes the Company Fixed Value Election within such two-day period, it shall give prompt written notice to Parent of such election, whereupon no termination shall have occurred pursuant to this Section 8.1(i), and this Agreement shall remain in effect in accordance with its terms, and any reference in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as computed pursuant to paragraph (iv)(A) of the definition of the term "Exchange Ratio" in Section 1.5(a) of this Agreement.

        8.2    Termination Procedures.    If either party wishes to terminate this Agreement pursuant to Section 8.1, it shall deliver to the other party a written notice stating that it is terminating this Agreement and setting forth a brief description of the basis on which it is terminating this Agreement.

        8.3    Effect of Termination.    If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) neither the Company nor Parent shall be relieved of any obligation or liability arising from any inaccuracy or prior breach by such party of any representation, warranty, covenant or other provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Sections 10.4 through 10.17; (c) the Company shall, in all events, remain bound by and continue to be subject to Section 5.4; and (d) no party shall be liable for any consequential or punitive Damages.

        8.4    Expenses; Termination Fees.

        (a)    Expenses.    Except as set forth in this Section 8.4, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that: (i) Parent and the Company shall share equally all fees and expenses, other than attorneys' fees, incurred in connection with the filing of any premerger notification and report forms relating to the Merger under the HSR Act and the filing of any notice or other document under any applicable foreign antitrust law or regulation; (ii) if this Agreement is terminated by Parent or the Company pursuant to Section 8.1(c), then, at the time specified in the next sentence, the Company shall make a nonrefundable cash payment to Parent, in an amount equal to the aggregate amount of all reasonably documented fees and expenses (including all attorneys' fees, accountants' fees, financial advisory fees and filing fees) that have been paid or that may become payable by or on behalf of Parent in connection with the preparation and negotiation of this Agreement and otherwise in connection with the Merger (the "Merger Expenses") up to an aggregate amount of $1,000,000, and (iii) if (A) this Agreement is terminated by Parent pursuant to Section 8.1(g) or (B) the Merger is not consummated solely due to the failure of at least 90% of all Company Options and other rights to acquire Company Common Stock to be exercised or terminated prior to the Final Termination Date, the Company shall make a nonrefundable cash payment to Parent (in addition to any other amount that may be payable pursuant to Section 8.4(b)) equal to the amount of Merger Expenses up to an aggregate amount of $1,000,000. In the case of termination of this Agreement by Parent pursuant to Section 8.1(g) or Section 8.1(c), the nonrefundable payment referred to in clause "(ii)" of the proviso to the first sentence of this Section 8.4(a) shall be made by the Company within ten (10) business days after such termination and in the case of termination of this Agreement by the Company pursuant to Section 8.1(c) such nonrefundable payment shall be made prior to such termination.

        (b)    Termination Fee.

            (i)  If (A) (x) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(c) or Section 8.1(g) and (y) within twelve (12) months of such termination the Company enters into a binding agreement with respect to, or consummates, an Acquisition Transaction, then the Company shall pay to Parent, in cash at the time specified in the next sentence (and in addition to any payment required to be made pursuant to Section 8.4(a), if any), a nonrefundable fee in the amount of $3,500,000 (the "Termination Fee"). If this Agreement is terminated by the Company for the reason specified in clause (A) of the preceding sentence, the Termination Fee shall be paid by the Company at the time the Company enters into a binding agreement with respect to, or consummates, an Acquisition Transaction.

          (ii)  The Company acknowledges that the agreements contained in this Section 8.4(b) are an integral part of the transaction contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to pay in a timely manner the amounts due pursuant to this Section 8.4(b) and, in order to obtain such payment, Parent makes a claim that results in a judgment against the Company for the amounts set forth in this Section 8.4(b), the Company shall pay to Parent its costs and expenses (including attorneys' fee and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 8.4(b) at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made. Payment of the fees and expenses described in this Section 8.4 shall not be in lieu of Damages incurred in the event of willful breach of this Agreement.

SECTION 9. INDEMNIFICATION, ETC.

        9.1    Survival of Representations, Etc.

        (a)  The representations and warranties made by the Company in this Agreement, the Company Disclosure Schedule or any other document, certificate, schedule or instrument delivered or executed in connection herewith (including the representations and warranties set forth in Section 2 and the representations set forth in the Company Compliance Certificate) shall survive the Closing and shall expire at 11:59 p.m. Pacific Time on the final day of the Escrow Period; provided, however, that (i) the representations and warranties set forth in Section 2.3, Section 2.14, Section 2.15 and Section 2.16 shall survive until the expiration of the relevant statute of limitations and (ii) if, at any time prior to expiration of the representations and warranties, any Indemnitee delivers to the Company Shareholders' Representative a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Company (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach, then the representation or warranty underlying the claim asserted in such notice shall survive the end of the Escrow Period until such time as such claim is fully and finally resolved. All of the covenants, agreements and obligations of the parties contained in this Agreement, the Company Disclosure Schedule or any other document, certificate, schedule or instrument delivered or executed in connection herewith shall survive (i) until fully performed or fulfilled, unless non-compliance with such covenants, agreements or obligations is waived in writing by the party or parties entitled to such performance or (ii) if not fully performed or fulfilled, until the expiration of the relevant statute of limitations. All representations and warranties made by Parent and Merger Sub shall terminate and expire at the end of the Escrow Period, and any Liability of Parent or Merger Sub with respect to such representations and warranties shall thereupon cease, and any Liability of Parent or Merger Sub with respect to such representations and warranties shall not exceed $3,775,000.

        (b)  The representations, warranties, covenants and obligations of each party, and the rights and remedies that may be exercised by the Indemnitees or the Company Shareholders' Representative on

behalf of the Company shareholders, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of such parties. The parties recognize and agree that the representations and warranties also operate as bargained for promises and risk allocation devices and that, accordingly, any party's knowledge, and the waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification or payment of Damages pursuant to this Article 9, or other remedy based on such representations, warranties, covenants, and obligations.

        (c)  For purposes of this Section 9, each statement or other item of information set forth in the Company Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in this Agreement. Notwithstanding anything herein to the contrary, the representations and warranties of the Company contained in this Agreement shall, for purposes of the Indemnifying Parties' obligations pursuant to this Article 9, be deemed to be made as of the date of this Agreement and as of the Closing Date (except to the extent any such representation or warranty expressly speaks of an earlier date) without regard to the exceptions set forth in the Company Compliance Certificate, but subject to the exceptions set forth in the Company Disclosure Schedule.

        9.2    Indemnification.

        (a)  From and after the Effective Time (but subject to Section 9.1(a)), the Escrow Fund (the "Indemnifying Party") shall hold harmless and shall indemnify each Indemnitee from and against, and shall be compensated, reimbursed and paid for, any Damages which are directly or indirectly suffered or incurred by any Indemnitee or to which any Indemnitee may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in, breach or alleged breach of any representation or warranty of the Company set forth in this Agreement, the Company Disclosure Schedule or any other document, certificate, schedule or instrument delivered or executed in connection herewith (including the representations and warranties set forth in Section 2 and the representations set forth in the Company Compliance Certificate); (ii) any breach or alleged breach of any covenant or obligation of the Company (including the covenants set forth in Sections 4 and 5); (iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clauses "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 9); (iv) any demands by holders of Company Securities under Sections 53-15-3 and 53-15-4 of the NMBCA or by current or former beneficial owners of the Benefit Plans, the Company Stock Option Plan or the Company Stock Plans (which shall include without limitation amounts paid to such holders with respect to such demands in excess of the Merger Consideration payable to holders of the same class or series of Company Securities pursuant to Article 2 of this Agreement, as well as attorneys' fees and expenses incurred in connection with such demands), (v) the amount of any Additional Third Party Expenses, if any, and (vi) any matter set forth on Schedule 9.2(a) to this Agreement or any Legal Proceeding arising out of the matters set forth on Schedule 9.2(a).

        (b)  In the event the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in, breach or alleged breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Surviving Corporation as an Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach but in either case the total amount both Parent and the Surviving Corporation may recover shall not exceed the amount of actual Damages.

        9.3    Threshold.    No Indemnitee shall be entitled to indemnification pursuant to Section 9 until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties), other than Damages related to any matter set forth Schedule 9.2(a), that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $250,000 in the aggregate; provided, however, that if the total amount of such Damages exceeds $250,000, then any Indemnitee that has suffered or incurred any Damages shall be entitled to be held harmless, indemnified against and compensated, reimbursed and paid for all such Damages.

        9.4    Offset Against Escrow Shares; Sole Remedy.

        (a)  Subject to Section 9.3, in the event any Indemnitee shall suffer any Damages for which such Indemnitee is entitled to indemnification under this Section 9, such Indemnitee shall be entitled to recover such Damages by offsetting such Damages against the Earn Out Payment Amount in accordance with Section 1.14(h) or canceling that number of Escrow Shares equal in value (as determined in accordance with the terms and conditions of the Escrow Agreement) to the aggregate amount of such Damages, and such recovery shall be made from the Escrow Fund on a basis proportional to the Escrow Shares contributed under the Escrow Agreement by or on behalf of each Company shareholder.

        (b)  From and after the Effective Time, the holders of Company Securities shall have no liability for Damages in excess of the Escrow Fund except for Damages directly or indirectly related to (i) fraud or intentional misrepresentation by the Company or (ii) any breach of the representations set forth in Section 2.3; provided, however, that nothing in this Section 9.4(b) shall preclude Parent from seeking injunctive relief or specific performance with respect to any covenant, agreement or obligation of the Company contained in this Agreement. Notwithstanding anything in this Agreement to the contrary, the parties hereto acknowledge and agree that the provisions of this Article 9 with respect to indemnification shall not be the exclusive remedy for Parent, and that Parent shall have the right to recover Damages from the holders of Company Securities for, and that such holders shall be severally but not jointly liable for their respective pro rata portion of, Damages (such pro rata portion to be determined based on the amount of Merger Consideration payable with respect to such holder's Company Securities, relative to the aggregate Merger Consideration payable with respect to all Company Securities), in each case up to, and not to exceed, the amount of Merger Consideration paid with respect to such holders' Company Securities (it being understood that any amount recovered pursuant to this Section 9.4(b), or any amount of the Escrow Fund not received by holders of Company Securities upon distribution of the Escrow Fund, shall not be considered as Merger Consideration paid with respect to such holders' Company Securities for purposes of this Section 9.4(b)) directly or indirectly arising or resulting from (i) fraud or intentional misrepresentation by the Company or (ii) any breach of the representations set forth in Section 2.3

        9.5    No Contribution.    The Company shareholders shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification obligation or any other liability to which such shareholders may become subject under or in connection with this Agreement or the Escrow Agreement.

        9.6    Defense of Third Party Claims.

        (a)  In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against Parent or against any other Person) with respect to which any of the Indemnitees may be entitled to indemnification or any other remedy pursuant to this Section 9, Parent shall promptly give the Company Shareholders' Representative and the Escrow Agent written notice of such claim or Legal Proceeding (a "Claim") provided, however, that any failure on the part of Parent to so notify the Company Shareholders' Representative shall not limit any of the Indemnitees' rights to indemnification under this Section 9 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

        (b)  Within ten days of delivery of such written notice, the Company Shareholders' Representative may elect (by written notice delivered to Parent) to take all necessary steps properly to contest any Claim involving third parties or to prosecute such Claim to conclusion or settlement. If the Company Shareholders' Representative makes the foregoing election, an Indemnitee will have the right to participate at its own expense in all proceedings. If the Company Shareholders' Representative does not make such election within such period or fails to diligently contest such Claim after such election, then the Indemnitee shall be free to handle the prosecution or defense of any such Claim, and will take all necessary steps to contest the Claim involving third parties or to prosecute such Claim to conclusion or settlement, and will notify the Company Shareholders' Representative of the progress of any such Claim, will permit the Company Shareholders' Representative, at the sole cost of the Company Shareholders' Representative, to participate in such prosecution or defense and will provide the Company Shareholders' Representative with reasonable access to all relevant information and documentation relating to the Claim and the prosecution or defense thereof. Notwithstanding the foregoing, Parent shall control the defense and settlement of any Claim with respect to Taxes.

        (c)  Notwithstanding the foregoing, if a Claim includes Damages equal to an amount in excess of the value of the Escrow Shares on the date of the Claim, or relates to any Proprietary Assets or other intellectual property issues, or involves any action by any Governmental Body, whether arising under a Governmental Contract or otherwise, Parent shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. In any case, the party not in control of the Claim will reasonably cooperate with the other party in the conduct of the prosecution or defense of such Claim.

        (d)  Neither party will compromise or settle any such Claim without the written consent of either Parent (if the Company Shareholders' Representative defends the Claim) or the Company Shareholders' Representative (if Parent or other Indemnitees defend the Claim), such consent not to be unreasonably withheld. Notwithstanding anything in this Agreement to the contrary, Parent may withhold its consent to any settlement that does not include a full general release of all the claims against Indemnitee from all parties to the litigation or that requires Parent or any of its Affiliates to perform any covenant or refrain from engaging in any activity.

        (e)  If Parent proceeds with the defense of any such claim or Legal Proceeding all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be satisfied out of the Escrow Shares in the manner set forth in the Escrow Agreement.

        9.7    Exercise of Remedies; Tax Treatment.

        (a)  No Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement or under the Escrow Agreement unless Parent (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

        (b)  The parties shall report any indemnification payment made pursuant to this Section 9 as a purchase price adjustment unless otherwise required by applicable Legal Requirements.

SECTION 10. MISCELLANEOUS PROVISIONS

        10.1    Company Shareholders' Representative.

        (a)  The shareholders of the Company, by adopting this Agreement and the Escrow Agreement and the transactions contemplated hereby and thereby, hereby irrevocably appoint Mr. Robert Savoie as their agent and attorney-in-fact for purposes of Section 9 and the Escrow Agreement (the "Company Shareholders' Representative"), and consent to the taking by the Company Shareholders' Representative of any and all actions and the making of any decisions required or permitted to be taken by him under the Escrow Agreement (including, without limitation, the exercise of the power to authorize delivery to Parent of the Escrow Shares or cash out of the Escrow Fund in satisfaction of claims by Parent). The Company Shareholders' Representative hereby agrees to negotiate, enter into settlements and compromises of claims, including third-party claims, to comply with orders of courts and awards of arbitrators with respect to such claims, resolve any claim made pursuant to Section 9, take all actions necessary in his judgment for the accomplishment of the foregoing, and hereby accepts his appointment as the Company Shareholders' Representative for purposes of Section 9 and the Escrow Agreement. Parent shall be entitled to deal exclusively with the Company Shareholders' Representative on all matters relating to Section 9 and the Escrow Agreement and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Company shareholder by the Company Shareholders' Representative, and on any other action taken or purported to be taken on behalf of any Company shareholder by the Company Shareholders' Representative, as fully binding upon such Company shareholder.

        (b)  If the Company Shareholders' Representative shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Company shareholders, then Mr. Douglas Chandler shall, within ten days after such death or disability, appoint a successor representative reasonably satisfactory to Parent. Any such successor shall become the "Company Shareholders' Representative" for purposes of Section 9, the Escrow Agreement and this Section 10.1. If for any reason there is no Company Shareholders' Representative at any time, all references herein to the Company Shareholders' Representative shall be deemed to refer to Mr. Douglas Chandler.

        (c)  A Company Shareholders' Representative shall not be liable for any act done or omitted hereunder as Company Shareholders' Representative while acting in good faith and in the exercise of reasonable judgment. Company shareholders on whose behalf Escrow Shares were contributed to the escrow shall severally indemnify each Company Shareholders' Representative and hold each Company Shareholders' Representative harmless against any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of such Company Shareholders' Representative and arising out of or in connection with the acceptance or administration of such Company Shareholders' Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by such Company Shareholders' Representative, as set forth in Section 10.1(e) below.

        (d)  The Company Shareholders' Representative shall be entitled to rely upon any order, judgment, certificate, demand, notice, instrument or other writing delivered to him hereunder without being required to investigate the validity, accuracy or content thereof nor shall the Company Shareholders' Representative be responsible for the validity or sufficiency of this Agreement. In all questions arising under this Agreement, the Company Shareholders' Representative may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Company Shareholders' Representative based on such advice, the Company Shareholders' Representative shall not be liable to anyone.

        (e)  The reasonable expenses incurred by the Company Shareholders' Representative while acting on behalf of the Company shareholders under the authorization granted in this Section 10.1 shall be borne by the shareholders of the Company pro rata and shall be payable out of the Escrow Fund; provided, however, that all payments to the Company Shareholders' Representative out of the Escrow Fund pursuant to this Section 10.1(e) shall not exceed $10,000.

        10.2    Further Assurances.    Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

        10.3    Company Transaction Expenses.    To the extent the total amount of all the Company's fees, costs and expenses incurred by or for the benefit of the Company (including all such fees, costs and expenses incurred prior to the date of this Agreement and including the amount of all special bonuses and other amounts that may become payable to any officers of the Company or other Persons in connection with the consummation of the transactions contemplated by this Agreement) in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by any of the Acquired Corporations in connection with or by virtue of (a) the investigation and review conducted by Parent and its Representatives with respect to the Company's business (and the furnishing of information to Parent and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Company Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the Merger exceeds $650,000, such fees, costs and expenses in excess of $650,000 (such excess, the "Additional Third Party Expenses") shall be paid and satisfied by the cancellation of that number of Escrow Shares in accordance with the terms of the Escrow Agreement equal in value to the total amount of such fees, costs and expenses.

        10.4    Attorneys' Fees.    If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        10.5    Notices.    Any notice or other communication required or permitted to be delivered to any party under this Agreement or to the Company Shareholders' Representative shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

if to Parent:
THE TITAN CORPORATION 3033 Science Park Road San Diego, CA 92121 Attn: Nicholas Costanza, Esq., General Counsel Facsimile: (858) 552-9759
with copy to (which copy shall not constitute notice):
COOLEY GODWARD LLP 4401 Eastgate Mall San Diego, CA 92121 Attn: Barbara L. Borden, Esq. Fax: (858) 453-3555

if to the Company:
SCIENCE & ENGINEERING ASSOCIATES, INC. 6100 Uptown Blvd NE, Suite 700 Albuquerque, New Mexico 87110 Attn: Dr. James Cramer Facsimile: (505) 346-0642
with a copy to (which copy shall not constitute notice):
SUTIN, THAYER & BROWNE APC. 6565 Americas Parkway NE, Suite 1000 Albuquerque, New Mexico 87110 Attn: Jay D. Rosenblum, Esq. Facsimile: (505) 888-6565
if to the Company Shareholders' Representative:
SCIENCE & ENGINEERING ASSOCIATES, INC. 2021 Lake Shore Drive, Suite 200 New Orleans, Louisiana 67122 Attn: Mr. Robert Savoie Facsimile: (504) 304-2461

        10.6    Time of the Essence.    Time is of the essence of this Agreement.

        10.7    Headings.    The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

        10.8    Counterparts.    This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

        10.9    Governing Law; Jurisdiction and Venue.

        (a)  Except as required by mandatory provisions of the NMBCA, this Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

        (b)  Any legal action or other Legal Proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced exclusively in any state or federal court located in the County of San Diego, State of California. The Company and Parent each:

            (i)  expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of San Diego, State of California (and each appellate court located in the State of California), in connection with any Legal Proceeding;

          (ii)  agrees that service of any process, summons, notice or document by U.S. mail addressed to him at the address set forth in Section 10.5 shall constitute effective service of such process, summons, notice or document for purposes of any such Legal Proceeding;

        (iii)  agrees that each state and federal court located in the County of San Diego, State of California, shall be deemed to be a convenient forum; and

          (iv)  agrees not to assert (by way of motion, as a defense or otherwise), in any such Legal Proceeding commenced in any state or federal court located in the County of San Diego, State of California, any claim by either the Company or Parent that it is not subject personally to the jurisdiction of such court, that such Legal Proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

        10.10    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns (if any). Prior to the Effective Time, neither party shall assign this Agreement or any rights or obligations hereunder (by operation of law or otherwise) to any Person without the consent of the other party, which consent may not be unreasonably withheld or delayed.

        10.11    Remedies Cumulative; Specific Performance.    The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

        10.12    Waiver.    No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        10.13    Amendments.    This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

        10.14    Severability.    In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

        10.15    Parties in Interest.    Except for the provisions of Sections 1.5, 1.6, 1.14, 9 and 10.1, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

        10.16    Entire Agreement.    This Agreement and the Related Agreements set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

        10.17    Construction.

        (a)  For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

        (b)  The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

        (c)  As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

        (d)  Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

        (e)  All fractions, quotients and the product of any other computations contemplated in this Agreement shall be rounded to the fourth decimal point.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

        The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

THE TITAN CORPORATION a Delaware corporation
By:	/s/ BRIAN CLARK Name: Brian Clark Title: Vice President
SCIENCE & ENGINEERING ASSOCIATES, INC. a New Mexico corporation
By:	/s/ ROBERT SAVOIE Name: Robert Savoie Title: President
THUNDERBIRD ACQUISITION, INC. a New Mexico corporation
By:	/s/ BRIAN CLARK Name: Brian Clark Title: President

EXHIBIT A

CERTAIN DEFINITIONS

        For purposes of the Agreement (including this Exhibit A):

        Acquired Corporations.    "Acquired Corporations" shall mean the Company and each of its Subsidiaries.

        Acquisition Transaction.    "Acquisition Transaction" shall mean any transaction or series of transactions (other than the Merger and the transaction expressly contemplated in this Agreement or specifically disclosed in the Company Disclosure Schedule) involving:

          (a)  any merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction in which (i) any of the Acquired Corporations is a constituent corporation or is otherwise involved, (ii) a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 5% of the outstanding securities of any class of voting securities of any of the Acquired Corporations, or (iii) the Company issues securities representing more than 5% of the outstanding securities of any class of voting securities of any of the Acquired Corporations;

          (b)  any direct or indirect sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or of assets or rights that constitute or account for 10% or more of the consolidated net revenues, net income or assets of any of the Acquired Corporations; or

          (c)  any liquidation or dissolution of any of the Acquired Corporations.

provided, however, that (A) the grant of stock options by the Company to its employees in the ordinary course of business will not be deemed to be an "Acquisition Transaction" if such grant is made pursuant to the Company's existing stock option plans and is consistent with the Company's past practices, and (B) the issuance of stock by the Company to its employees and others upon the exercise of outstanding stock options will not be deemed to be an "Acquisition Transaction." Specifically, Parent acknowledges, understands and accepts that the Company may engage in a variety of securities transactions during the Pre-Closing Period involving stock, stock options and comparable commitments made to employees, ex-employees, advisors and independent contractors of the Company, including without limitation, potential issuance, redemption or repurchase of such stock, stock rights or commitments, and that nothing in this letter agreement is intended to restrict or interfere with these events or matters or to trigger payment of the referenced fee or expenses by Company pursuant to Section 8.4 of this Agreement, provided that the Company shall disclose this transaction to all participants in such transactions.

        Additional Third Party Expenses.    "Additional Third Party Expenses" shall have the meaning specified in Section 10.3.

        Adjusted EBIT.    "Adjusted EBIT" shall mean the Company's earnings before income tax and before any benefit allowance, calculated in accordance with GAAP (excluding the pro forma effect of any Earn Out Payment payable with respect to such EBIT), excluding any EBIT attributable to any stock or asset acquisition transactions by the Company or its Affiliates from or after the date of this Agreement. The Company's revenues and expenses, including, without limitation, corporate allocations, amortization and depreciation will be calculated and recorded in accordance with GAAP, applicable government cost accounting rules, and the accounting practices, methods, principles and practices utilized by Parent in preparing its consolidated financial statements. Corporate and general and administrative cost allocations shall include only costs and expenses related to (i) direct corporate

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services, including legal services, provided to the Surviving Corporation and (ii) any out-of-pocket expenses incurred by Parent or its Affiliates and attributable to the Surviving Corporation. Notwithstanding anything in this Agreement to the contrary, if Parent causes the Company to complete one or more acquisitions or strategic transactions which causes the Company's costs used to calculate the adjusted EBIT to increase, then Mr. Robert Savoie shall notify Parent in writing that such transaction has caused such costs to increase, and, then, Mr. Savoie and a representative of Parent will negotiate in good faith an adjustment to the calculation of Adjusted EBIT in order to reasonably account for agreed upon increases in the Company's costs.

        Affiliate.    "Affiliate" shall mean, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by or under common control with such Person.

        Agreement.    "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached (including the Company Disclosure Schedule), as it may be amended from time to time.

        Associate.    "Associate" shall mean any Person's Subsidiary or other Affiliate and the respective Representatives of such Subsidiary or other Affiliate.

        Average Parent Trading Price.    "Average Parent Trading Price" shall mean the average closing sales price for Parent Common Stock on the New York Stock Exchange Composite Transaction Tape (as reported in The Wall Street Journal, or, if not reported therein, any other authoritative source) for the five (5) trading-day period ending two days prior to the distribution of the Earn Out Payment pursuant to Sections 1.8(c) and 1.14.

        Benefit Plans.    "Benefit Plans" shall mean the SEA 401(k) Employee Stock Ownership Plan and each of the Company Stock Plans.

        Company Adjusted Value Amount.    "Company Adjusted Value Amount" shall mean the product of (i) $27.00 multiplied by (ii) the quotient obtained by dividing the Company Value by the $24.00.

        Company Common Share Amount.    "Company Share Amount" shall mean the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time (including any such shares that are subject to a repurchase option or risk of forfeiture under any restricted stock purchase agreement or other agreement).

        Company Common Stock.    "Company Common Stock" shall mean the Common Stock, no par value, of the Company.

        Company Contract.    "Company Contract" shall mean any Contract, including any amendment or supplement thereto: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any of their assets are or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

        Company Disclosure Schedule.    "Company Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement and modifying the representations and warranties of the Company in Section 2) delivered to Parent on behalf of the Company on the date of this Agreement and signed by the President of the Company.

        Company Fixed Value Election.    "Company Fixed Value Election" shall mean an election made by the Company to use the Exchange Ratio calculated pursuant to clause (iv)(A) of the definition of the term Exchange Ratio.

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        Company Material Adverse Effect.    An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on the Company if, individually or in the aggregate, such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Company Material Adverse Effect" or other materiality or knowledge, qualifications, or any similar qualifications, in such representations and warranties) had or could reasonably be expected to have or give rise to a material adverse effect on (i) the business, financial condition, prospects, capitalization, assets, liabilities, operations or financial performance of any of the Company, (ii) the ability of the Company to consummate the Merger or any of the other transactions contemplated by this Agreement or to perform any of its obligations under this Agreement prior to the Termination Date, or (iii) Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation and the Acquired Corporations; provided, however, that any adverse change, effect, occurrence, state of fact or development attributable to conditions affecting the U.S. economy as a whole shall not be taken into account in determining if a Company Material Adverse Effect has occurred to the extent such adverse change, effect, occurrence, state of fact or development does not affect the Company more adversely than comparable Entities; and provided, further, that, notwithstanding anything in this definition and this Agreement to the contrary, a Company Material Adverse Effect shall be deemed to have occurred if, individually or in the aggregate, an event, violation, inaccuracy, circumstance or other event (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Company Material Adverse Effect" or other materiality or knowledge, qualifications, or any similar qualifications, in such representations and warranties) has resulted or, in the good faith judgment of Parent, could reasonably be expected to result, individually or in the aggregate, in Damages to any Indemnitee in excess of $1,000,000.

        Company Options.    "Company Options" shall mean all options to purchase shares of Company Common Stock pursuant to the Company Stock Option Plan.

        Company Proprietary Asset.    "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations.

        Company Revenues.    "Company Revenues" shall mean total Company revenues calculated in accordance with GAAP, excluding any revenues attributable to any stock or asset acquisition transactions.

        Company Securities.    "Company Securities" shall mean shares of Company Common Stock and all outstanding options, warrants, or other rights to purchase shares of Company Common Stock, whether or not exercisable and whether or not vested.

        Company Shareholders' Representative.    "Company Shareholders' Representative" shall have the meaning specified in Section 10.1(a).

        Company Source Code.    "Company Source Code" shall mean any source code, or any portion, aspect or segment of any source code, relating to any Company Proprietary Asset.

        Company Stock Option Plan.    "Company Stock Option Plan" shall mean the First Amended and Restated Science & Engineering Associates, Inc. 1997 Incentive Stock Option And Nonqualified Stock Option Plan and each of the stock option agreements thereunder.

        Company Stock Plans.    "Company Stock Plans" shall mean (i) the Second Amended and Restated SEA Payroll Deduction Stock Purchase Plan, (ii) the SEA Employee Stock Purchase Plan and (iii) the Science & Engineering Associates, Inc. Vesting Stock Bonus Plan.

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        Company Triggering Event.    A "Company Triggering Event" shall be deemed to have occurred if: (i) the board of directors of the Company shall have failed to recommend that the Company shareholders vote to approve the principal terms of this Agreement and approve the Escrow Agreement and the Merger, or shall have withdrawn or modified in a manner adverse to Parent the Recommendations or shall otherwise have made a disclosure to the Company shareholders or a public announcement that makes it reasonably apparent that the board of directors of the Company would so withdraw, modify or amend any of its Recommendations; (ii) the Company shall have failed to include the Recommendations in the S-4 Registration Statement or the Information Statement, as applicable; (iii) the board of directors of the Company fails to reaffirm in writing the Recommendations, or fails to reaffirm in writing its determination that the Merger is in the best interests of the Company's shareholders, within five business days after Parent requests in writing that such recommendation or determination be reaffirmed; (iv) the board of directors of the Company shall have approved, endorsed or recommended any Acquisition Transaction or shall have resolved or announced an intention to do so; (v) the Company shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Transaction; (vi) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall have recommended such offer or shall not have sent to its securityholders, within ten (10) business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer it being understood that taking no position or indicating its inability to take a position does not constitute recommending a rejection of such tender or exchange offer, (vii) a proposal for an Acquisition Transaction is publicly announced, and the Company (A) fails to issue a press release announcing its opposition to such Acquisition Proposal within five business days after such proposal is announced or (B) otherwise fails to actively oppose such proposal, or (viii) the Company breaches its obligations under Section 4.4 of this Agreement.

        Company Value.    "Company Value" shall mean $71,725,000.

        Consent.    "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

        Contract.    "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, whether express or implied.

        Damages.    "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

        Earn Out Period.    "Earn Out Period" shall mean the twelve-month period beginning on the first day of the month immediately following the month during which the Closing occurs.

        Encumbrance.    "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature affecting property, real or personal, tangible or intangible, including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset, any lease in the nature thereof and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute of any jurisdiction).

        Entity.    "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company

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(including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

        Escrow Fund.    "Escrow Fund" shall mean the Escrow Shares and any other property held by the Escrow Agent in exchange or substitution therefor in accordance with the terms of the Escrow Agreement.

        Exchange Act.    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and, the rules and regulations promulgated thereunder.

        Excluded Shares.    "Excluded Shares" shall mean any Dissenting Shares and any shares of Company Common Stock held by Parent, Merger Sub or any of their Subsidiaries.

        Fully Diluted Company Share Amount.    "Fully Diluted Company Share Amount" shall mean the sum of (A) the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time (including any such shares that are subject to a repurchase option or risk of forfeiture under any restricted stock purchase agreement or other agreement), (B) the aggregate number of shares of Company Common Stock issuable pursuant to all Company Options outstanding immediately prior to the Effective Time, and (C) the aggregate number of shares of Company Common Stock issuable pursuant to warrants, options, convertible securities and any other rights to acquire shares of Company Common Stock outstanding immediately prior to the Effective Time.

        GAAP.    "GAAP" shall mean generally accepted accounting principles, applies on a basis consistent with the basis on which the Company and Parent Financial Statements, respectively, were prepared.

        Government Bid.    "Government Bid" shall mean any quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

        Government Contract.    "Government Contract" shall mean any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

        Governmental Authorization.    "Governmental Authorization" shall mean any: (a) approval, permit, license, certificate, franchise, permission, clearance, registration, qualification or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

        Governmental Body.    "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental, self-regulatory or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

        HSR Act.    "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        Indemnitees.    "Indemnitees" shall mean the following Persons: (a) Parent; (b) Parent's current and future Affiliates (including the Surviving Corporation); (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above.

        Knowledge.    An individual shall be deemed to have "knowledge" of a particular fact or other matter if:

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          (a)  such individual is actually aware of such fact or other matter; or

          (b)  such individual would have had knowledge of such fact following a reasonable investigation, if under the circumstances a reasonable person would have determined such investigation was required or appropriate in the normal course of fulfillment of such individual's duties.

        Each of the Acquired Corporations shall be deemed to have "knowledge" of a particular fact or other matter if any officer, management employee or other Representative of the such Acquired Corporation, as applicable, has knowledge of such fact or other matter.

        Legal Proceeding.    "Legal Proceeding" shall mean any ongoing or threatened action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

        Legal Requirement.    "Legal Requirement" shall mean any federal, state, local, municipal, foreign or international, multinational or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

        Liabilities.    "Liabilities" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

        Merger Consideration.    "Merger Consideration" receivable by a holder of capital stock of the Company shall consist of (i) the shares of Parent Common Stock (other than Escrow Shares) issuable to such holder in accordance with Section 1.5(a) upon the surrender of the certificate or certificates representing capital stock of the Company held by such holder, (ii) the rights of such holder with respect to the Escrow Shares held by the Escrow Agent on behalf of such holder, (iii) the right of such holder to receive an Earn Out Payment pursuant to Section 1.14, and (iv) the right of such holder to receive cash in lieu of fractional shares of Parent Common Stock in accordance with Sections 1.8(a) and 1.8(c).

        NYSE    "NYSE" shall mean the New York Stock Exchange, Inc.

        Order.    "Order" shall mean any writ, decree, injunction, order or similar action.

        Ordinary Course of Business.    Except for the execution and delivery of this Agreement, an action taken by or on behalf of the Company shall not be deemed to have been taken in the "Ordinary Course of Business" unless:

          (a)  such action is recurring in nature, is consistent with the past practices of the Company and is taken in the ordinary course of the normal day-to-day operations of the Company;

          (b)  such action is taken in accordance with sound and prudent business practices;

          (c)  such action is not required to be authorized by the shareholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company and does not require any other separate or special authorization of any nature; and

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          (d)  such action is similar in nature and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day-to-day operations of comparable Entities.

        Parent Adjusted Value Amount.    Parent Adjusted Value Amount shall mean the product of (i) $15.00 multiplied by (ii) the quotient obtained by dividing the Company Value by $18.00.

        Parent Fixed Value Election.    "Parent Fixed Value Election" shall mean an election made by Parent to use the Exchange Ratio calculated pursuant to paragraph (v)(A) of the definition of the term Exchange Ratio.

        Person.    "Person" shall mean any individual, Entity or Governmental Body.

        Price Determination Date.    "Price Determination Date" shall mean the trading day immediately prior to the date on which the last of the conditions set forth in Section 6 and Section 7 has been satisfied or waived.

        Price Election Period.    "Price Election Period" shall mean the two-day period beginning at 4:00 p.m. Pacific Time on the Price Determination Date and ending at 4:00 p.m. Pacific Time on the second day immediately following the Price Determination Date.

        Proprietary Asset.    "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, domain name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

        Related Agreements.    "Related Agreements" shall mean the Voting Agreement, the Affiliate Agreement, the Escrow Agreement, and the General Release.

        Representatives.    "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

        SEC.    "SEC" shall mean the United States Securities and Exchange Commission.

        Securities Act.    "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        Stock Plan Amendments.    "Stock Plan Amendments" shall mean termination of or an amendment to the Company Stock Option Plan and to each of the Company Stock Plans in each case in form and substance reasonably satisfactory to Parent.

        Subsidiary.    Any Entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly (a) has the power to direct the management or policies of such Entity or (b) owns, beneficially or of record, (i) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's board of directors or other governing body, or (ii) at least 50% of the outstanding equity or financial interests of such Entity.

        Tax.    "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including

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any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

        Tax Return.    "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

        Termination Date.    "Termination Date" shall have the meaning specified in Section 8.1(f).

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  SCHEDULE 9.2(A)

1.
The costs and expenses, including legal fees, related to any internal investigation conducted by Parent or the Surviving Corporation in connection with the ongoing investigation by the Inspector General of the Defense Criminal Investigative Service under the Department of Defense and the related SEA Subpoena Duces Tecum #20010062J (the "Criminal Subpoena").

2.
Any Liability or Damages related to the criminal subpoena investigation referred to in Item 1 above and any resulting criminal or civil Legal Proceedings, including any civil claims or False Claims Act claims that arise from such investigation.

3.
Any Liability or Damages related to the claim by Letitia Kerry alleging sexual discrimination.

4.
Any Damages related to the stock option, stock purchase or benefit plans of the Company.

5.
Any Liability or Damages related to any Legal Proceeding commenced or threatened during the Pre-Closing Period.

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ANNEX B

FORM OF ESCROW AGREEMENT

        This Escrow Agreement ("Agreement") is made and entered into as of February    , 2002, by and among The Titan Corporation, a Delaware corporation ("Parent"); Thunderbird Acquisition, Inc., a New Mexico corporation and wholly owned subsidiary of Parent ("Merger Sub"); [Escrow Agent], a [            ] corporation (the "Escrow Agent"); and [                        ], an individual (the "Company Shareholders' Representative"). Capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning given to them in the Merger Agreement (as defined below).

Recitals

        A. Parent, Merger Sub, and Science & Engineering Associates, Inc., a New Mexico corporation (the "Company"), have entered into an Agreement and Plan of Merger and Reorganization dated as of February    , 2002 (the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into the Company, and the Company will be the surviving corporation and a wholly owned subsidiary of Parent.

        B. The Merger Agreement contemplates the establishment of an escrow account to secure rights to indemnification, compensation and reimbursement of Parent and the other Indemnitees under the Merger Agreement.

        C. The parties hereto desire to establish the terms and conditions pursuant to which such escrow account will be established and maintained.

Agreement

        Now, Therefore, the parties hereby agree as follows:

Section 1. Escrow Account

        1.1    Escrow of Shares.    As soon as practicable following the Effective Time, in accordance with the Merger Agreement, (a) Parent shall deliver to the Escrow Agent a certificate or certificates issued in the name of the Escrow Agent, as a record holder on behalf of the shareholders of the Company, representing in the aggregate [                        ] (            ) shares of Parent Common Stock (the "Escrow Shares"), evidencing the shares of Parent Common Stock to be held in escrow on behalf of the shareholders as set forth on Exhibit A, in accordance with this Agreement. The shares of Parent Common Stock being held in escrow pursuant to this Agreement (the "Escrow Shares") shall collectively constitute an escrow fund (the "Escrow Fund") with respect to the indemnification rights of Parent and the other Indemnitees under the Merger Agreement. The Escrow Agent agrees to accept delivery of the Escrow Fund and to hold the Escrow Fund in an escrow account (the "Escrow Account"), subject to the terms and conditions of this Agreement.

        1.2    Voting of Escrow Shares.    On any matter brought before the stockholders of Parent for a vote, each shareholder of the Company shall deliver written notice to the Escrow Agent ("Voting Notice") setting forth the manner in which the Escrow Agent shall vote such shareholder's portion of the Escrow Shares. Each shareholder shall deliver such Voting Notice to the Escrow Agent at least five days prior to the date of the taking of any vote of the stockholders of Parent (the "Voting Notice Date"). The Escrow Agent shall vote the Escrow Shares in proportion to the votes cast by the shareholders with respect to the Escrow Shares. The Escrow Agent shall have no obligation to vote any of the Escrow Shares if no Voting Notice is received prior to the Voting Notice Date or if such notice does not clearly set forth the manner in which the Escrow Agent shall vote the Escrow Shares.

        1.3    Security Interest.    To the extent and so long as Escrow Shares are held in the Escrow Account hereunder, Parent shall have, and the shareholders of the Company hereby grant, as of and from the date of this Agreement, a perfected, first-priority security interest in such Escrow Shares to secure payment of amounts, if any, payable to Parent and other Indemnitees in respect of Section 9 of the Merger Agreement. In connection therewith, each shareholder expressly agrees (i) that the Escrow Agent is acting solely as Parent's agent to the extent necessary to perfect Parent's first-priority security interest in the Escrow Shares, and (ii) to execute and deliver such instruments as Parent may from time to time reasonably request for the purpose of evidencing and perfecting such security interest.

        1.4    Dividends, Etc.    Parent and the shareholders of the Company agree among themselves, for the benefit of Parent and the Escrow Agent, that any shares of Parent Stock or other property (other than ordinary cash dividends) distributable or issuable (whether by way of dividend, stock split or otherwise) in respect of or in exchange for any Escrow Shares (including pursuant to or as a part of a merger, consolidation, acquisition of property or stock, reorganization or liquidation involving Parent) shall not be distributed or issued to the beneficial owners of such Escrow Shares, but rather shall be distributed or issued to and held by the Escrow Agent in the Escrow Account as part of the Escrow Fund. Ordinary cash dividends payable in respect of the Escrow Shares will be paid by Parent directly to the applicable shareholders and not to the Escrow Agent. Any securities or other property received by the Escrow Agent in respect of any Escrow Shares held in escrow as a result of any stock split or combination of shares of Parent Common Stock, payment of a stock dividend or other stock distribution in or on shares of Parent Common Stock, or change of Parent Common Stock into any other securities pursuant to or as a part of a merger, consolidation, acquisition of property or stock, reorganization or liquidation involving Parent, or otherwise, shall be held by the Escrow Agent as, and shall be included within the definition of, Escrow Shares.

        1.5    Transferability.    The interests of the shareholders in the Escrow Account and in the Escrow Cash and the Escrow Shares shall not be assignable or transferable, other than by operation of law. No assignment or transfer of any of such interests by operation of law shall be recognized or given effect until Parent and the Escrow Agent shall have received written notice of such assignment or transfer.

        1.6    Fractional Shares.    No fractional shares of Parent Common Stock or other securities shall be retained in or released from the Escrow Account pursuant to this Agreement. In connection with any release of Escrow Shares from the Escrow Account, Parent and the Escrow Agent shall be permitted to "round down" or to follow such other rounding procedures as Parent reasonably determines to be appropriate in order to avoid retaining any fractional shares in the Escrow Account and in order to avoid releasing any fractional shares from the Escrow Account.

        1.7    Trust Fund.    The Escrow Fund shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any shareholder or of any party hereto. The Escrow Agent shall hold and safeguard the Escrow Fund until the Termination Date, provided that if the Escrow Agent has received from any Indemnitee a Claim Notice setting forth a claim that has not been resolved by the Termination Date (as defined in Section 2 below), then the Escrow Agent shall hold and safeguard the Escrow Fund until the claim has been resolved and the Escrow Fund released in accordance with this Agreement.

        1.8    Escrow Period.    Subject to the next sentence of this Section 1.8, the Escrow Shares shall be held as an indemnification fund by the Escrow Agent until the later of (i) the 90th calendar day after the first anniversary of the Closing Date or (ii) the receipt by Parent of the signed audit report for the first audit of Parent and its Subsidiaries after the Closing Date (the "Initial Escrow Period"). Notwithstanding the preceding sentence and anything in this Agreement to the contrary, if, upon the expiration of the Initial Escrow Period, in the good faith judgment of Parent there is reasonable likelihood that Parent, the Surviving Corporation or any of their Affiliates will incur any Damages for which an Indemnitee could reasonably be expected to be entitled to indemnification under this

Agreement solely in connection with the Criminal Subpoena and any related Legal Proceedings (the "Expected Damages"), then, the Company Shareholder Representative and Parent shall hold in the Escrow Fund, as a security for the indemnification rights of Parent pursuant to Section 9, and for a period of time to be agreed upon by the Company Shareholder Representative and Parent (the "Additional Escrow Period." The Initial Escrow Period, as and if extended by the Additional Escrow Period, is referred to herein as the "Escrow Period") Escrow Shares with aggregate market value as of the end of the Initial Escrow Period equal to the lesser of (i) the Expected Damages or (ii) the aggregate value of the Escrow Shares then held in escrow or issuable pursuant to Section 1.14; provided, however, that (i) the Escrow Period shall not extend beyond the second anniversary of the Closing Date, and (ii) if Company Shareholder Representative and Parent fail to agree on the Additional Escrow Period, the Escrow Period shall be extended to, and terminate on, the second anniversary of the Closing Date.

        1.9    Deposit of Additional Escrow Funds.    If, pursuant to Section 1.14(h)(ii) of the Merger Agreement, Parent deposits into the Escrow Fund additional shares of Parent Common Stock, then such additional shares shall be deposited into the Escrow Fund in accordance with the procedures set forth in Section 1.1 and all such shares shall be deemed Escrow Shares for all purposes of this Agreement. If, pursuant to Section 1.14(h)(ii) of the Merger Agreement, Parent deposits into the Escrow Fund cash (the "Escrow Cash"), then the Escrow Agent shall accept the Escrow Cash and administer the Escrow Cash in accordance with the provisions of Section 1.10.

        1.10    Escrow Cash.    From the date hereof until the final disbursement from the Escrow Fund pursuant to Section 5.1 of this Escrow Agreement, the Escrow Agent is authorized and directed to invest and reinvest the Escrow Cash in any of the following investments (each a "Permitted Investment") in each case pursuant to written instructions of the Company Shareholders' Representative, with the consent of the Parent, which consent shall not be unreasonably withheld: (i) readily marketable obligations maturing within six (6) months after the date of acquisition thereof issued by the United States of America or any agency or instrumentality thereof; (ii) readily marketable obligations maturing within six (6) months after the date of acquisition thereof issued by any state or municipality within the United States of America, or any political subdivision, agency or instrumentality thereof, rated "A" or better by either Standard & Poor's Corporation or Moody's Investors Service Inc.; (iii) readily marketable commercial paper maturing within one hundred eighty (180) days after the date of issuance thereof which has the highest credit rating of either Standard & Poor's Corporation or Moody's Investors Service, Inc.; or (iv) six (6) month certificates of deposit issued by any bank incorporated and doing business pursuant to the laws of the United States of America or any state thereof having combined capital and surplus of at least $500,000,000. In the event the Escrow Agent does not receive written instructions from the Company Shareholders' Representative to invest or reinvest the Escrow Cash, the Escrow Agent agrees to invest and reinvest the Escrow Cash in a money market fund agreed to by Parent and the Shareholder Representative in writing, which invests in direct obligations of, or obligations fully guaranteed as to principal and interest by the United States Government and repurchase agreements with respect to such securities. Permitted Investments and interest accruing on, and any profit resulting from, such investments shall be added to, and become a part of, the Escrow Cash, as applicable, pursuant to this Escrow Agreement. For purposes of this Escrow Agreement, "interest" on the Escrow Cash shall include all proceeds thereof and investment earnings with respect thereto. All Permitted Investments shall be registered in the name of the Escrow Agent. The Escrow Agent shall have full power and authority to sell any and all Permitted Investments held by it under this Escrow Agreement as necessary to make disbursements under this Escrow Agreement. The Escrow Agent, Parent, the Surviving Corporation and the Shareholder Representative shall not be responsible for any unrealized profit or realized loss realized on such investments.

Section 2. Administration of Escrow Account.

        Except as otherwise provided herein, the Escrow Agent shall administer the Escrow Account as follows:

        2.1    Delivery of Claim Notice.    If any Indemnitee has or claims to have incurred or suffered Damages for which it is or may be entitled to indemnification, compensation or reimbursement under Section 9 of the Merger Agreement, such Indemnitee may, on or before the end of the Escrow Period (midnight on the last day of the Escrow Period is being referred to herein as the "Termination Date"), deliver a claim notice (a "Claim Notice") to the Company Shareholders' Representative and to the Escrow Agent. Each Claim Notice shall state that such Indemnitee believes that there is or has been a breach of a representation, warranty or covenant contained in the Merger Agreement or that such Indemnitee is otherwise entitled to indemnification, compensation or reimbursement under Section 9 of the Merger Agreement, and contain a brief description of the circumstances supporting such Indemnitee's belief that there is or has been such a breach or that such Indemnitee is so entitled to indemnification, compensation or reimbursement and shall, to the extent possible, contain a good faith, non-binding, preliminary estimate of the amount of Damages such Indemnitee claims to have so incurred or suffered (the "Claimed Amount").

        2.2    Response Notice; Uncontested Claims.    Within 30 days after receipt by the Company Shareholders' Representative of a Claim Notice, the Company Shareholders' Representative may deliver to the Indemnitee who delivered the Claim Notice and to the Escrow Agent a written response (the "Response Notice") in which the Company Shareholders' Representative: (i) agrees that Escrow Shares (or the Escrow Cash or other property held in the Escrow Account) collectively having a "Stipulated Value" (as defined below) equal to the full Claimed Amount may be released from the Escrow Account to the Indemnitee; (ii) agrees that Escrow Shares (or the Escrow Cash or other property held in the Escrow Account) collectively having a Stipulated Value equal to part, but not all, of the Claimed Amount (the "Agreed Amount") may be released from the Escrow Account to the Indemnitee; or (iii) indicates that no part of the Escrow Fund may be released from the Escrow Account to the Indemnitee in respect of the Claimed Amount. Any part of the Claimed Amount that is not agreed to be released to the Indemnitee pursuant to the Response Notice shall be the "Contested Amount." If a Response Notice is not received by the Escrow Agent within such 30-day period, then the Company Shareholders' Representative shall be conclusively deemed to have agreed that Escrow Shares (or the Escrow Cash or other property held in the Escrow Account) collectively having a Stipulated Value equal to the full Claimed Amount may be released to the Indemnitee from the Escrow Account.

        2.3    Uncontested Claims.    If the Company Shareholders' Representative delivers a Response Notice agreeing that Escrow Shares (or the Escrow Cash or other property held in the Escrow Account) collectively having a Stipulated Value equal to the full Claimed Amount may be released from the Escrow Account to the Indemnitee, or if the Company Shareholders' Representative does not deliver a Response Notice on a timely basis in accordance with Section 2.2, the Escrow Agent shall within five business days following the receipt of such Response Notice (or, if the Escrow Agent has not received a Response Notice, within five business days following the expiration of the 30-day period referred to in Section 2.2), deliver to such Indemnitee such Escrow Shares (or the Escrow Cash or other property). Such payment shall be deemed to be made in full satisfaction of the claim described in such Claim Notice.

        2.4    Partially Contested Claims.    If the Company Shareholders' Representative delivers a Response Notice agreeing that Escrow Shares (or the Escrow Cash or other property held in the Escrow Account) collectively having a Stipulated Value equal to less than the full Claimed Amount may be released from the Escrow Account to the Indemnitee, the Escrow Agent shall, within five business days following the receipt of such Response Notice, deliver to such Indemnitee Escrow Shares (or the Escrow Cash or other property held in the Escrow Account) collectively having a Stipulated Value equal to the Agreed Amount. Such payment shall not be deemed to be made in full satisfaction of the claim described in such Claim Notice, but shall count toward the satisfaction of the claim described in such Claim Notice.

        2.5    Contested Claims.    If the Company Shareholders' Representative in the Response Notice contests all or any part of any claim in a Claims Notice (a "Contested Claim"), then the Contested Claim shall be first presented for resolution to the Company Shareholders' Representative and the Chief Financial Officer of Parent by consultation for a period not to exceed 10 business days, and, if not resolved within such period, shall be then adjudicated in accordance with Section 12(a) of this Agreement. After the Termination Date and until the Escrow Agent receives (x) delivery of a copy of a settlement agreement executed by Company Shareholders' Representative and the Parent instructing the Escrow Agent as to the resolution of such Contested Claim and the disbursement of Escrow Shares retained in respect of such Contested Claim or (y) delivery of a copy of the final non-appealable award of a court of competent jurisdiction resolving the Contested Claim, the Escrow Agent shall continue to hold in the Escrow Account the Escrow Shares required to be retained in accordance with Section 4(a) of this Agreement.

Section 3. Release of Escrow Shares.

        3.1    Within five business days after the Termination Date, the Escrow Agent shall distribute or cause to be distributed to the Company Shareholders' Representative, on behalf of each of the shareholders of the Company, all of the Escrow Shares (or the Escrow Cash or other property held in the Escrow Account), if any, then held in escrow; provided, however, that if prior to the Termination Date, any Indemnitee has given a Claim Notice containing a claim which has not been resolved prior to the Termination Date in accordance with Section 2, the Escrow Agent shall retain in the Escrow Account after the Termination Date Escrow Shares collectively having a Stipulated Value equal to 120% of the Claimed Amount or Contested Amount, as the case may be, with respect to all claims which have not then been resolved. (The parties acknowledge that it is appropriate to retain more than 100% of the Claimed Amount in the Escrow Account in recognition of the fact that the Indemnitee may have underestimated the aggregate amount of the actual and potential Damages arising from a particular breach or other matter.)

        3.2    The Escrow Agent is not the stock transfer agent for the Parent Common Stock. Accordingly, whenever a distribution of a number of shares of Parent Common Stock is to be made, the Escrow Agent must requisition the appropriate number of shares from such stock transfer agent, delivering to it the appropriate stock certificates. For purposes of this Agreement, the Escrow Agent shall be deemed to have delivered Parent Common Stock to the Person entitled to it when the Escrow Agent has delivered such certificates to such stock transfer agent with instructions to deliver it to the appropriate Person. Distributions of Parent Common Stock shall be made to Parent or the Company Shareholders' Representative, as appropriate.

Section 4. Valuation of Escrow Shares, Etc.

        4.1    Stipulated Value.    For purposes of this Agreement, the "Stipulated Value" of each Escrow Share shall be deemed to be equal to the Average Parent Closing Price.

        4.2    Stock Splits.    All numbers contained in, and all calculations required to be made pursuant to, this Agreement with respect to the Escrow Shares shall be adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend or similar transaction effected by Parent after the date hereof; provided, however, that the Escrow Agent shall have received notice of such stock split or other action and shall have received the appropriate number of additional shares of Parent Common Stock or other property pursuant to Section 1.4. In the event of any such stock split or other similar occurrence, Parent shall deliver to the Company Shareholders' Representative and the Escrow Agent a revised version of Exhibit A setting forth the new number of Escrow Shares held in the Escrow Fund. Unless and until the Escrow Agent receives the certificates representing additional shares of Parent Common Stock or other property pursuant to Section 1.4, the Escrow Agent may assume without inquiry that no such stock or other property has been or is required to be issued with respect to Escrow Shares.

Section 5. Fees and Expenses.

        The Escrow Agent shall be entitled to receive from time to time fees in accordance with Exhibit B. In accordance with Exhibit B, the Escrow Agent will also be entitled to reimbursement for reasonable and documented out-of-pocket expenses incurred by the Escrow Agent in the performance of its duties hereunder and the execution and delivery of this Agreement. All such fees and expenses shall be paid by Parent.

Section 6. Limitation of Escrow Agent's Liability.

        6.1    The Escrow Agent undertakes to perform such duties as are specifically set forth in this Agreement only and shall have no duty under any other agreement or document, and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall incur no liability with respect to any action taken by it or for any inaction on its part in reliance upon any notice, direction, instruction, consent, statement or other document believed by it in good faith to be genuine and duly authorized, nor for any other action or inaction except for its own negligence or willful misconduct. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based upon such advice the Escrow Agent shall not be liable to anyone. In no event shall the Escrow Agent be liable for incidental, punitive or consequential damages.

        6.2    Parent and the Company Shareholders' Representative hereby agree to indemnify the Escrow Agent and its officers, directors, employees and agents for, and hold it and them harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with the Escrow Agent carrying out its duties hereunder. This right of indemnification, compensation and reimbursement shall survive the termination of this Agreement, and the resignation of the Escrow Agent.

Section 7. Termination.

        This Agreement shall terminate on the Termination Date or, if earlier, upon the release by the Escrow Agent of the entire Escrow Fund in accordance with this Agreement; provided, however, that if the Escrow Agent has received from any Indemnitee a Claim Notice setting forth a claim that has not been resolved by the Termination Date, then this Agreement shall continue in full force and effect until the claim has been resolved and the Escrow Fund released in accordance with this Agreement.

Section 8. Successor Escrow Agent.

        In the event the Escrow Agent becomes unavailable or unwilling to continue as escrow agent under this Agreement, the Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving its written resignation to the parties to this Agreement. Such resignation shall take effect not less than 30 days after it is given to all parties hereto. In such event, Parent may appoint a successor Escrow Agent. If Parent fails to appoint a successor Escrow Agent within 15 days after receiving the Escrow Agent's written resignation, the Escrow Agent shall have the right to apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent. The successor Escrow Agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment, and the successor Escrow Agent shall, without further acts, be vested with all the estates, property rights, powers and duties of the predecessor Escrow Agent as if originally named as Escrow

Agent herein. The Escrow Agent shall act in accordance with written instructions from Parent as to the transfer of the Escrow Fund to a successor escrow agent.

Section 9. Miscellaneous.

        9.1    Attorneys' Fees.    In any action at law or suit in equity to enforce or interpret this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

        9.2    Notices.    Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) when delivered by hand, or (b) two business days after sent by registered mail or, by courier or express delivery service, or by facsimile, to the address or facsimile telephone number set forth below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

    if to Parent:

    The Titan Corporation
    3033 Science Park Road
    San Diego, CA 92121
    Attention: Nicholas J. Costanza, Esq., General Counsel
    Facsimile: (858) 552-9759

    with a copy to:

    Barbara Borden, Esq.
    Cooley Godward     LLP
    4401 Eastgate Mall
    San Diego, CA 92121-1909
    Facsimile: (858) 550-6420

    if to the Company Shareholders' Representative:

    [Name]
    [Address]

    Telephone: [(    )    -            ]
    Facsimile: [(    )    -            ]

    if to the Escrow Agent:

    [Name]
    [Address]

    Telephone: [(    )    -            ]
    Facsimile: [(    )    -            ]

        The Escrow Agent may assume that any Claim Notice, Response Notice or other notice of any kind required to be delivered to the Escrow Agent and any other Person has been received by such other Person on the date it has been received by the Escrow Agent, but the Escrow Agent need not inquire into or verify such receipt.

        9.3    Headings.    The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

        9.4    Counterparts.    This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

        9.5    Applicable Law; Jurisdiction.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of California; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Ninth District of California; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 9.2.

        9.6    Successors and Assigns.    This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and each of their respective permitted successors and assigns, if any. No shareholder may assign such shareholder's rights under this Agreement without the express prior written consent of Parent, and any attempted assignment of this Agreement or any of such rights by a shareholder without such consent shall be void and of no effect; provided, however, that upon the death of a shareholder, such shareholder's rights under this Agreement shall be transferred to the person(s) who receive such shareholder's Parent Common Stock under the laws of descent and distribution.

        9.7    Waiver.    No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        9.8    Amendment.    This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

        9.9    Severability.    In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

        9.10    Parties in Interest.    Except as expressly provided herein, none of the provisions of this Agreement, express or implied, is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns, if any.

        9.11    Entire Agreement.    This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof.

        9.12    Waiver of Jury Trial.    Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any action arising out of or related to this Agreement or the transactions contemplated hereby.

        9.13    Tax Reporting Information and Certification of Tax Identification Numbers.

          (a)  The parties hereto agree that, for tax reporting purposes, all interest on or other income, if any, attributable to the Escrow Fund or any other amount held in escrow by the Escrow Agent pursuant to this Agreement shall be allocable to the shareholders in accordance with their percentage interests in the Escrow Fund set forth on Exhibit A; provided, however, that if Parent or the Company shall have repurchased any Escrow Shares in accordance with Section 2.8, then all interest on or other income, if any, attributable to the Escrow Shares or any other amount held in escrow by the Escrow Agent pursuant to this Agreement received after such repurchase shall be allocable to the shareholders based on the number of Escrow Shares held on behalf of each such shareholder at the time of the receipt of such interest or other income (it being understood that, for purposes of permitting the Escrow Agent to make such allocations, Parent and the Company Shareholders' Representative shall jointly (i) calculate revised percentage interests for the shareholders based on such number of Escrow Shares and (ii) submit such calculations in writing to the Escrow Agent).

          (b)  Parent and the Company Shareholders' Representative agree to provide the Escrow Agent with certified tax identification numbers for each of them by furnishing appropriate forms W-9 (or Forms W-8, in the case of non-U.S. persons) and any other forms and documents that the Escrow Agent may reasonably request (collectively, "Tax Reporting Documentation") to the Escrow Agent within 30 days after the date hereof. The parties hereto understand that, if such Tax Reporting Documentation is not so furnished to the Escrow Agent, the Escrow Agent shall be required by the Code to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement, and to immediately remit such withholding to the Internal Revenue Service.

        9.14    Cooperation.    The Company Shareholders' Representative agrees to cooperate fully with Parent and the Escrow Agent and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Parent or the Escrow Agent to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

        9.15    Construction.

          (a)  For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

          (b)  The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c)  As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (d)  Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

        In Witness Whereof, the parties have duly caused this Agreement to be executed as of the day and year first above written.

Parent:
The Titan Corporation, a Delaware corporation
By:
Title:
Company Shareholders' Representative:
Escrow Agent:
[Escrow Agent], a [ ] corporation
By:
Title:

Exhibit A
Shareholders

SHAREHOLDER	ADDRESS	SHARES TO BE HELD IN ESCROW ACCOUNT	PRO RATA PERCENTAGE INTEREST IN ESCROW FUND

Exhibit B
Escrow Agent's Fees and Expenses

ANNEX C

VOTING AGREEMENT

        This Voting Agreement is entered into as of February 23rd, 2002, by and between The Titan Corporation, a Delaware corporation ("Parent"), and «First» «Last» (Shareholder").

Recitals

        Whereas, Parent, Thunderbird Acquisition Corp., a New Mexico corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Science & Engineering Associates, Inc., a New Mexico corporation (the "Company"), are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (the "Merger Agreement") which provides (subject to the conditions set forth therein) for the merger of Merger Sub with and into the Company (the "Merger"). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Merger Agreement.

        Whereas, in order to induce Parent and Merger Sub to enter into the Merger Agreement, Shareholder, in his or its capacity as a Shareholder of the Company, is entering into this Voting Agreement.

Agreement

        The parties to this Voting Agreement, intending to be legally bound, agree as follows:

SECTION 1. Certain Definitions

        For purposes of this Voting Agreement:

          (a)  "Associated Parties," when used herein with respect to Shareholder, shall mean and include: (i) Shareholder's predecessors, successors, executors, administrators, heirs and estate; (ii) Shareholder's present and future assigns, agents and representatives; (iii) each entity that Shareholder has the power to bind (by Shareholder's acts or signature) or over which Shareholder directly or indirectly exercises control; and (iv) each entity of which Shareholder owns, directly or indirectly, at least 50% of the outstanding equity, beneficial, proprietary, ownership or voting interests.

          (b)  "Claims" shall mean and include all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including: (i) any unknown, unsuspected or undisclosed claim; (ii) any claim or right that may be asserted or exercised by a Releasor in such Releasor's capacity as a Shareholder, director, officer or employee of Company or in any other capacity; and (iii) any claim, right or cause of action based upon any breach of any express, implied, oral or written contract or agreement.

          (c)  "Company Common Stock" shall mean the common stock, no value per share, of the Company.

          (d)  "Expiration Date" shall mean the earlier of (i) the date upon which the Merger Agreement is validly terminated, or (ii) the Effective Time.

          (e)  Shareholder shall be deemed to "Own" or to have acquired "Ownership" of a security if: (i) Shareholder is the record owner of such security; or (ii) Shareholder is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security, except as set forth in (ii) above; provided, however, that Shareholder shall not be deemed to Own a security solely because of Shareholder's status as an executive officer, director, partner, member of a Person that owns such security.

          (f)    "Person" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) Governmental Body.

          (g)  "Released Claims" shall mean and include each and every Claim that (i) any Releasor or any Associated Party of any Releasor may have had in the past, may now have or may have in the future against any of the Releasees, and (ii) has arisen or arises directly or indirectly out of, or relates directly or indirectly to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the date of consummation of the Merger (excluding only such Releasor's rights, if any, under the Merger Agreement).

          (h)  "Releasees" shall mean and include: (i) Parent; (ii) each of the direct and indirect subsidiaries of Parent; (iii) Company; (iv) each of the direct and indirect subsidiaries of Company; (v) each other affiliate of Company; and (vi) the successors and past, present and future assigns, directors, officers, employees, agents, attorneys and representatives of the respective entities identified or otherwise referred to in clauses "(i)" through "(v)" of this sentence, other than the Shareholder and the other shareholders of the Company who have entered into voting agreements of even date herewith (collectively, the "Releasors").

          (i)    "Subject Securities" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by Shareholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Shareholder acquires Ownership during the period from the date of this Agreement through the Expiration Date.

          (j)    A Person shall be deemed to have effected a "Transfer" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein; or (iii) reduces such Person's beneficial ownership interest in or risk relating to any such security.

SECTION 2. Transfer of Subject Securities

        2.1    Transferee of Subject Securities to be Bound by this Agreement.    Subject to Section 2.3, Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Shareholder shall not cause or permit any Transfer of any of the Subject Securities to be effected.

        2.2    Transfer of Voting Rights.    Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Shareholder shall ensure that: (a) none of the Subject Securities are deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

        2.3    Permitted Transfers.    Section 2.1 shall not prohibit a transfer of Company Common Stock by Shareholder (i) to any member of his immediate family, or to a trust for the benefit of Shareholder or any member of his immediate family, (ii) upon the death of Shareholder, or (iii) if Shareholder is a partnership or limited liability company, to one or more partners or members of Shareholder or to an affiliated corporation under common control with Shareholder; provided, however, that a transfer referred to in this sentence shall be permitted only if, as a precondition to such transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by the terms of this Agreement.

        2.4    Obligation to Exercise Options.    Shareholder hereby covenants and agrees to exercise all of Shareholder's options, warrants or other rights to acquire shares of Company Common Stock.

SECTION 3. Voting of Shares

        3.1    Voting Agreement.    Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, at any meeting of shareholders of the Company, however called, and in any action by written consent of the shareholders of the Company, Shareholder shall, unless otherwise directed in writing by Parent, vote the Subject Securities or, to the extent Shareholder may be legally able to do so, cause the Subject Securities to be voted:

          (a)  in favor of approval of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and in favor of any other matter proposed to be approved by the holders of the Subject Securities pursuant to the terms of the Merger Agreement and in connection with the Merger;

          (b)  against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement;

          (c)  against any action or agreement that would cause any provision contained in Sections 6 or 7 of the Merger Agreement to not be satisfied;

          (d)  in favor of any action necessary or required to render inapplicable to the Merger, the Merger Agreement or any Related Agreement and the transactions contemplated therein and thereby (i) any state takeover law that may purport to be applicable to the Merger and the transactions contemplated by the Merger Agreement and the Related Agreements, (ii) any takeover provision in the Company Constituent Documents and (iii) any takeover provision in any Contract to which the Company is a party or by which it or its properties may be bound; and

          (e)  against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (i) any Company Acquisition Transaction; (ii) any amendment to the Company's Articles of Incorporation or bylaws; (iii) any material change in the capitalization of the Company or the Company's corporate structure; (iv) any change in a majority of the board of directors of the Company; and (v) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Voting Agreement.

        Prior to the Expiration Date, Shareholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with this Section 3.

        3.2    Proxy; Further Assurances.

          (a)  Contemporaneously with the execution of this Voting Agreement: (i) Shareholder shall execute and deliver to Parent a proxy in the form attached to this Voting Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (the "Proxy"); and (ii) Shareholder shall undertake diligent efforts to cause to be delivered to Parent an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Company Common Stock that are Owned by the Shareholder if other than the Shareholder.

          (b)  Shareholder shall, at his or its own expense, perform such further acts and execute such further proxies and other documents and instruments as may reasonably be required to vest in Parent the power to carry out and give effect to the provisions of this Voting Agreement.

SECTION 4. Waiver of Appraisal Rights

        Shareholder hereby irrevocably and unconditionally waives, and agrees to undertake diligent efforts to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights relating to the Merger or any related transaction that Shareholder or any other Person may have by virtue of any outstanding shares of Company Common Stock Owned by Shareholder.

SECTION 5. No Solicitation

        Shareholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Shareholder shall not, directly or indirectly, and Shareholder shall not permit his Representatives to, directly or indirectly: (i) solicit, initiate, encourage or facilitate the initiation or submission of any expression of interest, inquiry, proposal or offer from any Person (other than Parent) relating to a possible Company Acquisition Transaction or take any action that could reasonably be expected to lead to a Company Acquisition Transaction; (ii) furnish any information regarding the Company or any direct or indirect subsidiary of the Company to any Person in connection with or in response to a possible Company Acquisition Transaction; (iii) engage in discussions or negotiations with any Person with respect to any possible Company Acquisition Transaction; (iv) approve, endorse or recommend any Company Acquisition Transaction; or (v) enter into any letter of intent or similar document or any agreement or understanding contemplating or otherwise relating to any Company Acquisition Transaction. Shareholder shall immediately cease and discontinue, and Shareholder shall not permit his Representatives to continue, any existing discussions with any Person that relate to any possible Company Acquisition Transaction.

SECTION 6. Representations and Warranties of Shareholder

        Shareholder hereby represents and warrants as follows:

        6.1    Authorization, etc.    Shareholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Voting Agreement and the Proxy and to perform his or its obligations hereunder and thereunder. This Voting Agreement and the Proxy have been duly executed and delivered by Shareholder and constitute legal, valid and binding obligations of Shareholder and Shareholder's Associated Parties, and is enforceable against Shareholder and each of Shareholder's Associated Parties in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. If Shareholder is a general or limited partnership, then Shareholder is a partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. If Shareholder is a limited liability company, then Shareholder is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized.

        6.2    No Conflicts or Consents.

          (a)  The execution and delivery of this Voting Agreement and the Proxy by Shareholder do not, and the performance of this Voting Agreement and the Proxy by Shareholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Shareholder or any of Shareholder's Associated Parties or by which Shareholder or any of its properties or any properties of Shareholder's Associated Parties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any Encumbrance or restriction on any of the Subject Securities pursuant to, any contract or other instrument to which Shareholder is a party or by which Shareholder or any of Shareholder's affiliates or properties is or may be bound or affected.

          (b)  The execution and delivery of this Voting Agreement and the Proxy by Shareholder do not, and the performance of this Voting Agreement and the Proxy by Shareholder will not, require any authorization, instruction, consent or approval of any Person.

        6.3    Title to Securities.    As of the date of this Voting Agreement: (a) Shareholder holds of record (free and clear of any Encumbrances or restrictions except as specifically disclosed on the signature page hereof) the number of outstanding shares of Company Common Stock set forth under the heading "Shares Held of Record" on the signature page hereof; (b) Shareholder holds (free and clear of any Encumbrances or restrictions except as specifically disclosed on the signature page hereof) the options, warrants and other rights to acquire shares of Company Common Stock set forth under the heading "Options, Warrants and Other Rights" on the signature page hereof; (c) Shareholder beneficially owns the allocated shares of Company Common Stock under the ESOP listed under the heading "ESOP Allocated Shares"; (d) Shareholder Owns the additional securities of the Company set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof (other than shares of Company Common Stock allocated under the ESOP); and (e) Shareholder does not directly or indirectly Own any shares of Company Common Stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of Company Common Stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

        6.4    Miscellaneous.

          (a)  Shareholder has not assigned, transferred, conveyed or otherwise disposed of any Claim against any of the Releasees, or any direct or indirect interest in any such Claim, in whole or in part;

          (b)  to Shareholder's knowledge, no other person or entity has any interest in any of the Released Claims;

          (c)  no Associated Party of Shareholder has or had any Claim against any of the Releasees;

          (d)  no Associated Party of Shareholder will in the future have any Claim against any Releasee that arises directly or indirectly from or relates directly or indirectly to any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or before the date of this Voting Agreement;

          (e)  this Voting Agreement has been duly and validly executed and delivered by Shareholder; and

          (f)    there is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to the knowledge of Shareholder, threatened against Shareholder or any of Shareholder's Associated Parties that challenges or would challenge the execution and delivery of this Voting Agreement or the taking of any of the actions required to be taken by Shareholder under this Voting Agreement.

        6.5    The representations and warranties contained in this Voting Agreement are accurate in all respects as of the date of this Voting Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date.

SECTION 7. Additional Covenants of Shareholder

        7.1    Further Assurances.    From time to time and without additional consideration, Shareholder shall (at Shareholder's sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall (at Shareholder's sole expense) take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Voting Agreement.

        7.2    Legends.    If requested by Parent, immediately after the execution of this Voting Agreement (and from time to time upon the acquisition by Shareholder of Ownership of any shares of Company Common Stock prior to the Expiration Date), Shareholder shall cause each certificate evidencing any outstanding shares of Company Common Stock or other securities of the Company Owned by Shareholder to be surrendered so that the transfer agent for such securities may affix thereto a legend in the following form:

        THE SECURITY OR SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF A VOTING AGREEMENT DATED AS OF FEBRUARY 23, 2002, AS IT MAY BE AMENDED, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

        7.3    Merger Agreement.    Shareholder agrees and acknowledges that Shareholder shall be responsible for Damages to the extent and in the manner provided for in Section 9.4(b) of the Merger Agreement.

SECTION 8. General Release

        8.1    Release.    Effective as of the Effective Time of the Merger, Shareholder, for himself or itself and for each of such Shareholder's Associated Parties (as defined in Section 1), hereby generally, irrevocably, unconditionally and completely releases and forever discharges each of the Releasees (as defined in Section 1) from, and hereby irrevocably, unconditionally and completely waives and relinquishes, each of the Released Claims (as defined in Section 1).

        8.2    Civil Code § 1542.    Shareholder (a) represents, warrants and acknowledges that he or it has been fully advised by his or its attorney of the contents of Section 1542 of the Civil Code of the State of California, and (b) hereby expressly waives the benefits thereof and any rights Shareholder may have thereunder. Section 1542 of the Civil Code of the State of California provides as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Shareholder also hereby waives the benefits of, and any rights Shareholder may have under, any statute or common law principle of similar effect in any jurisdiction.

SECTION 9. Miscellaneous

        9.1    Survival of Representations, Warranties and Agreements.    All representations, warranties, covenants and agreements made by Shareholder in this Voting Agreement shall survive until the Expiration Date.

        9.2    Expenses.    All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid solely by the party incurring such costs and expenses.

        9.3    Notices.    Any notice or other communication required or permitted to be delivered to either party under this Voting Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile, in each case with confirmation of delivery) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

    if to Parent:

    The Titan Corporation
    3033 Science Park Road
    San Diego, CA 92121
    Attn: Nicholas Costanza, Esq., General Counsel
    Facsimile: (858) 552-9759

    with a copy to (which copy shall not constitute notice):

    Barbara L. Borden, Esq.
    Deyan P. Spiridonov, Esq.
    Cooley Godward     LLP
    4401 Eastgate Mall
    San Diego, CA 92121-9109
    Facsimile No. (858) 550-6420

    if to the Shareholder:

    at the address set forth below Shareholder's signature on the signature page hereof with copies to (which copies shall not constitute notice):

    Sutin, Thayer & Browne APC
    6565 Americas Parkway NE, Suite 1000
    Albuquerque, New Mexico 87110
    Attn: Jay D. Rosenblum, Esq.
    Facsimile:

        9.4    Severability.    If any provision of this Voting Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Voting Agreement. If any provision of this Voting Agreement or any part of such provision is held to be unenforceable against any Releasor, then the unenforceability of such provision or part thereof against such Releasor shall not affect the enforceability thereof against any other Releasor. Each provision of this Voting Agreement is separable from every other provision of this Voting Agreement, and each part of each provision of this Voting Agreement is separable from every other part of such provision.

        9.5    Entire Agreement.    This Voting Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Voting Agreement shall be binding upon either party unless made in writing and signed by both parties.

        9.6    Assignment; Binding Effect.    Except as provided herein, neither this Voting Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Shareholder or Parent without the prior written consent of the non-assigning party, which consent shall not be unreasonably withheld, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Voting Agreement shall be binding upon, and inure to the benefit of, Shareholder and his or its heirs, estate, executors, personal representatives, successors and assigns (as the case may be), and shall be binding upon, and inure to the benefit of, Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Voting Agreement, this Voting Agreement shall be binding upon any Person to whom any Subject Securities are Transferred. Nothing in this Voting Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

        9.7    Specific Performance.    The parties agree that irreparable damage would occur in the event that any provision of this Voting Agreement or the Proxy was, or is, not performed in accordance with its specific terms or was, or is, otherwise breached. Shareholder agrees that, in the event of any breach or threatened breach by Shareholder of any covenant or obligation contained in this Voting Agreement or in the Proxy, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Shareholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.8, and Shareholder irrevocably waives any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

        9.8    Non-Exclusivity.    The rights and remedies of Parent under this Voting Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Voting Agreement, and the obligations and liabilities of Shareholder under this Voting Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. Nothing in this Voting Agreement shall limit any of Shareholder's obligations, or the rights or remedies of Parent, under any agreement between Parent and Shareholder; and nothing in any such agreement shall limit any of Shareholder's obligations, or any of the rights or remedies of Parent, under this Voting Agreement.

        9.9    Governing Law; Venue.

          (a)  This Voting Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

          (b)  Any legal action or other legal proceeding relating to this Voting Agreement or the Proxy or the enforcement of any provision of this Voting Agreement or the Proxy may be brought or otherwise commenced in any state or federal court located in the State of California. Shareholder and Parent each:

            (i)    expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the State of California (and each appellate court located in the State of California), in connection with any such legal proceeding;

            (ii)  agrees that service of any process, summons, notice or document by U.S. mail addressed to him at the address set forth in Section 9.3 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

            (iii) agrees that each state and federal court located in the State of California, shall be deemed to be a convenient forum; and

            (iv)  agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the State of California, any claim by either Shareholder or Parent that it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Voting Agreement or the subject matter of this Voting Agreement may not be enforced in or by such court.

Nothing contained in this Voting Agreement shall be deemed to limit or otherwise affect the right of either party or any Releasee (1) to commence any legal proceeding or to otherwise proceed against any of the Releasors or any other person or entity in any other forum or jurisdiction, or (2) to raise this Voting Agreement as a defense in any legal proceeding in any other forum or jurisdiction.

          (c)  SHAREHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS VOTING AGREEMENT OR THE PROXY OR THE ENFORCEMENT OF ANY PROVISION OF THIS VOTING AGREEMENT OR THE PROXY.

        9.10    Counterparts.    This Voting Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

        9.11    Captions.    The captions contained in this Voting Agreement are for convenience of reference only, shall not be deemed to be a part of this Voting Agreement and shall not be referred to in connection with the construction or interpretation of this Voting Agreement.

        9.12    Attorneys' Fees.    If any legal action or other legal proceeding relating to this Voting Agreement or the enforcement of any provision of this Voting Agreement is brought against Shareholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        9.13    Waiver.    No failure on the part of Parent to exercise any power, right, privilege or remedy under this Voting Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Voting Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Voting Agreement, or any power, right, privilege or remedy of Parent under this Voting Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        9.14    Construction.

          (a)  For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

          (b)  The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement.

          (c)  As used in this Voting Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (d)  Except as otherwise indicated, all references in this Voting Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Voting Agreement and Exhibits to this Voting Agreement.

        9.15    Shareholder Capacity.    No person executing this Voting Agreement who is a director or officer of the Company makes any agreement or understanding herein in his capacity as such director or officer. Without limiting the generality of the foregoing, Shareholder executes this Voting Agreement solely in its capacity as Owner of Subject Securities and nothing herein shall limit or affect any actions taken by Shareholder in its capacity as an officer or director of the Company in exercising the Company's rights under the Merger Agreement, provided, that no obligation of Shareholder to the Company as an officer or director of the Company shall affect, impair or impede Shareholder's obligations under this Voting Agreement including the obligation to vote the Subject Securities in accordance with Section 3 hereof.

[SIGNATURE PAGE TO FOLLOW]

        In Witness Whereof, Parent and Shareholder have caused this Voting Agreement to be executed as of the date first written above.

The Titan Corporation
By:

Name:

Stockholder
By:

Name:	«First» «Last»
Address:

Facsimile:

Shares Held of Record	Options, Warrants and Other Rights	ESOP Allocated Shares	Additional Securities Beneficially Owned

[Signature Page of Voting Agreement]

FORM OF IRREVOCABLE PROXY

        The undersigned shareholder of Science & Engineering Associates, Inc., a New Mexico corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Brian Clark, Eric DeMarco and Nicholas Costanza and The Titan Corporation, a Delaware corporation ("Parent"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to (i) the outstanding shares of Company Common Stock or other securities owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of Company Common Stock or other securities which the undersigned may acquire on or after the date hereof. (The shares of the Company Common Stock or other securities referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence, except for shares which are not Subject Securities (as defined in the Voting Agreement), are collectively referred to in this proxy as the "Shares"). Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and the undersigned agrees that no subsequent proxies will be given with respect to any of the Shares.

        This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between Parent and the undersigned (the "Voting Agreement"), and is granted in consideration of Parent entering into the Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among Parent, Thunderbird Acquisition, Inc., a New Mexico Corporation and a wholly owned subsidiary of Parent, and the Company (the "Merger Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Merger Agreement.

        The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any meeting of the shareholders of the Company, however called, and in any action by written consent of the Shareholders of the Company at any time until the earlier to occur of (i) the valid termination of the Merger Agreement or (ii) the Effective Time:

        (i)    in favor of approval of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and in favor of any other matter proposed to be approved by the holders of the Subject Securities pursuant to the terms of the Merger Agreement and in connection with the Merger;

        (ii)    against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement;

        (iii)    against any action or agreement that would cause any provision contained in Sections 6 or 7 of the Merger Agreement to not be satisfied;

        (iv)    in favor of any action necessary or required to render inapplicable to the Merger, the Merger Agreement or any Related Agreement and the transactions contemplated therein and thereby (i) any state takeover law that may purport to be applicable to the Merger and the transactions contemplated by the Merger Agreement and the Related Agreements, (ii) any takeover provision in the Company Constituent Documents and (iii) any takeover provision in any Contract to which the Company is a party or by which it or its properties may be bound; and

        (v)    against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (i) any Company Acquisition Transaction; (ii) any amendment to the Company's Articles of Incorporation or bylaws; (iii) any material change in the capitalization of the Company or the Company's corporate structure; (iv) any change in a majority of the board of directors of the Company; and (v) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Voting Agreement.

        The undersigned may vote the Shares on all other matters not referred to in this proxy.

        This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the undersigned (including any transferee of any of the Shares).

        If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

        [SIGNATURE PAGE TO FOLLOW]

        This proxy shall terminate upon the earlier of the valid termination of the Merger Agreement and the Effective Time.

Dated: February            , 2002.

«First» «Last»
Number of shares of common stock of the Company owned of record or beneficially as of the date of this irrevocable proxy:

[Signature Page to Form of Irrevocable Proxy]

ANNEX D

January 31, 2002

The Board of Directors
Science & Engineering Associates, Inc.
6100 Uptown Boulevard NE, Suite 700
Albuquerque, NM 87110

Gentlemen:

        You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Science & Engineering Associates, Inc. (the "Company") of the shares of common stock of The Titan Corporation ("Titan"; the "Merger Consideration") to be issued to such shareholders pursuant to the proposed merger (the "Merger") contemplated by and described in the Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), by and among Titan, Thunderbird Acquisition, Inc., a wholly owned subsidiary of Titan ("Sub"), and the Company. Capitalized terms used herein, if not otherwise defined herein, shall have the respective meanings set forth in the Merger Agreement. For purposes of this opinion, we have assumed that the draft of the Merger Agreement, dated January 27, 2002 and in the form provided to us, will not vary in any material respect from the Merger Agreement to be executed by the parties thereto.

        In conducting our analysis and arriving at our opinion, we have reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to such financial and other information as we deemed appropriate including, among other things: (i) the draft of the Merger Agreement and drafts of the related exhibits, schedules, and annexes thereto; (ii) the historical and current financial position and results of operations of the Company; (iii) certain internal financial analyses and forecasts of the Company for the fiscal years ended April 30, 1997 through April 30, 2001, the calendar year ended December 31, 2001 and calendar years ending December 31, 2002 through 2006, prepared by its senior management; (iv) financial analyses of and forecasts for Titan published by equity research analysts; (v) certain financial and securities trading data of certain other companies, the securities of which are publicly traded and that we believed to be comparable to the Company and Titan or relevant to the transaction; (vi) prices paid in certain other acquisitions and transactions that we believed to be relevant; (vii) historical and current financial position of Titan as set forth in its public filings, reported price and trading activity for Titan common stock; and (viii) such other financial studies, analyses, and investigations as we deemed appropriate for purposes of our opinion. We also have held discussions with members of the senior management of the Company regarding its past and current business operations, financial condition, and future prospects and considered such other matters as we deemed relevant to our inquiry.

        In rendering our opinion, we have taken into account our assessment of general economic, market, and financial and other conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the industry in which the Company operates generally. Our opinion is necessarily based upon the information made available to us and conditions as they currently exist and can be evaluated as of the date hereof.

        We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of our opinion and have not assumed any responsibility for, nor undertaken an independent verification of, such information. With respect to the Company's internal operating data and financial analyses and forecasts supplied to us, we have assumed that such data, analyses, and forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company's senior management as to the recent and likely future

D-1

performance of the Company. Accordingly, we express no opinion with respect to such analyses or forecasts or the assumptions on which they are based.

        Our opinion does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transactions in which the Company might engage. We have not made an independent evaluation or appraisal of the assets and liabilities of the Company or Titan or any of their respective subsidiaries or affiliates and have not been furnished with any such evaluation or appraisal. We have assumed that all options to acquire the Company's common stock will be exercised in a "cashless exercise" methodology. Moreover, for purposes of our opinion we have assumed that the Merger is consummated on the terms set forth in the Merger Agreement and that all conditions to the Merger are satisfied, including but not limited to those pertaining to the EBIT Earn Out described in Section 1.14 of the Merger Agreement. Accordingly, our opinion does not address the probability that such conditions will, in fact, be satisfied.

        Morgan Keegan & Company, Inc., as part of its investment banking business, engages in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate, and other purposes. Morgan Keegan & Company, Inc. will receive a fee in connection with the delivery of this opinion, which is not contingent in any manner on the outcome of the Merger. In the ordinary course of our business, we may hold or actively trade Titan common stock for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

        The Company is not entitled to reproduce this opinion, in whole or in part, in any Proxy Statement or other similar disclosure document; without our advance written approval. Notwithstanding the foregoing, this opinion does not constitute a recommendation to any shareholder of the Company to vote in favor of the Merger. Furthermore, we are not expressing any opinion as to the price at which the Titan common stock will trade subsequent to the announcement of the Merger.

        We were engaged by the Board of Directors of the Company to render this opinion to the board in connection with the discharge of it fiduciary duties.

        Based upon and subject to the foregoing, and based upon such other matters as we consider relevant, it is our opinion that, as of the date hereof and based on conditions as they currently exist, the Merger Consideration is fair to the shareholders of the Company from a financial point of view.

Very truly yours,

MORGAN KEEGAN & COMPANY, INC.

By:	/s/ Scott Z. Garfinkle

Title:	Managing Partner

D-2

ANNEX E

DISSENTERS' RIGHTS

        53-15-3    RIGHT OF SHAREHOLDERS TO DISSENT AND OBTAIN PAYMENT FOR SHARES.—A.    Any shareholder of a corporation may dissent from, and obtain payment for the shareholder's shares in the event of, any of the following corporate actions:

        (1)  any plan of merger or consolidation to which the corporation is a party, 1except as provided in Subsection C of this section;

        (2)  any sale or exchange of all or substantially all of the property and assets of the corporation not made in the usual and regular course of its business, including a sale in dissolution, but not including a sale pursuant to an order of a court having jurisdiction in the premises or a sale for cash on terms requiring that all or substantially all of the net proceeds of sale be distributed to the shareholders in accordance with their respective interests within one year after the date of sale;

        (3)  any plan of exchange to which the corporation is a party as the corporation the shares of which are to be acquired;

        (4)  any amendment of the articles of incorporation which materially and adversely affects the rights appurtenant to the shares of the dissenting shareholder in that it:

        (a)  alters or abolishes a preferential right of such shares;

        (b)  creates, alters or abolishes a right in respect of the redemption of such shares, including a provision respecting a sinking fund for the redemption or repurchase of such shares;

        (c)    alters or abolishes an existing preemptive right of the holder of such shares to acquire shares or other securities; or

        (d)  excludes or limits the right of the holder of such shares to vote on any matter, or to cumulate his votes, except as such right may be limited by dilution through the issuance of shares or other securities with similar voting rights; or

        (5)  any other corporate action taken pursuant to a shareholder vote with respect to which the articles of incorporation, the bylaws or a resolution of the board of directors directs that dissenting shareholders shall have a right to obtain payment for their shares.

        2B.  (1)    A record holder of shares may assert dissenters' rights as to less than all of the shares registered in his name only if the holder dissents with respect to all the shares beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf the holder dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

        (2)  A beneficial owner of shares who is not the record holder may assert dissenters' rights with respect to shares held on his behalf, and shall be treated as a dissenting shareholder under the terms of this section and Section 53-15-4 NMSA 1978 if he submits to the corporation at the time of or before the assertion of these rights a written consent of the record holder.

        C.    The right to obtain payment under this section shall not apply to the shareholders of the surviving corporation in a merger if a vote of the shareholders of such corporation is not necessary to authorize such merger.

        D.    A shareholder of a corporation who has a right under this section to obtain payment for his shares shall have no right at law or in equity to attack the validity of the corporate action that gives rise to his right to obtain payment, nor to have the action set aside or rescinded, except when the corporate action is unlawful or fraudulent with regard to the complaining shareholder or to the corporation. (Last amended by Ch. 304, L. '83, eff. 6-17-83.)

        53-15-4    RIGHTS OF DISSENTING SHAREHOLDERS.—A.    Any shareholder electing to exercise his right of dissent shall file with the corporation, prior to or at the meeting of shareholders at which the proposed corporate action is submitted to a vote, a written objection to the proposed corporate action. If the proposed corporate action is approved by the required vote and the shareholder has not voted in favor thereof, the shareholder may, within ten days after the date on which the vote was taken or if a corporation is to be merged without a vote of its shareholders into another corporation, any of its shareholders may, within twenty-five days after the plan of the merger has been mailed to the shareholders, make written demand on the corporation, or, in the case of a merger or consolidation, on the surviving or new corporation, domestic or foreign, for payment of the fair value of the shareholder's shares, and, if the proposed corporate action is effected, the corporation shall pay to the shareholder, upon 1the determination of the fair value, by agreement or judgment as provided herein, and, in the case of shares represented by certificates, the surrender of such certificates the fair value thereof as of the day prior to the date on which the vote was taken approving the proposed corporate action, excluding any appreciation or depreciation in anticipation of the corporate action. Any shareholder failing to make demand within the prescribed ten day or twenty-five day period shall be bound by the terms of the proposed corporate action. Any shareholder making such demand shall thereafter be entitled only to payment as in this section provided and shall not be entitled to vote or to exercise any other rights of a shareholder.

        B.    No such demand may be withdrawn unless the corporation consents thereto. If, however, the demand is withdrawn upon consent, or if the proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect the action, or if, in the case of a merger, on the date of the filing of the articles of merger the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic and foreign, that are parties to the merger, or if no demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section, or if a court of competent jurisdiction determines that the shareholder is not entitled to the relief provided by this section, then the right of the shareholder to be paid the fair value of his shares ceases and his status as a shareholder shall be restored, without prejudice, to any corporate proceedings which may have been taken during the interim.

        C.    Within ten days after such corporate action is effected, the corporation, or, in the case of a merger or consolidation, the surviving or new corporation, domestic or foreign, shall give written notice thereof to each dissenting shareholder who has made demand as 2provided in this section and shall make a written offer to each such shareholder to pay for such shares at a specified price deemed by 3the corporation to be the fair value thereof. 3The notice and offer shall be accompanied by a balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than twelve months prior to the making of 3the offer, and a profit and loss statement of 3the corporation for the twelve months' period ended on the date of 3the balance sheet.

        D.    If within thirty days after the date on which such corporate action was effected the fair value of such shares is agreed upon between any such dissenting shareholder and the corporation, payment therefor shall be made within ninety days after the date on which 3the corporate action was effected, and, in the case of shares represented by certificates, upon surrender of the 4certificates. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in 3the shares.

        E.    If, within 3the period of thirty days, a dissenting shareholder and the corporation do not so agree, then the corporation, within thirty days after receipt of written demand from any dissenting shareholder, given within sixty days after the date on which such corporate action was effected, shall, or at its election at any time within 3the period of sixty days may, file a petition in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located praying that the fair value of such shares be found and determined. If, in the case of a merger or consolidation, the surviving or new corporation is a foreign corporation without a registered office in this state, 3the petition shall be filed in the county where the registered office of the domestic corporation was last located. If the corporation 3fails to institute the proceeding as 2provided in this section, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders, wherever residing, shall be made parties to the proceeding as an action against their shares quasi in rem. A copy of the petition shall be served on each dissenting shareholder who is a resident of this state and shall be served by registered or certified mail on each dissenting shareholder who is a nonresident. Service on nonresidents shall also be made by publication as provided by law. The jurisdiction of the court shall be plenary and exclusive. All shareholders who are parties to the proceeding shall be entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as 6specified in the order of their appointment or on amendment thereof. The judgment shall be payable to the holders of uncertified shares immediately, but to the holders of shares represented by certificates only upon and concurrently with the surrender to the corporation of 7certificates. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

        F.      The judgment shall include an allowance for interest at such rate as the court may find to be fair and equitable, in all the circumstances, from the date on which the vote was taken on the proposed corporate action to the date of payment.

        G.    The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of 3the costs and expenses may be apportioned and assessed as the court 3deems equitable against any or all of the dissenting shareholders who are parties to the proceeding to whom the corporation shall have made an offer to pay for the shares if the court shall find that the action of such shareholders in failing to accept such offer was arbitrary or vexatious or not in good faith. Such expenses shall include reasonable compensation for and reasonable expenses of the appraisers, but 9exclude the fees and expenses of counsel for and experts employed by any party; but if the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay therefor, or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court 10determines to be reasonable compensation to any expert 11employed by the shareholder in the proceeding, together with reasonable fees of legal counsel.

        H.    Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty days after demanding payment for his shares, each 12holder of shares represented by certificates demanding payment shall submit the 13certificates to the corporation for notation thereon that such demand has been made. His failure to do so shall, at the option of the corporation, terminate his rights under this section unless a court of competent jurisdiction, for good and sufficient cause shown, 14otherwise directs. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made 6is transferred, 15any new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of 3the shares, and a transferee of 3the shares 9acquires by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

        I.      Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this section provided, may be held and disposed of by 3the corporation as in the case of other treasury shares, except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide. (Last amended by Ch. 304, L. '83, eff. 6-17-83.)

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Officers and Directors

        The registrant's bylaws provide for indemnification (to the fullest extent permitted by law) of directors, officers and other agents of the registrant against expenses, judgments, fines and amounts paid in settlements actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is, or was, an officer, director, or agent of the registrant. The registrant also maintains directors and officers liability insurance coverage and has entered into indemnification agreements with its directors and officers.

        Section 145 of the Delaware General Corporation Law provides generally that a corporation shall have the power, and in some cases is required, to indemnify an agent, including an officer or director, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, against certain expenses, judgments, fines, settlements, and other amounts under certain circumstances.

        These indemnification provisions may be sufficiently broad to permit indemnification of the registrant's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 21. Exhibits and Financial Statement Schedules

Exhibit Number	Description of Document
2.1*	Agreement and Plan of Merger and Reorganization, dated February 23, 2002, by and among The Titan Corporation, Thunderbird Acquisition, Inc. and Science & Engineering Associates, Inc. (included as Annex A to the prospectus/proxy statement contained in this registration statement).
2.2*	Form of Escrow Agreement between The Titan Corporation, Thunderbird Acquisition, Inc., the Escrow Agent, and Mr. Robert Savoie (included as Annex B to the prospectus/proxy statement contained in this registration statement).
2.3*	Form of Voting Agreement between The Titan Corporation and certain Science & Engineering Associates shareholders (included as Annex C to the prospectus/proxy statement contained in this registration statement).
3.1	Restated Certificate of Incorporation dated as of November 6, 1986 (which was Exhibit No. 3.1 to The Titan Corporation's 1987 Annual Report on Form 10-K and is incorporated herein by this reference).
3.2	Certificate of Amendment of Restated Certificate of Incorporation dated as of June 30, 1987 (which was Exhibit 3.2 to The Titan Corporation's 1987 Annual Report on Form 10-K and is incorporated herein by this reference).
3.3	Certificate of Amendment of Restated Certificate of Incorporation dated as of October 21, 1998 (which was Exhibit No. 3.1 to The Titan Corporation's Quarterly Report on Form 10-Q dated November 16, 1998 and is incorporated herein by this reference).
3.4	By-laws, as amended (which were filed with The Titan Corporation's Quarterly Report on Form 10-Q dated November 13, 1995 as Exhibit 6(a)(3) and are incorporated herein by this reference).

3.5	Amendment to The Titan Corporation's By-laws (which was Exhibit 3.3 to The Titan Corporation's 1999 Annual Report on Form 10-K and is incorporated herein by this reference).
3.6	Amendment to The Titan Corporation's By-laws (which was Exhibit 3.4 to The Titan Corporation 2001 Annual Report on Form 10-K and is incorporated herein by this reference).
4.1	Rights Agreement, dated as of August 21, 1995, between The Titan Corporation and American Stock Transfer and Trust Company, which was Exhibit 1 to The Titan Corporation's Form 8-A12B/A filed August 25, 1995, is incorporated herein by this reference.
4.2	Letter Agreement, dated February 4, 1998, between The Titan Corporation and DBA Systems, Inc. regarding certain registration rights granted in connection with the acquisition of DBA, which was Exhibit 10.38 to The Titan Corporation's Registration Statement on Form S-4 (no. 333-45719), is incorporated herein by this reference.
5.1*	Opinion of Cooley Godward LLP as to the validity of the common stock of The Titan Corporation being registered hereby.
8.1**	Opinion of Cooley Godward LLP regarding material federal income tax consequences of the merger.
8.2**	Opinion of Sutin, Thayer & Browne APC regarding material federal income tax consequences of the merger.
23.1**	Consent of Arthur Andersen LLP, Independent Public Accountants.
23.2**	Consent of Ernst & Young LLP, independent auditors.
23.3*	Consent of Deloitte & Touche LLP, independent auditors.
23.4*	Consent of Deloitte & Touche LLP, independent auditors.
23.5**	Consent of KPMG LLP, independent auditors.
23.6*	Consent of PricewaterhouseCoopers LLP, independent accountants.
23.7*	Consent of Arthur Andersen LLP, Independent Public Accountants.
23.8**	Consent of KPMG LLP, independent auditors.
23.9*	Consent of Cooley Godward LLP (included in Exhibit 5.1).
23.10**	Consent of Cooley Godward LLP (included in Exhibit 8.1).
23.11**	Consent of Sutin, Thayer & Browne APC (included in Exhibit 8.2).
23.12**	Consent of KPMG Consulting, Inc.
24.1*	Power of Attorney (included on signature page).
99.1*	Form of Science & Engineering Associates, Inc. Proxy for Special Meeting of Shareholders.
99.2*	Consent of Morgan Keegan.
99.3**	Opinion of Morgan Keegan regarding fairness of the terms of the proposed transaction from a financial point of view to the shareholders of Science & Engineering Associates (included as Annex D to the prospectus/proxy statement contained in this registration statement).

*
Previously filed.

**
Filed herewith.

Item 22. Undertakings

        The undersigned registrant hereby undertakes:

  •
  to file, during any period in which offers or sales are being made, a post-effective amendment or prospectus supplement to this registration statement:

  (1)
  to include any prospectus required by Section 10(a)(3) of the Securities Act;

  (2)
  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (3)
  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  •
  that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  •
  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

  •
  that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  •
  to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request;

  •
  to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective;

  •
  that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form; and

  •
  that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant named below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Pre-effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 14, 2002.

THE TITAN CORPORATION
By:	/s/ GENE W. RAY Gene W. Ray Chief Executive Officer and Chairman of the Board

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of The Titan Corporation and in the capacities and on the dates indicated.

Date	Signature	Title

June 14, 2002	/s/ GENE W. RAY Gene W. Ray	Chief Executive Officer and Chairman of the Board
June 14, 2002	/s/ MARK W. SOPP Mark W. Sopp	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
June 14, 2002	* Deanna Hom	Vice President, Corporate Controller (Principal Accounting Officer)
June 14, 2002	/s/ MICHAEL B. ALEXANDER Michael B. Alexander	Director
June 14, 2002	* Edward H. Bersoff	Director
June 14, 2002	* Joseph F. Caliguiri	Director
June 14, 2002	/s/ PETER A. COHEN Peter A. Cohen	Director
June 14, 2002	* Daniel J. Fink	Director
June 14, 2002	/s/ SUSAN GOLDING Susan Golding	Director

June 14, 2002	* Robert M. Hanisee	Director
June 14, 2002	* Robert E. La Blanc	Director
June 14, 2002	* James Roth	Director
June 14, 2002	* Joseph E. Wright, Jr.	Director

*
Pursuant to Power of Attorney

By:	/s/ MARK W. SOPP
Mark W. Sopp Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Description of Document
2.1*	Agreement and Plan of Merger and Reorganization, dated February 23, 2002, by and among The Titan Corporation, Thunderbird Acquisition, Inc. and Science & Engineering Associates, Inc. (included as Annex A to the prospectus/proxy statement contained in this registration statement).
2.2*
Form of Escrow Agreement between The Titan Corporation, Thunderbird Acquisition, Inc., the Escrow Agent, and Mr. Robert Savoie (included as Annex B to the prospectus/proxy statement contained in this registration statement).
2.3*
Form of Voting Agreement between The Titan Corporation and certain Science & Engineering Associates shareholders (included as Annex C to the prospectus/proxy statement contained in this registration statement).
3.1	Restated Certificate of Incorporation dated as of November 6, 1986 (which was Exhibit No. 3.1 to The Titan Corporation's 1987 Annual Report on Form 10-K and is incorporated herein by this reference).
3.2
Certificate of Amendment of Restated Certificate of Incorporation dated as of June 30, 1987 (which was Exhibit 3.2 to The Titan Corporation's 1987 Annual Report on Form 10-K and is incorporated herein by this reference).
3.3
Certificate of Amendment of Restated Certificate of Incorporation dated as of October 21, 1998 (which was Exhibit No. 3.1 to The Titan Corporation's Quarterly Report on Form 10-Q dated November 16, 1998 and is incorporated herein by this reference).
3.4	By-laws, as amended (which were filed with The Titan Corporation's Quarterly Report on Form 10-Q dated November 13, 1995 as Exhibit 6(a)(3) and are incorporated herein by this reference).
3.5	Amendment to The Titan Corporation's By-laws (which was Exhibit 3.3 to The Titan Corporation's 1999 Annual Report on Form 10-K and is incorporated herein by this reference).
3.6	Amendment to The Titan Corporation's By-laws (which was Exhibit 3.4 to The Titan Corporation 2001 Annual Report on Form 10-K and is incorporated herein by this reference).
4.1
Rights Agreement, dated as of August 21, 1995, between The Titan Corporation and American Stock Transfer and Trust Company, which was Exhibit 1 to The Titan Corporation's Form 8-A12B/A filed August 25, 1995, is incorporated herein by this reference.
4.2
Letter Agreement, dated February 4, 1998, between The Titan Corporation and DBA Systems, Inc. regarding certain registration rights granted in connection with the acquisition of DBA, which was Exhibit 10.38 to The Titan Corporation's Registration Statement on Form S-4 (no. 333-45719), is incorporated herein by this reference.
5.1*	Opinion of Cooley Godward LLP as to the validity of the common stock of The Titan Corporation being registered hereby.
8.1**	Opinion of Cooley Godward LLP regarding material federal income tax consequences of the merger.
8.2**	Opinion of Sutin, Thayer & Browne APC regarding material federal income tax consequences of the merger.
23.1**	Consent of Arthur Andersen LLP, Independent Public Accountants.

23.2**	Consent of Ernst & Young LLP, independent auditors.
23.3*	Consent of Deloitte & Touche LLP, independent auditors.
23.4*	Consent of Deloitte & Touche LLP, independent auditors.
23.5**	Consent of KPMG LLP, independent auditors.
23.6*	Consent of PricewaterhouseCoopers LLP, independent accountants.
23.7*	Consent of Arthur Andersen LLP, Independent Public Accountants.
23.8**	Consent of KPMG LLP, independent auditors.
23.9*	Consent of Cooley Godward LLP (included in Exhibit 5.1).
23.10**	Consent of Cooley Godward LLP (included in Exhibit 8.1).
23.11**	Consent of Sutin, Thayer & Browne APC (included in Exhibit 8.2).
23.12**	Consent of KPMG Consulting, Inc.
24.1*	Power of Attorney (included on signature page).
99.1*	Form of Science & Engineering Associates, Inc. Proxy for Special Meeting of Shareholders.
99.2*	Consent of Morgan Keegan.
99.3**
Opinion of Morgan Keegan regarding fairness of the terms of the proposed transaction from a financial point of view to the shareholders of Science & Engineering Associates (included as Annex D to the prospectus/proxy statement contained in this registration statement).

*
Previously filed.

**
Filed herewith.

QuickLinks

REFERENCES

QUESTIONS AND ANSWERS ABOUT THE PROPOSED TRANSACTION
SUMMARY
MARKET PRICE AND DIVIDEND INFORMATION
THE TITAN CORPORATION SELECTED HISTORICAL FINANCIAL DATA (In Thousands, Except Per Share Data)
SCIENCE & ENGINEERING ASSOCIATES, INC. SELECTED HISTORICAL FINANCIAL DATA (In Thousands, Except Per Share Data)
SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
COMPARATIVE PER SHARE DATA
RISK FACTORS
THE SCIENCE & ENGINEERING ASSOCIATES SPECIAL MEETING To be held , 2002
THE MERGER
CERTAIN TERMS OF THE MERGER AGREEMENT
CERTAIN OTHER AGREEMENTS
TITAN—RECENT DEVELOPMENTS
INFORMATION RELATING TO SCIENCE & ENGINEERING ASSOCIATES
SCIENCE & ENGINEERING ASSOCIATES MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS OF SCIENCE & ENGINEERING ASSOCIATES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
THE TITAN CORPORATION NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (In Thousands, Except Share Information)
DESCRIPTION OF TITAN CAPITAL STOCK
COMPARISON OF TITAN STOCKHOLDER AND SCIENCE & ENGINEERING ASSOCIATES SHAREHOLDER RIGHTS
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INDEX TO FINANCIAL STATEMENTS Science and Engineering Associates, Inc.
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
SCIENCE & ENGINEERING ASSOCIATES, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME
SCIENCE AND ENGINEERING ASSOCIATES, INC. CONSOLIDATED BALANCE SHEETS
SCIENCE & ENGINEERING ASSOCIATES, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS
SCIENCE AND ENGINEERING ASSOCIATES, INC. CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY For the Years Ended April 30, 2001, 2000 and 1999
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS April 30, 2001, 2000, and 1999
SCIENCE AND ENGINEERING ASSOCIATES, INC. CONSOLIDATED STATEMENTS OF INCOME (Unaudited) (In Thousands, Except Share and Per Share Data)
SCIENCE AND ENGINEERING ASSOCIATES, INC. CONSOLIDATED BALANCE SHEET (Unaudited) (In Thousands, Except Share and Per Share Data)
SCIENCE AND ENGINEERING ASSOCIATES, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (In Thousands, Except Share and Per Share Data)
SCIENCE AND ENGINEERING ASSOCIATES, INC. CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (Unaudited) (In Thousands of Dollars, Except Per Share Data)
SCIENCE & ENGINEERING ASSOCIATES, INC. AND SUBSIDIARIES Notes to Unaudited Consolidated Financial Statements January 31, 2002

EXHIBITS
AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
RECITALS
AGREEMENT
CERTAIN DEFINITIONS
FORM OF ESCROW AGREEMENT
Recitals
Agreement
Exhibit A Shareholders
Exhibit B Escrow Agent's Fees and Expenses
VOTING AGREEMENT
Recitals
Agreement
DISSENTERS' RIGHTS
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
SIGNATURES
INDEX TO EXHIBITS